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ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of The Securities Exchange Act of 1934

Tropicana Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-0540158
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3930 Howard Hughes Parkway, 4th Floor Las Vegas, Nevada 89169	89169
(Address of principal executive offices)	(Zip Code)

702-589-3900
Registrant's telephone number, including area code

Copies of correspondence to:

Scott Butera Tropicana Entertainment Inc. 3930 Howard Hughes Parkway, 4th Floor Las Vegas, Nevada 89169	R. Henry Kleeman Kirkland & Ellis LLP 300 North LaSalle Street Chicago, Illinois 60654

Securities to be registered
pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

EXPLANATORY NOTE

        This Amendment No. 1 to registration statement on Form 10 is being filed by Tropicana Entertainment Inc. (the "Company," "we," "us," or "our") in order to register its common stock voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is not required to file this registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Company originally filed a registration statement on Form 10 (File No. 000-53831) on November 10, 2009 and is filing this amended registration statement in response to comments received from the Securities and Exchange Commission and to update the interim financial statements to include the results of operations of the Predecessors (as defined herein) and Tropicana AC (as defined herein) for the nine-month periods ended September 30, 2009 and 2008.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This registration statement on Form 10 contains forward-looking statements. Such statements contain words such as "may," "will," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "project," "continue," "pursue," or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, hopes or intentions regarding the future, including but not limited to statements regarding the Predecessors' (as defined herein) reorganization in bankruptcy, our operating plans, our competition, our ability to effect a successful restructuring, financing, revenue, tax benefits, our beliefs regarding the sufficiency of our existing cash and credit sources, including our Exit Facility (as defined herein) and cash flows from operating activities to meet our projected expenditures (including operating and maintenance capital expenditures) and costs associated with certain of our projects over the next twelve months, estimated asset and liability values, risk of counterparty nonperformance and our legal strategies and the potential effect of pending legal claims on our business and financial condition. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You should consider the areas of risk and uncertainty described above, as well as those discussed under Item 1A—"Risk Factors" in this registration statement. Except as may be required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.    BUSINESS.

Introduction

        We are a Delaware corporation that was formed to acquire certain assets of Tropicana Entertainment Holdings, LLC ("TEH"), and certain of its subsidiaries pursuant to their plan of reorganization under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Company will also acquire Columbia Properties Vicksburg, LLC ("CP Vicksburg"), JMBS Casino, LLC ("JMBS Casino") and CP Laughlin Realty ("Realty," and collectively with CP Vicksburg and JMBS Casino, the "Affiliate Guarantors"), all of whom are part of the same plan of reorganization as TEH and are referred to collectively in this registration statement, as the "Predecessors." The Predecessors' bankruptcies are being jointly administered under the lead case In re: Tropicana Entertainment, LLC, Case No. 08-10856 in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

        In addition, the Company expects to acquire certain assets of Adamar of New Jersey, Inc. ("Adamar"), an unconsolidated subsidiary of TEH, pursuant to the Amended and Restated Purchase Agreement (defined below), including the Tropicana Resort and Casino-Atlantic City ("Tropicana AC"). Adamar was not a party to the Predecessors' bankruptcy. However, on April 29, 2009, Adamar, and its sole, wholly owned subsidiary, Manchester Mall, Inc. (collectively, the "Tropicana AC Parties"), filed petitions for relief under Chapter 11 of the Bankruptcy Code in jointly administered cases under the lead case In re: Adamar of New Jersey, Inc., Case No. 09-20711 (JHW) (the "Adamar Bankruptcy Cases") before the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court").

        To date, the Company has conducted no business and has no material assets or liabilities. The Company has entered into the Amended and Restated Purchase Agreement, defined below. We expect the reorganization of the Predecessors and the acquisition of Tropicana AC (together, the "Restructuring Transactions") to be completed sometime during the first quarter of 2010, at which time, we will acquire Adamar and several of the Predecessors' gaming properties and related assets. See Item 1—"Restructuring Transactions" for a further description of the Restructuring Transactions.

General Background

        The Predecessors and Adamar currently own and operate a diversified, multi-jurisdictional collection of casino gaming properties. The nine properties we expect to acquire through the Restructuring Transactions feature approximately 443,160 square feet of gaming space and 5,866 hotel rooms, serviced by approximately 7,525 full and part-time employees. The nine casino facilities currently operated by the Predecessors and Adamar include three casinos in Nevada, three casinos in Mississippi and one casino in each of Indiana, Louisiana and New Jersey, as follows:

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  Tropicana Resort and Casino—Atlantic City.    Owned by Adamar and located along the Boardwalk in Atlantic City, New Jersey, this resort property features a hotel, slot machines, table games and The Quarter, a 200,000-square-foot Las Vegas-style indoor dining, entertainment and retail center with a Havana-inspired theme.

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  Casino Aztar Evansville ("Casino Aztar").    Owned by TEH and located on the Ohio River in Evansville, Indiana, this riverboat casino features two distinctive hotels, restaurants, slot machines and table games.

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  Tropicana Express Hotel and Casino ("Tropicana Express").    Owned by TEH and located in Laughlin, Nevada, this resort property features a hotel, restaurants, slot machines and table games.

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  River Palms Hotel and Casino ("River Palms").    Owned by TEH and located in Laughlin, Nevada, this resort property features a hotel, restaurants, slot machines and table games.

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  MontBleu Casino ("MontBleu").    Owned by TEH and located in South Lake Tahoe, Nevada, this resort property features a resort hotel, including restaurants and spa, slot machines and table games.

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  Vicksburg Horizon Casino ("Vicksburg Horizon").    Owned by one of the Affiliate Guarantors and located in downtown Vicksburg, Mississippi, this riverboat casino features slot machines, table games, a hotel and restaurants.

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  Lighthouse Point Casino ("Lighthouse Point").    Owned by TEH (79%) and located in Greenville, Mississippi, this riverboat casino features slot machines.

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  Bayou Caddy's Jubilee Casino ("Jubilee").    Owned by one of the Affiliate Guarantors and located in Greenville, Mississippi, this riverboat casino features slot machines and table games.

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  Belle of Baton Rouge ("Belle of Baton Rouge").    Owned by TEH and located on the Mississippi River in the downtown historic district of Baton Rouge, Louisiana, this riverboat casino features slot machines, table games and restaurants, adjacent to the Sheraton Baton Rouge Convention Center Hotel.

        As discussed in Item 1—"Bankruptcy Proceedings," Tropicana Resort and Casino located in Las Vegas, Nevada, ("Tropicana LV") was subject to a separate plan of reorganization which was consummated on July 1, 2009, and consequently Tropicana LV will not be part of the Company. In addition, Lake Tahoe Horizon Casino and Resort located in Lake Tahoe, Nevada, ("Tahoe Horizon") will not be part of the Company, as TEH assigned all rights and obligations related to the property in two phases, effective June 15, 2009 and October 16, 2009.

        The Company is a corporation organized on May 11, 2009, under the laws of the state of Delaware and has its principal executive offices located at 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169; its telephone number is (702) 589-3900.

Background

        The Predecessors obtained their initial casino assets from Tropicana Casinos and Resorts, Inc., formerly known as Wimar Tahoe Corporation ("Wimar"), the parent company of TEH. Through 2006, Wimar had acquired interests in a number of casinos and resorts, including:

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  River Palms;

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  MontBleu;

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  Tahoe Horizon;

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  Lighthouse Point; and

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  Belle of Baton Rouge.

        On May 19, 2006, Wimar entered into a definitive agreement and plan of merger with Aztar Corporation ("Aztar"), a publicly-traded holding company that owned five casino properties, under which Wimar would acquire all of the stock of Aztar. On January 3, 2007, Wimar acquired all of Aztar for approximately $2.1 billion in cash (the "Aztar Acquisition").

        In the corporate reorganization completed by Wimar concurrently with the Aztar Acquisition, (i) Aztar became a wholly-owned subsidiary of TEH, and (ii) Wimar contributed River Palms, MontBleu, Tahoe Horizon, Lighthouse Point and Belle of Baton Rouge to TEH. Through the Aztar Acquisition, TEH added to its gaming business Tropicana LV, Tropicana AC, Casino Aztar and Tropicana Express. A fifth casino, purchased as part of the Aztar Acquisition and located in Missouri, was sold by the Predecessors in June 2007.

        The Aztar Acquisition was funded with several sources of financing, including a senior secured credit facility comprised of a $1.53 billion senior secured term loan ("TE Loan") and a $180 million senior secured revolving credit facility ("TE Revolver" together with the TE Loan, the "TE Senior Secured Credit Facility") by and between Tropicana Entertainment, LLC ("TE") (a direct wholly owned subsidiary of TEH) and the lenders thereto (the "OpCo Lenders"). The TE Senior Secured Credit Facility was guaranteed by certain subsidiaries of TE as well as by the Affiliate Guarantors.

        In addition, the Aztar Acquisition was funded with the net proceeds of an issuance by TE and Tropicana Finance Corp. (a direct wholly owned subsidiary of TE) on December 28, 2006 of $960.0 million aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2014 which were subsequently exchanged for substantially identical registered notes (the "TE Notes"). The TE Notes were guaranteed by certain subsidiaries of TEH as well as by the Affiliate Guarantors.

        The Aztar Acquisition also was financed with a $440 million senior secured loan (the "LandCo Credit Facility") by and between the lenders thereto (the "LandCo Lenders"), Tropicana LV as borrower, and Adamar of Nevada Corporation, Hotel Ramada of Nevada Corporation, Tropicana Development Company, LLC, Tropicana Enterprises, Tropicana Las Vegas Holdings, LLC and Tropicana Real Estate Company, LLC as guarantors (the "LandCo Guarantors", and together with Tropicana LV, the "LandCo Debtors"). The LandCo Debtors' obligations under the LandCo Credit Facility were secured by a perfected first priority security interest in substantially all of the assets of the LandCo Debtors.

Bankruptcy Proceedings

  Background

        The Predecessors assumed and incurred approximately $3.1 billion of debt as part of the Aztar Acquisition consisting of the TE Senior Secured Credit Facility, the TE Notes and the LandCo Credit Facility. Almost immediately after the Aztar Acquisition closed in January 2007, a downturn in the economy adversely impacted the Predecessors' operations in three principal respects. First, consumers cut back on their traveling and gambling, which caused a material and unprecedented drop in the Predecessors' revenue and operating cash flows (as well as those of many of the Predecessors' competitors in the gaming industry). Second, the value of real estate, one of the Predecessors' primary assets, eroded across the country, sharply reducing the market value of the Predecessors' total assets. Third, the nation's credit markets drastically tightened, severely limiting the Predecessors' access to additional capital, especially given that the Predecessors' collateral package was largely based on real estate, as well as severely limiting the Predecessors' lenders' willingness to refinance the Predecessors' existing indebtedness. This affected all aspects of the Predecessors' availability of financing.

  New Jersey License Denial

        Prior to the closing of the Aztar Acquisition, the New Jersey Casino Control Commission (the "NJ Commission") granted TEH interim authorization to own and operate Tropicana AC through its subsidiary, Adamar. As a condition to the grant of interim authorization, TEH was required to place the equity securities of Adamar in a trust (the "ICA Trust" or "Trust"). Thereafter, TEH, their officers, owner and other qualifiers continued with the lengthy process of obtaining a ruling from the NJ Commission that TEH was qualified to be a holding company of Adamar. Contemporaneous with the pursuit by TEH of a qualification ruling, Adamar filed its application with the NJ Commission to renew its casino license.

        On December 12, 2007, the NJ Commission denied the application of TEH to be found qualified to be a holding company of Adamar, thus activating the ICA Trust. The activation of the ICA Trust vested the Trustee of the ICA Trust (the "Trustee") with all powers, authority and duties necessary to the unencumbered exercise of all rights incident to the ownership of the equity securities of Adamar. Because TEH was found not qualified, the NJ Commission also denied the application of Adamar for renewal of its casino license (the "New Jersey License Denial"). On that same day, and by way of a formal commission order issued on December 19, 2007, the NJ Commission imposed a conservatorship on Adamar and appointed the Trustee to be the conservator and take over and into his possession and control all the property and business of Adamar relating to Tropicana AC, including the possession and control of the resort's cash flow. No other properties or casinos were subject to the New Jersey License Denial.

        In conformance with statutory requirements, the NJ Commission authorized the Trustee to endeavor to sell, assign, convey or otherwise dispose of Tropicana AC subject to any and all valid liens, claims and encumbrances, to a person who is appropriately licensed or qualified or able to obtain interim authorization from the NJ Commission to acquire Tropicana AC. Despite the efforts of the Trustee, no acceptable third-party offer was made to acquire Tropicana AC.

  Indiana License Development

        Following the New Jersey License Denial, the Indiana Gaming Commission staff asserted that TEH's failure to renew the New Jersey license imperiled TEH's license to operate Casino Aztar. As a result of these assertions, TEH entered into an agreement to sell Casino Aztar on an expedited basis (the "Casino Aztar Sale") and Aztar Indiana Gaming Company, LLC, the owner of Casino Aztar, further consented to enter into an agreement called the "Durable Power of Attorney for the Designation and Appointment of Attorney-in-Fact for the Purposes of Conducting Riverboat Gambling Operations and Related Activities" on March 29, 2008 (the "Evansville Power of Attorney"), under which an independent third party, Mr. Robert Dingman (later succeeded by Trinity Hill Group, LLC, the entity that employs Mr. Dingman) was appointed as attorney-in-fact (the "Evansville Attorney in Fact") of Casino Aztar. Pursuant to the Evansville Power of Attorney, the Evansville Attorney in Fact has certain managerial powers over the Casino Aztar. The Casino Aztar Sale was not consummated as a result of the prospective buyer's inability to finance its acquisition. The action of the Indiana Gaming Commission however, did not result in the Predecessors loss of access to cash flows.

  Bankruptcy Filing—Predecessors

        As discussed above, at the time of the New Jersey License Denial, the Predecessors and Adamar's operating results were under significant financial pressure given the depressed state of the gaming industry and the increased leverage resulting from the Aztar Acquisition. That pressure was exacerbated by the Predecessors' subsequent loss of control over, and cash flows from, Adamar, and by the appointment of the Evansville Attorney in Fact. These events ultimately culminated in the Delaware bankruptcy filing. On May 5, 2008 (the "Petition Date"), the Predecessors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in order to preserve their assets and the value of their estates.

        On the Petition Date, each of the Predecessors (except Greenville Riverboat LLC, which does business as Lighthouse Point and was not a guarantor of the TE Notes) commenced the Chapter 11 cases (the "Chapter 11 Cases"). On May 6, 2008, the Bankruptcy Court entered an order jointly administering the Chapter 11 Cases pursuant to Bankruptcy Rule 1015(b). As the Predecessors progressed toward an exit from the Chapter 11 Cases, the Predecessors determined that, given their capital structure and the claims arising thereunder, as well as the nature of their business operations, two separate plans of reorganization were warranted. Accordingly, the Predecessors proposed two separate plans of reorganization, one for the Tropicana LV and related debtors and assets (the "Tropicana LV Plan") and one for the Predecessors' other casino gaming properties (the "Plan of Reorganization" or the "Plan"). The Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009, and as a result, Tropicana LV is no longer owned or operated by the Predecessors and will not become part of the Company.

        Pursuant to the Tropicana LV Plan, on July 1, 2009, the assets related to Tropicana LV were acquired by an unrelated company, owned by the LandCo Creditors. A litigation trust (the "Litigation Trust") was also created, to which the Predecessors contributed certain claims against their former equity owner, Mr. William Yung, certain entities controlled by Mr. Yung, and against the JMBS Casino Trust. The Litigation Trust may pursue these claims in the future. Beneficial interests in the Litigation Trust represent the right to receive a portion of any net proceeds that are collected pursuant to the claims against Mr. Yung. The Beneficial interests in the Litigation Trust are currently held by the Predecessors and by certain of the unsecured creditors of Tropicana LV. On the Effective Date, the Predecessors' beneficial interests will terminate, and beneficial interests representing the Predecessors' prior share of the Litigation Trust will be distributed pro rata to the general unsecured creditors of the Predecessors.

        The Bankruptcy Court confirmed the Predecessors' Plan of Reorganization on May 5, 2009 (the "Confirmation Date"). The Plan will not become effective until certain conditions to effectiveness have been satisfied (the "Effective Date"), which will require, among other things, that all gaming regulatory approvals and consents required for the Plan's effectiveness shall have been obtained. The Plan will permit the Predecessors' casinos to emerge from bankruptcy under an improved capital structure, while still being able to continue operations in the ordinary course of business.

        On May 30, 2008, the Bankruptcy Court entered final orders approving the Adequate Protection Package (defined below), authorizing the Predecessors to use the OpCo Lender's cash collateral in the operation of the business and to borrow up to $67 million in post-petition, debtor-in-possession financing (the "DIP Credit Facility") secured by superpriority liens on certain of the Predecessors'

assets. Availability under the DIP Credit Facility was subsequently increased to $80 million in October 2008. The DIP Credit Facility was provided by a group of lenders led by Silver Point Finance, LLC, one of the OpCo Lenders. The proceeds of the DIP Credit Facility together with cash generated from daily operations and cash on hand were used to fund post-petition operating expenses, including supplier obligations and employee wages, salaries and benefits. The DIP Credit Facility consists of a delayed draw term loan facility that can be borrowed at any time and from time to time. Once repaid, however, amounts may not be reborrowed. The DIP Credit Facility carries a floating interest rate which may be, at the option of the Predecessors, either at (i) the Alternate Base Rate (as defined in the DIP Credit Facility, with a floor of 5.5%) plus 5.25% or (ii) the Adjusted LIBO Rate (as defined in the DIP Credit Facility, with a floor of 3.5%) plus 6.25%. The DIP Credit Facility matures on the earlier of January 31, 2010 or the Effective Date of the Plan.

        The Adequate Protection Package (the "Adequate Protection Package") for the OpCo Lenders (including interest rate swap providers) included, among other things: (i) an agreement by TEH to pay accrued interest on the obligations under or relating to the TE Senior Secured Credit Facility on a monthly basis and (ii) an agreement by TEH to reimburse certain costs and expenses of the administrative agent under the TE Senior Secured Credit Facility. The Adequate Protection Package was subsequently modified to terminate payment of accrued interest effective February 1, 2009.

  Bankruptcy Filing—Adamar

        Despite the efforts of the Trustee, no acceptable third-party offer was made to acquire Tropicana AC. Accordingly, the Trustee began a dialogue with the steering committee of the OpCo Lenders (the "Steering Committee"). At a meeting of the NJ Commission conducted on February 18, 2009, the Steering Committee advised the NJ Commission that the OpCo Lenders were willing to make a credit bid (the "Credit Bid") to acquire Tropicana AC, meaning that the OpCo lenders would offer to exchange a portion of the OpCo Credit Facility for ownership of the Tropicana AC. Thereafter, the Steering Committee, the Trustee and Predecessors negotiated the terms of an asset purchase agreement (the "Asset Purchase Agreement").

        On April 29, 2009, the NJ Commission approved the final form of the Asset Purchase Agreement and the NJ Commission gave the Trustee permission to cause Adamar to file for bankruptcy protection and pursue an auction sale of Tropicana AC pursuant to 11 U.S.C. §363 utilizing the Asset Purchase Agreement as the first bid to acquire the Tropicana AC (the "Sale"). On April 29, 2009, the Asset Purchase Agreement was executed. Pursuant to the Plan, the portion of the TE Senior Secured Credit Facility used to make the Credit Bid would not be cancelled but would instead, pursuant to the Plan, remain outstanding on the Effective Date for purposes of the Credit Bid.

        On April 29, 2009, Adamar filed the Adamar Bankruptcy Cases. On June 12, 2009, the New Jersey Bankruptcy Court entered an order that, among other things, approved the sale by Adamar of all of the property owned or controlled by Adamar relating to Tropicana AC to the OpCo Lenders, free and clear of all claims, encumbrances (as defined in the June 12, 2009 order of the New Jersey Bankruptcy Court) and interests (other than assumed liabilities and permitted encumbrances identified in the Asset Purchase Agreement) pursuant to the terms of the Asset Purchase Agreement (the "New Jersey Sale Order").

        On August 26, 2009, after conducting a hearing on July 27, 2009, and by way of Commission Resolution No. 09-08-26-16, the NJ Commission ruled that we were permitted to apply to the NJ Commission to become a holding company of a subsidiary which would acquire Tropicana AC pursuant to the terms of the Asset Purchase Agreement.

        As a result of the NJ Commission's August 26, 2009 ruling, which cleared the way for Tropicana AC to be owned by a subsidiary of ours, the parties to the Asset Purchase Agreement have agreed to amend and restate the Asset Purchase Agreement to provide that, among other things, Tropicana AC will be acquired by Tropicana Atlantic City Corp. ("Trop AC Corp."), a subsidiary of ours, pursuant to the terms of the amended and restated Asset Purchase Agreement (the "Amended and Restated Purchase Agreement"), a modified New Jersey Sale Order and the Plan. The New Jersey Bankruptcy Court entered an order approving the Amended and Restated Purchase agreement on October 29, 2009 (the "NJ Sale Order"). The Bankruptcy Court entered an order approving the Amended and Restated Purchase Agreement on November 4, 2009 (the "Delaware Sale Order"). On October 22, 2009 the Steering Committee filed a petition with the NJ Commission seeking, among other things, the approval by the NJ Commission of the terms of the Amended and Restated Purchase Agreement, permission for Adamar to enter into the Amended and Restated Purchase Agreement, and approval of the Plan, as amended to accommodate changes to the confirmed OpCo Plan of Reorganization as a consequence of the parties entering into the Amended and Restated Purchase Agreement. The New Jersey Division of Gaming Enforcement has recommended that the NJ Commission grant the relief sought by the Steering Committee in connection with the aforementioned petition. The NJ Commission granted the aforementioned petition on November 19, 2009.

        The Sale has not yet closed, and the Tropicana AC Parties continue to operate as debtors-in-possession pending the Sale. No plan of reorganization has been proposed in the Adamar Bankruptcy Cases, and in light of the proposed Sale, we believe it is unlikely that a plan of reorganization will be proposed. It is anticipated that the Sale would close shortly after the Effective Date of the Plan, at which time certain of our subsidiaries will acquire the Tropicana AC and the OpCo Lenders will each receive their pro rata portion of 12,901,947 shares of our Common Stock, representing 51% of the outstanding shares of the Company, in exchange for their Credit Bid (the "Tropicana AC Shares"). Icahn Capital LP ("Icahn Capital"), through several of its affiliates, currently is the beneficial owner of approximately 47.5% the TE Senior Secured Credit Facility, and as such, will receive approximately 47.5% of the Tropicana AC Shares.

Restructuring Transactions

        Pursuant to the Plan, prior to and on the Effective Date, certain of the Restructuring Transactions will be consummated and the Company will acquire from the Predecessors certain subsidiaries of TEH (not including Tropicana LV, Tahoe Horizon, and related assets), the Affiliate Guarantors, and the assets of certain Predecessors, in exchange for (a) the issuance of shares of our common stock (the "Common Stock") and warrants to purchase additional shares of Common Stock (the "Warrants") and (b) the assumption of certain liabilities of TEH, its subsidiaries subject to the Restructuring Transactions and the Affiliate Guarantors incurred after the Petition Date to the extent not paid on or prior to the Effective Date other than income tax liabilities. The Warrants have a four year and six month term, and have an exercise price of $52.44 per share. Also, pursuant to the Amended and Restated Purchase Agreement, shortly after the Effective Date (and subject to the satisfaction of the conditions contained in the Amended and Restated Purchase Agreement), the Company will acquire the assets of Tropicana AC and certain subsidiaries.

        On or promptly after the Effective Date, the OpCo Lenders will be issued 12,098,053 shares of Common Stock, excluding the Tropicana AC Shares, while holders of the TE Notes and holders of general unsecured claims will receive Warrants to purchase 3,750,000 shares of Common Stock and beneficial interests in the Litigation Trust, in exchange for all of their claims against the Predecessors. Consequently, the OpCo Lenders will become the stockholders of the Company on the Effective Date. Icahn Capital, through several of its affiliates, will become the beneficial owner of approximately 47.5% of the shares of Common Stock to be distributed on the Effective Date, and together with the Tropicana AC Shares, will ultimately control approximately 47.5% of our outstanding Common Stock upon completion of the Restructuring Transactions. No other stockholder will beneficially own more than 5% of our outstanding shares of Common Stock.

        The Plan of Reorganization also provides for, among other things:

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  the termination of all indebtedness under the TE Senior Secured Credit Facility, except for a portion of indebtedness that will be terminated upon the consummation of the Amended and

    Restated Purchase Agreement, pursuant to the Credit Bid, the NJ Sale Order and the Delaware Sale Order;

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  the cancellation of all TE Notes;

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  the cancellation of approximately $150.0 million of other pre-petition indebtedness;

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  payment in full of the DIP Facility;

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  payment in full of all Allowed Administrative Claims (as defined in the Plan);

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  payment in full of all Allowed Priority Tax Claims (as defined in the Plan);

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  payment in full of all Allowed Other Priority Claims (as defined in the Plan);

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  reinstatement, payment in full, or satisfaction in full by return of collateral of all Allowed Other Secured Claims (as defined in the Plan); and

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  the entering into of the Exit Facility (as defined herein) by the Company on or prior to the Effective Date.

        The Restructuring Transactions contemplated by the Plan are expected to involve the following steps. Prior to the filing of this Registration Statement, certain of the Predecessors formed the Company, New Tropicana Holdings, Inc. ("New Tropicana Holdings"), a Delaware corporation, New Tropicana OpCo, Inc. ("New Tropicana OpCo"), a Delaware corporation, and Trop AC Corp. Trop AC Corp will form a wholly owned subsidiary, Tropicana AC Sub, a New Jersey corporation. Capitalized terms used in this section not otherwise defined have the meaning set for in the Plan.

  Prior to the Effective Date, the following actions are expected to occur:

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  New Tropicana Holdings will enter into a subscription agreement with and become a wholly owned subsidiary of TEH; New Tropicana OpCo will enter into a subscription agreement with, and become a wholly owned subsidiary of New Tropicana Holdings;

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  New Tropicana OpCo will form two wholly-owned Nevada limited liability companies ("LLCs") ("New St. Louis Riverboat LLC" and "New Jazz Enterprises LLC");

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  Jazz Enterprises, Inc. ("Jazz Enterprises"), Tropicana Express, Inc. and Aztar Indiana Gaming Corporation ("Aztar IN Gaming Corp," and "Aztar IN Gaming LLC" after such conversion) will convert or be merged into, and in the case of Ramada New Jersey Holdings Corporation ("Ramada Holdings") may convert or be merged into, from corporations to limited liability companies ("LLCs") by operation of state law (unless otherwise noted herein, references to entities will include the same defined term before and after the conversion to LLCs);

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  Aztar will distribute 1% of the LLC interests of Tropicana Express, Inc. to TE;

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  TE will form St. Louis Riverboat LLC, a Missouri LLC; and

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  St. Louis Riverboat Entertainment, Inc. ("St. Louis Riverboat") will merge with and into St. Louis Riverboat LLC.

  On the Effective Date, the following actions are expected to occur in the following order:

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  CP Baton Rouge Casino, LLC ("Baton Rouge") will contribute all of its assets (other than the LLC interests of Jazz Enterprises and Centroplex Centre Convention Hotel LLC ("Centroplex"), stock of Argosy of Louisiana, Inc. ("Argosy"), receivables due from other Debtors ("Intercompany Receivables"), and Insider Causes of Action) to Jazz Enterprises; Argosy will contribute all of its assets (other than the partnership interest in Catfish Queen Partnership in Commendam ("Catfish Queen"), Intercompany Receivables, and Insider Causes of Action) to Catfish Queen; and TEH will contribute all of its assets (other than the LLC interests of Tropicana Entertainment Intermediate Holdings, LLC, Intercompany Receivables, and Insider Causes of Action) to Tropicana Entertainment Intermediate Holdings, LLC;

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  Aztar will contribute all of its assets (other than the stock of Ramada New Jersey Holdings Corporation, Aztar Development Corporation, and Aztar MO Gaming Corporation; the LLC interests of Aztar IN Gaming LLC, Tropicana Express, Inc., and Tropicana Las Vegas Holdings LLC; Intercompany Receivables; and Insider Causes of Action) to Tropicana Express, Inc.; Aztar MO Gaming Corporation and Aztar IN Gaming LLC will contribute all of their assets (other than the LLC interests of Aztar Riverboat Holding Company LLC ("Aztar Riverboat Holding"), Intercompany Receivables, and Insider Causes of Action) to Aztar Riverboat Holding; and Tropicana Entertainment Intermediate Holdings LLC will contribute all of its assets (other than the LLC interests of TE, Intercompany Receivables, and Insider Causes of Action) to TE;

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  TE will contribute all of its assets (other than the stock of Aztar and Tropicana Finance Corp.; the LLC interests of Greenville Riverboat LLC ("Greenville"), Baton Rouge, Tahoe Horizon, LLC ("Tahoe Horizon"), St. Louis Riverboat, Columbia Properties Tahoe, LLC ("MontBleu"), Columbia Properties Laughlin, LLC ("CP Laughlin"), CP St. Louis Casino, LLC ("CP St. Louis Casino") and Tropicana Express, Inc.; Intercompany Receivables; and Insider Causes of Action) to Tahoe Horizon;

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  Aztar Riverboat Holding will assume all of the liabilities of Aztar Indiana Gaming Company, LLC ("Aztar IN Gaming Company") that are subject to compromise under the Plan; and Argosy and Jazz Enterprises will assume (in proportion to their partnership interests in Catfish Queen) all of the liabilities of Catfish Queen that are subject to compromise under the Plan;

  •
  Baton Rouge will assume all of the liabilities of Centroplex that are subject to compromise under the Plan; and Aztar MO Gaming Corporation and Aztar IN Gaming LLC will assume (in proportion to their ownership of Aztar Riverboat Holding) all of the liabilities of Aztar Riverboat Holding that are subject to compromise under the Plan (including those assumed by Aztar Riverboat Holding pursuant to step 4, above);

  •
  TE will assume all of the liabilities of Tahoe Horizon, MontBleu, and CP Laughlin that are subject to compromise under the Plan; Aztar and TE will assume (in proportion to their ownership of Tropicana Express, Inc.) all of the liabilities of Tropicana Express, Inc. that are subject to compromise under the Plan;

  •
  Reorganized OpCo Corporation will make a capital contribution of Reorganized OpCo Securities to New Tropicana Holdings, a portion of which will then be contributed to New Tropicana OpCo;

  •
  Reorganized OpCo Corporation will make a capital contribution of Reorganized OpCo Common Stock to Trop AC Corp., and Trop AC Corp. will make a capital contribution of Reorganized OpCo Securities to Trop AC Sub;

  •
  New Tropicana OpCo will immediately contribute Reorganized OpCo Securities to New St. Louis Riverboat LLC and to New Jazz Enterprises LLC;

  •
  TE will transfer all of its Intercompany Interest in Greenville and 100% of the Intercompany Interests of Tahoe Horizon, MontBleu, CP Laughlin, and CP St. Louis Casino to New Tropicana OpCo in exchange for Reorganized OpCo Securities;

  •
  TE will transfer all of its Intercompany Interest in Tropicana Express, Inc. to New Tropicana Holdings in exchange for Reorganized OpCo Securities;

  •
  Aztar will transfer all of its Intercompany Interests in Tropicana Express, Inc. to New Tropicana OpCo in exchange for Reorganized OpCo Securities;

  •
  St. Louis Riverboat will transfer 100% of its assets to New St. Louis Riverboat LLC in exchange for Reorganized OpCo Securities and the assumption by New St. Louis Riverboat LLC of certain of the operating liabilities of St. Louis Riverboat;

  •
  Baton Rouge will transfer 100% of the Intercompany Interests of Centroplex to New Tropicana OpCo in exchange for Reorganized OpCo Securities;

  •
  Jazz Enterprises will transfer 100% of its assets (other than Intercompany Receivables and Insider Causes of Action) to New Jazz Enterprises LLC in exchange for Reorganized OpCo Securities and the assumption by New Jazz Enterprises LLC of certain of the operating liabilities of Jazz Enterprises;

  •
  Argosy will transfer 1% of the Intercompany Interests in Catfish Queen to New Tropicana Holdings and any remaining Intercompany Interests in Catfish Queen that it holds to New Tropicana OpCo, both in exchange for Reorganized OpCo Securities;

  •
  Aztar IN Gaming LLC will transfer 1% of the Intercompany Interests in Aztar Riverboat Holding to New Tropicana Holdings and 69% of the Intercompany Interests in Aztar Riverboat Holding to New Tropicana OpCo, both in exchange for Reorganized OpCo Securities; Aztar MO Gaming Corporation will transfer the remaining 30% of such Intercompany Interests to New Tropicana OpCo in exchange for Reorganized OpCo Securities;

  •
  TE, Baton Rouge, Argosy, Jazz Enterprises, St. Louis Riverboat, Aztar, Aztar MO Gaming Corporation, and Aztar IN Gaming LLC will distribute the Reorganized OpCo Securities such Entities received from New Tropicana OpCo and New Tropicana Holdings to Holders of Claims entitled to receive such Reorganized OpCo Securities in accordance with the Plan in partial payment of such Claims;

  •
  The OpCo debtors will contribute the Insider Causes of Action to the Litigation Trust for the benefit of Holders of Claims entitled to receive the Litigation Trust Proceeds in accordance with the Plan in partial payment of such Claims;

  •
  Existing Interests in JMBS Casino LLC, Columbia Properties Vicksburg LLC, and CP Laughlin Realty LLC will be cancelled and new LLC interests in each LLC will be issued to New Tropicana OpCo;

  •
  Any remaining Claims subject to compromise will be cancelled pursuant to the Plan;

  •
  Adamar and Manchester will sell to Reorganized OpCo, and Reorganized OpCo will direct Adamar and Manchester to transfer, assign, convey and deliver to Trop AC Corp. all of the Adamar Assets in exchange for Reorganized OpCo Securities and assumption of certain liabilities; Ramada Holdings will sell, transfer, assign, convey and deliver to Trop AC Sub all of the Ramada Holdings Assets in exchange for Reorganized OpCo Common Stock and the assumption of certain liabilities; Atlantic Deauville Inc. and Adamar Garage Corporation will sell, transfer, assign, convey, and deliver to Trop AC Sub all of the Atlantic Assets in exchange for Reorganized OpCo Common Stock and the assumption of certain liabilities; and Ramada New Jersey, Inc. will sell, transfer, assign, convey, and deliver to Trop AC Sub all of the Ramada Assets in exchange for Reorganized OpCo Common Stock and the assumption of certain liabilities, in each case pursuant to and in accordance with the terms of the Amended and Restated Purchase Agreement; and

  •
  Adamar, Manchester, Ramada Holdings, Atlantic Deauville Inc., Adamar Garage Corporation, and Ramada New Jersey, Inc. will sell, transfer, and deliver (and will direct Reorganized OpCo Corporation and Trop AC Sub to deliver, and Reorganized OpCo Corporation and Trop AC Sub shall deliver) to the Holders of Allowed OpCo Credit Facility Claims Reorganized OpCo Common Stock pursuant to and in accordance with the terms of the Amended and Restated Purchase Agreement.

        The following chart illustrates the structure of TEH and its subsidiaries prior to the Effective Date:

Legend
LLC or Partnership
Corporation
William Yung
Tropicana Casinos and Resorts, Inc. (Nevada)
Tropicana Entertainment Holdings, LLC (Delaware)
Tropicana Entertainment Intermediate Holdings, LLC (Delaware)
Tropicana Entertainment, LLC (Delaware)
CP St. Louis Casino, LLC (Missouri)
CP St. Louis Acquisition, LLC (Missouri)
Columbia Properties Tahoe, LLC (Nevada) £ *Mont Bleu*
Tropicana Finance Corporation (Delaware)
CP Baton Rouge Casino, L.L.C. (Louisiana)
Argosy of Louisiana, Inc. (Louisiana)
Jazz Enterprises, Inc. (Louisiana)
Centroplex Centre Convention Hotel, L.L.C (Louisiana)
Catfish Queen Partnership in Commendam (Louisiana) £ *Baton Rouge*
St. Louis Riverboat Entertainment, Inc. (Missouri)
Aztar Corporation (Delaware)
Aztar Missouri Gaming Corporation (Missouri)
Aztar Indiana Gaming Corporation (Indiana)
Aztar Riverboat Holding Company, LLC (Indiana)
Aztar Indiana Gaming Company, LLC (Indiana) £ *Evansville*
Ramada New Jersey Holdings Corporation (Delaware)
Atlantic-Deauville Inc. (New Jersey)
Adamar Garage Corporation (Delaware)
Ramada New Jersey, Inc. (New Jersey)
Beneficial interest in ICA Trust
ICA Trust
Adamar of New Jersey, Inc. (New Jersey) £ *Trop AC*
Manchester Mall, Inc. (New Jersey)
Aztar Development Corporation (Delaware)
Tropicana Express, Inc. (Nevada) £ *Trop Express*
Tahoe Horizon, LLC (Delaware)
Greenville Riverboat, LLC (Mississippi) £ *Lighthouse Point*
Columbia Properties Laughlin, LLC (Nevada) £ *River Palms*
CP Laughlin Realty, LLC (Delaware)
JMBS Casino, LLC (Mississippi) £ *Jubilee*
Columbia Properties Vicksburg, LLC (Mississippi) £ *Vicksburg Horizon*

£ Indicates the Entity holds a state gaming license prior to the Restructuring Transactions.

        Pursuant to the Restructuring Transactions, shortly after the Effective Date, our corporate structure will be as follows:

OpCo Lenders
Legend
LLC or Partnership
Corporation
Tropicana Entertainment Inc. Corporation (Delaware)
Tropicana Atlantic City Corp. (New Jersey) £ Trop AC
Tropicana AC Sub Corp. (New Jersey)
New Tropicana Holdings, Inc. (Corporation) (Delaware)
New Tropicana Opco, Inc. (Corporation) (Delaware)
1%
99%
1%
99%
80%
89%
10%
1%
Aztar Riverboat Holding Company, LLC (Indiana)
Aztar Indiana Gaming Company, LLC (Indiana) £ Evansville
New Jazz Enterprises, LLC (Nevada)
Catfish Queen Partnership in Commendam (Louisiana) £ Baton Rouge
Centroplex Centre Convention Hotel, LLC (Louisiana)
New St. Louis Riverboat, LLC (Nevada)
CP St. Louis Casino, LLC (Missouri)
CP St. Louis Acquisition, LLC (Missouri)
Tahoe Horizon, LLC (Delaware)
Columbia Properties Tahoe, LLC (Nevada) £ Mont Bleu
CP Laughlin Realty, LLC (Delaware)
Columbia Properties Laughlin, LLC (Nevada) £ River Palms
Columbia Properties Vicksburg, LLC (Mississippi) £ Vicksburg Horizon
JMBS Casino, LLC (Mississippi) £ Jubilee
Greenville Riverboat, LLC (Mississippi) £ Lighthouse Point
Tropicana Express, LLC (Nevada) £ Trop Express

£ = Indicates the Entity that continues to hold a state gaming license following the Restructuring Transactions. The gaming licenses are unaffected by the Restructuring Transactions.

Properties and Segments

        The Predecessors and Adamar view each city in which their casino properties are located as an operating segment and report their results of operations separately for each city in which their casino properties are located. The following describes each property that we will acquire by segment.

Segment—Atlantic City, New Jersey

  Tropicana AC

        Tropicana AC is situated on a 14-acre site with approximately 660 feet of ocean frontage along the Boardwalk in Atlantic City, New Jersey. The property features 2,129 hotel rooms and suites, approximately 3,159 slot machines, approximately 135 table games, 35 poker tables and 13 restaurants and bars. The property also features The Quarter, a Havana—themed, more than 200,000 square foot, Las Vegas-style indoor entertainment and retail center, including 15 restaurants, 25 shops and an IMAX theatre. Other amenities include a 2,000-seat theatrical showroom, a full service spa and salon, a health club and indoor pool, a beach and pool bar and approximately 120,000 square feet of convention space.

  Competition

        Tropicana AC competes with casino and gaming facilities located in New Jersey, Pennsylvania, New York, Maryland and Delaware. The following is a brief summary of competition in these five states.

        Atlantic City Market.    The Atlantic City market primarily serves the New York-Philadelphia-Baltimore-Washington, D.C. corridor with nearly 30 million adults living within a three-hour driving radius. The Atlantic City market is currently the second largest gaming market in the United States, after Las Vegas.

        Competition in Atlantic City is intense and continues to increase. Currently, the 11 casino hotels located in Atlantic City, including Tropicana AC, compete with each other on the basis of customer service, quality and extent of amenities and promotional offers. For this reason, Adamar and its competitors have historically incurred substantial capital expenditures to compete effectively.

        During 2008, certain of Adamar's competitors in Atlantic City completed significant room expansion projects and added other new amenities to their facilities. Trump Entertainment Resorts recently completed the construction of a new, 782-room hotel tower at the Taj Mahal, the Chairman Tower. Revel Entertainment Group ("Revel") continues development on a 20-acre, oceanfront site next to the Showboat Casino Hotel. Revel has announced that it plans to construct an approximate $2 billion mega resort which was originally expected to open in late 2010. While Revel has obtained interim financing allowing it to commence certain work at the site, it has not yet received financing for its complete project. It recently announced that it would slow construction on the project until it can secure long-term financing. At this time we cannot ascertain when and if Revel's project will be completed.

        We believe that there are several other sites on the Boardwalk, in the marina district and possibly at Bader Field, a former airport located in Atlantic City, if that area is zoned for gaming, where casino hotels could be built in the future. Additionally, various applications for casino licenses have been filed and announcements with respect thereto have been made from time to time in these areas.

        In April 2004, the Atlantic City casinos executed an agreement with the New Jersey Sports and Exposition Authority ("NJSEA") which owns and operates two of the four New Jersey horse race tracks, including the Meadowlands race track. The agreement provides that annual payments made by the casinos to the NJSEA in each of 2004 through 2008 in order to subsidize horse racing would establish a moratorium on the conduct of casino gaming, including video lottery terminals ("VLTs") at any New Jersey race track until January 2009.

        In August 2008, the Atlantic City casinos executed a new agreement with the NJSEA (the "2008 NJSEA Subsidy Agreement"). The 2008 NJSEA Subsidy Agreement provides that substantial annual payments made by the casinos to the NJSEA in 2008 through 2011 in order to subsidize horse racing would establish a moratorium on the conduct of casino gaming, including VLTs at any New Jersey race track until December 31, 2011.

        We cannot ascertain at this time the effects that any new projects could have on the Atlantic City gaming market. However, future developments and expansions could have a material adverse effect on our business and operations.

        Pennsylvania.    In July 2004, the Pennsylvania legislature enacted the Race Horse Development and Gaming Act which authorizes the Pennsylvania Gaming Control Board to permit a total of up to 61,000 slot machines in up to fourteen different licensed locations in Pennsylvania, seven at racetracks (each with up to 5,000 slot machines), five at slot parlors (two in Philadelphia, one in Pittsburgh and two elsewhere, each with up to 5,000 slot machines) and two at established resorts (each with up to 500 slot machines). Three of the racetrack sites, Pocono Downs, Philadelphia Park and Chester Downs and three slot parlors, two in Philadelphia and one in Bethlehem, are located in the market area of Tropicana AC. Slot machine operations commenced in late 2006 at the racetracks and, as of late 2008, approximately 9,000 slot machines were operating at these locations. Sands Casino Resort Bethlehem recently opened in May 2009 with approximately 3,000 slot machines with plans to add an additional 2,000 slot machines in November 2009. In October 2009, Sugar House Casino commenced construction of its $310 million casino in Philadelphia to include 1,700 slot machines which is anticipated to be completed in August 2010. The other Philadelphia slot parlor is to be built by Foxwoods Casino and continues to experience delays in receiving the necessary approvals to commence construction. When fully operational, the Philadelphia area locations could operate up to 15,000 slot machines. Competition from the Pennsylvania area slot machine facilities that are currently operational has adversely impacted Atlantic City casinos, including Tropicana AC.

        In addition, new legislation for the legalization of live table games is currently in process. The governor of Pennsylvania has requested that the legislature deliver a bill to legalize table games in 2009 in order to balance the state current budget deficit. We believe that the legalization of live table games in Pennsylvania and the potential opening of these other slot parlors could further adversely impact Atlantic City casinos, including Tropicana AC.

        New York.    Pursuant to legislation enacted in 2001, the Division of the Lottery of the State of New York is authorized to permit the installation of VLTs at various horse racing facilities in New York. During 2004, VLT operations commenced at four upstate and western New York racetracks and at a racetrack in Sullivan County, which operates 1,500 VLTs and is considerably closer (approximately 95 miles) to Manhattan. The VLT facility at Yonkers Raceway ("Yonkers") opened in late 2006 and now operates 5,500 VLTs. In addition, several casino operators are currently bidding for a license to operate a proposed 4,500 VLT facility at Aqueduct Racetrack ("Aqueduct"); however, the State of New York has not selected the winning bidder. Once construction begins on the facility, it is expected to take approximately 12 to 14 months to complete. At this time, we cannot ascertain when and if construction will begin. Additionally, at various times there have been discussions about allowing VLTs at the Belmont racetrack. These Yonkers, Aqueduct and Belmont locations are less than fifteen miles from Manhattan.

        The 2001 legislation also authorized the Governor of New York to negotiate compacts authorizing the operation of up to six Native American casino facilities including slot machine gaming. A compact negotiated in 2002 authorized three such facilities located in the western part of New York and outside of Adamar's primary market area. The remaining three Native American casinos, if developed, are required by law to be located in either Sullivan County or Ulster County, adjoining counties approximately 100 miles northwest of Manhattan. Competition from the VLT facilities at Aqueduct Racetrack and Yonkers Raceway and from potential Native American casinos as may be authorized and operated in Sullivan or Ulster County could adversely impact Atlantic City casinos, including Tropicana AC.

        Maryland.    In November 2008, Maryland voters passed a referendum to allow 15,000 slot machines at five locations across that state. The State of Maryland set a February 2009 deadline for bids to operate the five locations and received only four qualified bids to operate slot machines and no one bid for the fifth location. In the initial bids received, potential operators bid for 6,550 of the total potential slot machines available. In September 2009, the first location to win approval was the Ocean Downs Racetrack, which is expected to include 600 slot machines that are anticipated to be in operation by Memorial Day 2010. In October 2009, a second location was approved in Cecil County which will be developed and managed by Penn National Gaming ("Penn"). Penn has announced plans to build a $97.5 million facility including 1,500 slot machines and is expected to be open by late 2010. Proposals for the two remaining bids, including the two largest casinos envisioned by the state in Anne Arundel County and Baltimore, continue to face obstacles that could delay operations past planned openings in 2011. We believe these facilities in Maryland could adversely impact Atlantic City casinos, including Tropicana AC.

        Delaware.    Tropicana AC competes with Delaware primarily for gaming customers from the Southern New Jersey, Southern Pennsylvania and Delaware regions. In May 2009, Delaware approved sports betting which is currently limited to parlay wagering on National Football League games, where bettors must win bets on multiple games. In addition, live table game legislation has been introduced from time to time and is expected to be introduced again when the Delaware General Assembly reconvenes in January 2010. While Atlantic City's casinos currently offer table games, they are currently not permitted to offer sports betting. We believe the introduction of the limited sports betting in Delaware and the legalization of live table games could adversely impact Atlantic City casinos, including Tropicana AC.

Segment—Evansville, Indiana

  Casino Aztar

        Casino Aztar is a large casino hotel and entertainment complex located on over 20 acres along the Ohio River in Evansville, the third largest city in the state of Indiana. The property was the first of 13 casinos to be licensed in the state of Indiana and commenced operations in 1995.

        The property's casino operations are located on the three-deck "City of Evansville" riverboat, a replica of the historic 130-year old Robert E. Lee side-wheel steamboat. The casino features approximately 38,360 square feet of casino space, 1,000 slot machines, 34 table games and 12 poker tables. Casino Aztar also features two distinctive hotels featuring a total of 347 hotel rooms. The Casino Aztar Hotel includes 251 guest rooms and suites, one restaurant, conference rooms and banquet facilities. The Le Merigot, a boutique 96-room hotel with an upscale martini lounge, Blush, opened in December 2006. The 44,000-square-foot pavilion adjacent to the riverboat features three restaurants, an entertainment lounge, a gift shop, a Starbucks café and players club. The District at Casino Aztar, a $33 million entertainment complex that opened in late 2006, includes seven waterfront acres, two restaurants, a large park area located in front of the pavilion used by Aztar and the community for events and the Le Merigot Hotel. The property also includes a seven-story parking garage and surface parking with a combined total of 2,100 parking spaces.

        A 1.4 million adult population living within a 90-mile radius of the Casino Aztar provides a stable, local customer base. Over 60% of the Casino Aztar's business is generated from customers within a

50-mile radius. Customers are primarily drawn from local tri-state area of southern Indiana, southeastern Illinois, northwestern Kentucky and northern Tennessee.

  Competition

        As the only casino within a 90-mile radius of Evansville, Casino Aztar enjoys a prime location. Its nearest direct competitor, French Lick Casino is located 91 miles to the northeast. Other competitors include: Horseshoe Southern Indiana located 111 miles east; Harrah's Metropolis located 142 miles southwest; Harrah's St. Louis located 172 miles northwest; Indiana Live located 217 miles northeast; and Hoosier Park located 267 miles northeast. To a lesser extent, Casino Aztar also competes with a satellite off-track betting facility, Indiana Downs, located near Indianapolis, Indiana.

        Legislation to bring casino gambling to neighboring Kentucky has been intermittently introduced dating back to 1988 and now Kentucky is bordered by five states with legalized gaming which may put additional pressure on Kentucky legislators to legalize gaming. State leaders have debated for years whether Kentucky, a state with a long tradition of betting on horse races, can offer casino-style gambling at racetracks. In June 2009, the Governor of Kentucky called lawmakers into a special session to address significant projected state budget deficits and added a proposal to legalize slot machines at racetracks. House lawmakers voted to approve the proposal but the legislation was rejected by the Senate Appropriations and Revenue Committee. The efforts to enact enabling legislation in Kentucky are expected to intensify in 2010 following the approval of four casinos by Ohio voters in the November 3, 2009, election. Ellis Park, a thoroughbred racetrack in Henderson, Kentucky is located approximately 8 driving miles south of Casino Aztar. The racetrack traditionally conducts live racing from July 4th to September 1st every year. The racetrack has recently faced financial challenges and whether Ellis Park can vie for slot machines is still unclear. The financial results of Casino Aztar could be adversely affected if gaming is legalized in Kentucky in the future.

        The Predecessors have relied on branding and marketing efforts to compete in this market, and the recent bankruptcy may have a material adverse effect on these efforts going forward.

Segment—Laughlin, Nevada

  Tropicana Express

        Tropicana Express is located on approximately 31-acre site on Casino Drive, Laughlin's principal thoroughfare, with a train theme prevalent throughout the property. Tropicana Express features approximately 1,010 slot machines, 23 table games, 6 poker tables, a race and sports book and 1,495 hotel rooms. Non-gaming amenities include a train-shaped, heated outdoor swimming pool, seven restaurants, three full service bars, an entertainment lounge with live music, a premium lounge for high-end players, a 800 seat multi-purpose show room and concert hall, meeting space, retail stores, an arcade and a covered parking structure. The property also features a novelty working train for use by its patrons. The property recently remodeled 1,200 hotel rooms, including premium bedding and linen, which we believe positioned those hotel rooms as the highest quality standard room product in the Laughlin market.

  River Palms

        River Palms is located on approximately 35-acre site also on Casino Drive, with approximately 1,300 feet of frontage on the Colorado River. River Palms features approximately 820 slot machines, 14 table games, a 200 seat bingo room and a sports book. Non-gaming amenities include 1,000 hotel rooms, 10,500 square feet of meeting and convention space, an outdoor pool, a full service spa and beauty salon, a fitness center, three restaurants, three full service bars, a nightclub/comedy club, two entertainment lounges with live music and a covered parking structure.

  Competition

        The Tropicana Express and River Palms compete primarily with other Laughlin hotels and casinos located along the Colorado River based on a mix of casino games, personal service, payout ratios, price of hotel rooms, restaurant value and promotions. Tropicana Express also competes with casinos in nearby locations, including the Mojave tribe's casino situated eight miles south of Laughlin, Native American casinos in Arizona and California, and numerous casinos in Las Vegas.

        During 2008, one of the Predecessors' direct competitors in the Laughlin market, Aquarius Casino Resort ("Aquarius"), completed a large capital improvement program. Completed capital improvements to the Aquarius include renovations to the casino and common areas, new slot machines, new signage and renovations to suites and standard hotel rooms.

        The Laughlin area is situated in an unincorporated portion of Clark County and is located in the southerly portion of the State of Nevada. Laughlin is located along the west side of the Colorado River which forms the boundary between Nevada and Arizona. Las Vegas is located approximately 97 miles to the north via U.S. Highway 95. Los Angeles is approximately 300 miles west with access being provided by Interstate 40 and Interstate 15. Flagstaff, Arizona is approximately 180 miles east via Interstate 40 while Phoenix, Arizona is approximately 185 miles southeast of Laughlin. The Laughlin market is a value-oriented destination for travelers seeking an alternative to the fast-paced Las Vegas experience. The Predecessors' properties target the customer in this market seeking great value, a breadth of amenities and friendly service in their gaming, lodging, dining and entertainment experiences.

        The Predecessors have relied on marketing and promotional efforts to compete in this market, and the recent bankruptcy may have a material adverse effect on these efforts going forward.

Segment—Lake Tahoe, Nevada

  MontBleu

        MontBleu is situated on approximately 21 acres in South Lake Tahoe, across Highway 50 from the Tahoe Horizon and Edgewood Golf Club. In May 2006, an extensive re-branding and refurbishment of the property's casino, lobby, retail facilities, restaurants and nightclubs were completed. The property features a 437-room hotel tower and casino, with approximately 600 slot machines and 32 table games and 6 poker tables, as well as a race and sports book. The property also offers guests a choice of four restaurants and various non-gaming amenities, including a shopping galleria, two nightclubs, a 1,500-seat showroom, approximately 13,900 square feet of meeting and convention space, a parking garage, a full service health spa and workout area, an indoor heated lagoon style pool with whirlpool, and a wedding chapel that seats up to 120. MontBleu draws customers primarily from the northern California, Pacific Northwest, Canada and northern Nevada markets.

  Competition

        The South Lake Tahoe area consists of six casino properties including MontBleu and Tahoe Horizon. Two Harrah's casino properties, Harvey's Resort Hotel and Harrah's Casino Hotel, are the largest competitors in this market. Harrah's also owns a third boutique gaming property, Bill's Lake Tahoe Casino, which is located next door to MontBleu and is the only casino in the area marketed as 100% non-smoking. The sixth property, The Lakeside Inn, is primarily a casino catering to local residents with an attached motor lodge catering to overnight visitors. There are also two other casinos on the North Shore of Lake Tahoe, which are approximately 25 miles from the South Lake Tahoe market. There are also numerous casinos in located in Reno, Nevada, which is approximately 60 miles from South Lake Tahoe and several in the Carson City, Nevada, market which is approximately 30 miles from South Lake Tahoe. In addition, gaming revenues in the South Lake Tahoe area are directly and heavily affected by the ongoing proliferation of Native American gaming in northern California. Native American casinos, including the Cache Creek in Brooks, Jackson Ranchero in Jackson, Thunder Valley Casino in Auburn and Red Hawk Casino located on Highway 50 in Placerville, the corridor from the Bay Area leading into Lake Tahoe, vigorously compete with would-be South Lake Tahoe visitors from northern California.

        The Predecessors have relied on marketing and promotional efforts to compete in this market, and the recent bankruptcy may have a material adverse effect on these efforts going forward.

Segment—Vicksburg, Mississippi

  Vicksburg Horizon

        Vicksburg Horizon is situated in downtown Vicksburg, Mississippi, in close proximity to the Vicksburg Memorial Battlefield Park and within walking distance to the Vicksburg Convention Center. The property features a 297-foot multi-level, antebellum style, dockside riverboat casino housing approximately 400 slot machines and 7 table games. Additional amenities include 117 hotel rooms, two restaurants, a sports bar, two covered parking garages and an additional parking lot. Vicksburg Horizon attracts both local patrons and patrons primarily from the Jackson, Mississippi, and Monroe, Louisiana areas.

  Competition

        Vicksburg Horizon currently competes with four other gaming operations located in Vicksburg, Mississippi. In May 2008, Ameristar Vicksburg completed a casino expansion that added 25,500 square feet of gaming space and a new 1,000-space parking garage. The Ameristar Vicksburg expansion also included a new VIP lounge that opened in July 2008 and two additional restaurants, which opened in September 2008. In October 2008, a new competitor, Riverwalk Casino opened a $100 million casino-hotel in Vicksburg. The Riverwalk facility has a 25,000 square-foot casino, featuring 900 gaming positions and 80 hotel rooms. These new facilities have adversely impacted the financial performance of the Predecessors' property and the other facilities operating in the market.

        Several potential gaming sites still exist in or near Vicksburg and from time to time potential competitors have proposed the development of additional casinos. In 2005, the Mississippi Gaming Commission granted preliminary approval for a sixth casino license in the Vicksburg market. One developer has proposed building a $200 million casino facility that would include a 250-room hotel, parking garage and other non-gaming amenities. As originally announced, construction of this project was to begin in early 2006, but development has not yet begun and no new date has been announced.

        The Vicksburg market also faces regional competition from two casinos owned by a Native American tribe near Philadelphia, Mississippi, located about 70 miles east of Jackson and 115 miles east of Vicksburg. Vicksburg is also subject to competition from four casinos and one slots-only racetrack in Shreveport and Bossier City, Louisiana, located approximately 175 miles from Vicksburg, as well as casinos located along the Mississippi Gulf Coast.

        In addition, proposals have been made from time to time to develop other Native American casinos in Louisiana and Mississippi, some of which could be competitive with the Vicksburg market if completed.

        The Predecessors have relied on marketing and promotional efforts to compete in this market, and the recent bankruptcy may have a material adverse effect on these efforts going forward.

Segment—Greenville, Mississippi

  Lighthouse Point

        Lighthouse Point is a 210-foot, three-deck dockside riverboat located in Greenville, approximately 90 miles from Vicksburg, Mississippi. A $4 million renovation was completed in January 2008. The riverboat features a casino on all three floors housing approximately 580 slot machines. The property also includes a dockside facility with a buffet, a deli on the second floor, a bar on each floor and 370 onsite parking spaces. Lighthouse Point draws the majority of its customers within a 30-mile radius of Greenville and to a lesser extent Little Rock, Arkansas.

  Jubilee

        Jubilee also is located in Greenville, in close proximity to Lighthouse Point. A $4 million renovation was completed in November 2007. The 240-foot, three-deck dockside riverboat features a casino on two floors housing approximately 500 slot machines and 8 table games, with the third floor available for concerts and special events. The property also includes a deli on the first floor and a bar on each floor. A 500-space surface parking lot is located offsite with an additional 200 parking spaces available onsite when the water level is low. The property also owns and operates the Greenville Inn & Suites, a 41 room suite hotel located less than a mile away which offers free shuttle service to and from the Jubilee and Lighthouse Point. Jubilee draws the majority of its customers within a 30 mile radius of Greenville and to a lesser extent the Little Rock, Arkansas, area.

  Competition

        Jubilee, Lighthouse Point and privately owned Harlow's Casino are currently the only licensed riverboat gaming facilities in the Greenville market. Harlow's Casino opened in November 2007 with a total project cost of $70 million, which features approximately 1,000 gaming positions and 105 hotel rooms. This new facility has adversely impacted the financial performance of the Predecessors' Greenville properties.

        To a lesser extent, the Greenville market also competes with the Vicksburg market which is 90 miles to the south and the Tunica, Mississippi market which is 115 miles to the northeast.

        The Predecessors have relied on marketing and promotional efforts to compete in this market, and the recent bankruptcy may have a material adverse effect on these efforts going forward.

Segment—Baton Rouge, Louisiana

  Belle of Baton Rouge

        Belle of Baton Rouge is located on the Mississippi River in the downtown historic district of Baton Rouge, across from the River Center, a 70,000 square foot convention center. The three-deck dockside riverboat casino features approximately 1,010 slot machines, 20 table games, 5 poker tables and is adjacent to the 300 room Sheraton Baton Rouge Convention Center Hotel. The Sheraton is an upscale convention center hotel that offers restaurants, a sports bar, meeting space, an entertainment venue and a 50,000-square-foot glass atrium enclosing a lush tropical lobby. A new 326 space parking garage opened in June 2008, creating a convenient parking facility. Baton Rouge is also contemplating three new hotels at the River Center to open in 2011, which we believe would drive additional traffic to the property. Baton Rouge is located 75 miles north of New Orleans and is believed to rival New Orleans as the largest city in Louisiana. The city has experienced significant growth in recent years, both before and particularly after the 2005 Hurricane Katrina struck the nearby New Orleans region in 2005. Approximately 90% of the Predecessors' customer base resides within a 45 mile radius of the property.

  Competition

        Belle of Baton Rouge is currently one of two licensed dockside riverboat gaming facilities operating in Baton Rouge. The other riverboat facility Hollywood Casino Baton Rouge, is owned by Penn.

        Belle of Baton Rouge also faces competition from land-based and riverboat casinos throughout Louisiana and on the Mississippi Gulf Coast, casinos on Native American lands and from non-casino gaming opportunities within Louisiana. It faces competition from eleven casinos on the Mississippi Gulf Coast, which is approximately 120 miles east of Baton Rouge; many of these casinos are destination resorts that attract customers from the Baton Rouge area. Subsequent to Hurricane Katrina, Mississippi Gulf Coast casinos have been allowed to operate as land-based facilities. In addition to the Hollywood Casino Baton Rouge, Belle of Baton Rouge also faces competition from two locations in New Orleans, which is approximately 75 miles from Baton Rouge, in the form of two major riverboat casinos and one land-based casino. In addition, there are also three Native American casinos in Louisiana. The two closest Native American casinos are land-based facilities located approximately 45 miles southwest and approximately 65 miles northwest of Baton Rouge. Belle of Baton Rouge also faces competition from a racetrack located approximately 55 miles from Baton Rouge operating approximately 1,500 gaming machines. Approximately 3,000 video poker machines located in truck stops, restaurants, bars and off-track betting facilities located in certain surrounding parishes provide additional competition.

        Another gaming operator, Pinnacle Entertainment ("Pinnacle") received approval from the Louisiana Gaming Control Board ("LGCB") for a third riverboat casino in Baton Rouge that was subject to a local option referendum subsequently approved by East Baton Rouge Parish voters on February 9, 2008. In October 2008, the LGCB approved the architectural plans for Pinnacle's planned $250 million Baton Rouge casino-hotel resort, Riviere Place. Riviere Place will be located on 575 acres of land approximately eight miles southeast of downtown Baton Rouge, and is expected to have 1,500 slot machines and 50 table games. The project is currently in the design phase and construction is expected to commence in May 2010 with a projected opening in late 2011. Pinnacle has also announced plans to renovate its Boomtown New Orleans property and expand its L'Auberge du Lac property, in Lake Charles, Louisiana, adding hotel room capacity and a second riverboat casino. If the projects receive the remaining local approvals and entitlements, and if Pinnacle proceeds with the construction of the Riviere Place, it may have a material adverse effect on Belle of Baton Rouge.

        The Predecessors have relied on marketing and promotional activities to compete effectively in this market, and the recent bankruptcy may have a material adverse effect on these efforts going forward.

Competition in General

        The Predecessors and Adamar own land-based and riverboat casino facilities in a number of United States casino entertainment jurisdictions. The Predecessors and Adamar compete with numerous casinos and casino hotels of varying quality and size in the market areas where their properties are located and with other forms of legalized gaming in the United States, including state-sponsored lotteries, racetracks, jai alai, off-track wagering, video lottery and video poker terminals and card parlors. The Predecessors and Adamar also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. The casino entertainment business is characterized by competitors that vary considerably by their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity.

        In most markets, the Predecessors and Adamar compete directly with other casino facilities operating in the immediate and surrounding market areas. In some markets, the Predecessors and Adamar face competition from nearby markets in addition to direct competition within their market areas.

        With new markets opening for development and decreased spending on leisure activities, in addition to overall economic conditions, competition in existing markets has intensified. Many casino operators have invested in expanding existing facilities, developing new facilities, and acquiring established facilities in existing markets. This expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of Adamar and the Predecessors' competitors has increased competition in many markets in which they compete, and this intense competition is expected to continue. Adamar and the Predecessors, on the other hand, have been largely unable to invest in the upkeep and expansion of their properties due to limitations on capital expenditures resulting from the Chapter 11 Cases. Our ability to invest in our properties going forward may continue to be constrained, and going forward we may not be able to compete effectively with casinos that have been modernized or recently expanded.

        Adamar and the Predecessors' operating results can be adversely affected by costs associated with advertising and promotions and complimentary services to patrons, the amount and timing of which may be affected by the policies of their competitors and their efforts to keep pace with them. Going forward, if our operating revenues are insufficient to allow us to match the promotions of competitors, the number of our casino patrons may decline, which may have a material adverse effect on our financial performance. In addition, some of Adamar and the Predecessors' competitors have significantly greater financial resources than we will, and as a result we may not be able to successfully compete with them in the future.

        Our ability to successfully compete will also be dependent upon our ability to manage our costs and develop and implement strong and effective marketing campaigns both at the individual properties and across our business and invest in, and upgrade, the facilities we will own. To the extent we are unable to successfully develop and implement these types of marketing initiatives, we may not be successful in competing in our markets, which may have a material adverse effect on our financial position.

The Slot Machine Industry in General

        Slot machine revenue represents a substantial portion of Adamar and the Predecessors revenue. It is important that Adamar and the Predecessors maintain and upgrade their slot machines and systems to keep them competitive with other casinos and attractive to gaming customers. In the past, slot machine sales were dominated by International Gaming Technology ("IGT") which commanded an approximate 75% of the market. A few other companies competed for the remaining 25%. In recent years the slot machine manufacturing industry has become significantly more competitive. It is estimated that IGT is shipping less than 50% of all new slot machines while its floor presence in casinos has fallen from 75% to 50%. Three other public gaming manufacturing companies have increased market share. Of note, WMS Industries Inc., Bally Technologies, Inc. and Aristocrat Leisure Limited all have significant market share. They all have very competitive and successful slot offerings. In addition to these three competitors, there are other providers such as the Atronic Group, Konami Digital Entertainment, Inc., Aruze Corp. and AC Coin & Slot that develop and manufacture slot machines. Currently, Adamar and the Predecessors have business relationships with all the slot machine manufacturers or their sales representatives.

        While the cost of new slot machines has gone up to match the advances in technology, competition in the industry has driven discounting by most major manufacturers. It is not uncommon to receive discounts off the list price on the most popular slot machines. In addition, conversion kits are often available, which update slot machine software and game offerings for less than the cost of a new machine. As with most other casino companies, Adamar and the Predecessors are taking advantage of the conversion offerings to upgrade a significant portion of their slot machine floors. While the new slot machine technology is more expensive than in the past, it has allowed Adamar and our Predecessors to decrease their support staff through technology such as ticket-in, ticket-out, which returns a bar coded receipt instead of coinage. In the past, most major innovations in slot machine technology that have driven up slot machine prices have also improved revenue and profitability for casino operators.

Trademarks

        The Predecessors use a variety of trade names, service marks and trademarks and believe that they have all the licenses necessary to conduct their continuing operations. The Predecessors have registered several service marks and trademarks with the United States Patent and Trademark Office or otherwise acquired the licenses to use those which are material to the conduct of their business. The Predecessors have registered the following trademarks or service marks: Horizon, MontBleu, River Palms, Aztar, Casino Aztar, Trop, Tropicana and Trop Park. We believe there are no other trademarks or service marks presently at use in the Predecessors' business that are material to its conduct.

        Parties affiliated with the Tropicana LV have filed suit against certain of the Predecessors regarding the "Tropicana" trademark. See Item 8—"Legal Proceedings." In the event those parties prevail, they would have the right to continued use of the "Tropicana" trademark in perpetuity without payment of any royalty or license fee to the Company, and their continued use of the trademark without restriction could dilute the "Tropicana" brand and be detrimental to the Company's properties that utilize that brand.

Seasonality

        Adamar's and the Predecessors' cash flows from operating activities are seasonal in nature. Their operating results are traditionally the strongest in the first quarter and traditionally the weakest during the fourth quarter. Any excess cash flows achieved from operations during the peak seasons is used to subsidize non-peak seasons. Performance in non-peak seasons is usually dependent on favorable weather and a long-weekend holiday calendar. In the event that we are not able to generate excess cash flows during the peak seasons, we may not be able to fully subsidize non-peak seasons.

Environmental Matters

        Following the Restructuring Transactions, as the owner and operator of real property, we will have to address, and may be liable for, hazardous materials or contamination on our properties. Some of Adamar's or the Predecessors' properties currently have or had in the past underground fuel storage tanks and construction materials containing asbestos. We may become liable for contamination on our properties that was caused by former owners or operators. Adamar and the Predecessors' ongoing operations are subject to stringent regulations relating to protection of the environment and handling of waste, particularly with respect to the management of wastewater from the facilities.

Governmental Regulation

  General Governmental and Gaming Regulations

        The following description should not be construed as a complete summary of all of the regulatory requirements that we will face in connection with our contemplated gaming operations.

        The ownership and operation of Adamar and the Predecessors' gaming facilities has been and will continue to be subject to pervasive regulation under the laws and regulations of each of the five states in which they operate including Nevada, New Jersey, Mississippi, Indiana and Louisiana. Gaming laws generally are based upon declarations of public policy designed to protect gaming consumers and the viability and integrity of the gaming industry. Gaming laws also may be designed to protect and maximize state and local revenues derived through taxes and licensing fees imposed on the gaming industry participants as well as to enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness. In addition, gaming laws generally require gaming industry participants to:

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  establish and maintain responsible accounting practices and procedures;

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  maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

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  maintain systems for reliable record keeping;

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  file periodic reports with gaming regulators;

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  ensure that contracts and financial transactions are commercially reasonable, reflect fair market value, and are arm's-length transactions entered into with suitable persons;

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  establish procedures designed to prevent cheating and fraudulent practices; and

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  establish programs to promote responsible gaming.

        Typically, a state regulatory environment is established by statute and is administered by a regulatory agency with broad discretion to regulate, among other things, the affairs of owners, managers, and persons with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we will operate:

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  adopt rules and regulations under the implementing statutes;

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  interpret and enforce gaming laws, rules and regulations;

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  impose disciplinary sanctions for violations, including fines and penalties;

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  review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for participation and licensure;

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  grant licenses for participation in gaming operations;

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  collect and review reports and information submitted by participants in gaming operations;

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  review and approve certain transactions, such as acquisitions or change-of-control transactions, of gaming industry participants, securities offerings, and debt transactions engaged in by such participants; and

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  establish and collect fees and taxes.

        Any change in the laws or regulations of a gaming jurisdiction could have a material adverse effect on our gaming operations.

  Licensing

        Gaming laws require the Predecessors and Adamar, and will require us and certain of our subsidiaries, as well as their directors, officers (with respect to corporations), managers (with respect to limited liability companies), and certain other key employees and, in some cases, certain of our shareholders, (with respect to corporations), members (with respect to limited liability companies), and holders of debt securities, to obtain licenses, findings of suitability or other approvals from gaming authorities. Licenses or findings of suitability typically require a determination that the applicant is suitable or otherwise qualifies to hold the license or the finding of suitability necessary to hold the equity or debt securities of the gaming licensee or its affiliated entities. Gaming authorities generally have broad discretion in determining who must come forward for suitability and whether an applicant qualifies for licensing or should be deemed suitable or otherwise qualified.

        To determine whether to grant a license or findings of suitability to an entity to conduct gaming operations, gaming authorities generally consider the following factors (which vary among the jurisdictions in which we will operate):

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  the financial stability, integrity, and responsibility of the applicant, including whether the operation is adequately capitalized in the state and exhibits the ability to maintain adequate insurance levels;

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  the quality of the applicant's casino facilities;

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  the amount of revenue to be derived by the applicable state from the operation of the applicant's casino;

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  the applicant's practices with respect to minority hiring and training;

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  the effect on competition and general impact on the community; and

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  the good character, honesty and integrity of the applicant and its parent entities.

        Many gaming jurisdictions limit the number of licenses granted to operate casinos within the state, and some states limit the number of licenses granted to a single gaming operator. Licenses under gaming laws generally are not transferable. Licenses in most of the jurisdictions in which we will conduct gaming operations are granted for limited durations and require renewal from time to time. The failure to obtain or renew any of our licenses could have a material adverse effect on our gaming operations.

        In evaluating individual applicants, gaming authorities generally consider the individual's business probity and casino experience, the individual's reputation for good character, honesty, and integrity, the individual's criminal history, and the character and reputation of those with whom the individual associates.

  Findings of Qualification and Suitability Determinations

        As noted above, gaming authorities may investigate any individual who has a material relationship to, or material involvement with, our operations to determine whether such individual is suitable or should be licensed or found suitable as a business associate of a gaming licensee. In many of the jurisdictions in which we will operate, our directors, officers (with respect to corporations), managers (with respect to limited liability companies), and certain other key employees must file applications with the gaming authorities and may be required to be licensed, qualify, or otherwise be found suitable. Qualification and suitability determinations generally require the submission of detailed personal and financial information followed by a thorough investigation. The applicant must pay all the costs of the investigation. Changes with respect to the individuals who occupy licensed positions must be reported to gaming authorities and—in addition to their authority to deny an application for licensure, qualification, or a finding of suitability—gaming authorities have jurisdiction to disapprove a change in a corporate position.

        If one or more gaming authorities were to find that a director, officer (with respect to corporations), manager (with respect to limited liability companies), or other key employee of ours does not qualify, is unsuitable for licensing, or is unsuitable to continue having a relationship with us, we may be required to sever all relationships with such person. In addition, gaming authorities may require that we terminate the employment of any person who refuses to file appropriate applications.

        Moreover, in many jurisdictions, certain holders of our debt and equity securities may be required to undergo a suitability investigation similar to that described above. All of the jurisdictions in which we will operate require any person who acquires beneficial ownership of more than a certain percentage of voting securities, typically 5%, to report the acquisition to the gaming authorities, and the gaming authorities may require such holders to apply for qualification or a finding of suitability; provided, however, that with very limited exceptions Nevada requires that all equity holders of a private gaming company be found suitable (unless a waiver is obtained). Most jurisdictions provide that "institutional investors" may seek a waiver of these requirements. In such jurisdictions, an "institutional investor" generally is defined as a qualified investor (i.e., certain banks, insurance companies, investment companies or advisors) acquiring and holding voting securities (or non-voting securities in jurisdictions that do not make a distinction between voting and non-voting securities) in the ordinary course of business for investment purposes only, and not for the purpose of causing, directly or indirectly, the election of a majority of the gaming entity's board of directors, any change in such entity's corporate charter, bylaws, management, policies, or operations, or those of any of such entity's affiliates, or the taking of any other action that gaming authorities find to be inconsistent with holding the securities solely for investment purposes. Even if a waiver is granted, an institutional investor generally may not take any action inconsistent with its status when the waiver was granted without once again becoming subject to the foregoing reporting and application obligations.

        The definition of an "institutional investor" varies from jurisdiction to jurisdiction. In addition, in order to obtain a qualification waiver, some jurisdictions, including Nevada, Louisiana, Mississippi, Indiana and New Jersey, require an institutional investor to certify to, among other things, its intent and purpose in acquiring and holding an issuer's securities. In Indiana, an institutional investor that acquires, directly or indirectly, the beneficial ownership of 15% or more of a public gaming company's voting securities must apply for a finding of suitability within 45 days of acquiring the interests. A public company generally is one that has a class of securities registered under the Exchange Act. In Nevada and Mississippi, an investor that acquires beneficial ownership of more than 10%, but not more than 15%, of a public gaming entity's voting securities may apply to the Gaming Commission for a waiver of the suitability requirement if the institutional investor holds such voting securities for investment purposes only, and, under certain circumstances, such an investor that has obtained a waiver can hold up to 19% of the voting securities of a public gaming entity for a limited period of time and maintain the waiver. In any event, an institutional investor may be required to produce for gaming authorities, upon request, any document or information that bears any relation to such debt or equity securities. In Nevada, an investor that acquires beneficial ownership of any, but not more than 15%, of a private gaming entity's equity securities may apply to the Nevada Gaming Commission for a waiver of the suitability requirement if the institutional investor holds such equity securities for investment purposes only.

        In New Jersey, an institutional investor holding either under 10% of the equity securities of a casino licensee's holding or intermediary companies, or debt securities of a casino licensee's holding or intermediary companies, or another subsidiary company of a casino licensee's holding or intermediary companies which is related in any way to the financing of the casino licensee, where the securities represent a potion of the outstanding debt of the company not exceeding 20% or a percentage of any issue of the outstanding debt of the company not exceeding 50% can be granted a waiver of the qualification requirement by the NJ Commission if the securities are those of a publicly traded corporation and its holdings of such securities were purchased for investment purposes only and the institutional investor provides the NJ Commission with a certification which, among other things, confirms that its holdings of such securities were purchased for investment purposes only. The NJ Commission may grant a waiver of the qualification requirement to an institutional investor holding a higher percentage of such securities upon a showing of good cause and compliance with the certification submission requirement.

        Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised by gaming authorities that it is required to do so may be denied a license or found unsuitable or unqualified, as applicable. Any holder of equity securities that is found unsuitable or unqualified or denied a license, and who holds, directly or indirectly, any beneficial ownership of a gaming entity's equity securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Furthermore, a gaming entity may be subject to disciplinary action if such gaming entity, after receiving notice that a person is unsuitable to be a holder of equity securities or to have any other relationship with such gaming entity or any of its subsidiaries: (i) pays that person any dividend or interest upon the securities; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or (iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish the securities including, if necessary, the immediate purchase of such securities for the lesser of fair value at the time of repurchase or fair value at the time of acquisition by the unsuitable holder. In the event that disqualified holders fail to divest themselves of such securities, gaming authorities have the power to revoke or suspend the casino license or licenses related to the regulated entity that issued the securities.

        Additionally, our certificate of incorporation will be amended prior to the Effective Date to contain provisions establishing our ability to redeem the securities of unsuitable holders if (i) the holder is determined by a gaming authority, or if we have been notified by the staff of a gaming authority that it will recommend that the gaming authority determine the holder to be, unsuitable, unqualified, or disqualified to own or control such securities or unsuitable to be connected with a person engaged in gaming activities in that jurisdiction, or (ii) the holder is deemed likely to preclude or materially delay, impede, impair or jeopardize the our application for or ability to obtain, right to the use of or ability to reinstate or retain any Gaming License, or to result in the imposition of materially burdensome terms of or conditions on any Gaming License.

        Some of the gaming jurisdictions in which we will operate also require that suppliers of certain goods and services to gaming industry participants be licensed or otherwise approved and require that we purchase and lease gaming equipment, supplies, and services only from such licensed or approved suppliers.

  Violations of Gaming Laws

        The gaming authorities in each of the jurisdictions in which our subsidiaries will operate may also, among other things, limit, condition, suspend, or revoke a gaming license or approval to own the equity or joint venture interests of any of our operations in such licensing authority's jurisdiction for any cause deemed reasonable by such licensing authority. In addition, if our subsidiaries violate applicable gaming laws, their gaming licenses could be limited, conditioned, suspended, or revoked by gaming authorities, and we and any other persons and entities involved could be subject to substantial fines. Further, gaming authorities may appoint a supervisor or conservator to operate our gaming properties or, in some jurisdictions, take title to our gaming assets. Under certain circumstances, earnings generated during such appointment could be forfeited to the applicable state or states. Furthermore, violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions and, as a result, violations by us of applicable gaming laws in one jurisdiction could have a material adverse effect on all of the our gaming operations. Finally, some gaming jurisdictions prohibit certain types of political activity by a gaming licensee, its directors, officers (with respect to corporations), managers (with respect to limited liability companies), and certain other key people. A violation of such a prohibition may subject the offender to criminal and disciplinary action.

  Reporting and Record-Keeping Requirements of Gaming Authorities

        We will be periodically required to submit detailed financial and operating reports and furnish any other information that gaming authorities may require. Under federal law, we will be required to record and submit detailed reports of currency transactions at our casinos involving greater than $10,000 as well as any suspicious activity that may occur at such facilities. Additionally, we will be required to maintain a current stock ledger that may be examined by gaming authorities at any time. Moreover, the state of Indiana will require that we submit quarterly reports setting forth those persons who directly or indirectly hold a 1% interest in the legal entity that holds the gaming license. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to gaming authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. In addition, gaming authorities may require that our Common Stock certificates and Warrant certificates bear a legend indicating that the securities are subject to specified gaming laws.

  Review and Approval by Gaming Authorities of Certain Transactions

        Substantially all material loans, leases, sales of securities, and similar financing transactions by us must be reported to, and in some cases approved by, gaming authorities. We may not make a public offering of securities without the prior approval of certain gaming authorities. Changes in control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or otherwise, are subject to prior approval of gaming authorities. Entities seeking to acquire control of us or one of our subsidiaries must satisfy gaming authorities with respect to a variety of standards prior to assuming control. Gaming authorities may also require controlling stockholders, directors, officers (with respect to corporations), managers (with respect to limited liability companies), and certain other key employees having a material relationship or involvement with the entity proposing to acquire control to be investigated and licensed or qualified as part of the approval process relating to the transaction.

        Because of regulatory restrictions, our ability to grant a security interest in any of our gaming assets will be limited and subject to receipt of approval by gaming authorities. Some jurisdictions, including Louisiana and Mississippi, prohibit the transfer of a gaming license or the granting of a security interest in the same.

  License for Sale of Alcoholic Beverages

        The service and sale of alcoholic beverages at the various casinos of the Predecessors and Adamar are subject to licensing, control, and regulation by various governmental authorities, some of which have the authority to approve all persons owning or controlling stock, and all directors and officers in a manner similar to the gaming suitability determinations discussed above. Although these authorities, with the exception of Mississippi and New Jersey, typically defer to the suitability determinations of the relevant gaming authority in their jurisdiction, they retain the jurisdiction to conduct any investigation and take any regulatory action deemed appropriate under the circumstances. Any holder found to be unsuitable by such an authority must dispose of held securities, and such securities would be subject to repurchase by us, as will be provided in our certificate of incorporation. In New Jersey, the authority to grant any license for, or to permit or prohibit the presence of, alcoholic beverages in, on, or about any premises licensed as part of a casino hotel is exclusively vested in the NJ Commission.

  Other Regulations

        The Predecessors and Adamar are subject to various federal, state and local laws and regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters (see "—Environmental Matters"), currency transactions, employees, taxation, zoning and building codes, marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our business.

Available Information

        Following effectiveness of this registration statement, we will be required to file annual, quarterly and other current reports and information with the SEC. You may read and copy any materials filed by the Company with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the world wide web site maintained by the SEC at http://www.sec.gov.

        The Predecessors' internet website address is www.tropicanacasinos.com and we expect to maintain the website after the Effective Date.

ITEM 1A.    RISK FACTORS.

        The following risk factors should be considered carefully in addition to the other information contained in this registration statement. This registration statement on Form 10 contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those contained in the forward-looking statements. Factors that may cause such differences include, but are not limited to, those discussed below as well as those discussed elsewhere in this registration statement. Additional risks and uncertainties that management is not aware of or that are currently deemed immaterial may also adversely affect our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.

The uncertainty regarding the eventual outcome of the Predecessors' Plan of Reorganization could threaten our existence as a going concern.

        Our ability to operate is dependent upon, among other things, the Plan becoming effective, allowing the Predecessors to emerge from bankruptcy, thereby allowing us to acquire their assets.

        The audited financial statements of the Predecessors and Adamar contained elsewhere in this registration statement have been prepared assuming that Predecessors and Adamar will continue as going concerns. However, the reports of the independent registered public accounting firm and the independent auditors on the financial statements of the Predecessors and Adamar as of and for the year ended December 31, 2008 includes an explanatory paragraph describing the existence of substantial doubt about the ability of the Predecessors and Adamar to continue as going concerns. These reports, as well as the uncertainty regarding the eventual outcome of the Restructuring Transactions, may adversely impact the Predecessors and Adamars' ability to attract customers to the casino properties, attract and retain key executive employees and maintain and promote its properties, which could materially adversely affect our business, financial condition and results of operations.

We may be unable to achieve projected financial results.

        We may be unable to meet our projected financial results or achieve projected revenues and cash flows that we have assumed in projecting future business prospects. While the financial projections represent management's view based on currently known facts and assumptions about our future operations, there is no guarantee that the financial projections will be realized. To the extent we do not meet our projected financial results or achieve projected revenues and cash flows, we may lack sufficient liquidity to continue operating as planned after the Effective Date and may be unable to service our debt obligations as they come due, which could materially adversely affect our business, financial condition and results of operations

        Further, our failure to meet projected financial results or achieve projected revenues and cash flows could lead to cash flow and working capital constraints, which may require us to seek additional working capital. We may not be able to obtain such working capital when it is required. Further, even if we were able to obtain additional working capital, it may only be available on unreasonable terms. For example, we may be required to take on additional debt, the interest costs of which could adversely affect our results of operations and financial condition. If any such required capital is obtained in the form of equity, the equity interests of the holders of the then-outstanding common stock could be diluted.

        Limited liquidity and working capital may also restrict our ability to maintain and update our facilities, which could put us as a competitive disadvantage to casinos offering more modern and better maintained facilities.

The bankruptcy filing has had a negative impact on Adamar and the Predecessors' image.

        As a result of their Chapter 11 Cases, the Predecessors and Adamar have been the subject of negative publicity which has had an impact on their image. This negative publicity may have an effect on the terms under which some customers and suppliers are willing to continue to do business with us and could materially adversely affect our business, financial condition and results of operations.

We may incur increased costs in connection with the rejection of certain pre-petition contracts.

        Pursuant to the Plan, the Predecessors rejected a number of pre-petition contracts with their vendors. We may need to replace some of these vendors going forward, or renegotiate contracts with their existing vendors. We may be unable to find replacement vendors, or negotiate replacement contracts, and the services that we require may not be available at similar terms or at all. For example, we rejected our pre-petition food service and delivery contract, and we are continuing to negotiate for a new contract with the same vendor. Vendors may also be required to undergo a suitability investigation. Any inability to replace necessary vendors or negotiate new contracts with existing vendors could materially adversely affect our business, financial condition and results of operations.

We may face potential successor liability.

        As the successor to the Predecessors, we may be subject to certain liabilities of the Predecessors not provided for in the Plan. Such liabilities may arise in a number of circumstances, including those where:

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  a creditor of the Predecessors did not receive proper notice of the pendency of the bankruptcy case relating to the Plan or the deadline for filing claims therein;

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  the injury giving rise to, or source of, a creditor's claim did not manifest itself in time for the creditor to file the creditor's claim;

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  a creditor did not timely file the creditor's claim in such bankruptcy case due to excusable neglect;

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  we are liable for the Predecessors' tax liabilities under a federal and/or state theory of successor liability; or

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  the order of confirmation for the Plan was procured by fraud.

        Although we have no reason to believe that we will become subject to liabilities of the Predecessors that are not provided for in the Plan, if we should become subject to such liabilities, it could materially adversely affect our business, financial condition and results of operations.

Our future financial results will be affected by the adoption of fresh start reporting and may not reflect historical trends.

        We are being formed pursuant to the Plan to acquire and operate Tropicana AC and certain assets of the Predecessors. We will operate our business with a different capital structure from the Predecessors and we will own fewer total casinos. Most significantly, we will not own or control Tropicana LV and Tahoe Horizon. The Restructuring Transactions will result in the Company becoming a new reporting entity and adopting fresh start reporting in accordance with Accounting Standards Codification ("ASC") 852-10-15. As required by fresh start reporting, the Company will cause the Predecessors' assets and liabilities to be adjusted to fair value, and certain assets and liabilities not previously recognized in the Predecessors' financial statements will be recognized under fresh start reporting. Because the Plan has not yet gone effective, fresh start reporting has not yet been adopted and the consolidated financial statements included in this registration statement do not give effect to any adjustments in the carrying values of assets or liabilities that will be recorded upon implementation of the Plan under fresh start reporting rules. Accordingly, our financial condition and results of operations from and after the Effective Date will not be comparable to the financial condition and results of operations reflected in the Predecessor's historical consolidated financial statements.

The Amended and Restated Purchase Agreement and the Sale of Tropicana AC may not be consummated.

        The Sale of Tropicana AC is not a condition precedent to the effectiveness of the Plan, and is anticipated to occur shortly after the Effective Date. It is possible, however, that the Sale of Tropicana AC will not occur as planned, or at all, in which case we would not own Tropicana AC. If we do not own Tropicana AC, the scale of our overall operations will be significantly smaller than we currently anticipate, which could materially adversely affect our business, financial condition and results of operations. Failure to consummate the Sale of Tropicana AC could also negatively impact the value of the "Tropicana" brand, and reduce our national visibility.

A public market for our Common Stock and the warrants may not develop.

        We have not issued any Common Stock. Therefore, there is currently no established public trading market for our Common Stock, and there are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our Common Stock. The liquidity of any market for our Common Stock and Warrants will depend, among other things, upon the number of holders of our Common Stock and Warrants, our financial performance, and the market for similar securities, none of which can be determined or predicted. Our Common Stock and Warrants are not and will not be listed for trading on any national securities exchange. Therefore, we cannot provide assurances that an active trading market will develop, or if a market develops, what the liquidity or pricing characteristics of that market will be.

Issuance of Common Stock to our Management and Directors will dilute our stockholders.

        On the Effective Date, 7% of our Common Stock, on a fully-diluted basis, will be reserved for issuance as grants of stock, restricted stock, options, or similar equity awards in connection with a Management and Director Equity Incentive Program which will be adopted after the Effective Date. The issuance of Common Stock under the Plan will dilute the percentage ownership of existing holders of our Common Stock.

A small number of holders or voting blocks may control the Company.

        Under the Plan, affiliates of Carl Icahn will initially own approximately 47.5% of the outstanding shares of our Common Stock. Mr. Icahn may, among other things, exercise a controlling influence over our business and affairs and have the power to elect Directors and approve significant mergers, other material corporate transactions, or the sale of all or substantially all of our assets.

State gaming laws and regulations may require holders of our debt or equity securities to undergo a suitability investigation, and may result in redemption of their securities.

        Many jurisdictions require any person who acquires beneficial ownership of debt or equity securities of a casino gaming company to apply for qualification or a finding of suitability. Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised by gaming authorities that it is required to do so may be denied a license or found unsuitable or unqualified, as applicable. Any holder of securities that is found unsuitable or unqualified or denied a license, and who holds, directly or indirectly, any beneficial ownership of a gaming entity's securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Furthermore, a gaming entity may be subject to disciplinary action if such gaming entity, after receiving notice that a person is unsuitable to be a holder of securities or to have any other relationship with such gaming entity or any of its subsidiaries:

  •
  pays that person any dividend or interest upon the securities;

  •
  allows that person to exercise, directly or indirectly, any voting ownership right conferred through securities held by that person;

  •
  pays remuneration in any form to that person for services rendered or otherwise; or

  •
  fails to pursue all lawful efforts to require such unsuitable person to relinquish the securities including, if necessary, the immediate purchase of such securities for the lesser of fair value at the time of repurchase or fair value at the time of acquisition by the unsuitable holder.

In the event that disqualified holders fail to divest themselves of such securities, gaming authorities have the power to revoke or suspend the casino license or licenses related to the regulated entity that issued the securities. In addition, our certificate of incorporation provides that the Company may redeem its securities from an Unsuitable Person (as such term is defined in our certificate of incorporation).

The current state of the financial markets may impact our ability to obtain sufficient financing and credit on a going forward basis.

        In addition to earnings and cash flows from operations, we will rely on borrowed money to finance our business, which may be constrained if we are unable to borrow additional capital or refinance existing borrowings on reasonable terms. Recent developments in the financial markets that have led to unpredictable federal government intervention in the U.S. banking system, including the capital crisis in the banking system, a series of rating agency downgrades of subprime U.S. mortgage-related assets and significant provisions for loan losses recorded by major financial institutions have resulted in a severe tightening in the credit markets, a low level of liquidity in many financial markets and other adverse conditions for issuers in fixed income, credit and equity markets. Over the past year, these markets have experienced disruption that has had a dramatic impact on the availability and cost of capital and credit. The market interest rate for debt of companies similar to ours has increased dramatically. The United States and other governments have enacted legislation and taken other actions to help alleviate these conditions, although there is no assurance that such steps will have the effect of easing the conditions in credit and capital markets. Therefore, we have no assurance that such steps will facilitate our further access to credit or capital markets at desirable times or at rates that we would consider acceptable, and the lack of such funding could have a material adverse effect on our business, results of operations and financial condition and our ability to service our indebtedness. We are unable to predict the likely duration or severity of the current disruption in the capital and credit markets, or its impact on the larger economy. The current disruption in the global credit and financial markets may materially and adversely affect our ability to obtain sufficient financing to operate our business on a going forward basis.

Our business is particularly sensitive to reductions in discretionary consumer spending as a result of downturns in the economy.

        Consumer demand for casino and hotel properties, such as Adamar and the Predecessors', are particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions, the current housing crisis, the current credit crisis, the impact of high energy and food costs, the increased cost of travel, the potential for continued bank failures, perceived or actual declines in disposable consumer income and wealth, effect of the current recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism could further reduce customer demand for amenities that we offer.

        The current housing crisis and recession in the United States has resulted in a significant decline in the amount of tourism and spending. If this recession continues or worsens it could cause fewer people to spend money or cause people to spend less money at our properties and could materially adversely affect our business, financial condition and results of operations.

Intense competition exists in the gaming industry, and we may not be able to compete effectively.

        The gaming industry is highly competitive for both customers and employees, including those at the management level. We will face intense competition with numerous casinos and hotel casinos of varying quality and size in market areas where Adamar and the Predecessors' properties are located. We will also compete with other non-gaming resorts and vacation destinations, and with various other casino and other entertainment businesses and could compete with any new forms of gaming that may be legalized in the future. The casino entertainment business is characterized by competitors that vary considerably in their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. In most markets, we will compete directly with other casino facilities operating in the immediate and surrounding market areas. In some markets, we will face competition from nearby markets in addition to direct competition within our market areas.

        In recent years, competition in existing markets has intensified. In addition, Adamar's and the Predecessors' competitors have invested in expanding their existing facilities and developing new facilities. Adamar and the Predecessors, on the other hand, have been largely unable to invest in the upkeep and expansion of their properties due to limitations on capital expenditures resulting from the Chapter 11 Cases. Our ability to invest in our properties going forward may continue to be constrained, and we may not be able to compete effectively with casinos that have been modernized or recently expanded.

        This expansion of existing casino entertainment properties, the increase in the number of gaming opportunities and the aggressive marketing strategies of many of Adamar's and the Predecessors' competitors has also increased competition in many markets in which we will compete, and this intense competition can be expected to continue.

        If our competitors operate more successfully than we do, if they are more successful than us in attracting and retaining employees, if their properties are enhanced or expanded, or if additional hotels and casinos are established in and around the locations in which we conduct business, we may lose market share or the ability to attract or retain employees. In particular, the expansion of casino gaming in or near any geographic area from which we attract or expect to attract a significant number of our customers could materially adversely affect our business, financial condition and results of operations.

The casino, hotel and resort industry is capital intensive and we may not be able to finance expansion and renovation projects.

        Adamar's and the Predecessor's properties have an ongoing need for renovations and other capital improvements to remain competitive, including replacement, from time to time, of furniture, fixtures and equipment. Because of the bankruptcies, the Predecessors and Adamar have deferred renovations and capital improvements. We will also need to make capital expenditures to comply with applicable laws and regulations.

        Renovations and other capital improvements of Adamar's and our Predecessor's properties require significant capital expenditures. In addition, renovations and capital improvements of Adamar's and the Predecessors' properties usually generate little or no cash flow until the project is completed. We may not be able to fund such projects solely from cash provided from operating activities. Consequently, we will rely upon the availability of debt or equity capital to fund renovations and capital improvements and our ability to carry them out will be limited if we cannot obtain satisfactory debt or equity financing, which will depend on, among other things, market conditions. No assurances can be made that we will be able to obtain additional equity or debt financing or that we will be able obtain such financing on favorable terms. Our failure to renovate what will be our gaming properties may put us at a competitive disadvantage.

Renovations and other capital improvements may disrupt our operations.

        Renovation projects may cause us to temporarily close all or a portion of our facilities to customers and disrupt service and room availability causing reduced demand, occupancy and rates. As a result, any future capital improvements projects may increase our expenses and reduce our cash flows and our revenues.

We may be subject to litigation which, if adversely determined, could result in substantial losses.

        We will be, from time to time, during the ordinary course of operating our businesses, subject to various litigation claims and legal disputes, including contract, lease, employment and regulatory claims as well as claims made by visitors to our properties. Certain litigation claims may not be covered entirely or at all by our insurance policies or our insurance carriers may seek to deny coverage. In addition, litigation claims can be expensive to defend and may divert our attention from the operations of our businesses. Further, litigation involving visitors to our properties, even if without merit, can attract adverse media attention. As a result, litigation can have a material adverse effect on our businesses and, because we cannot predict the outcome of any action, it is possible that adverse judgments or settlements could significantly reduce our earnings or result in losses.

        Parties affiliated with the Tropicana LV have filed suit against certain of the Predecessors regarding the "Tropicana" trademark. See Item 8—"Legal Proceedings." In the event those parties prevail, they would have the right to continued use of the "Tropicana" trademark in perpetuity without payment of any royalty or license fee to the Company, and their continued use of the trademark without restriction could dilute the "Tropicana" brand and be detrimental to the Company's properties that utilize that brand.

Work stoppages, labor problems and unexpected shutdowns may limit our operational flexibility and negatively impact our future profits.

        The Predecessors are party to three collective bargaining agreements with three unions, and are currently in the process of negotiating a collective bargaining agreement with an additional union bargaining unit organized at Casino Aztar. Adamar is currently party to six collective bargaining agreements with six unions, and is currently in the process of negotiating collective bargaining agreements with additional bargaining units organized at Tropicana AC. The current collective bargaining agreements will expire if the Predecessors and Adamar are unable to renegotiate successfully those agreements. There can be no assurance that the Predecessors or Adamar will be able to successfully negotiate the new collective bargaining agreements or renegotiate the agreements currently in effect without incurring significant increases in labor costs. The addition of new or changes to the existing collective bargaining agreements could cause significant increases in labor costs, which could have a material adverse effect on our businesses, financial condition, and results of operations.

        In addition, the unions with which the Predecessors and Adamar have collective bargaining agreements or other unions could seek to organize employees at the Predecessors non-union properties or groups of employees at Adamar's or the Predecessors' properties that are not currently represented by unions. Union organization efforts may occur in the future, which could cause disruptions in our businesses and result in significant costs, both of which could have a material adverse effect on our businesses, financial condition and results of operations.

        Finally, if the Predecessors or Adamar are unable to negotiate these agreements on mutually acceptable terms, the affected employees may engage in a strike instead of continuing to operate without contracts or under expired contracts, which could have a materially adverse effect on our results of operations and financial condition. Any unexpected shutdown of one of the casino properties from a work stoppage or strike action could have an adverse effect on our businesses and results of operations. Moreover, strikes and work stoppages could also result in adverse media attention or otherwise discourage customers from visiting our casinos. There can be no assurance that we can be adequately prepared for unexpected labor developments that may lead to a temporary or permanent shutdown of any of our casino properties.

Regulation by gaming authorities could adversely affect our businesses, financial condition and results of operations.

        We will be subject to extensive regulation with respect to the ownership and operation of our gaming facilities. State and local gaming authorities require that we and our subsidiaries hold various licenses, qualifications, filings of suitability, registrations, permits and approvals. The gaming regulatory authorities have broad powers with respect to the licensing of casino operations and alcoholic beverage service and may deny, revoke, suspend, condition, or limit our gaming or other licenses, impose substantial fines, temporarily suspend casino operations, and take other actions, any one of which could adversely affect our businesses, financial condition and results of operations. The risk of the gaming authorities taking such actions has been heightened as a result of the actions of gaming regulators in New Jersey and Indiana, discussed in further detail in Item 1—"Business—Bankruptcy Proceedings."

        We will own, operate, or have an interest in gaming facilities located in, Nevada, Indiana, Mississippi, Louisiana and New Jersey. We have applied for or obtained all material governmental licenses, qualifications, registrations, permits, and approvals necessary for the operation of our gaming facilities as operations at such facilities are presently conducted (other than certain filings of suitability and approvals with respect to recently hired employees, newly appointed directors, other key persons and persons who will hold the shares of our Common Stock). However, there can be no assurance that we can obtain any new licenses, or renew any existing, licenses, qualifications, findings of suitability, registrations, permits, or approvals that may be required in the future or that existing ones will not be suspended or revoked, or that we will obtain all necessary regulatory approvals and consents relating to the Plan. If we relocate or expand any of our current gaming facilities or enter new jurisdictions, we must obtain all additional licenses, qualifications, findings of suitability, registrations, permits and approvals of the applicable gaming authorities in such jurisdictions. If state regulatory authorities were to find an officer, director, owner, or other person affiliated with our operations unsuitable, we would be required to sever our relationship with that person. Gaming authorities, as well as other state regulatory authorities, may conduct similar investigations in the future in connection with new equity and debt holders. We cannot predict the outcome of these investigations or their potential impact on our businesses.

        Additionally, certain manufacturers, distributors and suppliers of gaming devices, junkets, goods or services to our gaming facilities, may be required to obtain a license or permit or undergo a suitability investigation by the gaming authorities. There can be no assurance that such licenses or permits will be obtained by such vendors. The failure of any such vendors to obtain any required licenses or permits on a timely basis could materially adversely affect our business, financial condition and results of operations.

Our operations will be subject to numerous laws and regulations.

        In addition to gaming regulations, we will also be subject to various federal, state and local laws and regulations affecting businesses in general. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. For example, in July 2006, New Jersey gaming properties, including Tropicana AC, were required to temporarily close their casinos for three days as a result of a New Jersey statewide government shutdown that affected certain New Jersey state employees required to be at casinos when they are open for business.

Potential changes in legislation and regulation could negatively impact our gaming operations.

        From time to time, legislators and special interest groups propose legislation that would expand, restrict, or prevent gaming operations in the jurisdictions in which we operate and in neighboring jurisdictions. Further, from time to time, individual jurisdictions have considered or enacted legislation and referenda, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely affect our operations going forward. Any restriction on or prohibition relating to our future gaming operations, or enactment of other adverse legislation or regulatory changes, could materially adversely affect our business, financial condition and results of operations.

We may be subject to increases in taxation and fees.

        The casino gaming industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. Gaming companies are currently subject to significant state and local taxes and fees in addition to the federal and state income taxes that typically apply to corporations, and such taxes and fees could increase at any time. From time to time, various state and federal legislators and officials have proposed changes in tax laws or in the administration of such laws, including increases in tax rates, which would affect the gaming industry. Worsening economic conditions could intensify the efforts of state and local governments to raise revenues through increases in gaming taxes and fees. In addition, growing state or local budget shortfalls resulting from the recession could prompt tax or fee increases. Any material increase in assessed taxes, or the adoption of additional taxes or fees in any of our markets could materially adversely affect our business, financial condition and results of operations.

Our riverboats and dockside facilities will be subject to risks relating to mechanical failure and regulatory compliance.

        Generally, all of our future facilities will be subject to the risk that operations could be halted for a temporary or extended period of time, as result of casualty, forces of nature, mechanical failure, or extended or extraordinary maintenance, among other causes. In addition, our gaming operations conducted on river boats or at dockside facilities could be damaged or halted due to extreme weather conditions.

        Each of the Predecessors' riverboats must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each riverboat must hold a Certificate of Inspection for stabilization and flotation, and may also be subject to local zoning codes. The U.S. Coast Guard requirements establish standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's Certificate of Inspection or American Bureau of Shipping approval would preclude the use of the its casino.

        U.S. Coast Guard regulations require a hull inspection for all riverboats at five-year intervals. Under certain circumstances, alternative hull inspections may be approved. The U.S. Coast Guard may require that such hull inspections be conducted at a dry-docking facility, and if so required, the cost of travel to and from such docking facility, as well as the time required for inspections of the affected riverboats, could be significant. To date, the U.S. Coast Guard has allowed in-place inspections of the Predecessors' riverboats. The U.S. Coast Guard may not allow these types of inspections in the future. The loss of a riverboat casino from service for any period of time could materially adversely affect our business, financial condition and results of operations.

        U.S. Coast Guard regulations also require certain of the Predecessor's to prepare and follow certain security programs. In the first quarter, 2003, Casino Aztar implemented the American Gaming Association's Alternative Security Program at its riverboat casino. In January, 2007, Casino Aztar implemented the Passenger Vessel Association program and remains with this program to date. Belle of Baton Rouge applies a customized alternative security program. The American Gaming Association's Alternative Security Program is specifically designed to address maritime security requirements at riverboat casinos and their respective dockside facilities. Changes to these regulations could adversely affect our business, financial condition and results of operations.

Noncompliance with environmental, health and safety regulations could adversely affect our results of operations.

        As the owner, operator, and developer of real property, we must address, and may be liable for, hazardous materials or contamination of these sites. For example, the removal or encapsulation of asbestos at MontBleu, with respect to which we expect to perform remediation and repair work, may result in significant costs.

        Our ongoing operations are subject to stringent regulations relating to the protection of the environment and handling of waste, particularly with respect to the management of wastewater from our facilities. Any failure to comply with existing laws or regulations, the adoption of new laws or regulations with additional or more rigorous compliance standards, or the more vigorous enforcement of environmental laws or regulations could materially adversely affect our business, financial condition and results of operations by increasing our expenses and limiting our future opportunities.

Allegations of food-related illnesses could negatively affect our results from operations.

        As an operator of hotels and restaurants, we will sometimes be the subject of complaints or litigation from consumers alleging food-related illness, injury, or other food quality, health, or operational concerns. Food-related illnesses may be caused by a variety of food-borne pathogens, such as e-coli or salmonella, and from a variety of illnesses transmitted by restaurant workers, such as hepatitis. We cannot control all of the potential sources of illness that can be transmitted from food or our water supply. If any person becomes ill, or alleges becoming ill, as a result of eating our food, we may be liable for damages, be subject to governmental regulatory action, be forced to shut down one of our properties, and/or receive adverse publicity, regardless of whether the allegations are valid or whether we are liable; all of which could materially adversely affect our business, financial condition and results of operations.

We may not be able to maintain appropriate internal controls over our financial reporting.

        In conjunction with the Predecessors' audited financial statements, the independent registered public accounting firm identified a material weakness in the internal controls over financial reporting as of December 31, 2008. A material weakness is a control deficiency, or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected. The Predecessors did not maintain effective internal control over financial reporting as of December 31, 2008, as a result of a material weakness whereby the Predecessors did not maintain a control environment that fully emphasized the establishment of, or adherence to, appropriate internal control for certain aspects of the Predecessors' operations. The principal contributing factor included an insufficient number of accounting and finance personnel. We believe the Company will be able to implement procedures and controls, and install systems and hire finance and accounting personnel to remedy the material weakness discussed above. However, we cannot provide assurances that we will be able to maintain adequate internal controls in the future nor can we predict the impact on our financial statements in the event the same or any other material weakness exists in the future.

The concentration and evolution of the slot machine manufacturing industry could impose additional costs on our operations.

        A majority of the Predecessors' gaming revenue is attributable to slot machines operated at their gaming facilities. It is important, for competitive reasons, that we offer the most popular and technologically advanced slot machine games to our customers. A substantial majority of the slot machines sold in the United States in recent years were manufactured by a limited number of companies. A deterioration in the commercial arrangements with any of these slot machine manufacturers or significant industry demand, could result in our being unable to acquire the slot machines desired by our customers or could result in manufacturers significantly increasing the cost of these machines. Going forward, the inability to obtain new and up to date slot machine games could impair our competitive position and result in decreased gaming revenues at our casinos. In addition, increases in the costs associated with acquiring slot machine games could adversely affect our profitability.

        In recent years, the prices of new slot machines have risen more rapidly than the domestic rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring gaming operators to execute participation lease arrangements for them to be able to offer such machines to patrons. Participation slot machine leasing arrangements typically require the payment of a fixed daily rental fee. Such agreements may also include a percentage payment to the manufacturer based on the usage of the machine or the gaming company's receipts from the machine, sometimes referred to as "coin-in" or "net win" percentage payments. Generally, a slot machine participation lease is more expensive over the long term than the cost of purchasing a new slot machine. We will have slot machine participation leases at each of our properties.

        For competitive reasons, we may be forced to purchase new, more contemporary slot machines, to replace older, obsolete slot machines with more contemporary but costly "ticket-in ticket-out" machines, or enter into participation lease arrangements that are more expensive than the costs currently associated with the continued operation of existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participation lease costs, it could materially adversely affect our business, financial condition and results of operations.

We may not have or be able to obtain sufficient insurance coverage to replace or cover the full value of losses we may suffer.

        The Predecessors' casino properties located in Mississippi and Louisiana may be subject to extreme weather conditions, including, but not limited to, hurricanes. In the future, such extreme weather conditions may interrupt our operations, damage our properties, and reduce the number of customers who visit our facilities in such areas. Although we will maintain both property and business interruption insurance coverage for certain extreme weather conditions, such coverage is subject to deductibles and limits on maximum benefits, including limitation on the coverage period for business interruption, and we cannot assure you that we will be able to fully insure such losses or fully collect, if at all, on claims resulting for such extreme weather conditions. Furthermore, such extreme weather conditions may interrupt or impede access to our affected properties and may cause visits to our affected properties to decrease for an indefinite period.

        While we will maintain insurance against many risks to the extent and in amounts that we believe are reasonable, these policies will not cover all risks. Furthermore, portions of our businesses are difficult or impracticable to insure. Therefore, after carefully weighing the costs, risks, and benefits of retaining versus insuring various risks, as well as the availability of certain types of insurance coverage, we occasionally may opt to retain certain risks not covered by our insurance policies. Retained risks are associated with deductible limits or self-insured retentions, partial self-insurance programs and insurance policy coverage ceilings.

        We will carry certain insurance policies that, in the event of certain substantial losses, may not be sufficient to pay the full current market value or current replacement cost of damaged property. As a result, if a significant event were to occur that is not fully covered by our insurance policies, we may lose all, or a portion of, the capital we have invested in a property, as well as the anticipated future revenue from such property, and it could materially adversely affect our business, financial condition and results of operations. Consequently, uninsured losses may negatively affect our financial condition, liquidity and results of operations. There can be no assurance that we will not face uninsured losses pertaining to the risks we have retained.

        We may not be able to obtain sufficient insurance coverage and cannot predict whether we may encounter difficulty in collecting on any insurance claims we may submit, including claims for business interruption.

Our business, financial condition and results of operations could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.

        Natural disasters, such as hurricanes, floods, fires and earthquakes could adversely affect our businesses and operating results. Hurricanes are common to the areas in which the Predecessors' Louisiana and Mississippi properties are located and the severity of such natural disasters is unpredictable. In 2005, Hurricanes Katrina and Rita caused significant damage in the Gulf Coast region. We cannot predict the impact that any future natural disasters will have on their ability to maintain their customer base or to sustain their business activities.

        Moreover, the Predecessors' riverboats will face additional risks from the movement of vessels on waterways, such as collisions with other vessels or damage from debris in the water. Reduced patronage and the loss of a dockside or riverboat casino from service for any period of time could materially adversely affect our business, financial condition and results of operations.

        Catastrophic events such as terrorist and war activities in the United States and elsewhere have had a negative effect on travel and leisure expenditures, including lodging, gaming (in some jurisdictions), and tourism. In addition, any man-made or natural disasters in or around our properties could have a materially adverse effect on their businesses, financial condition and results of operations.

We cannot predict the extent to which such events may affect us, directly or indirectly, in the future. We also cannot ensure that we will be able to obtain any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts.

        In the future, the prolonged disruption at any of our properties due to natural disasters, terrorist attacks, or other catastrophic events could materially adversely affect our business, financial condition and results of operations.

        Leisure and business travel, especially travel by air, are particularly susceptible to global geopolitical events, such as terrorist attacks or acts of war or hostility. These events can create economic and political uncertainties that could adversely impact our business levels. Furthermore, although we may have some insurance coverage for certain types of terrorist acts, insurance coverage against loss or business interruption resulting from war and some forms of terrorism may be unavailable.

Energy price increases may adversely affect our business, financial condition and results of operations.

        Adamar and the Predecessors' casino properties use significant amounts of electricity, natural gas and other forms of energy. While they have not experienced shortages of energy or fuel to date, substantial increases in energy and fuel prices in the United States may negatively affect our businesses, financial condition and results of operations in the future. The extent of the impact is subject to the magnitude and duration of the energy and fuel price increases, but this impact could be material. In addition, energy and gasoline price increases in cities that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a corresponding decrease in visitation and spending at our properties, which would negatively impact our revenues. Further, increases in fuel prices, and resulting increases in transportation costs, could materially adversely affect our business, financial condition and results of operations.

We have not paid dividends in the past, and do not plan to pay dividends in the future.

        We do not plan to pay any dividends or make any distributions on our Common Stock in the foreseeable future. Therefore you should not expect to receive any dividend income from your shares of Common Stock.

ITEM 2.    FINANCIAL INFORMATION.

SELECTED FINANCIAL DATA

Selected Financial Data—Tropicana Entertainment Inc.

        The Company was formed for the purpose of acquiring certain assets and assuming certain liabilities of the Predecessors pursuant to the Plan and to acquire Tropicana AC pursuant to the Sale. We expect the reorganization of the Predecessors and the acquisition of Tropicana AC to be completed sometime during the first quarter of 2010, at which time we will acquire certain of the Predecessor's and Adamar's gaming properties and related assets and enter into the Exit Facility. The Company has conducted no business other than in connection with the Chapter 11 Cases and the Adamar Bankruptcy Cases and has no material assets or liabilities. See "Item 1. Business—Introduction."

        As the Company has no operations, the following selected financial data relates to each of the Predecessors and Adamar on an individual basis and includes:

  •
  TEH;

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  Tropicana AC;

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  CP Vicksburg; and

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  JMBS Casino.

Selected Financial Data—TEH

        On January 3, 2007, Wimar acquired all of the outstanding capital stock of Aztar. Concurrent with the acquisition of Aztar, Wimar, TEH's ultimate parent company and predecessor, contributed five of its gaming properties to TEH which included River Palms located in Laughlin, Nevada; Tahoe Horizon and MontBleu located in South Lake Tahoe, Nevada; Lighthouse Point located in Greenville, Mississippi; and Belle of Baton Rouge located in Baton Rouge, Louisiana. In light of TEH's limited operating history and the fact that five of the gaming properties comprising its present casino portfolio were previously operated by Wimar, the following historical selected financial data presents TEH for the periods ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 and Wimar for the years ended December 31, 2006, 2005 and 2004, so as to provide a more complete understanding of TEH's business than would be afforded by a presentation of TEH alone.

        The selected financial data as of and for the nine months ended September 30, 2009 and 2008, have been derived from unaudited consolidated financial statements of TEH included elsewhere in this registration statement which, in the opinion of management, include all adjustments necessary for a fair presentation of the information for those periods. The results of operations for any interim period are not necessarily indicative of results of operations for a full year. The selected financial data presented below as of and for the years ended December 31, 2008 and 2007 have been derived from the audited consolidated financial statements of TEH included elsewhere in this registration statement. The selected financial data presented below as of and for the years ended December 31, 2006, 2005 and 2004 have been derived from Wimar's audited consolidated financial statements of which the statements of income, stockholder's equity and cash flows for the year ended December 31, 2006, are contained elsewhere in this registration statement. The historical results set forth below do not indicate results expected for any future periods. The selected financial data set forth below are qualified in their entirety by, and should be read in conjunction with, Item 2—"Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH" and the TEH consolidated financial statements, the notes thereto and other financial and statistical information included elsewhere in this registration statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2009(a)	2008(a)	2008(a)	2007(a)	2006(b)	2005(b)	2004(b)
	(unaudited)	(unaudited)
	(in thousands)
Income Statement Data:
Net revenues	$296,168	$339,240	$441,930	$914,378	$288,863	$186,642	$121,917
Operating income (loss)	(155,202)	19,537	(645,606)	(977,173)	58,578	39,717	25,458
Income (loss) from continuing operations, including noncontrolling interest	(195,056)	(159,194)	(853,166)	(1,114,358)	31,933	34,206	24,662
Balance Sheet Data (as of period end):
Total assets	$828,251	$2,568,139	$1,705,551	$2,674,600	$1,734,091	$368,268	$115,808
Total debt (excluding related party)	2,355,130	2,301,309	2,787,459	2,711,344	1,155,975	199,500	19,950
Total members' (deficit) equity	(1,819,822)	(756,286)	(1,593,677)	(544,167)	156,784	133,055	83,254

(a)
Reflects the results of TEH including the results of Aztar from January 3, 2007 (date of acquisition). The results of operations for Tropicana AC are included above for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the ICA Trust was activated). As a result of the actions taken on December 12, 2007, by the NJ Commission, TEH determined that Tropicana AC should not be consolidated subsequent to December 12, 2007, and has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. Because the Trustee had control of the operations of Tropicana AC during 2008 and 2009, there are no results of operations, other than impairment charge, for Tropicana AC included above for the nine months ended September 30, 2009 and 2008 and the year ended December 31, 2008. The discussion of Tropicana AC in TEH's results of operations refers to the financial presentation of Tropicana AC from TEH's perspective. See "Selected Financial Date—Tropicana AC" for a detail discussion of the operating results for Tropicana AC.

(b)
Reflects the results of Wimar.

        The following events and transactions affect the year-to-year comparability of the selected financial data presented above for TEH:

Acquisitions

        On January 3, 2007, Wimar acquired all of the outstanding capital stock of Aztar which added to the Wimar portfolio properties, the casino properties of Casino Aztar located in Evansville, Indiana, Tropicana Express located in Laughlin, Nevada, Tropicana LV located in Las Vegas, Nevada and Tropicana AC located in Atlantic City, New Jersey.

        In October 2005, Wimar acquired Belle of Baton Rouge located in Baton Rouge, Louisiana.

        In June 2005, Wimar acquired MontBleu located in South Lake Tahoe, Nevada.

Discontinued Operations

        The Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009. As a result, Tropicana LV was no longer owned or operated by TEH subsequent to June 30, 2009. Accordingly, the results of operations for Tropicana LV are presented as discontinued operations in the accompanying consolidated financial statements for the nine months ended September 30, 2009 and

2008 and for the years ended December 31, 2008 and 2007 and are not included in the selected financial data presented above for all periods.

Tropicana AC

        Prior to the Aztar Acquisition, the NJ Commission granted TEH interim authorization to own and operate Tropicana AC through its indirect subsidiary, Adamar, subject to the equity securities of Adamar being placed in the ICA Trust pending a determination by the NJ Commission that TEH was qualified to be a holding company of Adamar. On December 12, 2007, the NJ Commission denied the application of TEH to be found qualified to be a holding company of Adamar thus activating the ICA Trust and vesting the Trustee with all powers, authority and duties necessary to the unencumbered exercise of all rights incident to the ownership of the equity securities of Adamar. The NJ Commission also denied the application of Adamar for renewal of its casino license. As a result of these actions, the NJ Commission imposed a conservatorship upon Adamar and appointed the Trustee as conservator to take over and into his possession and control all the property and business of Adamar relating to Tropicana AC. The NJ Commission also authorized the Trustee to sell, assign, convey or otherwise dispose of Tropicana AC to a third party.

        Under New Jersey law, TEH is entitled to the lower of the value of the property as of the date the ICA Trust became operative or its original cost to acquire Tropicana AC upon the eventual sale of the property. Pursuant to the Amended and Restated Purchase Agreement, as discussed in "Bankruptcy Proceedings—Bankruptcy Filing", TEH will not receive any cash proceeds from the sale of Tropicana AC, and it will become a subsidiary of the Company.

        The results of operations and cash flows for Tropicana AC are included in TEH's consolidated statement of operations for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the ICA Trust was activated). As a result of the actions taken on December 12, 2007, by the NJ Commission, TEH determined that Tropicana AC should not be consolidated subsequent to December 12, 2007. TEH has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. As a result, the net cost basis in Tropicana AC is presented as a beneficial interest in Trust in TEH's consolidated balance sheets as of September 30, 2009 and 2008 and December 31, 2008 and 2007. TEH's cost basis was then adjusted to fair value which resulted in impairment charges of $154.3 million during the nine months ended September 30, 2009 and approximately $530.8 million and $635.9 million during the years ended December 31, 2008 and 2007, respectively.

        Because the Trustee had control of the operations of Tropicana AC since December 12, 2007, there are no results of operations, other than the impairment charges, for Tropicana AC included in TEH's consolidated statements of operations or statements of cash flows for the nine months ended September 30, 2009 and 2008 and for the year ended December 31, 2008. As a result, the selected financial data for Tropicana AC is presented separately, see "Selected Financial Data—Tropicana AC."

Other

        During the nine months ended September 30, 2009 and 2008, TEH recorded approximately $22.9 million and $54.3 million, respectively, in reorganization items as a result of the Chapter 11 Cases. During the year ended December 31, 2008, TEH recorded approximately $92.4 million in reorganization items.

        During the years ended December 31, 2008 and 2007, TEH recorded approximately $97.9 million and $311.0 million, respectively, of impairment losses related to its intangible assets other than goodwill.

        During the year ended December 31, 2007, TEH recorded approximately $142.4 million in impairment loss related to goodwill recognized in the Aztar Acquisition.

        During the nine months ended September 30, 2009 and the years ended December 31, 2008 and 2007, TEH recorded approximately $0.9 million, $35.5 million and $20.8 million, respectively, of impairment losses related to its property and equipment.

        During the year ended December 31, 2008, TEH decided to abandon various projects that were in the development stage due to the economic conditions and Chapter 11 Cases. In conjunction with these decisions, the capitalized costs incurred to date of approximately $0.8 million were written off during the nine months ended September 30, 2008 and the year ended December 31, 2008.

        During the nine months ended September 30, 2009 and 2008, TEH recorded approximately $3.9 million and $0.7 million, respectively, in loss from asset disposals. Loss from asset disposals were approximately $0.2 million, $0.4 million $2.6 million, $2.7 million and $0.1 million for the years ended December 31, 2008, 2007, 2006, 2005 and 2004, respectively.

Selected Financial Data—Tropicana AC

        The results of operations for Tropicana AC are included in TEH's consolidated statement of operations for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the ICA Trust was activated); see "Selected Financial Data—TEH." Pursuant to the Amended and Restated Purchase Agreement, (see "Bankruptcy Proceedings—Bankruptcy Filing"), it is anticipated that Tropicana AC will become a subsidiary of the Company shortly after the Effective Date. The information below sets forth historical financial data of Tropicana AC which, upon TEH's loss of control on December 12, 2007, was deconsolidated. The historical financial data presented below does not reflect "push down" accounting related to the Aztar Acquisition as the historical cost was more relevant as a private issuer and as such does not reflect the increased depreciation, amortization or subsequent impairment charge recorded by TEH in 2007.

        The selected financial data presented below as of and for the nine months ended September 30, 2009 and 2008, have been derived from Tropicana AC's unaudited consolidated financial statements included elsewhere in this registration statement which, in the opinion of management, include all adjustments necessary for a fair presentation of the information for such periods. The results of operations for any interim period are not necessarily indicative of results of operations for a full year. The selected financial data presented below as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 have been derived from Tropicana AC's audited financial statements which, except for 2005 and 2004, are contained elsewhere in this registration statement. The historical results set forth below do not necessarily indicate results expected for any future period. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations—Tropicana

AC" and the Tropicana AC financial statements, the notes thereto and other financial and statistical information included elsewhere in this registration statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(unaudited)	(unaudited)
	(in thousands)
Income Statement Data:
Net revenues	$249,952	$290,232	$370,368	$433,010	$487,217	$490,159	$386,900
Operating income (loss)	(10,441)	9,714	2,346	86,392	93,076	70,196	44,449
Net income (loss)	(32,532)	(33,084)	(56,001)	(21,604)	17,007	(9,296)	(17,580)
Balance Sheet Data (as of period end):
Total assets	$855,490	$862,616	$862,616	$880,956	$969,356	$989,076	$943,132
Total debt (excluding related party)	216	248	240	271	301	344	57
Shareholder's equity	168,470	223,919	201,002	257,003	278,222	260,761	114,881

        The following events and transactions affect the year-to-year comparability of the selected financial data presented above for Tropicana AC:

        During the nine months ended September 30, 2009 and 2008, Tropicana AC incurred approximately $3.4 million and $3.4 million, respectively, for expenses related to its gaming license denial. Tropicana AC incurred approximately $6.2 million and $1.6 million during the years ended December 31, 2008 and 2007, respectively, for expenses related to its gaming license denial.

        During the years ended December 31, 2007, 2006 and 2004, Tropicana AC recorded approximately $24.4 million, $9.4 million and $6.0 million, respectively, in construction accident insurance recoveries, net of expenses, related to a construction accident that occurred on October 30, 2003, when a newly constructed parking garage collapsed. During the year ended December 31, 2005, Tropicana AC incurred approximately $3.4 million in expenses, net of insurance proceeds related to the construction accident.

Selected Financial Data—CP Vicksburg

        The information below sets forth historical financial data of CP Vicksburg, one of the Affiliate Guarantors. The selected financial data presented below as of and for the nine months ended September 30, 2009 and 2008, have been derived from CP Vicksburg's unaudited financial statements included elsewhere in this registration statement which, in the opinion of management, include all adjustments necessary for a fair presentation of the information for such periods. The results of operations for any interim period are not necessarily indicative of results at operations for a full year. The selected financial data presented below as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 have been derived from CP Vicksburg's audited financial statements which, except for 2005 and 2004, are contained elsewhere in this registration statement. The historical results set forth below do not necessarily indicate results expected for any future period. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis—CP Vicksburg" and the CP Vicksburg financial statements, the notes thereto and other financial and statistical information included elsewhere in this registration statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(unaudited)	(unaudited)
	(in thousands)
Income Statement Data:
Net revenues	$10,488	$20,247	$24,576	$29,680	$33,599	$32,771	$25,533
Operating income (loss)	(3,415)	(1,571)	(13,199)	(4,334)	2,642	4,278	245
Net income (loss)	(11,288)	(2,282,458)	(2,293,026)	(4,099)	1,524	3,110	(632)
Balance Sheet Data (as of period end):
Total assets	$20,053	$33,525	$23,004	$34,066	$36,540	$40,266	$39,736
Total debt (excluding related party)	—	—	—	—	—	17,143	20,000
Members' (deficit) equity	(2,279,437)	(2,257,581)	(2,268,149)	24,877	28,976	15,302	13,642

        The following events and transactions affect the year-to-year comparability of the selected financial data presented above for CP Vicksburg:

        During the nine months ended September 30, 2009, CP Vicksburg recorded approximately $8.0 million in non-cash loss related to the guarantee of TEH's debt which was in default as a result of the denial by the NJ Commission of TEH's qualification as a holding company for Tropicana AC. During the nine months ended September 30, 2008 and year ended December 31, 2008, CP Vicksburg recorded approximately $2.3 billion in non-cash loss related to the guarantee of TEH's debt.

        CP Vicksburg recorded an impairment charge of approximately $10.0 million during the year ended December 31, 2008 related to its property and equipment.

        During the years ended December 31, 2008 and 2007, CP Vicksburg recorded reserves related to receivables from affiliates due to Chapter 11 bankruptcy filings of approximately $2.7 million and $7.2 million, respectively.

Selected Financial Data—JMBS Casino

        The information below sets forth historical financial data of JMBS Casino, one of the Affiliate Guarantors. The selected financial data presented below as of and for the nine months ended September 30, 2009 and 2008, have been derived from JMBS Casino's unaudited financial statements included elsewhere in this registration statement which, in the opinion of management, include all adjustments necessary for a fair presentation of the information for such periods. The results of operations for any interim period are not necessarily indicative of results at operations for a full year. The selected financial data presented below as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004 have been derived from JMBS Casino's audited financial statements which, except for 2005 and 2004, are contained elsewhere in this registration statement. The historical results set forth below do not necessarily indicate results expected for any future period. The selected financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's Discussion and Analysis—JMBS Casino and the JMBS Casino financial statements, the notes thereto and other financial and statistical information included elsewhere in this registration statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
	(unaudited)	(unaudited)
	(in thousands)
Income Statement Data:
Net revenues	$12,221	$15,086	$18,981	$26,500	$27,617	$27,810	$30,908
Operating income (loss)	919	283	(8,981)	3,183	8,527	9,417	11,424
Income (loss) from continuing operations	(6,830)	(2,280,701)	(2,289,899)	3,505	8,181	8,885	10,870
Balance Sheet Data (as of period end):
Total assets	$35,226	$42,309	$33,552	$41,232	$37,912	$41,882	$46,807
Total debt (excluding related party)	—	—	—	—	—	7,066	10,572
Members' equity (deficit)	(2,258,716)	(2,242,688)	(2,251,886)	38,013	35,557	32,795	34,070

        The following events and transactions affect the year-to-year comparability of the selected financial data presented above for JMBS Casino:

        During the nine months ended September 30, 2009, JMBS Casino recorded approximately $8.0 million in non-cash loss related to the guarantee of TEH's debt which was in default as a result of the denial by the NJ Commission of TEH's qualification as a holding company for Tropicana AC. During the nine months ended September 30, 2008 and year ended December 31, 2008, JMBS Casino recorded approximately $2.3 billion in non-cash loss related to the guarantee of TEH's debt.

        JMBS Casino recorded an impairment charge of $8.3 million during the year ended December 31, 2008 related to its goodwill.

        During the years ended December 31, 2008 and 2007, JMBS Casino recorded reserves related to receivables from affiliates due to Chapter 11 bankruptcy filings of approximately $1.5 million and $5.2 million, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations—Tropicana Entertainment Inc.

        Since our formation on May 11, 2009, we have had no operations. The management's discussion and analysis of financial condition and results of operations that follows is for the Company and each of the Predecessors and Adamar on an individual basis.

        Upon the Effective Date, the Company will:

  •
  consummate the Restructuring Transactions;

  •
  issue 12,098,053 shares of Common Stock to the OpCo Lenders, and Warrants to purchase 3,750,000 shares of Common Stock and beneficial interests in the Litigation Trust to holders of the TE Notes and holders of general unsecured claims; and

  •
  enter into a senior secured credit facility (the "Exit Facility").

        Upon emergence, we intend to have approximately 12,098,053 shares of our Common Stock issued and outstanding. We intend to issue the Tropicana AC Shares to the OpCo Lenders pursuant to the Amended and Restated Purchase Agreement shortly after emergence.

        In addition, upon the Effective Date and following the completion of the Restructuring Transactions, we will adopt fresh start reporting in accordance with ASC 852-10-15. As a result, the value of the Predecessors' assets, including intangible assets, and liabilities will be adjusted to their fair values with any excess of our enterprise value over our tangible and identifiable intangible assets and liabilities reported as excess reorganization value on our consolidated balance sheet.

        Moreover, the historical financial results of the Predecessors and Adamar are not indicative of our current financial condition or our future results of operations following the Effective Date. Our future results of operations will be subject to these events and other significant business, economic, regulatory and competitive uncertainties and contingencies, some of which are beyond our control.

Liquidity and Capital Resources—Tropicana Entertainment Inc.

        Our cash flows will be affected by a variety of factors, many of which are outside of our control, including regulatory issues, competition, financial markets and other general business conditions. The Predecessors and Adamar believe that they have sufficient liquidity through borrowing availability, available cash and cash flows from operating activities to fund cash requirements for existing operations and limited capital expenditures through the consummation of the Plan which is expected to occur during the first quarter of 2010 and for the twelve months that follow.

        Based on the Plan as currently proposed, we expect to replace the TEH DIP Credit Facility with the Exit Facility as discussed below. We believe that we will have sufficient liquidity through anticipated borrowing availability, available cash, trade credit and cash flow from the properties we acquire from the Predecessors to fund our cash requirements and capital expenditures for at least twelve months after the Effective Date. We will endeavor to fund capital expenditures for maintenance of our properties through future improvements in operating results and increased borrowing availability for at least twelve months following the Effective Date. However, we cannot assure you that we will generate sufficient income and liquidity to meet all of our liquidity requirements and other obligations as our results for future periods are subject to numerous uncertainties which may result in liquidity problems, which could affect our ability to meet our obligations while attempting to meet competitive pressures or adverse economic conditions.

  Exit Facility

        On May 4, 2009, pursuant to the Plan, we entered into a commitment letter (the "Commitment Letter") with Icahn Capital, an affiliate of Icahn and Co., Inc., pursuant to which Icahn Capital committed to provide to us on a fully underwritten basis (i) a $130 million senior secured term loan credit facility to be issued at a discount of 7% (the "Term Loan Facility") and (ii) a $20 million senior secured revolving credit facility (the "Revolving Facility" and together with the Term Loan Facility, the "Proposed Exit Facility"). Certain other OpCo Lenders may also join the Commitment Letter (together with Icahn Capital, the "Participating Lenders") which expires December 31, 2009. In consideration, TEH paid the Participating Lenders a non-refundable commitment fee of $7.5 million which amount shall be held in escrow until the later of (i) the Commitment Letter being terminated or (ii) the funding of the Proposed Exit Facility. We may choose to terminate the Commitment Letter at any time, and not enter into the Proposed Exit Facility. If we do not enter into the Proposed Exit Facility, under the terms of the Plan, we are required to secure financing from alternate sources. If we do enter into the Proposed Exit Facility on the Effective Date, we will be obligated, pursuant to the terms of the Commitment Letter, to issue warrants to purchase common stock at a strike price of a $0.01 to the Participating Lenders in an amount equal to 5% of our issued and outstanding Common Stock. In addition, if the Effective Date is subsequent to December 31, 2009, we may seek to negotiate an extension to the Commitment Letter.

        The proceeds of the Proposed Exit Facility will be used to repay certain indebtedness, including the TEH DIP Credit Facility, to pay Bankruptcy Court-approved administrative claims and expenses, to provide for working capital, to pay fees and expenses related to the Proposed Exit Facility and for other general corporate purposes. The Proposed Exit Facility will be guaranteed by substantially all our existing and subsequently acquired subsidiaries.

        All amounts outstanding under the Proposed Exit Facility will bear interest at the rate of 15% per annum. The principal amount of the Term Loan Facility will be payable as follows: 1% of the outstanding amount shall be paid within one year from the closing date; an additional 1% of the outstanding amount shall be paid within two years from the closing date; and the balance shall be paid on or before the maturity date. The maturity date for the Proposed Exit Facility shall be on the earlier of: (i) the third anniversary of the closing date which is the date on which borrowings under the Proposed Exit Facility are made or (ii) the acceleration of the loans and termination of the commitment in accordance with the terms of the Proposed Exit Facility. The Proposed Exit Facility will include various financial and other customary covenants for these types of financings. Icahn Capital and certain of its affiliates will be our largest shareholder upon the Effective Date. See, Item 4—"Security Ownership of Certain Beneficial Owner and Management" and Item 7—"Certain Relationships and Related Transactions, and Director Independence."

        The following table depicts Adamar's and the Predecessors' borrowings at September 30, 2009 as reported elsewhere in this registration statement and on a pro forma basis assuming the Plan Effective Date was September 30, 2009 and the Proposed Exit Facility was in effect on such date (in thousands):

	Actual Debt at September 30, 2009	Pro Forma Debt at September 30, 2009
	(unaudited)
DIP Credit Facility	$65,219	$—
TEH Senior Secured Credit Facility—Term Loan(a)	1,300,239	—
TEH Senior Secured Credit Facility—Revolver(a)	29,010	—
TEH 9 5/8% Senior Subordinated Notes(a)	960,000	—
Other(b)	878	855
New Term Loan Facility(c)	—	97,570
New Revolving Facility(d)	—	—

Total Debt	$2,355,346	$98,425

(a)
Subject to compromise.

(b)
Actual debt includes $662 of the Predecessors of which $23 is subject to compromise and $216 of Adamar.

(c)
Net of $9,100 debt discount and $23,330 of the proceeds allocated to warrants issued.

(d)
It is anticipated that on the Effective Date the availability under the Revolving Facility will be the entire $20.0 million.

Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH

Overview and Presentation—TEH

        TEH, which was formed on June 8, 2006, is a diversified, multi-jurisdictional casino gaming and entertainment company with current operations in Nevada, Mississippi, Louisiana and Indiana. TEH focuses primarily on serving customers within driving distance of its casino properties and presents each city in which its casino properties are located as a separate segment. On January 3, 2007, TEH acquired all of the outstanding capital stock of Aztar. Concurrent with the acquisition of Aztar, Wimar, TEH's ultimate parent company and predecessor, contributed five of its gaming properties to TEH.

        In addition, in accordance with ASC 810-10-15 (pre-codification Financial Accounting Standards Board ("FASB") Interpretation No. 46(R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51), the consolidated financial statements of TEH include Realty, a variable interest entity of which Wimar was the primary beneficiary prior to the acquisition of Aztar and of which TEH became the primary beneficiary thereafter and is required to be consolidated.

        In light of TEH's limited operating history and the fact that five of the gaming properties comprising its present casino portfolio were previously operated by Wimar, the following management's discussion and results of operations present the financial condition and results of operations of TEH for periods subsequent to December 31, 2006 and Wimar for the year ended December 31, 2006 so as to provide a more complete understanding of TEH's business than would be afforded by a presentation of TEH alone.

  Aztar Acquisition

        On May 19, 2006, Wimar entered into a definitive agreement and plan of merger with Aztar, a publicly-traded holding company that owned five casino properties, under which Wimar would acquire all of the stock of Aztar. On January 3, 2007, Wimar acquired all of Aztar for approximately $2.1 billion.

        In the corporate reorganization completed by Wimar concurrently with the Aztar Acquisition, (i) Aztar became a wholly-owned indirect subsidiary of TEH, and (ii) Wimar contributed five gaming properties to TEH including River Palms, Lighthouse Point, Tahoe Horizon, MontBleu and Belle of Baton Rouge. Through the Aztar Acquisition TEH added the gaming properties of Tropicana LV, Tropicana AC, Casino Aztar and Tropicana Express. A fifth casino, purchased as part of the Aztar Acquisition and located in Missouri, was simultaneously transferred to Wimar upon the corporate reorganization.

        The Aztar Acquisition significantly increased the revenues of TEH. In addition, TEH through its subsidiaries incurred significant new borrowings in order to finance the acquisition of Aztar which increased TEH's interest expense in periods following the acquisition.

  Other Acquisitions

        Prior to the Aztar Acquisition, Wimar had made several significant acquisitions of gaming properties which were contributed to TEH as part of the corporate reorganization which occurred concurrently with the Aztar Acquisition. These acquisitions include:

  •
  the gaming assets and operations of the River Palms in Laughlin, Nevada in September 2003. Simultaneously, Realty acquired the real estate and substantially all on the non-gaming assets of the property. The aggregate cash purchase price was $25.2 million;

  •
  MontBleu in Lake Tahoe, Nevada, which Wimar acquired in June 2005 for an aggregate cash purchase price of $47.2 million; and

  •
  Argosy Riverboat Casino and related asset in Baton Rouge, Louisiana, which Wimar acquired in October 2005 for an aggregate cash purchase price of approximately $149.7 million. The property has since been renamed the Belle of Baton Rouge.

  Discontinued Operations

        The Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009. As a result, Tropicana LV was no longer owned or operated by TEH subsequent to June 30, 2009. Accordingly, the results of operations for Tropicana LV are presented as discontinued operations in the accompanying consolidated financial statements for the nine months ended September 30, 2009 and 2008 and for the years ended December 31, 2008 and 2007 and are not included in management's discussion and analysis of financial condition and results of operations.

  Tropicana AC

        Prior to the Aztar Acquisition, the NJ Commission granted TEH interim authorization to own and operate Tropicana AC through its indirect subsidiary, Adamar, subject to the equity securities of Adamar being placed in the ICA Trust pending a determination by the NJ Commission that TEH was qualified to be a holding company of Adamar. On December 12, 2007, the NJ Commission denied the application of TEH to be found qualified to be a holding company of Adamar thus activating the ICA Trust and vesting the Trustee with all powers, authority and duties necessary to the unencumbered exercise of all rights incident to the ownership of the equity securities of Adamar. The NJ Commission also denied the application of Adamar for renewal of its casino license. As a result of these actions, the NJ Commission imposed a conservatorship upon Adamar and appointed the Trustee as conservator to take over and into his possession and control all the property and business of Adamar relating to Tropicana AC. The NJ Commission also authorized the Trustee to sell, assign, convey or otherwise dispose of Tropicana AC to a third party.

        Under New Jersey law, TEH is entitled to the lower of the value of the property as of the date the Trust became operative or its original cost to acquire Tropicana AC upon the eventual sale of the property. Pursuant to the Amended and Restated Purchase Agreement as discussed in "Bankruptcy Proceedings—Bankruptcy Filing," TEH will likely not receive any cash proceeds from the sale of Tropicana AC.

        The results of operations and cash flows for Tropicana AC are included in TEH's consolidated statement of operations for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the Trust was activated). As a result of the actions taken on December 12, 2007, by the NJ Commission, TEH determined that Tropicana AC should not be consolidated subsequent to December 12, 2007. This determination was based on the provisions in ASC 810-10-55, (pre-codification Statement of Financial Accounting Standards ("SFAS") 94, Consolidation of All Majority Owned Subsidiaries) whereby the activation of the Trust deprived TEH of control of Tropicana AC. TEH has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. As a result, the net cost basis in Tropicana AC is presented as a beneficial interest in

Trust in the TEH consolidated balance sheets as of September 30, 2009 and 2008 and December 31, 2008 and 2007. TEH's cost basis was adjusted to fair value in accordance with ASC 320-10-15 (pre-codification SFAS 115, Accounting for Certain Investments in Debt and Equity Securities), which resulted in impairment charges of approximately $154.3 million, $530.8 million and $635.9 million during the nine months ended September 30, 2009, and the years ended December 31, 2008 and 2007, respectively.

        Because the Trustee had control of the operations of Tropicana AC during 2008, there are no results of operations, other than the impairment charge, for Tropicana AC included in the TEH consolidated statements of operations or statements of cash flows for the nine months ended September 30, 2009 and the year ended December 31, 2008.

        During the period the Trustee has controlled the operations of Tropicana AC, the Trustee and the NJ Commission periodically allowed excess cash flow from Tropicana AC to be transferred to TEH in support of Tropicana AC's allocated portion of the TE Senior Secured Credit Facility and TE Notes, but did not allow TEH to participate in cash flows in excess of the interest allocation. Cash flows over this allocation of interest were retained by the NJ Commission under the ICA Trust and related regulations. TEH received transfers of approximately $11.6 million through April 2008, which were accounted for as a reduction in the cost basis of the beneficial interest in the ICA Trust. However, upon TEH's filing for bankruptcy protection on May 5, 2008, the Trustee suspended additional cash payments.

        The discussion of Tropicana AC in TEH's Management's Discussion and Analysis of Financial Condition and Results of Operations refers to the financial presentation of Tropicana AC from the perspective of TEH only. Since the results of Tropicana AC are only consolidated in TEH's financial statements for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the Trust was activated), a separate management's discussion and analysis of financial condition and results of operations for Tropicana AC is presented, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Tropicana AC."

  Key Performance Indicators

        The primary business for TEH is the ownership and operation of casino gaming resorts and riverboat casinos which offers casino gaming, hotel accommodations, dining, entertainment, retail shopping and other resort amenities. As a casino-based company, the operating results of TEH are highly dependent on the volume of customers to its properties, which in turn impacts the price that TEH can charge for its hotel rooms and food and beverage menu items and other amenities.

        Revenues are one of the main performance indicators at the TEH properties with more than 80% of TEH's net revenues generated from casino revenues. Casino revenues represent the net win from gaming activities such as slot machines and table games, which is the difference between wins and losses. The majority of casino revenues are counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. Most of TEH's revenues are essentially cash-based, through customers wagering with cash or paying for non-gaming services with cash or credit cards. As a result, fluctuations in net revenues will have a direct impact on cash flows from operating activities. Other performance indicators include hotel occupancy which is a volume indicator for its hotels and the average daily rate which is a price indicator for the amount customers paid for its hotel rooms.

  Impact of Current Economic Conditions on Results of Operations

        The current economic recession has negatively impacted TEH's results of operations since 2008 and TEH's management expects the impact to continue throughout 2009. The recession has affected consumer discretionary spending which has significantly impacted TEH's results of operations. TEH's management believes that several factors have reduced discretionary spending which has negatively impacted TEH's results of operations such as:

  •
  increased unemployment;

  •
  declining real estate values;

  •
  decrease in consumer confidence levels;

  •
  customers' inability to access credit; and

  •
  significant decreases in investment portfolios has impacted many of its customers discretionary spending.

        This economic slowdown was particularly significant in the fourth quarter of 2008 and has continued throughout 2009.

  Impact of Chapter 11 Cases

        The continuation of the Chapter 11 Cases, particularly if the Plan is not timely consummated, could further adversely affect TEH's operations and relationship with its customers, employees, regulators, vendors and agents. If consummation of the Plan does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for reorganization items such as professional fees and similar expenses which has resulted in reduced capital reinvestment in TEH's properties. As a result, TEH's properties have lost market share resulting in lower operating results and giving TEH's competitors an advantage as TEH is unable to maintain its properties at a level customary to the industry. In addition, continuation of the Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with a financial reorganization instead of focusing on the operation of TEH's business.

Results of Operations—TEH

        The results of operations for TEH, presented for the nine months ended September 30, 2009 and 2008 and the years ended December 31, 2008 and 2007 and Wimar for the year ended December 31, 2006, are summarized below. The results of operations for the nine months ended September 30, 2009 and 2008 have been derived from its unaudited condensed consolidated financial statements for TEH included elsewhere in this registration statement which, in the opinion of management, include all adjustments necessary for a fair presentation of the information for those periods. The results of operations for any interim period are not necessarily indicative of results of operations for a full year. The years ended December 31, 2008 and 2007 reflect the results of operations for TEH based on its audited consolidated financial information contained elsewhere in this registration statement. The year ended December 31, 2006 reflects the results of operations for Wimar based on its audited consolidated financial information contained elsewhere in this registration statement.

        The results of operations presented below are reported by TEH's operating segments. TEH's management views each city in which TEH's casino properties are located as an operating segment. The Lake Tahoe segment is comprised of MontBleu and Tahoe Horizon; the Laughlin segment is comprised of Tropicana Express and River Palms; the Greenville segment is comprised of Lighthouse Point; the Evansville segment is comprised of Casino Aztar; the Baton Rouge segment is comprised of the Belle of Baton Rouge, and the Atlantic City segment is comprised of Tropicana AC for 2007.

  Results of Operations by Segment:

	Nine Months Ended September 30,
			Percent Change	Year Ended December 31, 2008(a)	Percent Change	Year Ended December 31, 2007(a)	Percent Change	Year Ended December 31, 2006(b)
	2009(a)	2008(a)
	(unaudited)	(unaudited)
Revenues:
Lake Tahoe(c)	$44,675	$69,340	(36)%	$86,632	(6)%	$92,164	(2)%	$94,091
Laughlin	82,766	95,320	(13)%	122,919	(12)%	138,924	167%	52,101
Greenville	10,925	13,469	(19)%	17,165	(38)%	27,527	(3)%	28,426
Evansville	95,924	96,241	—	127,661	(2)%	130,193	100%	—
Baton Rouge	61,875	64,792	(5)%	87,475	(9)%	96,476	(16)%	114,245
Atlantic City(d)	—	—	—	—	(100)%	428,550	100%	—
Other revenues	3	78	(96)%	78	(86)%	544	100%	—

Net revenues	$296,168	$339,240	(13)%	$441,930	(52)%	$914,378	217%	$288,863

Operating costs and expenses:
Lake Tahoe(c)	$53,797	$67,941	(21)%	$126,585	17%	$107,828	20%	$89,932
Laughlin	84,709	90,720	(7)%	118,964	(44)%	212,248	394%	42,947
Greenville	10,766	14,691	(27)%	17,244	(7)%	18,598	9%	17,050
Evansville	82,555	76,444	8%	163,228	(46)%	300,061	100%	—
Baton Rouge	50,887	51,290	(1)%	108,621	55%	69,969	(7)%	75,004
Atlantic City(d)	—	—	—	—	(100)%	991,984	100%	—
Other operating costs and expenses	168,656	18,617	806%	552,894	190%	190,863	3,466%	5,352

Total operating costs and expenses	$451,370	$319,703	41%	$1,087,536	(43)%	$1,891,551	721%	$230,285

Operating income (loss):
Lake Tahoe(c)	$(9,122)	$1,399	(752)%	$(39,953)	(155)%	$(15,664)	(477)%	$4,159
Laughlin	(1,943)	4,600	(142)%	3,955	105%	(73,324)	(901)%	9,154
Greenville	159	(1,222)	113%	(79)	(101)%	8,929	(22)%	11,376
Evansville	13,369	19,797	(32)%	(35,567)	79%	(169,868)	(100)%	—
Baton Rouge	10,988	13,502	(19)%	(21,146)	(180)%	26,507	(32)%	39,241
Atlantic City(d)	—	—	—	—	100%	(563,434)	(100)%	—
Other operating income (loss)	(168,653)	(18,539)	(810)%	(552,816)	(190)%	(190,319)	(3,456)%	(5,352)

Operating income (loss)	$(155,202)	$19,537	(895)%	$(645,606)	34%	$(977,173)	(1,768)%	$58,578

Interest income	$—	$276	(100)%	$276	(97)%	$8,694	(3)%	$8,918
Interest expense	(10,996)	(152,528)	(93)%	(185,914)	(27)%	(253,556)	613%	(35,563)
Other income	—	—	—	5,000	100%	—	—	—
Loss from early extinguishment of debt	—	—	—	—	(100)%	(2,799)	100%	—
Reorganization items, net	(22,857)	(54,257)	(58)%	(92,400)	100%	—	—	—
Income tax (expense) benefit	(6,001)	27,778	(122)%	65,478	(41)%	110,476	100%	—

(Loss) income from continuing operations, including noncontrolling interest	$(195,056)	$(159,194)	(23)%	$(853,166)	23%	$(1,114,358)	(3,590)%	$31,933

(a)
Reflects the results of TEH including the results of Aztar from January 3, 2007 (date of acquisition).

(b)
Reflects the results of Wimar.

(c)
Includes Tahoe Horizon which will not be part of the Company because TEH assigned all rights and obligations related to the property in two phases, effective June 15, 2009 and October 16, 2009.

(d)
The results of operations for Tropicana AC are included above for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the ICA Trust was activated). As a result of the actions taken on December 12, 2007, by the NJ Commission, TEH determined that Tropicana AC should not be consolidated subsequent to December 12, 2007, and has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. Because the Trustee had control of the operations of Tropicana AC during 2008 and 2009, there are no results of operations, other than impairment charges, for Tropicana AC included above for the nine months ended September 30, 2009 and 2008 and the year ended December 31, 2008. The discussion of Tropicana AC in TEH's results of operations refers to the financial presentation of Tropicana AC from TEH's perspective. See "Results of Operations—Tropicana AC" for a detail discussion of the operating results for Tropicana AC.

Comparison of the nine months ended September 30, 2009 to September 30, 2008

        On a consolidated basis, certain events and trends contributing to the performance of TEH for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 were:

  •
  the filing of bankruptcy on May 5, 2008 resulting in reorganization items of $22.9 million in 2009 as compared to $54.3 million in 2008;

  •
  the inability to reinvest in its properties as a result of costs incurred for reorganization items related to the filing for bankruptcy and reduced revenues, operating profits and access to debt and equity financing;

  •
  the impact of slowing economic conditions on consumer discretionary spending, which continued to negatively affect gross revenues at the properties during the first nine months of 2009;

  •
  impairment charges and other write-downs during the nine months ended September 30, 2009 of approximately $159.2 million, of which $154.3 million related to the impairment of the beneficial interest in Trust, $0.9 million related to impairment of property and equipment and $3.9 million related to loss on asset disposals; and

  •
  impairment charges and other write-downs during the nine months ended September 30, 2008 of approximately $1.5 million, of which approximately $0.8 million related to the write-off of abandoned projects and $0.7 million related to loss on asset disposals.

  Consolidated Net Revenues and Operating Loss

        Consolidated net revenues decreased 13% in the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008, reflecting the overall continuing economic slowdown and reduced consumer discretionary spending across all of TEH's properties.

        TEH's casino revenues decreased 10% to approximately $246.2 million in the nine months ended September 30, 2009 from $273.1 million in the nine months ended September 30, 2008 as a result of decreased customer visits to its properties and decreased customer spend per visit. TEH's room revenues decreased 24% to approximately $33.6 million in the nine months ended September 30, 2009 from $44.3 million in the nine months ended September 30, 2008, as TEH continues to experience a decrease in room rates across its properties. TEH's average daily room rate decreased to $47 in the nine months ended September 30, 2009 as compared to $59 in the nine months ended September 30, 2008, while room occupancy increased to 70% in the nine months ended September 30, 2009 from 68% in the nine months ended September 30, 2008. Food and beverage revenues decreased 12% to approximately $46.4 million in the nine months ended September 30, 2009 from $52.7 million in the nine months ended September 30, 2008 due to reduced consumer spending. The decreases in room and food and beverage revenues were partially offset by a reduction of 12% in promotional allowances, which primarily consist of the retail value of rooms and food and beverage services provided to customers on a complimentary basis, to approximately $41.0 million in the nine months ended September 30, 2009 from $46.6 million in the nine months ended September 30, 2008.

        TEH's consolidated operating loss during the nine months ended September 30, 2009 and 2008 was impacted by impairment charges and other write-downs, as well as the general economic slowdown discussed above. Excluding the impairment charges and other write-downs, TEH would have consolidated operating income of approximately $4.0 million for the nine months ended September 30, 2009 as compared to consolidated operating income of approximately $21.0 million in the nine months ended September 30, 2008. As a result of the current economic conditions, TEH has focused on efficiency initiatives that it began implementing in early 2009. These cost saving initiatives include a reduction in the number of employees, reduced advertising and promotional expenses, and the suspension of the employer match to the 401(k) plan, among other initiatives. TEH continues to monitor its expenses for additional opportunities for cost savings. While TEH has made reductions in expenses and continues to focus on operating efficiencies, many of its operational costs are fixed and thus its operating results and operating margin suffer as net revenues decrease.

Comparison of the year ended December 31, 2008 to December 31, 2007

        On a consolidated basis, certain events and trends contributing to the performance of TEH for the year ended December 31, 2008 as compared to the year ended December 31, 2007 were:

  •
  the filing of bankruptcy on May 5, 2008 resulting in reorganization items of $92.4 million in 2008;

  •
  the inability to reinvest in its properties as a result of costs incurred for reorganization items related to the filing for bankruptcy and reduced revenues and operating profits;

  •
  the impact of slowing economic conditions and its effect on consumer discretionary spending, which negatively affected gross revenues at some of the properties during the second half of 2008;

  •
  impairment charges and other write-downs during the year ended December 31, 2008 of approximately $665.2 million, of which $35.5 million related to impairment of property and equipment, $530.8 million related to impairment of beneficial interest in Trust, $97.9 million related to impairment of intangible assets, $0.8 million related to the write-off of abandoned projects and $0.2 million related to loss on asset disposals;

  •
  impairment charges and other write-downs during the year ended December 31, 2007 of approximately $968.2 million of which $20.8 million related to impairment of property and equipment, $635.9 million related to impairment of beneficial interest in Trust, $311.0 million related to impairment of intangible assets and $0.4 million related to loss on asset disposals;

  •
  impairment charges for goodwill of approximately $142.4 million in the year ended December 31, 2007; and

  •
  the temporary closure of Belle of Baton Rouge Casino as a result of Hurricane Gustav in September 2008.

  Consolidated Net Revenues and Operating Loss

        Consolidated net revenues decreased 52% in the year ended December 31, 2008 as compared to the year ended December 31, 2007 primarily due to Tropicana AC no longer being consolidated in TEH's financial statements subsequent to December 12, 2007. Excluding the net revenues of approximately $428.6 million generated from Tropicana AC during the year ended December 31, 2007, TEH's consolidated net revenues decreased 9% in 2008 as compared to 2007. Excluding Tropicana AC from 2007, casino revenues decreased 11% to approximately $357.2 million in the year ended December 31, 2008 from $401.5 million in the year ended December 31, 2007 due primarily to the weakening economy. Excluding Tropicana AC from 2007, TEH's room revenues decreased 6% to approximately $55.8 million in the year ended December 31, 2008 from $59.5 million in the year ended December 31, 2007 due to a significant decrease in occupancy and room rates across all properties. Excluding Tropicana AC from 2007, TEH's average daily room rate decreased to $56 in the year ended December 31, 2008 as compared to $62 the year ended December 31, 2007 while room occupancy remained at 65% in each year. Excluding Tropicana AC, TEH's food and beverage revenues decreased 5% to approximately $69.4 million in the year ended December 31, 2008 from $73.0 million in the year ended December 31, 2007 due to reduced consumer spending.

        TEH's consolidated operating loss of approximately $645.6 million during the year ended December 31, 2008 was impacted by impairment charges and other write-downs in addition to not having Tropicana AC in the operating results. TEH's consolidated operating loss of approximately $977.2 million during the year ended December 31, 2007 was impacted by impairment of goodwill and impairment charges and other write-downs. Excluding the effects of Tropicana AC, and impairment of goodwill and impairment charges and other write-downs, TEH would have had a consolidated operating income for the year ended December 31, 2008 of approximately $19.6 million as compared to approximately $61.0 million in the year ended December 31, 2007.

Comparison of the year ended December 31, 2007 to December 31, 2006

        On a consolidated basis, certain events and trends contributing to the performance of TEH for the year ended December 31, 2007 as compared to Wimar for the year ended December 31, 2006 were:

  •
  the January 2007 acquisition of Aztar, which added four gaming properties to the portfolio;

  •
  impairment charges and other write-downs during the year ended December 31, 2007 of approximately $968.2 million of which $20.8 million related to impairment of property and equipment, $635.9 million related to impairment of beneficial interest in Trust, $311.0 million related to impairment of intangible assets and $0.4 million related to loss on asset disposals;

  •
  the additional debt incurred of approximately $3.1 billion related to the Aztar Acquisition; and

  •
  the January 2007 retirement of a prior $250.0 million credit facility.

  Consolidated Net Revenues and Operating Loss

        Consolidated net revenues increased 217% in the year ended December 31, 2007 as compared to the year ended December 31, 2006 due primarily to the acquisition of Aztar. The acquisition of Aztar contributed an additional $647.2 million in net revenues during 2007 which was offset slightly by decreases in net revenues at the existing properties.

        TEH's consolidated operating loss of approximately $977.2 million during the year ended December 31, 2007 was impacted by impairment of goodwill and other impairment charges and write-downs. Excluding these impairment charges, TEH would have had a consolidated operating income for the year ended December 31, 2007 would have been approximately of $133.4 million, of which approximately $104.3 million was attributed to the Aztar Acquisition, as compared to consolidated operating income of approximately $58.6 million in the year ended December 31, 2006.

Segment—Lake Tahoe, Nevada

  Nine months Ended September 30, 2009 Compared to Nine months Ended September 30, 2008

        Net revenues of $44.7 million decreased $24.7 million or 36% in the nine months ended September 30, 2009 as compared to $69.3 million for the nine months ended September 30, 2008. The decrease is related to a 30% decrease in casino revenues, a 43% decrease in room revenues and a 35% decrease in food and beverage revenues in the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008. The decrease in net revenues is a result of decreased discretionary consumer spending due to the general economic slowdown in addition to the opening of a Native American casino in Placerville, California, 60 miles west of Lake Tahoe, in December 2008. Room revenues were also impacted by a decrease in the average room rate to $83 in the nine months ended September 30, 2009 as compared to $98 in the nine months ended September 30, 2008 while room occupancy increased to 70% from 66% in the same periods. In addition, effective June 15, 2009, TEH relinquished its lease to all parts of Tahoe Horizon except the casino and entered into a short term lease of the casino pursuant to which TEH only operated 200 slot machines until the hotel lessor secured a non-restricted gaming license or engaged a licensed slot route operator for the property, which reduced net revenues at Lake Tahoe since June 15, 2009. TEH relinquished control of this limited casino operation on October 16, 2009, as the hotel lessor secured a non-restricted gaming license. As a result, TEH assigned all rights and obligations related to Tahoe Horizon and no longer has any involvement with this property.

        For the nine months ended September 30, 2009 the operating loss of $9.1 million increased $10.5 million as compared to operating income of $1.4 million for the nine months ended September 30, 2008. Current year operating loss included $4.8 million in impairment charges and other write downs. The current year charges resulted from the lease assignment and disposal of related non-gaming assets as mentioned above. Excluding current year charges, operating loss totaled $4.3 million, an increase of $5.7 million from the prior year. The increase in operating loss resulted from the net revenue decrease mentioned above, offset by reductions in operating expenses of $8.9 million, marketing, advertising and promotional expenses of $1.6 million, depreciation and amortization of $2.4 million, general and administrative expenses of $3.8 million and maintenance and utilities of $2.2 million. The reduction in operating and general and administrative expenses primarily resulted from reduced headcount, as well as other operating cost-saving initiatives. The year-over-year decrease in depreciation expense is related to impairment charges for property and equipment recorded in December 2008.

  Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

        Net revenues decreased approximately $5.5 million to $86.6 million for the year ended December 31, 2008 as compared to $92.2 million for the year ended December 31, 2007. The decrease resulted from a decrease in casino revenue to $46.6 million for the year ended 2008 as compared to $51.0 million for the same prior year period, a decrease in hotel room revenue to $21.1 million from $22.6 million, offset by a slight increase in food and beverage revenue. The decrease in casino and hotel room revenues is due to a decrease in customer spend per visit as a result of the weakening economy. Room revenues were also impacted by a decrease in the average daily room rate to $96 for the current year as compared to $110 for the prior year while room occupancy increased to 63% from 58% for the same periods. In addition, contributing to the decline in net revenues was a reduction in annual visitation to the Lake Tahoe market resulting from additional growth and expansion of Native American casinos in Northern California, which is the primary feeder market for Lake Tahoe. The factors mentioned above resulted in a 7% decline in gaming revenue for the South Shore Lake Tahoe market from the prior year.

        For the year ended December 31, 2008 the operating loss of $40.0 million increased $24.3 million from $15.7 million for the year ended December 31, 2007. The current year operating loss included a $35.5 million impairment of property and equipment compared to a $20.8 million impairment of property and equipment in the prior year period. Excluding the impairment charges for 2008 and 2007, operating loss totaled $4.4 million and operating income totaled $5.2 million, respectfully. The $9.6 million year-over-year decrease in operating income primarily resulted from the decline in net revenues mentioned above and a $3.1 million increase in depreciation and amortization expense.

  Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

        Net revenues at Lake Tahoe decreased to approximately $92.2 million for the year ended December 31, 2007 as compared to $94.1 million for the year ended December 31, 2006. The decrease is the result of summer wildfires during 2007 and an unusually dry winter causing poor skiing conditions resulting in a decline in visitors to the region, which was partially offset by increased net revenues at MontBleu as a result of the completion of major renovations in June 2006.

        For the year ended December 31, 2007, net operating income at Lake Tahoe decreased $19.5 million as compared to the year ended December 31, 2006. The decrease in operating income was the result of a $20.8 million charge due to the shortening of the lease term of the Tahoe Horizon ground lease resulting in a write-down of the carrying value of fixed assets to their fair value. In addition, MontBleu's period over period expenses decreased 6%, principally as a result of a reduction in labor costs and a decline in advertising, promotional and entertainment spending from its heightened level in the 2006 period when such spending included grand re-opening and re-branding promotions as well as higher advertising expenses.

Segment—Laughlin, Nevada

  Nine months Ended September 30, 2009 Compared to the Nine months Ended September 30, 2008

        Net revenues of $82.8 million decreased $12.6 million or 13% in the nine months ended September 30, 2009 as compared to $95.3 million for the nine months ended September 30, 2008. The decrease resulted from a 13% decrease in casino revenues and a 12% decrease in room revenues in the nine months ended September 30, 2009 as compared to the same period in the prior year. The decrease in casino and room revenues is a result of the economic slowdown and related reduction in discretionary spending by casino customers. In addition, one of TEH's direct competitors, Aquarius, completed a large capital improvement project in the summer of 2008 which included renovations to the casino and common areas, new slot machines and signage and renovations to the hotel rooms, which has reduced the number of gaming customers at TEH's Laughlin properties. The average daily room rate at Laughlin decreased to $30 in the nine months ended September 30, 2009 from $36 in the nine months ended September 30, 2008, while occupancy increased to 71% from 69% in the same periods.

        For the nine months ended September 30, 2009, operating loss of $1.9 million increased $6.5 million from operating income of $4.6 million for the nine months ended September 30, 2008. The decrease in operating income primarily resulted from the net revenue decrease mentioned above, offset by reductions in marketing, advertising and promotional expenses of $6.5 million.

  Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

        Net revenues of $122.9 million decreased $16.0 million or 12% for the year ended December 31, 2008 as compared to $138.9 million for the year ended December 31, 2007. The decrease in net revenue primarily resulted from a 16% decline in casino revenue, a 6% decline in hotel room revenue and a 7% decline in food and beverage revenue, offset by a 22% decrease in promotional allowances. The decrease in casino, room and food and beverage revenues is primarily the result of reduced spend per visit by casino customers given the current economic conditions. In addition, the Laughlin market is highly dependent on drive-in patrons and the increased gas prices experienced during the latter part of 2008 negatively impacted visitation to the market. This resulted in a 10% decrease in gaming revenue for the Laughlin market compared to the prior year. Further, one of Laughlin's direct competitors, Aquarius, completed a large capital improvement project which included renovations to the casino and common areas, new slot machines and signage and renovations to the hotel rooms in the summer of 2008 which reduced the number of customers to TEH's Laughlin properties.

        For the year ended December 31, 2008 operating income of $4.0 million increased $77.3 million from an operating loss of $73.3 million for the year ended December 31, 2007. The prior year operating loss included $88.1 million in goodwill and intangible asset impairment charges. Excluding the prior year impairment charges, year-over-year operating income decreased $10.8 million. The decrease is primarily related to the reduction in net revenues discussed above, offset by decreases in operating expenses of $3.1 million, depreciation and amortization expense of $2.5 million and general and administrative expenses of $0.8 million. The reduction in operating and general and administrative expenses primarily resulted from reduced headcount, as well as other operating cost-saving initiatives. Current year marketing, advertising and promotional expenses increased $1.9 million over last year in response to the highly competitive nature of the Laughlin market.

  Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

        Net revenues at Laughlin increased 167% to approximately $138.9 million for the year ended December 31, 2007 as compared to $52.1 million for the year ended December 31, 2006 as a result of Tropicana Express which was acquired in the Aztar Acquisition as noted above which contributed $88.5 million in net revenues.

        For the year ended December 31, 2007, operating income at Laughlin decreased approximately $82.5 million to a loss of $73.3 million, as compared to the year ended December 31, 2006. The decrease in operating income was the result of an $88.1 million charge for the impairment of goodwill and intangible assets and $2.1 million in restructuring costs incurred in connection with transition and termination of Aztar employees offset by reduced operating costs principally through payroll cost reductions from Aztar to TEH at Tropicana Express. In addition, the Laughlin properties experienced intense competition from the Aquarius Casino Resort, which increased marketing and promotional activity related to their completed renovation. As a result the Laughlin properties experienced increased promotional spending.

Segment—Greenville, Mississippi

  Nine months Ended September 30, 2009 Compared to Nine months Ended September 30, 2008

        Net revenues of $10.9 million decreased $2.5 million or 19% for the nine months ended September 30, 2009 as compared to $13.5 million for the nine months ended September 30, 2008. The decrease in net revenue is primarily due to a $4.6 million decrease in casino revenue compared to the prior year, offset by a $2.1 million year-over-year decrease in promotional allowances. The decrease in casino revenues is primarily related to further market share decline due to increased competition in the Greenville market. Further, Greenville is also experiencing the impact of the economic downturn with fewer patron visits and less disposable income.

        For the nine months ended September 30, 2009 operating income of $0.2 million increased $1.4 million from an operating loss of $1.2 million for the nine months ended September 30, 2008. The prior period operating loss included a $0.7 million loss on disposals of certain assets. Excluding the loss on disposal of assets in the prior year period, current year operating income increased $0.7 million over prior year. The increase is primarily related to decreases in operating expenses of $0.8 million, marketing, advertising and promotional expenses of $0.5 million, general and administrative expenses of $0.3 million and depreciation and amortization expense of $1.5 million offset by the decrease in net revenues mentioned above. The reduction in operating, marketing, advertising and promotional expenses and general and administrative expenses primarily resulted from reduced headcount and other cost-saving initiatives. The reduction in depreciation expense is the result of the asset disposals mentioned above.

  Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

        Net revenues of $17.2 million decreased $10.3 million or 37% for the year ended December 31, 2008 as compared to $27.5 million for the year ended December 31, 2007. The decrease in net revenues is primarily due to a 35% decrease in casino revenue as compared to the prior year. The decrease in casino revenues is primarily the result of a new competitor entering the market in November 2007 which reduced visitation to the Predecessors' properties, and accordingly, has negatively impacted the Predecessors' market share. Further, customer spend per visit has declined given the economic slowdown in the overall U.S. economy and the resulting impact on the local Greenville economy.

        For the year ended December 31, 2008 the operating loss of $0.1 million decreased $9.0 million compared to operating income of $8.9 million for the year ended December 31, 2007. The current year operating loss included a $0.7 million loss on disposals of certain assets. Excluding the loss on disposal of assets in the current period, operating income of $0.6 million decreased $8.2 million year-over-year. The decrease is primarily related to the decrease in net revenues mentioned above, offset by decreases in operating expenses of $2.2 million and general and administrative expenses of $0.6 million. The reduction in operating and general and administrative expenses primarily resulted from reduced headcount and other cost-saving initiatives. Marketing, advertising and promotional expenses increased $0.5 million year-over-year in response to the increased competition in the local market.

  Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

        Net revenues at Greenville decreased 3% for the year ended December 31, 2007 as compared to the year ended December 31, 2006 primarily due to the opening of a new competitor in November 2007. In addition, the Greenville property underwent renovation during the fourth quarter of 2007 which also affected net revenues.

        Operating income at Greenville decreased 22% for the year ended December 31, 2007 as compared to December 31, 2006. The decrease is a result of reduced net revenues as discussed above in addition to increased administrative and general expenses.

Segment—Evansville, Indiana

  Nine months Ended September 30, 2009 Compared to Nine months Ended September 30, 2008

        Net revenues decreased slightly by approximately $0.3 million to $95.9 million for the nine months ended September 30, 2009 as compared to $96.2 million for the nine months ended September 30, 2008. The decrease in net revenue is primarily due to a 2% decline in room revenue, a 3% decline in food and beverage revenue and a 16% decrease in promotional allowances offset by a 1% increase in casino revenue.

        For the nine months ended September 30, 2009 operating income of $13.4 million decreased $6.4 million from $19.8 million for the nine months ended September 30, 2008. The decrease in operating income primarily resulted from increased casino operating expenses of $3.5 million, increased general and administrative expenses of $2.2 million, increased marketing, advertising and promotional activities of $0.8 million and the decrease in net revenue mentioned above, offset by decreased food and beverage expenses of $0.4 million. The increase in casino operating expenses resulted from increased staffing levels necessary to enhance customer service levels as well as increased gaming taxes as a result of the increased casino revenue. The increase in general and administrative expenses was primarily related to increased headcount.

  Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

        Net revenues decreased approximately $2.5 million to $127.7 million for the year ended December 31, 2008 as compared to $130.2 million for the year ended December 31, 2007. The decrease in net revenue is primarily due to decreased casino revenue of $0.9 million and decreased food and beverage revenue of $1.1 million. The reduction in net revenues primarily resulted from the elimination of certain marketing programs, including the property's bus program, in the fourth quarter of 2007 which ultimately negatively impacted customer visits to the property and customer satisfaction level. These program reductions were instituted shortly after the Aztar Acquisition in January 2007 as part of the new management team's efforts to reduce operating costs. Additionally, discretionary consumer spending was on the decline as a result of the weakening economy.

        For the year ended December 31, 2008 the operating loss of $35.6 million decreased $134.3 million from $169.9 million for the year ended December 31, 2007. The decrease in operating loss primarily resulted from a $58.3 million impairment of intangible assets in the current year compared to a $192.5 million impairment of goodwill and intangible assets in the prior year period. Excluding the impairment charges for 2008 and 2007, operating income totaled $22.7 million for both periods primarily due to the decreased net revenue mentioned above, offset by reductions in general and administrative expenses from the prior year period.

  Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

        TEH acquired the Evansville property as part of the Aztar Acquisition on January 3, 2007. Operating income was impacted by a $64.4 million impairment charge related to goodwill and $128.1 million impairment charge related to its gaming license due to the attempted sale of the property which was subsequently terminated in 2008.

Segment—Baton Rouge, Louisiana

  Nine months Ended September 30, 2009 Compared to Nine months Ended September 30, 2008

        Net revenues decreased approximately $2.9 million to $61.9 million for the nine months ended September 30, 2009 as compared to $64.8 million for the nine months ended September 30, 2008. The decrease in net revenue is primarily due to decreased casino revenue of $2.8 million to $60.5 million for 2009 from $63.2 million in the same prior year period and decreased room revenue of $1.2 million, offset by a $0.7 million year-over-year decrease in promotional allowances and a $0.6 million increase in food and beverage revenue. The decrease in casino revenue is primarily due to a decrease in discretionary consumer spending as a result of the weakening economy.

        For the nine months ended September 30, 2009 operating income of $11.0 million decreased $2.5 million from $13.5 million for the nine months ended September 30, 2008. Prior year operating income included a $0.8 million write-off related to the abandonment of certain capital projects. Excluding the prior year write-off, year-over-year operating income decreased $3.3 million primarily resulting from the decrease in net revenue mentioned above and an increase in casino operating expenses.

  Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

        Net revenues decreased approximately $9.0 million to $87.5 million for the year ended December 31, 2008 as compared to $96.5 million for the year ended December 31, 2007. The decrease in net revenues is primarily due to decreased casino revenue of $10.5 million to $84.6 million for 2008 from $95.1 million in same prior year period. Additionally, hotel room and food and beverage revenues decreased year over year by $0.9 million and $1.1 million, respectively. These revenue decreases were offset by a $3.4 million reduction in promotional allowances from the prior year period. The decrease in net revenues is primarily related to decreased discretionary consumer spending resulting from the overall weakening economy and the closure of the property for four days in 2008 due to Hurricane Gustav.

        For the year ended December 31, 2008 operating loss of $21.1 million decreased $47.7 million compared to operating income of $26.5 million for the year ended December 31, 2007. Current year operating income included a $39.6 million impairment of intangible assets with no such impairment charge in the prior year period. Excluding the impairment charges, 2008 operating income decreased $8.0 million from the prior year primarily resulting from the net revenue decrease mentioned above, offset by a $2.3 million decrease in overall operating expenses and a $1.2 million decline in marketing, advertising and promotional expenses.

  Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

        Net revenues at Baton Rouge decreased 16% to approximately $96.5 million for the year ended December 31, 2007 as compared to $114.2 for the year ended December 31, 2006, in part, from the expiration of a lease for a parking lot near the entrance to the casino. The expiration of the lease reduced the number of parking spaces available to patrons, making access to the casino less convenient and resulted in a temporary loss of casino customers until the new parking structure opened in June 2008. In addition, net revenues were adversely affected by the re-opening of casino properties along the Gulf Coast following Hurricane Katrina as well as the rebranding and completion of the renovation of Hollywood Casino, the only other competitor in the Baton Rouge market.

        For the year ended December 31, 2007, operating income of $26.5 million at Baton Rouge decreased 32% as compared to the year ended December 31, 2006. The decrease in operating income is due to increased advertising and marketing expenses as a result of increased competition as noted above in addition to higher insurance costs.

Segment—Atlantic City, New Jersey

        TEH acquired the Tropicana AC property as part of the January 3, 2007 Aztar Acquisition. As a result of the actions taken on December 12, 2007, by the NJ Commission, TEH determined that Tropicana AC should not be consolidated subsequent to December 12, 2007. This determination was based when activation of the Trust deprived TEH of control of Tropicana AC. TEH has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. TEH's cost basis was then adjusted to fair value in accordance with ASC 320-10-15 (pre-codification SFAS 115) which resulted in impairment charges of approximately $635.9 million during the year ended December 31, 2007.

        For the year ended December 31, 2007, net revenues at Atlantic City were approximately $428.6 million of which $392.2 million was related to casino revenues. Excluding impairment charges, operating income for 2007 was approximately $72.5 million. These results of operations only include Tropicana AC for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the ICA Trust was activated) and refer to the presentation from TEH's perspective. See "Results of Operations—Tropicana AC" for a detail discussion of operating results for Tropicana AC.

Other

        Other operating expenses were approximately $168.7 million in the nine months ended September 30, 2009 which included an impairment charge of $154.3 million to adjust TEH's cost basis in its beneficial interest in Trust to fair value at September 30, 2009. Excluding the impairment charge, other operating expenses in the nine months ended September 30, 2009 were approximately $14.4 million as compared to $18.6 million in the nine months ended September 30, 2008. The decrease in other operating expenses in 2009 is primarily due to reduced legal services incurred with outside professionals prior to the Petition Date, a reduction in management fees for various administrative and support services provided to TEH by the former parent company's corporate office, offset by an increase in payroll and related expenses due to the transition from the previous corporate office and establishment of the new TEH corporate headquarters.

        Other operating expenses were approximately $552.9 million in the year ended December 31, 2008 which included an impairment charge of $530.8 million to adjust TEH's cost basis in its beneficial interest in Trust to fair value at December 31, 2008. In the year ended December 31, 2007, other operating expenses were approximately $190.9 million which included an impairment charge for intangible assets of approximately $172.8 million related to the Tropicana trade name. Excluding impairment charges, other operating expenses in 2008 were approximately $22.5 million as compared to $17.5 million in 2007. The increase in other operating expenses in 2008 is primarily due to increased corporate headcount to support the new corporate offices and various outside professional fees related to the transition from the prior corporate office and supporting the requirements of the Chapter 11 reorganization.

        Other operating expenses were approximately $190.3 million in the year ended December 31, 2007 which included an impairment charge for intangible assets of approximately $172.8 million related to the Tropicana trade name. Excluding the impairment charge, other operating expenses for 2007 were approximately $17.5 million as compared to $5.4 million in the year ended December 31, 2006. Other operating expenses increased substantially in 2007 from 2006 due to increased staffing levels to support the Aztar Acquisition, professional fees associated with the increased size of the company and the requirements of being a public reporting company.

        Interest expense.    Interest expense decreased to approximately $11.0 million in the nine months ended September 30, 2009 as compared to approximately $152.5 million in the nine months ended September 30, 2008 primarily due to the bankruptcy filing on May 5, 2008. As a result of the bankruptcy filing, TEH did not make any payments on pre-petition debt obligations except adequate protection payments that included interest on the TE Senior Secured Credit Facility from May 5, 2008 through December 31, 2008 and on the LandCo Credit Facility from May 5, 2008 through February 15, 2009 as ordered by the Bankruptcy Court. In addition, debt issuance costs amortization decreased to approximately $3.6 million in the nine months ended September 30, 2009 as compared to $21.9 million in the nine months ended September 30, 2008 as TEH ceased amortization of debt issuance costs related to pre-petition debt obligations and wrote off the unamortized balance of all debt issuance costs related to the TE Notes to reorganization items in 2008 in accordance with ASC 852-10-15. Also included in interest expense in the nine months ended September 30, 2008 is approximately $15.0 million to adjust the interest rate swap agreements to their fair value see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Contractual Obligations—TEH."

        Interest expense decreased 27% to approximately $185.9 million in the year ended December 31, 2008 as compared to approximately $253.6 million in the year ended December 31, 2007. The decrease in interest expense is primarily related to the bankruptcy filing on May 5, 2008. As a result of the bankruptcy filing, TEH ceased paying interest on the TE Notes subsequent to May 5, 2008. In addition, included in interest expense in 2008 is approximately $15.0 million to adjust to their fair value the interest rate swap agreements which became fixed claims on the Petition Date. Debt issuance costs amortization was approximately $16.5 million in 2008 as compared to $20.0 million in 2007.

        Interest expense increased 612% to approximately $253.6 million in the year ended December 31, 2007 as compared to $35.6 million in the year ended December 31, 2006. The increase in interest expense is primarily related to an increase in long-term debt of approximately $3.1 billion as a result of the debt issued by TE to complete the Aztar Acquisition. Also included in interest expense in 2007 is approximately $38.1 million to record the fair value of the interest rate swap agreements and $20.0 million of debt issuance costs amortization.

        Loss from early extinguishment of debt.    During the year ended December 31, 2007, in connection with the acquisition of Aztar, TEH terminated its then existing credit facility resulting in a loss on early retirement of debt of approximately $2.8 million, which includes the write-off of unamortized loan costs.

        Reorganization items, net.    Reorganization items represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases and include professional fees such as restructuring advisors and financial, tax, legal, real estate and valuation services directly associated with the reorganization process in addition to the write-off of debt issuance costs for pre-petition debt obligations that are no longer deemed adequately collateralized. Reorganization items were approximately $22.9 million and $54.3 million for the nine months ended September 30, 2009 and 2008, respectively. For the year ended December 31, 2008, reorganization items were $92.4 million.

        Income tax (expense) benefit.    Income tax (expense) benefit recognized for the nine months ended September 30, 2009 and 2008 was approximately $(6.0) million and $27.8 million, respectively. TEH's effective income tax rate for the nine months ended September 30, 2009 and 2008 was (3.1)% and 14.9%, respectively. The difference between the federal statutory rate of 35% and TEH's effective income tax rate for the nine months ended September 30, 2009 was primarily due to changes in its valuation allowance and the impairment charge related to the beneficial interest in Trust. The difference between the federal statutory rate of 35% and TEH's effective income tax rate for the nine months ended September 30, 2008 was primarily due to changes in its valuation allowance.

        Income tax benefit recognized for the years ended December 31, 2008 and 2007 was approximately $65.5 million and $110.5 million, respectively, as a result of losses incurred. The effective income tax rate was 7.1% and 9.0% for the years ended December 31, 2008 and 2007, respectively. No income taxes were recognized in 2006 as Wimar was a pass through entity for federal and state income tax purposes, and therefore, elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code.

Liquidity and Capital Resources—TEH

Overview and Effect of Recent Developments

        The liquidity and capital resources of TEH have been significantly affected by the Chapter 11 Cases, which resulted in limitations on financing and a need to obtain Bankruptcy Court approval for various matters. As a result, TEH is not permitted to make any payments on its prepetition liabilities without prior Bankruptcy Court approval.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on TEH's business or various creditors, or when its Plan will be consummated. TEH has incurred significant losses from operations prior to, and during the bankruptcy proceedings. Also, TEH has an accumulated deficit as of September 30, 2009 and December 31, 2008. In addition, TEH is in bankruptcy and its ability to finance operations is dependent on its DIP Credit Facility. These conditions, among other factors, raise substantial doubt about TEH's ability to continue as a going concern.

        The continuation of the Chapter 11 Cases, particularly if the Plan is not timely consummated, could further adversely affect TEH's operations and relationship with its customers, employees, regulators, vendors and agents. If consummation of the Plan does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for reorganization items such as professional fees and similar expenses. In addition, further prolonging the Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with a financial reorganization instead of focusing on the operation of TEH's business.

        TEH's cash flow may be affected by a variety of factors, many of which are outside of its control, including regulatory issues, competition, conditions in financial markets and other general business conditions. TEH may not have sufficient income and liquidity to meet all of its liquidity requirements and other obligations. Although TEH management believes that amounts required to meet its financial and operating obligations, until consummation of the Plan, will be generated from operating its existing properties and from funds currently held by TEH, the results for future periods are subject to numerous uncertainties. TEH may encounter liquidity problems, which could affect its ability to meet its obligations while attempting to meet competitive pressures or adverse economic conditions. TEH's primary cash requirements for the remainder of 2009 are expected to include interest payments on its DIP Credit Facility and maintenance and other capital expenditures.

Nine months Ended September 30, 2009

        During the nine months ended September 30, 2009, TEH's cash flows used in operating activities were approximately $26.6 million, as compared to cash flows provided by operating activities of $7.6 million for the nine months ended September 30, 2008, reflecting a $34.3 million decrease in cash flows from operations compared to the prior year period. This decrease resulted primarily from a $43.1 million decrease in TEH's net revenues. Net revenues continue to be affected by reduced consumer discretionary spending which is expected to continue to affect TEH's net revenues on through the remainder of 2009. During the nine months ended September 30, 2009, TEH paid approximately $18.2 million in interest as compared to $74.6 million in the same period in 2008. In addition, TEH paid approximately $26.5 million in reorganization items as a result of the Chapter 11 Cases during the nine months ended September 30, 2009 as compared to $21.7 million in the same period in 2008.

        At September 30, 2009, TEH had approximately $14.8 million available for borrowings under its DIP Credit Facility and approximately $53.9 million in cash and cash equivalents.

        During the nine months ended September 30, 2009, total capital expenditures were approximately $7.0 million for maintenance capital expenditures and various other projects. In contrast to normal repair and maintenance costs that are expensed when incurred, items that TEH classifies as maintenance capital are expenditures necessary to keep its existing properties at their current levels and are typically replacement items due to the normal wear and tear of its properties and equipment as a result of use and age. Capital expenditures for the nine months ended September 30, 2009 were approximately $19.0 million lower than the prior year period due to our reduced capital spending in 2009 in response to current market conditions and as a result of TEH's Chapter 11 Cases.

Year Ended December 31, 2008

        During the year ended December 31, 2008, cash flows used in TEH's operating activities were approximately $48.1 million, as compared to cash flows provided by operating activities of $88.1 million for the year ended December 31, 2007, reflecting a $136.1 million decrease in cash flows from operations compared to the prior year. This decrease resulted primarily from an increase in operating losses (excluding depreciation and amortization expense and impairment charges) of $137.5 million as a result of a decrease in net revenues of $472.4 million. Net revenues decreased due to Tropicana AC no longer being consolidated in TEH's financial statements after December 12, 2007 and reduced consumer discretionary spending. During 2008, TEH paid approximately $135.3 million in interest as compared to $209.0 million in 2007. In addition, TEH paid approximately $38.1 million in reorganization items as a result of the Chapter 11 Cases during 2008. During 2008, TEH received net income tax refunds of approximately $22.1 million.

        At December 31, 2008, TEH had approximately $13.9 million available for borrowings under its DIP Credit Facility and approximately $76.9 million in cash and cash equivalents.

        During the year ended December 31, 2008, total capital expenditures were approximately $28.3 million for maintenance capital expenditures and various other projects. Capital expenditures for the year ended December 31, 2008 were $44.5 million lower than the prior year due to TEH's reduced capital spending in 2008 in response to current market conditions and its Chapter 11 Cases in addition to Tropicana AC no longer being consolidated in TEH's financial statements after December 12, 2007.

DIP Credit Facility

        On May 5, 2008, TEH entered into the DIP Credit Facility. In October 2008, TEH increased its availability under the DIP Credit Facility from $67 million to $80 million. In August 2009, TEH extended the maturity of the DIP Credit Facility from September 5, 2009 to the earlier of January 31, 2010 or the Effective Date of the Plan. Borrowings under the DIP Credit Facility bear interest at a margin above the Alternate Base Rate or Adjusted LIBO Rate (each as defined in the DIP Credit Facility), as selected by TEH.

        The DIP Credit Facility provides the administrative agent, collateral agent and lenders with a senior priming lien on all of the TEH's tangible and intangible assets subject to certain exceptions specified therein. In addition, each of the TEH's subsidiaries, as well as the Affiliate Guarantors, are guarantors under the DIP Credit Facility subject to gaming authority approval, which has been obtained for all but Casino Aztar. The liens granted by the subsidiaries are (a) in the case of the subsidiaries that are TE Senior Secured Credit Facility guarantors, senior priming liens subject to certain exceptions specified therein, and (b) in the case of subsidiaries that are guarantors of the LandCo Credit Facility, liens immediately junior to the liens granted to the LandCo Lenders and certain other existing liens.

        The DIP Credit Facility contains certain financial and other covenants which require TEH to, among other things, (i) maintain a cumulative monthly minimum Consolidated Adjusted EBITDA, (ii) maintain at least $7 million of liquidity determined by reference to its cash balances and available credit under the DIP Credit Facility; and (iii) limit cumulative capital expenditures during each monthly period to the amounts, each as set forth in the DIP Credit Facility. The covenants impose restrictions on the TE Senior Secured Credit Facility guarantors' financial and business operations, including their ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock while allowing the TE Senior Secured Credit Facility guarantors to lend up to $15 million to the LandCo Guarantors. Furthermore, the DIP Credit Facility requires the TE Senior Secured Credit Facility guarantors to make disbursements subject to a periodically updated and agreed-upon Approved Cash Flow Forecast (as defined in the DIP Credit Facility) subject to certain variances as set forth in the DIP Credit Facility.

        The DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.

        As of December 31, 2008, TEH was not in compliance with certain of the financial covenants in the DIP Credit Facility. However, on February 27, 2009, TEH entered into a forbearance agreement with its lenders under the DIP Credit Facility with respect to the then-known defaults and, on March 5, 2009, TEH entered into a waiver and amendment with its lenders in which the lenders waived TEH's failure to comply with certain of the financial covenants contained in the DIP Credit Facility. In addition, on March 5, 2009, TEH amended the DIP Credit Facility which reduced the cumulative monthly minimum Consolidated Adjusted EBITDA covenants. As of September 30, 2009, TEH was in compliance with all financial covenants in the DIP Credit Facility.

  Contractual Obligations—TEH

        The filing of the Chapter 11 Cases caused TEH to default under certain of its direct financial obligations, including certain long-term and short-term obligations as well as leases. The filing also created an event of default under the TE Notes, TE Senior Secured Credit Facility and LandCo Credit Facility. Under the terms of the TE Notes, TE Senior Secured Credit Facility and LandCo Credit Facility, the entire unpaid principal balance of $960.0 million, $1.3 billion and $440.0 million, respectively, plus accrued interest and any other additional amounts due, became immediately due and payable. In addition, TEH had interest rate swap agreements with a combined notional amount of $1.0 billion which, due to the Bankruptcy filing, resulted in $53.2 million plus accrued interest becoming due and payable. The filing may have also created an event of default under substantially all of the Predecessors' leases. The ability of the Lenders to enforce their rights has been stayed as a result of the Chapter 11 Cases, and such rights are subject to the applicable provisions of the Bankruptcy Code.

        TEH assumes various financial obligations and commitments in the normal course of operating and financing activities. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against TEH generally may not be enforced. In addition, TEH generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to approval of the Bankruptcy Court and certain conditions. The contractual obligations and commercial commitments shown in the tables below reflect those leases that were not rejected as part of the process.

        The following table summarizes TEH's material future non-rejected contractual obligations as of December 31, 2008 (in thousands):

	Payments due by period
	2009	2010	2011	2012	2013	Thereafter
Debt (DIP Credit Facility)(a)	$66,162	$—	$—	$—	$—	$—
Estimated interest payment on debt(b)	8,800	—	—	—	—	—
Operating leases	12,621	12,212	9,084	8,193	7,931	30,113

Total	$87,583	$12,212	$9,084	$8,193	$7,931	$30,113

(a)
In August 2009, TEH extended the maturity of the DIP Credit Facility from September 5, 2009 to the earlier of January 31, 2010, or the Effective Date of the Plan.

(b)
Estimated interest payment on debt is based on principal amounts outstanding at December 31, 2008 and the interest rate at December 31, 2008.

  Off-Balance Sheet Arrangements—TEH

        Realty has been included in TEH's consolidated financial statements as a variable interest entity of which TEH has been the primary beneficiary since the Aztar Acquisition which represents an off-balance sheet arrangement. Realty owns the real estate and substantially all of the non-gaming assets of River Palms, which it leases to a subsidiary of TEH that operates the casino resort. Realty's sole income is rental income derived from the aforementioned lease. Realty is one of the Affiliate Guarantors of the TE Notes and the TE Senior Secured Credit Facility.

        TEH manages market risk arising out of potential fluctuation in interest rates on its and its subsidiaries' variable rate debt, including debt incurred pursuant to the TE Senior Secured Credit Facility and the LandCo Credit Facility, by utilizing interest rate swap agreements. TEH does not utilize derivative financial instruments for trading purposes. Interest differentials resulting from these agreements were recorded on an accrual basis as an adjustment to interest expense. As noted above, the interest rate swap agreements were terminated as of the Petition Date.

  Critical Accounting Policies—TEH

        TEH's discussion and analysis of its results of operations and liquidity and capital resources is based on the audited consolidated financial statements which were prepared in conformity with accounting principles generally accepted in the United States. Certain of the accounting policies require management to apply significant judgment in determining the estimates and assumptions for calculating estimates. These judgments are subject to a certain degree of uncertainty. Management's judgments are based on historical experience, terms of various past and present agreements and contracts, industry trends, and information available from other sources, as appropriate. There can be no assurance that actual results will not differ from those estimates. Changes in these estimates could adversely affect TEH's financial position or results of operations.

        TEH believes the following items are the critical accounting policies and more significant estimates and assumptions used in the preparation of its financial statements. These accounting policies conform to the accounting policies contained in the consolidated financial statements of TEH contained elsewhere in this registration statement. TEH's accounting policies are routinely reviewed and, in the ordinary course, may be changed on a going-forward basis.

Receivables

        Receivables consist primarily of casino, hotel and other receivables, net of an allowance for doubtful accounts. Receivables are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance for doubtful accounts is maintained to reduce TEH's receivables to their expected realization, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written-off are recorded when received.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets or, for capital leases and leasehold improvements, over the shorter of the asset's useful life or the term of the lease. Gains or losses on disposals of assets are recognized when realized or incurred. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are expensed as incurred.

        TEH must make estimates and assumptions when accounting for capital expenditures. Whether an expenditure is considered a maintenance expense or a capital asset is a matter of judgment. In contrast to normal repair and maintenance costs that are expensed when incurred, items TEH classifies as maintenance capital are expenditures necessary to keep its existing properties at their current levels and are typically replacement items due to the normal wear and tear of its properties and equipment as a result of use and age. Depreciation expense is highly dependent on the assumptions TEH makes about its assets' estimated useful lives. TEH determines the estimated useful lives based on its experience with similar assets, engineering studies and its estimate of the usage of the asset. Whenever events or circumstances occur which change the estimated useful life of an asset, TEH accounts for the change prospectively.

Beneficial Interest in Trust

        Beneficial interest in Trust represents TEH's interest in Tropicana AC which is held in the ICA Trust. TEH has accounted for its beneficial interest in the ICA Trust under the cost method which is adjusted to fair value in accordance with ASC 320-10-15 (pre-codification SFAS 115, Accounting for Certain Investments in Debt and Equity Securities).

Long-Lived Assets

        TEH evaluates property and equipment and other long-lived assets for impairment in accordance with ASC 360-10-15 (pre-codification SFAS 144, Accounting for Impairment or Disposal of Long-Lived Assets). For assets to be held for sale, TEH recognizes the asset to be sold at the lower of carrying value or fair value less costs to sell. Fair value for assets held for sale are generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, TEH reviews for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to its carrying value. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured based on estimated fair value compared to carrying value, with fair value typically based on a discounted cash flow model.

Goodwill and Intangible Assets

        In accordance with ASC 350-20-15 (pre-codification SFAS 142, Goodwill and Other Intangible Assets), TEH tests for impairment of goodwill and indefinite-lived intangible assets annually in the fourth quarter and in certain situations between those annual dates. Goodwill for relevant reporting units is tested for impairment using a discounted cash flow model based on the estimated future results of TEH's reporting units, discounted using TEH's weighted average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of a reporting unit's goodwill is compared to the carrying value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to its assets and liabilities and the amount remaining, if any, is implied fair value of goodwill. If the implied fair value of the goodwill is less than its carrying value, then it is written down to its implied fair value.

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over their useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations.

        Inherent in the reviews of the carrying amounts of the goodwill and intangible assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from TEH's estimates. If TEH's ongoing estimates of future cash flows are not met, TEH may have to record additional impairment charges in future accounting periods. TEH's estimates of cash flows are based on current regulatory, political and economic climates, recent operating information and budgets of the various properties where TEH conducts operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to TEH's properties.

Self-Insurance Accruals

        TEH is self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not yet reported as provided by a third party. In estimating these accruals, TEH considers historical loss experience and makes judgments about the expected levels of costs per claim. TEH believes its estimates of future liability are reasonable based upon our methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimate for these liabilities. TEH continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points.

Customer Loyalty Program

        TEH provides certain customer loyalty programs (the "Programs") at its casinos, which allow customers to redeem points earned from their gaming activity for cash, food, beverage, rooms or merchandise. Under the Programs, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the Programs. TEH records a liability for the estimated cost of the outstanding points under the Programs that it believes will ultimately be redeemed which is calculated based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points are expected to be redeemed. For points that may be redeemed for cash, TEH accrues this cost, after consideration of estimated redemption rates, as they are earned which is included in promotional allowances. For points that may only be redeemed for goods or services but not for cash, TEH estimates the cost and accrues for this expense as the points are earned from gaming play which is recorded as casino expense.

Income Tax

        Wimar is the ultimate parent company of TEH. In 2007, Wimar and all of its subsidiaries including TEH but excluding the acquired Aztar entities were flow-through entities and filed for federal income tax purposes as part of the Wimar consolidated S-Corporation return. On January 1, 2008, Wimar and several of its subsidiaries that were previously qualified S-Corporation subsidiaries converted to C-Corporations.

        TEH accounts for income taxes under ASC 740-10-15 (pre-codification SFAS 109, Accounting for Income Taxes), whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this accounting guidance, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Future tax benefits are recognized to the extent that realization of those benefits is considered more likely than not and a valuation allowance is established for deferred tax assets which do not meet this threshold.

Recently Issued Accounting Standards

        In August 2009, updated accounting guidance was issued for fair value measurements and disclosures related to the fair value of liabilities that are traded as assets in the marketplace. This update provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. The provisions of this guidance are effective for TEH beginning October 1, 2009 and the adoption is not expected to have a significant impact on its condensed consolidated financial statements.

        In June 2009, the FASB issued new accounting standards which identify the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). These standards establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied to nongovernmental entities in the preparation of financial statements in conformity with GAAP. These standards are effective for most financial statements issued for interim or annual periods ending after September 15, 2009. TEH will begin to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it is not expected to have a material impact on TEH's consolidated financial statements.

        In June 2009, the FASB issued new accounting standards regarding the consolidation of variable interest entities. These new accounting standards address the effects of elimination of the qualifying special-purpose entity ("QSPE") concept from previous standards. These new accounting standards amend previous guidance in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance and the ability to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. These new accounting standards are effective January 1, 2010. TEH is currently evaluating the impact, if any, of adopting these new accounting standards on its condensed consolidated financial statements.

        In March 2008, the FASB issued new accounting standards regarding disclosures about derivative instruments and hedging activities. These new accounting standards are intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance and cash flows. These new accounting standards are effective for fiscal years beginning after November 15, 2008. The adoption of these new accounting standards on January 1, 2009, did not have a material impact on TEH's condensed consolidated financial statements.

        In September 2006, FASB issued new accounting standards regarding fair value measurements. These standards define fair value, establish a framework for measuring fair value, and expand disclosures about fair value measurements under other accounting pronouncements that require or permit fair value measurements. These standards do not require any new fair value measurements. TEH partially adopted these new standards effective January 1, 2008 and adopted the remaining provisions on January 1, 2009. TEH currently does not have any non-financial assets or liabilities that are, or were recognized or disclosed at fair value on a recurring basis and accordingly the final adoption of these standards on January 1, 2009, did not have an impact its condensed consolidated financial statements.

        In December 2007, the FASB issued new accounting standards regarding business combinations. These new accounting standards establish principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and noncontrolling interest in the acquiree and the goodwill acquired. The revision is intended to simplify existing guidance and converge rulemaking under U.S. GAAP with international accounting rules. These new accounting standards apply prospectively to business combinations where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of these new accounting standards on January 1, 2009, did not impact TEH's condensed consolidated financial statements.

        In December 2007, the FASB issued new accounting standards regarding noncontrolling interest in consolidated financial statements. These new accounting standards establish accounting and reporting standards for ownership interest in subsidiaries held by parties other than the parent and for the deconsolidation of a subsidiary. They also clarify that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. These new accounting standards change the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amount attributable to both the parent and the noncontrolling interests. These new accounting standards also establish reporting requirements that provide sufficient disclosure that clearly identify and distinguish between the interest of the parent and those of the noncontrolling owners. These new accounting standards are effective for fiscal years beginning on or after December 15, 2008. The adoption of these new accounting standards on January 1, 2009, which were applied retrospectively, did not have a material impact on TEH's condensed consolidated financial statements.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, TEH has not yet determined the effect, if any, that the implementation of such proposed standards would have on its consolidated financial statements.

Fresh Start Reporting

        Upon consummation of the Plan, the accounting for TEH's assets and liabilities, as reported in the subsequent financial statements of the Company, may materially change. As of the Effective Date, TEH anticipates that the Company, will be required to adopt the "fresh start" provisions of ASC 852-10-15, which require that all assets and liabilities be recorded at their reorganization values and fair values, respectively, as of such Effective Date. Certain of these values may differ materially from the values recorded on the condensed consolidated balance sheet as of September 30, 2009 included elsewhere in this registration statement. Additionally, the Company's results of operations after the application of fresh start reporting will not be comparable to TEH's results of operations for previous periods. The Company may also choose to make other changes in accounting practices and policies as of or after the Plan's Effective Date. For all of these reasons, the Company's consolidated financial statements for periods subsequent to the Effective Date of the Plan will not be comparable with TEH's prior periods.

Management's Discussion and Analysis of Financial Condition and Results of Operations—
Tropicana AC

Overview and Presentation—Tropicana AC

        The discussion of Tropicana AC in TEH's Management's Discussion and Analysis of Financial Condition and Results of Operations refers to the financial presentation of Tropicana AC from the perspective of TEH only. Pursuant to the Sale and the Asset Purchase Agreement (and subject to the satisfaction of the conditions contained therein), Tropicana AC will become a subsidiary of the Company promptly after the Effective Date. Since the results of Tropicana AC are only consolidated in TEH's financial statements for the period January 3, 2007 (date of acquisition) through December 12, 2007 (the date the Trust was activated), a separate management's discussion and analysis of financial condition and results of operations for Tropicana AC is presented below. The historical financial data presented below reflects the historical valuation of assets and liabilities of Tropicana AC as a result of the license denial by the New Jersey Casino Control Commission and therefore does not reflect any purchase price allocation related to the TEH acquisition of Aztar on January 3, 2007. As such, the data presented below does not reflect the increased depreciation, amortization or subsequent impairment charge recorded by TEH in 2007.

        Tropicana AC is situated on a 14-acre site with approximately 660 feet of ocean frontage along the Boardwalk in Atlantic City, New Jersey. The property features 2,129 hotel rooms and suites, approximately 3,159 slot machines, approximately 135 table games, 35 poker tables and 13 restaurants and bars. The property also features The Quarter, a Havana-themed, more than 200,000 square foot Las Vegas-style indoor entertainment and retail center, including 15 restaurants, 25 shops and an

IMAX theatre. Other amenities include a 2,000 seat theatrical showroom, a full service spa and salon, a health club and indoor pool, a beach and pool bar and approximately 120,000 square feet of convention space.

Key Performance Indicators

        The primary business for Tropicana AC is the ownership and operation of a casino gaming resort which offers casino gaming, hotel accommodations, dining, entertainment, retail and other resort amenities. As a resort-based company, the operating results of Tropicana AC are highly dependent on the volume of customers to its property, which in turn impacts the price that Tropicana AC can charge for its hotel rooms and food and beverage menu items.

        Revenues are one of the main performance indicators at Tropicana AC with more than 80% of Tropicana AC's net revenues generated from casino revenues. Casino revenues represent the net win from gaming activities such as slot machines and table games. The majority of casino revenues is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. Most of Tropicana AC's revenues are essentially cash-based, through customers wagering with cash or paying for non-gaming services with cash or credit cards. As a result, fluctuations in net revenues will have a direct impact on cash flows from operating activities. Other performance indicators include hotel occupancy which is a volume indicator for its hotel and the average daily rate which is a price indicator for the amount customers paid for its hotel rooms.

Results of Operations—Tropicana AC

	Nine months Ended September 30,
			Percent change	Year ended December 31, 2008	Percent change	Year ended December 31, 2007	Percent change	Year ended December 31, 2006
	2009	2008
	(unaudited)	(unaudited)
Net revenues	$249,952	$290,232	(14)%	$370,368	(14)%	$433,010	(11)%	$487,217
Total operating costs and expenses	260,393	280,518	(7)%	368,022	6%	346,618	(12)%	394,141
Operating (loss) income	(10,441)	9,714	(207)%	2,346	(97)%	86,392	(7)%	93,076
Net (loss) income	(32,532)	(33,084)	2%	(56,001)	(159)%	(21,604)	(227)%	17,007

Comparison of the nine months ended September 30, 2009 to September 30, 2008

        Net revenues at Tropicana AC decreased approximately $40.3 million to $250.0 million for the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 due to the continued slowing economic conditions and its effect on consumer spending which affected each of Tropicana AC's revenue sources. Casino revenues decreased 15% in the nine months ended September 30, 2009 as compared to the nine months ended September 30, 2008 as a result of decreased customer visits to the property and decreased customer spend per visit. Room revenues decreased 13% in the nine months ended September 30, 2009 as compared to the same period in the prior year due to a decrease in occupancy and room rates. The average daily room rate at Tropicana AC decreased to $98 in the nine months ended September 30, 2009 as compared to $105 for the nine months ended September 30, 2008 while room occupancy decreased to 85% in the nine months ended September 30, 2009 as compared to 89% in the nine months ended September 30, 2008. Food and beverage revenues decreased 12% in the nine months ended September 30, 2009 from the nine months ended September 30, 2008 due to reduced consumer spending.

        For the nine months ended September 30, 2009, operating loss was approximately $10.4 million as compared to operating income of $9.7 million in the nine months ended September 30, 2008 primarily due to the reduced revenues as noted above.

        Tropicana AC reported a net loss of approximately $32.5 million during the nine months ended September 30, 2009 as compared to $33.1 million in the nine months ended September 30, 2008. The slight decrease in net loss in 2009 was the result of lower operating income which was offset by a reduction in interest expense in the nine months ended September 30, 2009 to approximately $18.0 million as compared to $40.1 million in the same nine month period in 2008.

Comparison of the year Ended December 31, 2008 to December 31, 2007

        Net revenues at Tropicana AC decreased approximately $62.6 million to $370.4 million for the year ended December 31, 2008 as compared to the year ended December 31, 2007 due to the slowing economic conditions and its effect on consumer spending which affected each of Tropicana AC's revenue sources. Casino revenues decreased 14% to approximately $300.0 million in the year ended December 31, 2008 from $348.2 million in the year ended December 31, 2007 as a result of decreased customer visits to the property and decreased customer spend per visit. Room revenues decreased 20% to approximately $35.9 million in the year ended December 31, 2008 from $44.6 million in the year ended December 31, 2007 due to a decrease in occupancy and room rates. The average daily room rate at Tropicana AC decreased to $103 in the year ended December 31, 2008 as compared to $109 for the year ended December 31, 2007 while the room occupancy decreased to 87% in the year ended December 31, 2008 as compared to 91% in the year ended December 31, 2007. Food and beverage revenues decreased 16% to approximately $17.5 million in the year ended December 31, 2008 from $20.7 million in the year ended December 31, 2007 due to reduced consumer spending.

        For the year end December 31, 2008, operating income was approximately $2.3 million as compared to $86.4 million in the year ended December 31, 2007. Included in operating income in 2007 was approximately $24.4 million in construction accident recoveries. Operating income for 2008 was impacted by the declining net revenues and increases in marketing expenses, utilities costs and repairs and maintenance expense.

        Tropicana AC reported a net loss of approximately $56.0 million during the year ended December 31, 2008 as compared to $21.6 million in the year ended December 31, 2007. The increase in net loss in 2008 was the result of lower operating income, an increase in license denial expenses during 2008 to $6.2 million as compared to $1.6 million in 2007 which was offset by an income tax benefit of $0.3 million in 2008 as compared to an income tax provision of $54.4 million in 2007.

Comparison of the year Ended December 31, 2007 to December 31, 2006

        Net revenues at Tropicana AC decreased approximately $54.2 million to $433.0 million for the year ended December 31, 2007 as compared to the year ended December 31, 2006 primarily due to lower casino revenues. Casino revenues decreased 14% in the year ended December 31, 2007 from the year ended December 31, 2006 as a result of significant competitive pressure from gaming operations recently opened in Pennsylvania and New York, which vie aggressively for traditional Atlantic City customers residing in New Jersey, Pennsylvania and New York, especially customers that historically have taken day bus trips to Atlantic City from those areas. Competitive pressure was particularly keenly felt in the performance of the property's slot gaming offerings. In addition, increased promotional spending by competitors in the Atlantic City market adversely affected net revenues in 2007.

        Offsetting this downward effect on net operating revenues, Tropicana AC continued the implementation of its planned operating standards at this property, which were designed to improve operating efficiencies and lower operating costs. For the year end December 31, 2007, operating income was approximately $86.4 million as compared to $93.1 million in the year ended December 31, 2006. Included in operating income in 2007 was approximately $24.4 million in construction accident recoveries as compared to $9.5 million in 2006.

        Tropicana AC reported a net loss of approximately $21.6 million during the year ended December 31, 2007 as compared to net income of $17.0 million in the year ended December 31, 2006. The increase in net loss in 2007 was the result of lower operating income, license denial expenses during 2007 of $1.6 million and an income tax provision of $54.4 million in 2007 as compared to $10.5 million in 2006.

Liquidity and Capital Resources—Tropicana AC

Overview and Effect of Recent Developments

        The liquidity and capital resources of Tropicana AC are significantly affected by the Adamar Bankruptcy Case. The bankruptcy proceedings have resulted in limitations on financing and a need to obtain Bankruptcy Court approval for various matters. As a result of Tropicana AC Parties' bankruptcy filing, the Tropicana AC Parties are not permitted to make any payments on its prepetition liabilities without prior Bankruptcy Court approval.

        At this time, it is not possible to predict with certainty the effect of the Adamar Bankruptcy Case on Tropicana AC's business or various creditors, or when the Sale will be consummated. Tropicana AC's future results depend upon us successfully implementing the Sale on a timely basis. Tropicana AC has incurred significant losses from operations prior to, and during the bankruptcy proceedings. Also, Tropicana AC has an accumulated deficit and negative working capital as of September 30, 2009 and December 31, 2008. In addition, because Tropicana AC is in bankruptcy, its ability to finance operations is dependent on its cash flows. These conditions, among other factors, raise substantial doubt about Tropicana AC's ability to continue as a going concern.

        The continuation of the Adamar Bankruptcy Case, particularly if the Sale is not timely consummated could further adversely affect Tropicana AC's operations and relationship with its customers, employees, regulators, vendors and agents. If consummation of the Sale does not occur expeditiously, the Adamar Bankruptcy Case could result in, among other things, increased costs for reorganization items such as professional fees and similar expenses. In addition, prolonged the Adamar Bankruptcy Case may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with our financial reorganization instead of focusing on the operation of Tropicana AC's business.

        Tropicana AC's cash flow may be affected by a variety of factors, many of which are outside of its control, including regulatory issues, competition, financial markets and other general business conditions. Tropicana AC cannot assure you that it will possess sufficient income and liquidity to meet all of its liquidity requirements and other obligations. Although Tropicana AC believes that amounts required to meet its financial and operating obligations will be available from its operations and from funds currently held by Tropicana AC, its results for future periods are subject to numerous uncertainties. Tropicana AC may encounter liquidity problems, which could affect its ability to meet its obligations while attempting to meet competitive pressures or adverse economic conditions. Tropicana AC's primary cash requirements for the remainder of 2009 are expected to include maintenance and other capital expenditures.

Nine months Ended September 30, 2009

        During the nine months ended September 30, 2009, Tropicana AC's cash flows provided by operating activities were approximately $28.3 million, as compared to $44.5 million for the nine months ended September 30, 2008, reflecting a $16.2 million decrease in cash flows from operations compared to the prior year. This decrease resulted primarily from a $40.3 million decrease in Tropicana AC's net revenues. Net revenues continue to be impacted by the slowing economic conditions and its effect on consumer discretionary spending. Tropicana AC had approximately $69.2 million in cash and cash equivalents as of September 30, 2009.

        During the nine months ended September 30, 2009, total capital expenditures were approximately $7.5 million for maintenance capital expenditures and various other projects. In contrast to normal repair and maintenance costs that are expensed when incurred, items that Tropicana AC classifies as maintenance capital are expenditures necessary to keep its existing property at its current level and are typically replacement items due to the normal wear and tear of the property and equipment as a result of use and age. Capital expenditures for the nine months ended September 30, 2009 were approximately $6.1 million lower than the prior year due to Tropicana AC's reduced capital spending in 2009 in response to current market conditions and the pending sale of the property.

Year Ended December 31, 2008

        During the year ended December 31, 2008, Tropicana AC's cash flows provided by operating activities were approximately $29.9 million, as compared to cash flows provided by operating activities of $62.0 million for the year ended December 31, 2007, reflecting a $32.1 million decrease in cash flows from operations compared to the prior year. This decrease resulted primarily from a $62.6 million decrease in its net revenues. Net revenues decreased due to reduced consumer discretionary spending. Tropicana AC had approximately $46.1 million in cash and cash equivalents as of December 31, 2008.

        During the year ended December 31, 2008, total capital expenditures were approximately $16.8 million for maintenance capital expenditures and various other projects. Capital expenditures for the year ended December 31, 2008 were $12.0 million lower than the prior year due to Tropicana AC's reduced capital spending in 2008 in response to current market conditions and the pending sale of the property.

  Contractual Obligations—Tropicana AC

        Tropicana AC has various contractual obligations which it records as liabilities in its financial statements. Tropicana AC also enters into other purchase commitments or contracts that are not recognized as liabilities until services are performed or goods are received. Additionally, Tropicana AC enters into contracts for the provision of goods and services in the ordinary course of business, such as with respect to food, inventory and entertainment. Such liabilities are recorded as liabilities when incurred.

        The following table summarizes Tropicana AC's material future contractual obligations as of December 31, 2008 (in thousands):

	Payments due by period
	2009	2010	2011	2012	2013	Thereafter
Long-term debt	$34	$36	$39	$42	$45	$44
Estimated interest payments on long-term debt(a)	17	15	12	9	6	3
Operating leases(b)	6,128	5,585	5,410	5,249	5,195	306,442

Total	$6,179	$5,636	$5,461	$5,300	$5,246	$306,489

(a)
Estimated interest payments on long-term debt are based on principal amounts outstanding at each year end and interest rate at December 31, 2008.

(b)
Tropicana AC assumes various financial obligations and commitments in the normal course of operating and financing activities. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against Tropicana AC generally may not be enforced. In addition, Tropicana AC generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to approval of the Bankruptcy Court and certain conditions. The operating leases shown in the table above includes those leases that were rejected as part of the process subsequent to December 31, 2008, in addition to operating leases between affiliated companies which upon the consummation of the Amended and Restated Purchase Agreement, will become an intercompany transaction between wholly owned subsidiaries. The total of these leases are $5,913, $5,370, $5,195, $5,195, $5,195 and $306,442 for the payments due in years 2009, 2010, 2011, 2012, 2013 and thereafter, respectively.

        As discussed in Item 1—"Background," Tropicana AC is a Guarantor of the indebtedness incurred by TE pursuant to the TE Notes and the TE Senior Secured Credit Facility.

        Tropicana AC's ability to service its contractual obligations and commitments depends on its future performance, which will be affected by, among other things, the factors identified in Item 1A—"Risk Factors" of this registration statement, prevailing economic conditions and financial, business and other factors, certain of which are beyond its control.

  Off-Balance Sheet Arrangements—Tropicana AC

        Tropicana AC does not have any off-balance sheet arrangements.

  Critical Accounting Policies—Tropicana AC

        Tropicana AC's discussion and analysis of its financial position and results of operations are based upon its audited consolidated financial statements which were prepared in conformity with accounting principles generally accepted in the United States. Certain of the accounting policies require management to apply significant judgment in defining the estimates and assumptions for calculating estimates. These judgments are subject to a certain degree of uncertainty. Management's judgments are based on historical experience, terms of various past and present agreements and contracts, industry trends and information available from other sources, as appropriate. There can be no assurance that actual results will not differ from those estimates. Changes in these estimates could adversely affect Tropicana AC's financial position or results of operations.

        Tropicana AC believes the following items are critical accounting policies and more significant estimates and assumptions used in the preparation of their financial statements. These accounting policies conform to the accounting policies contained in the consolidated financial statements of Tropicana AC contained elsewhere in this registration statement. Tropicana AC's accounting policies are routinely reviewed and they may, in the ordinary course, be changed on a going-forward basis.

Property and Equipment

        Property and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred. Renewals and betterments which significantly extend the useful lives of existing property and equipment are capitalized. During construction, Tropicana AC capitalizes interest and other direct and indirect costs, which are primarily property taxes, insurance costs, outside legal costs and the compensation costs of project personnel devoted exclusively to managing the project. Interest is capitalized monthly by applying the effective interest rate on certain borrowings to the average balance of expenditures. Gains and losses on dispositions of property and equipment are reflected in earnings as realized.

        Depreciation is computed on a straight-line basis over the estimated useful lives. Leasehold improvements are amortized over the lower of the estimated useful life of the improvement or the term of the related lease.

Valuation of Long-Lived Assets

        Long-lived assets and certain identifiable intangibles held and used by Tropicana AC are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or amortizable intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.

Income Taxes

        Deferred tax asset and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Management's Discussion and Analysis of Financial Condition and Results of Operations—CP Vicksburg

Overview and Presentation—CP Vicksburg

        CP Vicksburg was created on January 23, 2003, for the purpose of acquiring the riverboat gaming operation in Vicksburg, Mississippi, operating as Vicksburg Horizon. CP Vicksburg is one of the Affiliate Guarantors under the TE Notes, TE Senior Secured Credit Facility and DIP Credit Facility.

        Vicksburg Horizon is situated in downtown Vicksburg, Mississippi, in close proximity to the Vicksburg Memorial Battlefield Park and within walking distance to the Vicksburg Convention Center. The property features a 297-foot multi-level, antebellum style, dockside riverboat casino housing approximately 400 slot machines and 7 table games. Additional amenities include 117 hotel rooms, two restaurants, a sports bar, two covered parking garages and an additional parking lot. Vicksburg Horizon attracts both local patrons and patrons primarily from the Jackson, Mississippi and Monroe, Louisiana areas.

Key Performance Indicators

        The primary business for CP Vicksburg is the ownership and operation of a riverboat casino which includes offering gaming, hotel accommodations, dining, entertainment, retail and other amenities. The operating results of CP Vicksburg are highly dependent on the volume of customers to its property, which in turn impacts the price that CP Vicksburg can charge for its hotel rooms and food and beverage menu items.

        Revenues are one of the main performance indicators at CP Vicksburg with more than 80% of CP Vicksburg's net revenues generated from casino revenues. Casino revenues represent the net win from gaming activities such as slot machines and table games. The majority of casino revenues is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. Most of CP Vicksburg's revenues are essentially cash-based, through customers wagering with cash or paying for non-gaming services with cash or credit cards. As a result, fluctuations in net revenues will have a direct impact on cash flows from operating activities. Other performance indicators include hotel occupancy which is a volume indicator for its hotel and the average daily rate which is a price indicator for the amount customers paid for its hotel rooms.

Results of Operations—CP Vicksburg

	Nine months Ended September 30,
			Percent change	Year ended December 31, 2008	Percent change	Year ended December 31, 2007	Percent change	Year ended December 31, 2006
	2009	2008
	(unaudited)	(unaudited)
Net revenues	$10,488	$20,247	(48)%	$24,576	(17)%	$29,680	(12)%	$33,599
Total operating costs and expenses	13,903	21,818	(36)%	37,775	11%	34,014	10%	30,957
Operating (loss) income	(3,415)	(1,571)	(117)%	(13,199)	(205)%	(4,334)	(264)%	2,642
Net (loss) income	(11,288)	(2,282,458)	(100)%	(2,293,026)	(55,841)%	(4,099)	(369)%	1,524

Comparison of the nine months ended September 30, 2009 to September 30, 2008

        Net revenues of $10.5 million for the nine months ended September 30, 2009 decreased $9.8 million or 47.5% as compared to $20.2 million for the nine months ended September 30, 2008 primarily as a result of new competition in the market and reduced discretionary customer spending due to the continued economic slowdown. In October 2008, a new competitor, Riverwalk Casino, opened a $100 million casino-hotel in Vicksburg and another competitor, Ameristar Vicksburg, completed an expansion which added two additional restaurants in September 2008, a VIP lounge in July 2008 and increased its gaming space and added a covered parking garage in May 2008, all of which have negatively impacted our operating results and market share. Due to the factors mentioned above, current year casino revenues of $9.4 million decreased $9.7 million over last year and current year food and beverage revenues also decreased $1.5 million over last year. Offsetting the decrease in casino and food and beverage revenues was a $2.2 million reduction in year-over-year promotional allowances.

        For the nine months ended September 30, 2009 operating loss of $3.4 million increased $1.8 million as compared to an operating loss of $1.6 million for the nine months ended September 30, 2008. The prior year operating loss includes a $2.7 million reserve related to receivables from affiliates. Excluding the impact of the reserve in the prior year, current year operating loss increased $4.5 million over last year. The increase is primarily related to the decrease in net revenues mentioned above, offset by a $3.1 million decrease in casino operating expenses, a $1.1 million decrease in marketing, advertising and promotional expenses and a $0.8 million decrease in depreciation and amortization expense. The decrease in casino operating expenses resulted from a $1.1 million decrease in gaming taxes resulting from lower gaming revenues, headcount reductions and other cost savings initiatives. The year-over-year decrease in depreciation and amortization expense is related to impairment charges for property and equipment recorded in December 2008.

        CP Vicksburg incurred a net loss of approximately $11.3 million for the nine months ended September 30, 2009 as compared to a net loss of $2.3 billion for the prior year period. The net loss in both periods resulted from the factors mentioned above and an $8.0 million non-cash charge in the current period compared to a $2.3 billion non-cash charge in the prior year period. The non-cash charges related to the guarantee of TEH's debt which was in default as a result of the denial of TEH's gaming license for Tropicana AC as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH".

Comparison of the year ended December 31, 2008 to December 31, 2007

        Net revenues of $24.6 million for the year ended December 31, 2008 decreased $5.1 million or 17% as compared to $29.7 million for the year ended December 31, 2007. The decrease in net revenues resulted from a $5.5 million decrease in year-over-year casino revenues. The decrease in casino revenues is the result of the new competition in the market discussed above and the current economic slowdown and its negative impact on discretionary spending of casino customers. Additionally, the property lost market share while gaming revenue within the Mississippi—Central Region South River market increased slightly.

        For the year ended December 31, 2008 operating loss of $13.2 million increased $8.9 million as compared to an operating loss of $4.3 million for the year ended December 31, 2007. Current year operating loss included impairment charges related to property & equipment of approximately $10.0 million and reserves related to affiliate receivables of $2.7 million. Prior year operating loss included $7.2 million for reserves related to affiliate receivables. Excluding the charges in both years, current year operating loss increased $3.4 million over last year. The decrease is primarily related to the decrease in net revenues mentioned above, offset by a $0.8 million decrease in operating expenses, a $0.5 million decrease in marketing, advertising and promotional expenses and a $0.7 million decrease in gaming taxes resulting from lower gaming revenues. The decrease in operating expenses resulted from various cost savings initiatives.

        Net loss at CP Vicksburg increased to approximately $2.3 billion for the year ended December 31, 2008 as compared to $4.1 million for the year ended December 31, 2007. The increase in net loss is attributed to $2.3 billion non-cash charge related to the guarantee of TEH's debt which was in default as a result of the denial of TEH's gaming license for Tropicana AC as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH". In addition, CP Vicksburg recorded $1.0 million in proceeds in 2008 as a result of the cancellation of an agreement for its potential sale.

Comparison of the year ended December 31, 2007 to December 31, 2006

        Net revenues of $29.7 million for the year ended December 31, 2007 decreased $3.9 million or 12% as compared to $33.6 million for the year ended December 31, 2006. The decrease in net revenues primarily resulted from a $3.9 million decrease in year-over-year casino revenues and a $1.1 million decrease in food and beverage revenue, offset by a $1.6 million decrease in promotional allowances. The year-over-year decline in net revenue was consistent with management's expectations as revenue increases experienced in prior periods following Hurricane Katrina gradually receded as casinos re-opened in the regions affected by the hurricane and the transient population created by the hurricane in the Vicksburg region continued to shift back, in part, to other Gulf Coast areas.

        For the year ended December 31, 2007 operating loss of $4.3 million decreased $7.0 million as compared to operating income of $2.6 million for the year ended December 31, 2006. Current year operating loss included reserves related to affiliate receivables of $7.2 million. Excluding this charge, current year operating income of $2.9 million increased $0.2 million over the prior year. The slight increase is primarily related to the decrease in net revenues mentioned above, offset by a decrease in operating expenses of approximately $3.1 million. The decrease in operating expenses resulting from reduced operating costs in the casino, room and food and beverage departments of $2.3 million, a decline in marketing, advertising and promotional expenses of $0.5 million, a year-over-year reduction in repairs and maintenance of $0.9 million and a reduction in administrative and general of $0.4 million due to other cost-saving efforts to keep expenses in line with declining revenues.

        Net loss of $4.1 million for the year ended December 31, 2007 increased by $5.6 million as compared to net income of $1.5 million for the year ended December 31, 2006 due to the factors described above.

Liquidity and Capital Resources—CP Vicksburg

Overview and Effect of Recent Developments

        The liquidity and capital resources of CP Vicksburg have been significantly affected by the Chapter 11 Cases, which resulted in limitations on financing and a need to obtain Bankruptcy Court approval for various matters. As a result, CP Vicksburg is not permitted to make any payments on its prepetition liabilities without prior Bankruptcy Court approval.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on CP Vicksburg's business or various creditors, or when its Plan will be consummated. CP Vicksburg has incurred significant losses from operations prior to, and during the bankruptcy proceedings. Also, CP Vicksburg has an accumulated deficit as of September 30, 2009 and December 31, 2008. These conditions, among other factors, raise substantial doubt about CP Vicksburg's ability to continue as a going concern.

        The continuation of the Chapter 11 Cases, particularly if the Plan is not timely consummated, could further adversely affect CP Vicksburg's operations and relationship with its customers, employees, regulators, vendors and agents. If consummation of the Plan does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for reorganization items such as professional fees and similar expenses. In addition, further prolonging the Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with a financial reorganization instead of focusing on the operation of CP Vicksburg's business.

        CP Vicksburg's cash flows generated by operations have generally been used to fund reinvestment in its existing operations, make loans to TEH to service its indebtedness, make interest payments on indebtedness and return capital through distributions to owners. CP Vicksburg has historically supplemented the cash flows generated by its operations with liquidity provided by financing activities, particularly the incurrence of debt and capital contributions or loans from affiliates.

        As an Affiliate Guarantor under DIP Credit Facility, CP Vicksburg may be required to dedicate a substantial portion of its cash flows from operations to payments in respect of indebtedness arising from the guarantee. Furthermore, by virtue of being an Affiliate Guarantor under the DIP Credit Facility, CP Vicksburg's liquidity position is affected by many of the factors that affect the liquidity of TEH, including, without limitation the factors described under the caption "Management's Discussion and Analysis—TEH—Liquidity and Capital Resources." CP Vicksburg's primary cash requirements for the remainder of 2009 are expected to include maintenance and other capital expenditures.

Nine months Ended September 30, 2009

        For the nine months ended September 30, 2009, cash flows used in operating activities were approximately $2.0 million, $0.5 million was used to fund capital expenditures and $1.0 million was received from affiliates.

Year Ended December 31, 2008

        For the year ended December 31, 2008, CP Vicksburg generated cash flows from operating activities of $6.2 million, of which approximately $0.3 million was used to fund capital expenditures, $3.0 million was advanced to affiliates and $2.0 million was loaned to TEH during 2008 to help fund general corporate purposes. The loan to TEH accrues interest at the rate of 12.0% per annum and matures on January 1, 2015. No principal or interest payments are required to be made under the loan until its maturity. On the Effective Date, the loan to TEH will be cancelled.

  Contractual Obligations—CP Vicksburg

        CP Vicksburg assumes various financial obligations and commitments in the normal course of operating and financing activities. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against CP Vicksburg generally may not be enforced. In addition, CP Vicksburg generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to approval of the Bankruptcy Court and certain conditions. The contractual obligations and commercial commitments shown in the tables below reflect those leases that were not rejected as part of the process.

        The following table summarizes CP Vicksburg's material future non-rejected contractual obligations as of December 31, 2008 (in thousands):

	Payments due by period
	2009	2010	2011	2012	2013	Thereafter
Operating leases	$563	$563	$563	$563	$563	$11,165

        As discussed in Item 1—"Background", CP Vicksburg is a Guarantor of the indebtedness incurred by TE pursuant to the TE Notes and the TE Senior Secured Credit Facility which is included in liabilities subject to compromise as a result of CP Vicksburg filing for bankruptcy protection.

        CP Vicksburg's ability to service its contractual obligations and commitments depends on its future performance, which will be affected by, among other things, the factors identified in Item 1A—"Risk Factors" of this registration statement, prevailing economic conditions and financial, business and other factors, certain of which are beyond its control.

  Off-Balance Sheet Arrangements—CP Vicksburg

        CP Vicksburg does not have any off-balance sheet arrangements.

  Critical Accounting Policies—CP Vicksburg

        CP Vicksburg's discussion and analysis of its results of operations and liquidity and capital is based on the audited financial statements which were prepared in conformity with accounting principles generally accepted in the United States. Certain of the accounting policies require management to apply significant judgment in defining the estimates and assumptions for calculating estimates. These judgments are subject to a certain degree of uncertainty. Management's judgments are based on historical experience, terms of various past and present agreements and contracts, industry trends and information available from other sources, as appropriate. There can be no assurance that actual results will not differ from those estimates. Changes in estimates could adversely affect CP Vicksburg's financial position or results of operations.

        The estimates and assumptions made by management in connection with the preparation of financial statements for CP Vicksburg are similar to the estimates and assumptions made by management in connection with its preparation of financial statements for TEH. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH—Critical Accounting Policies" for a brief description of several of these estimates and assumptions.

Management's Discussion and Analysis of Financial Condition and Results of Operations—JMBS Casino

Overview and Presentation—JMBS Casino

        JMBS Casino was formed on January 23, 2002 for the purpose of acquiring a riverboat gaming operation in Greenville, Mississippi, operating as Jubilee. JMBS Casino is an Affiliate Guarantor under the TE Notes, TE Senior Secured Credit Facility and DIP Credit Facility.

        Jubilee is located in Greenville, approximately 90 miles south from Vicksburg, Mississippi. A $4 million renovation was completed in November 2007. The 240-foot, three-deck dockside riverboat features a casino on two floors housing approximately 500 slot machines and 8 table games, with the third floor available for concerts and special events. The property also includes a deli on the first floor and a bar on each floor. A 500-space surface parking lot is located offsite with an additional 200 parking spaces available onsite when the water level is low. The property also owns and operates the Greenville Inn & Suites, a 41 room suite hotel located less than a mile away which offers free shuttle service to and from the Jubilee and Lighthouse Point. Jubilee draws the majority of its customers within a 30 mile radius of Greenville and to a lesser extent the Little Rock, Arkansas, area.

Key Performance Indicators

        The primary business for JMBS Casino is the ownership and operation of a riverboat casino which includes offering gaming, hotel accommodations, dining, entertainment, retail and other amenities. The operating results of JMBS Casino are highly dependent on the volume of customers to its property, which in turn impacts the price that JMBS Casino can charge for its hotel rooms and food and beverage menu items.

        Revenues are one of the main performance indicators at JMBS Casino with more than 80% of JMBS Casino's net revenues generated from casino revenues. Casino revenues represent the net win from gaming activities such as slot machines and table games. The majority of casino revenues is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. Most of JMBS Casino's revenues are essentially cash-based, through customers wagering with cash or paying for non-gaming services with cash or credit cards. As a result, fluctuations in net revenues will have a direct impact on cash flows from operating activities. Other performance indicators include hotel occupancy which is a volume indicator for its hotel and the average daily rate which is a price indicator for the amount customers paid for its hotel rooms.

Results of Operations—JMBS Casino

	Nine months Ended September 30,
			Percent change	Year Ended December 31, 2008	Percent change	Year Ended December 31, 2007	Percent change	Year Ended December 31, 2006
	2009	2008
	(unaudited)	(unaudited)
Net revenues	$12,221	$15,086	(19)%	$18,981	(28)%	$26,500	(4)%	$27,617
Total operating costs and expenses	11,302	14,803	(24)%	27,962	20%	23,317	22%	19,090
Operating income (loss)	919	283	225%	(8,981)	(382)%	3,183	(63)%	8,527
Net (loss) income	(6,830)	(2,280,701)	100%	(2,289,899)	(65,432)%	3,505	(57)%	8,137

Comparison of the nine months ended September 30, 2009 to September 30, 2008

        Net revenues of $12.2 million for the nine months ended September 30, 2009 decreased $2.9 million as compared to $15.1 million the nine months ended September 30, 2008. The decrease in net revenues is primarily related to a $5.2 million decline in casino revenue, offset by a $2.5 million decrease in promotional allowances. The decrease in casino revenue is a result of the continued market share decline and increased competition in the Greenville market, as well as the impact of the economic downturn on the Greenville gaming market. These factors have resulted in decreased customer visits and reduced discretionary customer spending. The decrease in promotional allowances is consistent with the decline in casino revenue.

        For the nine months ended September 30, 2009 operating income of $0.9 million increased $0.6 million as compared to $0.3 million for the nine months ended September 30, 2008. Prior year operating income includes $1.5 million in reserves related to receivables from affiliates. Excluding the impact of the reserve in the prior year, current year operating income decreased $0.9 million over the prior year period. The decrease is primarily related to the decrease in net revenues mentioned above and a $0.8 million increase in depreciation and amortization expense, offset by a $1.2 million decrease in operating expenses, a $0.3 million decrease in marketing, advertising and promotional expenses and a $0.8 million decrease in general and administrative expense. The year-over-year increase in depreciation and amortization expense is attributed to additions of property & equipment related to the approximate $4.0 million property renovation completed in early 2008. The decrease in operating expenses, marketing, advertising and promotional expenses and general and administrative expenses resulted from headcount reductions and other cost-saving initiatives.

        JMBS Casino incurred a net loss of approximately $6.8 million for the nine months ended September 30, 2009 as compared to a net loss of $2.3 billion for the prior year period. The net loss in both periods resulted from the factors mentioned above and an $8.0 million non-cash charge in the current period compared to a $2.3 billion non-cash charge in the prior year period. The non-cash charges related to the guarantee of TEH's debt which was in default as a result of the denial of TEH's gaming license for Tropicana AC as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH."

Comparison of the year ended December 31, 2008 to December 31, 2007

        Net revenues of $19.0 million for the year ended December 31, 2008 decreased $7.5 million as compared to $26.5 million for the year ended December 31, 2007. The decrease in net revenues is primarily the result of a $7.6 million decrease in casino revenues from the prior year. The decrease in casino revenues is primarily the result of new competition entering the Greenville market in November 2007 which has impacted customer visitation to the property. Overall, the property has lost market share with industry gaming revenue within the Mississippi—Central Region South River market increasing slightly. Additionally, discretionary customer spending has declined given the economic slowdown in the U.S. economy and the related impact on the local Greenville market.

        For the year ended December 31, 2008 operating loss of $9.0 million increased $12.2 million as compared to operating income of $3.2 million for the year ended December 31, 2007. Current year operating loss included impairment charges related to goodwill of approximately $8.3 million and reserves related to affiliate receivables of $1.5 million. Prior year operating income included $5.2 million for reserves related to affiliate receivables. Excluding the charges in both years, current year operating income decreased $7.6 million over the prior year. The decrease is primarily related to the decrease in net revenues mentioned above, with net operating expenses remaining relatively flat from prior year.

        JMBS Casino incurred a net loss of approximately $2.3 billion for the year ended December 31, 2008 as compared to net income of $3.5 million for the year ended December 31, 2007. The net loss is attributed to $2.3 billion non-cash charge related to the guarantee of TEH's debt which was in default as a result of the denial of TEH's gaming license for Tropicana AC as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations—TEH."

Comparison of the year ended December 31, 2007 to December 31, 2006

        Net revenues of $26.5 million for the year ended December 31, 2007 decreased $1.1 million as compared to $27.6 million for the year ended December 31, 2006. The decrease in net revenues is primarily related to a decline in casino revenues of $1.2 million and a decline food and beverage revenues of $0.3 million. The decrease is primarily related to ongoing renovations at the property during the third and fourth quarters of 2007. The approximate $4.0 million renovation included renovating the casino floor and public areas of Jubilee and upgrading the slot gaming product to the "ticket-in ticket-out" format. During the refurbishment of the property casino patron volumes were adversely impacted as access to certain portions of the casino was limited. As a result, sales were temporarily negatively affected during the renovation period. These renovations were completed early in the fourth quarter of 2007 and were necessary to re-position the property to compete more effectively with Harlow's Casino Resort, which opened near Greenville in November 2007.

        For the year ended December 31, 2007 operating income of $3.2 million decreased $5.3 million as compared to operating income of $8.5 million for the year ended December 31, 2006. Current year operating loss included reserves related to affiliate receivables of $5.2 million. Excluding this charge, current year operating income of $8.4 million decreased slightly from the prior year. The slight decrease is primarily related to the decrease in net revenues mentioned above, offset by a decrease in depreciation and amortization of approximately $1.2 million resulting from the timing of asset additions placed in service and asset retirements.

        Net income of $3.5 million for the year ended December 31, 2007 decreased by $4.6 million as compared to $8.1 million for the year ended December 31, 2006 due to the factors described above.

Liquidity and Capital Resources—JMBS Casino

Overview and Effect of Recent Developments

        The liquidity and capital resources of JMBS Casino have been significantly affected by the Chapter 11 Cases, which resulted in limitations on financing and a need to obtain Bankruptcy Court approval for various matters. As a result, JMBS Casino is not permitted to make any payments on its prepetition liabilities without prior Bankruptcy Court approval.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on JMBS Casino's business or various creditors, or when its Plan will be consummated. JMBS Casino has incurred significant losses from operations prior to, and during the bankruptcy proceedings. Also, JMBS Casino has an accumulated deficit as of September 30, 2009 and December 31, 2008. These conditions, among other factors, raise substantial doubt about JMBS Casino's ability to continue as a going concern.

        The continuation of the Chapter 11 Cases, particularly if the Plan is not timely consummated, could further adversely affect JMBS Casino's operations and relationship with its customers, employees, regulators, vendors and agents. If consummation of the Plan does not occur expeditiously, the Chapter 11 Cases could result in, among other things, increased costs for reorganization items such as professional fees and similar expenses. In addition, further prolonging the Chapter 11 Cases may make it more difficult to retain and attract management and other key personnel and would require senior management to spend a significant amount of time and effort dealing with a financial reorganization instead of focusing on the operation of JMBS Casino's business.

        Historically, cash flows generated by operations for JMBS Casino have generally been used to fund reinvestment in its existing operations, make loans to TEH to enable that company to service its indebtedness and to return capital through distributions to its members. In addition, historically, JMBS Casino has supplemented the cash flows generated by its operations with liquidity provided by financing activities, particularly the incurrence of bank debt and capital contributions.

        As an Affiliate Guarantor under the DIP Credit Facility, JMBS Casino may be required to dedicate a substantial portion of its cash flows from operations to payments in respect of indebtedness arising from the guarantee. Furthermore, by virtue of being an Affiliate Guarantor under the DIP Credit Facility, JMBS Casino's liquidity position is affected by many of the factors that affect the liquidity of TEH, including, without limitation the factors described under the caption "Management's Discussion and Analysis—TEH—Liquidity and Capital Resources." JMBS Casino's primary cash requirements for the remainder of 2009 are expected to include maintenance and other capital expenditures.

Nine months Ended September 30, 2009

        For the nine months ended September 30, 2009, JMBS Casino generated cash flows from operating activities of $3.0 million, of which approximately $0.2 million was used to fund net capital expenditures and $1.8 million was loaned to TEH during 2009 to help fund general corporate purposes. The loan accrues interest at the rate of 12.0% per annum and matures on January 1, 2015. No principal or interest payments are required to be made under the loan until its maturity. On the Effective Date, the loan to TEH will be cancelled.

Year Ended December 31, 2008

        For the year ended December 31, 2008, JMBS Casino generated cash flows from operating activities was $4.5 million, of which approximately $1.3 million was used to fund net capital expenditures, $1.3 million was loaned to TEH during 2008 to help fund general corporate purposes and approximately $2.6 million was advanced to affiliates. The loan accrues interest at the rate of 12.0%

per annum and matures on January 1, 2015. No principal or interest payments are required to be made under the loan until its maturity. On the Effective Date, the loan to TEH will be cancelled.

  Contractual Obligations—JMBS Casino

        JMBS Casino assumes various financial obligations and commitments in the normal course of operating and financing activities. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against JMBS Casino generally may not be enforced. In addition, JMBS Casino generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to approval of the Bankruptcy Court and certain conditions. The contractual obligations and commercial commitments shown in the tables below reflect those leases that were not rejected as part of the process.

        The following table summarizes JMBS Casino's material future non-rejected contractual obligations as of December 31, 2008 (in thousands):

	Payments due by period
	2009	2010	2011	2012	2013	Thereafter
Operating leases	$461	$330	$70	$70	$70	$81

        As noted in Item 1—"Background," JMBS Casinos is a Guarantor of all indebtedness incurred by TE pursuant to the TE Notes and the TE Senior Secured Credit Facility which is included in liabilities subject to compromise as a result of JMBS Casino filing for bankruptcy protection.

        JMBS Casinos' ability to service its contractual obligations and commitments depends on its future performance, which will be affected by, among other things, the factors identified in Item 1A—"Risk Factors" of this registration statement, prevailing economic conditions and financial, business and other factors, certain of which are beyond its control.

  Off-Balance Sheet Arrangements—JMBS Casino

        JMBS Casino does not have any off-balance sheet arrangements.

  Critical Accounting Policies—JMBS Casino

        JMBS Casino's discussion and analysis of its results of operations and liquidity and capital is based on the audited financial statements which were prepared in conformity with accounting principles generally accepted in the United States. Certain of the accounting policies require management to apply significant judgment in defining the estimates and assumptions for calculating estimates. These judgments are subject to a certain degree of uncertainty. Management's judgments are based on historical experience, terms of various past and present agreements and contracts, industry trends and information available from other sources, as appropriate. There can be no assurance that actual results will not differ from those estimates. Changes in estimates could adversely affect JMBS Casino's financial position or results of operations.

        The estimates and assumptions made by management in connection with the preparation of financial statements for JMBS Casino are similar to the estimates and assumptions made by management in connection with its preparation of financial statements for TEH. See "Management's Discussion and Analysis—TEH—Critical Accounting Policies" for a brief description of several of these estimates and assumptions.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

        Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk, specifically long-term U.S. treasury rates and the applicable spreads in the high-yield investment market and short-term and long-term LIBO rates, and its potential impact on our long-term debt. The Predecessors historically attempted to limit their exposure to interest rate risk by managing the mix of its long-term fixed borrowings and short-term borrowings under its bank credit facility.

ITEM 3.    PROPERTIES.

        The Company does not currently own any property; however, upon consummation of the Plan, we expect to acquire from the Predecessors and Adamar the casino properties that they own and or lease. The following table summarizes the Predecessors' and Adamar's casino properties as of September 30, 2009:

Property Name	Location	Acquisition Date	Approximate Casino Square Footage	Hotel Rooms	Slot Machines	Table Games	Employees
Tropicana AC	Atlantic City, NJ	1/07	143,000	2,129	3,159	135	3,145
Casino Aztar	Evansville, IN	1/07	38,360	347	1,003	34	961
Tropicana Express	Laughlin, NV	1/07	53,000	1,495	1,012	23	841
River Palms	Laughlin, NV	9/03	63,900	1,000	824	14	582
MontBleu	South Lake Tahoe, NV	6/05	45,000	437	601	32	671
Vicksburg Horizon	Vicksburg, MS	10/03	20,900	117	400	7	231
Lighthouse Point	Greenville, MS	11/96	22,000	—	581	—	160
Jubilee	Greenville, MS	3/02	28,500	41	496	8	203
Belle of Baton Rouge	Baton Rouge, LA	10/05	28,500	300	1,011	20	731

        Tropicana AC is situated along the Boardwalk in Atlantic City, New Jersey, on approximately 14 acres.

        Casino Aztar is a riverboat situated on approximately eight and a half acres along the Ohio River in Evansville, Indiana. Casino Aztar owns the riverboat along with four acres and the remaining four and a half acres are leased from the city of Evansville. Under the terms of the lease, Casino Aztar may extend the lease term through November 30, 2040 by exercising up to seven five-year renewal options. Casino Aztar is expected to exercise its second of seven renewal options which will extend the lease term through November 2015. Under the terms of the lease renewal, effective December 1, 2010, Casino Aztar will be required to pay a percentage of the adjusted gross receipts ("AGR") for the year in rent with a minimum annual rent of no less than $2 million. The percentage rent shall be equal to 2% of the AGR up to $25 million, plus 4% of the AGR in excess of $25 million up to $50 million, plus 6% of the AGR in excess of $50 million up to $75 million, plus 8% of the AGR in excess of $75 million up to $100 million and plus 12% of the AGR in excess of $100 million. In addition, Casino Aztar shall make two prepayments of percentage rent to the City of Evansville for the period between January 2011 and December 2015 (the "Prepayment Period"). The first payment of $5.0 million is due on the Effective Date with the second payment of $5.0 million due August 1, 2010. Casino Aztar will also pay $3.5 million to the city of Evansville within thirty days after the Effective Date for city development projects and has also agreed to construct a pedestrian bridge to the Casino Aztar at an estimated cost of approximately $3.0 million to be completed within three years after the Effective Date.

        Tropicana Express is located on 2121 South Casino Drive in Laughlin, Nevada. Tropicana Express is situated on approximately 31 acres, which is owned by one of the Predecessors.

        River Palms is also located on 2700 South Casino Drive in Laughlin, Nevada. River Palms is situated on approximately 35 acres, which is leased from Realty, one of the Affiliate Guarantors. Under the terms of the lease, rent is $425,000 per month and expires on September 30, 2018. On the Effective Date, this will become an intercompany transaction between two of our wholly owned subsidiaries.

        MontBleu is situated on approximately 21 acres in South Lake Tahoe, Nevada. The Predecessors have a lease agreement with Park Cattle with respect to the land and building which MontBleu operates through December 31, 2028. Under the terms of the lease, rent is $333,333 per month, plus 10% of gross revenues in excess of $50 million through December 31, 2011. After December 31, 2011, rent will be equal to the greater of (i) $333,333 per month as increased by the same percentage that the consumer price index has increased from 2009 thereafter, or (ii) 10% of gross revenues.

        Vicksburg Horizon is a dockside riverboat situated on approximately 6 acres in downtown Vicksburg, Mississippi. The Predecessors own the riverboat and have a lease agreement with the city of Vicksburg that permitted the development of Vicksburg Horizon and provides for ongoing payments to the city. The lease agreement expires in 2033. Amounts required to be paid to the city include (i) a fixed annual payment of $576,000, subject to adjustment to reflect increases in the Consumer Price Index, payable in monthly installments, and (ii) 1.5% of the net operating revenue (defined in the lease agreement to include revenues derived primarily from gaming, food and beverage) produced by Vicksburg Horizon, which is also payable monthly.

        Jubilee is a dockside riverboat situated on approximately 16 acres in Greenville, Mississippi. JMBS Casino owns the riverboat and is a party to three leases for the docking, entry, and parking facilities at the Jubilee. The lease for dockage rights for the riverboat extends through August 2010 and requires monthly rent payments of $35,000. On November 7, 2006, JMBS Casino entered into a new lease agreement with the city of Greenville for the same dockage rights. The terms of the new lease, would have been effective beginning in September 2010 and extending through August 2040; however, JMBS Casino intends to reject the lease in connection with consummation of the Chapter 11 Cases. As a consequence, JMBS Casino currently does not have an agreement for the moorage, docking and berthing rights after August 2010, and is currently evaluating its options. A second lease for dockage rights and riverfront property covers a second barge, which was assigned to JMBS Casino by the prior owner of the Jubilee upon JMBS Casino's acquisition of the property. This second lease expired June 2008, and the second barge was moved to storage at a cost of $4,600 per month on month-to-month terms. A third lease for docking and entry expires in 2013 and requires monthly payments of $1,000.

        The Company will own an 80% voting interest and an 84% economic interest in Greenville Riverboat, LLC, which manages Lighthouse Point. Lighthouse Point is a dockside riverboat situated on approximately four acres in Greenville, Mississippi. One of the Predecessors, St. Louis Riverboat Entertainment, Inc., owns the riverboat in which Lighthouse Point conducts its operations. Greenville Riverboat entered into a charter party agreement with St. Louis Riverboat Entertainment on January 20, 1995 to lease the riverboat for a term of nine years ending January 19, 2004, with the term extended by amendment to January 19, 2014, with one option to re-new for an additional five year term. The monthly rent is $79,000 plus applicable taxes. Lighthouse Point leases the land from an unrelated party, on which the docking, entry and parking facilities of the casino are situated. Lighthouse Point is required to pay an amount equal to 2% of its monthly gross gaming revenue in rent, with a minimum monthly payment of $75,000. In addition, in any given year in which annual gross gaming revenues exceed $36.6 million, Lighthouse Point is required to pay 8% of the excess amount as rent pursuant to the terms of the lease. The current lease expires in 2014 and gives Lighthouse Point the option to extend its term through 2044.

        Belle of Baton Rouge is a dockside riverboat situated on approximately 23 acres on the Mississippi River in Baton Rouge, Louisiana. Belle of Baton Rouge leases the land and buildings which comprise its hotel properties under three separate leases with an unrelated party. It has two leases, both of which extend through 2013, which it has the option to extend for up to an additional 70 years. The third lease extends through 2012, which it also has the option to extend for up to an additional 70 years. The three leases require fixed annual rent payments that aggregate $0.3 million, subject to adjustment every five years to reflect increases in the Consumer Price Index. In addition, Belle of Baton Rouge leases a parking garage with an annual rent of $0.6 million, from an unrelated party, through August 2010 which it has the option to extend an additional four years.

        The Predecessors lease office space for their corporate headquarters in Las Vegas, Nevada which we plan to continue to occupy after the Effective Date. In addition to the property described above, we plan to own or lease certain facilities which are not material to our operations.

ITEM 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGMENT.

        The Company was created to acquire the businesses of the Predecessors and Adamar. We have not yet issued any capital stock. In accordance with the Restructuring Transactions, on the Effective Date of the Plan, we will acquire various interests of the Predecessors in exchange for our Common Stock, which will be distributed to the OpCo Lenders. See Item 1—"Business—Restructuring Transactions."

        Although we cannot say with certainty the number of shares of Common Stock any OpCo Lender will own on the Effective Date, we have been advised by Icahn Capital that four affiliates of Icahn Capital will collectively own approximately 11,865,781 shares of our Common Stock on the Effective Date or approximately 47.5% of our outstanding Common Stock. Carl Icahn will have sole voting and dispositive power with respect to these shares of Common Stock. We do not believe any other stockholder will own more than 5%.

        Because we have not issued any Common Stock, none of our directors or named executive officers beneficially owns any of our Common Stock. On the Effective Date of the Plan, several of our Directors will likely become beneficial owners of a substantial amount of our Common Stock; however we cannot predict the amount of such holdings at this time.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS.

        Set forth in the table below are the names, ages, position or positions, and biographical information of our Directors and executive officers.

Name	Age	Position
Scott C. Butera	43	Director, President, Chief Executive Officer
Marc H. Rubinstein	48	Senior Vice President, Law and Administration and Secretary
Lance Millage	41	Senior Vice President, Finance and Treasurer

        Scott C. Butera.    Mr. Butera has served as our sole director and as President and Chief Executive Officer since our formation, and has also served as President of TEH since March 19, 2008, and as Chief Executive Officer and member of the Board of Managers of TEH since June 6, 2008. He is a member of the Regulatory Gaming Compliance Committee of the Board of Managers of TEH. Prior thereto, Mr. Butera held a number of executive positions in the gaming industry, including as Chief Operating Officer of the Cosmopolitan Resort Casino in Las Vegas, Nevada, from January 2007 through March 2008, President of Metroflag Management LLC, a casino resort development company located in Las Vegas, from November 2005 through January 2007, and prior to November 2005, he was President, Chief Operating Officer, and Executive Vice President of Trump Hotels & Casino Resorts, Inc., during which time he was the principal architect of the company's financial and operational restructuring. Mr. Butera also served previously as an Executive Director for UBS

Investment Bank, which culminated a fifteen-year career as an investment banker focused on the gaming, lodging, and real estate industries. Mr. Butera holds a Masters in Business Administration from New York University's Leonard N. Stern School of Business and is a graduate of Trinity College in Hartford, Connecticut.

        Marc H. Rubinstein.    Mr. Rubinstein has served as our Senior Vice President, Law and Administration, and Secretary since our formation and has served in the same capacity at TEH since July 28, 2008. Prior to accepting his position with TEH, Mr. Rubinstein held similar positions with other casino gaming companies, including as general counsel and corporate secretary for Cosmopolitan Resort & Casino, Las Vegas, from 2006 through 2008, Wynn Resorts, Limited, from 2000 to 2006, and the Nevada properties of Caesars World, Inc., from 1992 through 2000, including Caesars Palace, Caesars Tahoe, and The Desert Inn. Mr. Rubinstein began his career with the Las Vegas law firm of Lionel Sawyer & Collins after graduating magna cum laude with a B.S. from Duke University and receiving a J.D. from New York University School of Law.

        Lance J. Millage.    Mr. Millage has served as Senior Vice President, Finance and Treasurer since November 16, 2009. Prior to accepting his position with TEH, Mr. Millage was with Resorts International Holdings since 2005 as the Senior Vice President and Corporate Controller for the last three years and prior to that the Assistant General Manger and CFO for their Resorts East Chicago property. Prior to that Mr. Millage was the Managing Director of Casino Operations for the Nevada region for Hyatt Gaming Services from 2004 to 2005. Mr. Millage has over 18 years of experience in the casino and hospitality industry with Resorts International, Hyatt Gaming Services and Harrah's Entertainment serving in key financial positions combined with General Management responsibilities. Mr. Millage graduated from the University of Missouri—St. Louis with a B.S. in Accounting.

        On the Effective Date, our Board of Directors will consist of the following people:

Name	Age	Position
Scott C. Butera	43	Director, President, Chief Executive Officer
Michael G. Corrigan	52	Director
Glenn C. Christenson	60	Director
Stephen Deckoff	44	Director
Carl Icahn	73	Director
James L. Nelson	60	Director
Hunter C. Gary	35	Director

        Michael G. Corrigan.    Mr. Corrigan is a media and entertainment professional who has operated as a self-employed independent consultant since 2004. In that period, he also served as Chief Financial Officer of Goldhil Homae Media International in 2006. From 1999 to 2004, Mr. Corrigan was a co-founder of Shelbourne Capital Partners LLC, a boutique advisory firm. Prior thereto, Mr. Corrigan was a senior partner in the Entertainment, Media and Communications practice of Price Waterhouse LLC. Mr. Corrigan is a member of the Board of Directors of ACME Communications Inc. and was a member of the Board of Directors of Atari Inc. from 2004 to 2007. Mr. Corrigan is a graduate of the Law School of Trinity College, Dublin, Ireland. Mr. Corrigan has served as a member of the Board of Managers of TEH since June 6, 2008.

        Glenn C. Christenson.    Mr. Christenson served as Chief Financial Officer of Station Casinos Inc. from 1989 to March 30, 2007, Treasurer from 1992 to March 30, 2007, and also served as its Principal Accounting Officer until March 30, 2007. From 1983 to 1989, he served as a Partner of Deloitte Haskins & Sells (now Deloitte & Touche), where he served as Partner-in-charge of Audit Services for the Nevada practice and National Audit Partner for the Hospitality Industry. He serves as a Director of Nevada Community Bank, Sierra Pacific Power Co. and Nevada Power Co. He has been a Director of NV Energy, Inc. (alternate name is Sierra Pacific Resources) since May 7, 2007 and First American

Corp. since April 14, 2008. Mr. Christenson served as a Director of Station Casinos Inc. from 1993 to December 9, 2003. Mr. Christenson serves as a Member of the Board of Trustees of the Las Vegas Chamber of Commerce and as a Director for the Nevada State College Foundation Board. Mr. Christenson has served on the Board of Directors of the Nevada Resort Association and as the Chairman of the Nevada Resort Association's IRS Liaison Committee. He was named to the Nevada Society of CPAs Hall of Fame for Business and Industry in 2002 and was designated one of the Most influential Businessmen in southern Nevada by In Business magazine in 2002. Most recently, in a poll of investors and analysts conducted by Institutional Investor Magazine, Christensen was named the top Chief Financial Officer in the gaming and lodging industry in 2006 and 2007. In January 2009, he was named chairman of the National Center for Responsible Gaming. Mr. Christenson is a Certified Public Accountant. He holds an undergraduate degree in business administration from Wittenberg University and an MBA in finance from The Ohio State University.

        Stephen Deckoff.    Mr. Deckoff is the Managing Principal of Black Diamond Capital Management, L.L.C. and is responsible for all portfolio management and business operations. Prior to the founding of BDCM in 1995, Mr. Deckoff was a Senior Vice President of Kidder, Peabody & Co. Inc., formerly a wholly-owned subsidiary of GE Capital Corporation. At Kidder, Mr. Deckoff was head of the Structured Finance Group. Under Mr. Deckoff's direction, the group was responsible for new issue origination, transaction structuring and trading for all non-first mortgage related assets. Prior to joining Kidder in December 1993, Mr. Deckoff was a Managing Director in the Structured Finance Group at Bear Stearns & Co., Inc. where his responsibilities included all phases of transaction development and group management. Before joining Bear Stearns, Mr. Deckoff had worked in the Structure Finance Department of Chemical Securities, Inc. and the Fixed Income Research Department at Drexel Burnham Lambert. Mr. Deckoff has a B.S. in Operations Research from the Engineering School at Cornell University.

        Carl Icahn.    Mr. Carl Icahn has served as chairman of the board and a director of Starfire Holding Corporation ("Starfire"), a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly-owned subsidiary of Icahn Enterprises L.P. ("Icahn Enterprises"), and certain related entities, Mr. Carl Icahn's principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP. Prior to August 2007, Mr. Carl Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp., since September 2004. Since November 1990, Mr. Carl Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate, and home fashion. Mr. Carl Icahn was chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. From October 1998 through May 2004, Mr. Carl Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises. From September 2000 to February 2007, Mr. Carl Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands casino in Atlantic City until November 2006. Mr. Icahn has served as chairman of the board and as a director of American Railcar Industries, Inc. since 1994. Mr. Carl Icahn has been chairman of the board and a director of XO Holdings, Inc., a telecommunications services provider, since February 2006, and of its predecessor from January 2003 to February 2006. Mr. Carl Icahn has served as a Director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies since July 1993. In May 2005, Mr. Carl Icahn became a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. From September 2006 through November 2008, Mr. Icahn was a director of ImClone Systems Incorporated ("ImClone"), a biopharmaceutical company, and from October 2006 through November 2008, he was the chairman of the board of ImClone. In August 2007, Mr. Carl Icahn became a director of WCI Communities, Inc. ("WCI"), a homebuilding company, and since September 2007, has been the chairman of the board of WCI. In December 2007, Mr. Carl Icahn became a director of Federal-Mogul Corporation ("Federal-Mogul"), a supplier of automotive products, and since January 2008, has been the chairman of the board of Federal-Mogul. From August 2008 to October 2009, Mr. Icahn was a director of Yahoo! Inc., a company that provides internet services to users, advertisers, publishers and developers worldwide. Mr. Carl Icahn received his B.A. from Princeton University.

        James L. Nelson.    Mr. Nelson has served as a director of Icahn Enterprises GP since June 2001. Since December 2003, Mr. Nelson has served as a director of AEP. From May 2005 until November 15, 2007, Mr. Nelson served as a director of Atlantic Coast. From 1986 until the present, Mr. Nelson has been Chairman and Chief Executive Officer of Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company. From March 1998 through 2003, Mr. Nelson was Chairman and Chief Executive Officer of Orbit Aviation, Inc., a company engaged in the acquisition and completion of Boeing Business Jets for private and corporate clients. From August 1995 until July 1999, Mr. Nelson was Chief Executive Officer and Co-Chairman of Orbitex Management, Inc., a financial services company in the mutual fund sector. From August 1995 until March 2001, he was on the Board of Orbitex Financial Services Group. Mr. Nelson currently serves as a director and Chairman of the Audit Committee of Viskase Companies, Inc., a company in which Mr. Icahn, directly or indirectly, either (i) controls such company or (ii) has an interest in such company through the ownership of securities. From January 2008 through June 2008, Mr. Nelson served as a director of Shuffle Master, Inc. In March 2008, Mr. Nelson was appointed a director of Pacific Energy Resources Ltd., an energy producer. In April 2008, Mr. Nelson was appointed a director of Cequel Communications, an owner and operator of a large cable television system.

        Hunter C. Gary.    Mr. Gary has served on the board of directors of American Railcar Industries, Inc. since 2008. Since 2003, Mr. Gary has been employed by Icahn Associates Corp. and an affiliate of Icahn Enterprises. Prior to joining Icahn Associates, Mr. Gary worked at Kaufhof Warenhaus AG, a subsidiary of the Metro Group, a retailing and service company, from 1997 to 2002, most recently as a managing director. Since 2007, Mr. Gary has served as a director of WestPoint International, Inc. as well as Motricity, Inc. Mr. Gary is married to Mr. Carl Icahn's wife's daughter. Mr. Gary received a B.S. with Senior Honors from Georgetown University as well as a Certificate of Executive Development from Columbia Graduate School of Business.

ITEM 6.    EXECUTIVE COMPENSATION.

        We currently pay no compensation to our director or any of our executive officers. The Board of Directors does not yet have a compensation committee.

ITEM 7.    CERTAIN RELATIONHSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related party transactions entered into pursuant to the Plan.

        As discussed in Item 2—"Financial Information—Management's Discussion and Analysis of Financial Condition and Results of Operations—Tropicana Entertainment Inc.," on May 4, 2009, pursuant to the Plan, we entered into a Commitment Letter with Icahn Capital, an affiliate of Icahn and Co., Inc. pursuant to which Icahn Capital committed to provide the Exit Facility. See "Management's Discussion and Analysis of Financial condition and Results of Operations—Management's Discussion and Analysis of Financial Condition and Results of Operation—Tropicana Entertainment Inc—Liquidity and Capital Resources—Tropicana Entertainment Inc."

Director Independence

        Scott Butera, as the sole member of our Board of Directors, has determined that he is not "independent" as that term is defined under current rules of the New York Stock Exchange (the "NYSE"). None of our securities are listed on the NYSE or any other securities exchange, nor is there any current intention to list any of our securities in the foreseeable future.

ITEM 8.    LEGAL PROCEEDINGS.

        The Company is not a party to any litigation. Certain parties affiliated with the new owners of the Tropicana LV (the "Plaintiffs") filed a declaratory judgment action in the District Court, Clark County, Nevada, on July 20, 2009, seeking a declaratory judgement that Tropicana LV may operate a hotel and casino under the name "Tropicana" without any interference by or payment to Aztar or TE (together, the "Defendants"). The Plaintiffs seek no damages or injunctive relief. On August 10, 2009, Defendants removed the action to the District of Nevada and filed an Answer and counterclaim asserting Plaintiffs' use of "Tropicana" infringes upon Defendants' rights in three federally registered trademarks. On August 25, 2009, Plaintiffs filed a motion to Remand the action to Nevada state court. In the meantime, the parties have engaged in discovery. In the event the Plaintiffs prevail, they would have the right to continued use of the "Tropicana" trademark in perpetuity without payment of any royalty or license fee to the Company, and their continued use of the trademark without restriction could dilute the "Tropicana" brand and be detrimental to the Company's future properties that utilize that brand. We intend to continue to contest the suit after the Effective Date.

ITEM 9.    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

        We have not yet issued any Common Stock. Therefore, there is currently no established public trading market for our Common Stock, and there are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in our Common Stock. On the Effective Date, there will be outstanding Common Stock, as well as Warrants to purchase up to 3,750,000 shares of our Common Stock. If the Exit Facilities are entered into pursuant to the Commitment Letter, warrants to purchase an additional 1,312,500 shares of our Common Stock, at a strike price of $0.01 per share, will be issued. All of our Common Stock is subject to sale pursuant to Rule 144 under the Securities Act, subject to the limitations set forth therein. We have not agreed with any security holder to register any of our Common Stock for sale by any security holder. Our Common Stock is being issued pursuant to the Plan, and none of our Common Stock is being publicly offered by us.

Holders

        We have not yet issued any Common Stock. On the Effective Date, we anticipate that there will be less than 150 holders of record of our Common Stock.

Dividends

        We do not pay, and do not anticipate paying in the foreseeable future, and dividends or making any distributions on our Common Stock.

Securities authorized for issuance under equity compensation plans

        We currently do not have any compensation plans.

        Pursuant to the Plan, on the Effective Date, 7% of our Common Stock, on a fully diluted basis, will be reserved for issuance as grants of stock, restricted stock, options, or stock appreciation rights or similar equity awards in connection with a compensation plan which may be established after the Effective Date.

ITEM 10.    RECENT SALES OF UNREGISTERED SECURITIES.

        We have not yet issued any securities.

ITEM 11.    DESCRIPTON OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        As of the date of this Registration Statement, we are authorized to issue 1,000 shares of Common Stock, par value $0.01 per share. Prior to the Effective Date, we expect to amend our certificate of incorporation to increase our authorized capital stock to 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. Holders of our Common Stock, of which there are none, are entitled to one vote per share for each share held by such stockholder on all matters submitted to a vote of stockholders. Accordingly, holders of a majority of the shares of our Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. The Board of Directors may declare dividends on our Common Stock. The holders of our Common Stock have no cumulative voting rights, preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our Common Stock.

        Pursuant to the Plan, on the Effective Date, we will issue Warrants to purchase 3,750,000 shares of Common Stock. The Warrants have a four year and six month term, and have an exercise price of $52.44 per share.

ITEM 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporate Law (the "DGCL") authorizes a corporation, subject to the procedures and limitations stated therein, to indemnify its directors, officers, employees and agents against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement reasonably incurred provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. In the case of proceedings brought by or on behalf of the corporation, indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation, unless the court determines otherwise. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        Article Five of our Bylaws provides that we shall indemnify to the fullest extent authorized by the DGCL any person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she was a director or officer, or a person serving at our request as a director, officer, employee, fiduciary, or agent of another entity (an "Indemnitee"), against all expense, liability and loss actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Article Five also provides for advancement of expenses, including attorneys' fees, incurred by an Indemnitee in defending a proceeding. In addition, we may purchase and maintain insurance on our own behalf and on behalf of a person who is or was a director, officer, employee or agent of ours, or was serving at our request as a director, officer, employee or agent of another entity, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not we would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

        See Item 15.—"Financial Statements and Exhibits."

ITEM 14.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

        None.

ITEM 15.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial Statements:

I.	JMBS Casino, LLC Audited Financial Statements
	Report of Independent Registered Public Accounting Firm	FIN-I-1
	Balance Sheets as of December 31, 2008 and 2007	FIN-I-2
	Statements of Operations for Years Ended December 31, 2008, 2007 and 2006	FIN-I-3
	Statements of Changes in Member's (Deficit) Equity for Years Ended December 31, 2008, 2007 and 2006	FIN-I-4
	Statements of Cash Flows for Years Ended December 31, 2008, 2007 and 2006	FIN-I-5
	Notes to Financial Statements	FIN-I-6
J.	Tropicana Entertainment Inc., Unaudited Pro Forma Condensed Combined Financial Statements:
	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2009	FIN-J-2
	Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2008	FIN-J-5
	Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine months Ended September 30, 2009	FIN-J-4
	Notes to Unaudited Pro Forma Condensed Combined Financial Statements	FIN-J-6
(b)
Exhibits

Exhibit Number		Exhibit Description
2.1		First Amended Joint Plan of Reorganization of Tropicana Entertainment, LLC and Certain of its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code
2.2
Amended and Restated Purchase Agreement, dated as of November 20, 2009, among Adamar of New Jersey, Inc., Manchester Mall, Inc., the Honorable Gary S. Stein, Tropicana Entertainment, LLC, Ramada New Jersey Holdings Corporation, Atlantic-Deauville, Inc., Adamar Garage Corporation, Ramada New Jersey, Inc., Credit Suisse, Tropicana Entertainment Inc., Tropicana Atlantic City Corp., and Tropicana AC Sub Corp (Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K; the Registrant will furnish supplementally a copy of the omitted schedules to the Commission upon request.)
3.1	*	Certificate of Incorporation of the Registrant
3.2	*	Bylaws of the Registrant
3.3		Form of Amended and Restated Certificate of Incorporation of the Registrant, to be adopted prior to the Effective Date
4.1		Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Registrant
4.2		Form of Stock Purchase Warrant to be issued to general unsecured creditors of the Predecessors
10.1	*	Commitment Letter, dated as of May 4, 2009, between Tropicana Entertainment Inc. and Icahn Capital LP.

Exhibit Number		Exhibit Description
10.2	*	Form of Amended and Restated Purchase Agreement, among Adamar of New Jersey, Inc., Manchester Mall, Inc., the Honorable Gary S. Stein, Tropicana Entertainment, LLC, Ramada New Jersey Holdings Corporation, Atlantic-Deauville, Inc., Adamar Garage Corporation, Ramada New Jersey, Inc., Credit Suisse, Tropicana Entertainment Inc., Tropicana Atlantic City Corp., and Tropicana AC Sub Corp.
21.1		List of Subsidiaries

*
Previously filed with Form 10 by the Registrant on November 10, 2009.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 21, 2009
Tropicana Entertainment Inc.
	By:	/s/ SCOTT C. BUTERA
Name: Scott C. Butera Title: Chief Executive Officer and President

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,931	$76,869
Restricted cash	2,310	2,200
Receivables, net	13,722	15,971
Due from affiliates	4,385	2,739
Inventories	1,669	2,302
Prepaid expenses and other assets	10,110	12,211
Assets held for sale	—	675,166

Total current assets	86,127	787,458
Property and equipment, net	430,047	460,230
Beneficial interest in Trust	200,000	354,300
Goodwill	16,802	16,802
Intangible assets, net	73,929	74,051
Other assets, net	21,346	12,710

Total assets	$828,251	$1,705,551

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities not subject to compromise:
Current portion of debt	$65,858	$66,162
Current liabilities related to assets held for sale	—	167,802
Accounts payable	24,573	34,637
Due to affiliates	2,783	2,568
Accrued expenses and other current liabilities	31,457	44,372
Notes payable to affiliate guarantors	6,000	4,500

Total current liabilities not subject to compromise	130,671	320,041
Other long-term liabilities	36,843	36,862
Deferred tax liabilities	34,489	28,488

Total liabilities not subject to compromise	202,003	385,391
Liabilities subject to compromise	2,446,070	2,437,904
Liabilities subject to compromise related to assets held for sale	—	475,933

Total liabilities	2,648,073	3,299,228
Commitments and contingencies (Note 13)
Members's deficit:
Tropicana Entertainment Holdings, LLC members' deficit	(1,836,873)	(1,607,580)
Noncontrolling interest	17,051	13,903

Total members' deficit	(1,819,822)	(1,593,677)

Total liabilities and members' deficit	$828,251	$1,705,551

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIN-A-1

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Revenues:
Casino	$246,199	$273,115
Room	33,646	44,270
Food and beverage	46,428	52,744
Other	10,898	15,672

Gross revenues	337,171	385,801
Less promotional allowances	(41,003)	(46,561)

Net revenues	296,168	339,240

Operating costs and expenses:
Casino	114,380	114,751
Room	16,954	19,115
Food and beverage	26,833	27,916
Other	4,778	6,207
Marketing, advertising and promotions	19,613	27,725
General and administrative	61,382	67,982
Maintenance and utilities	17,011	19,895
Depreciation and amortization	31,261	34,605
Impairment charges and other write-downs	159,158	1,507

Total operating costs and expenses	451,370	319,703

Operating (loss) income	(155,202)	19,537
Other income (expense):
Interest income	—	276
Interest expense (contractual interest was $144,830 and $189,994 for the nine months ended September 30, 2009 and 2008, respectively)	(10,996)	(152,528)

Total other expense	(10,996)	(152,252)

Loss from continuing operations before reorganization items and income taxes.	(166,198)	(132,715)
Reorganization items, net	(22,857)	(54,257)

Loss from continuing operations before income taxes	(189,055)	(186,972)
Income tax (expense) benefit	(6,001)	27,778

Loss from continuing operations, including noncontrolling interest	(195,056)	(159,194)
Loss from discontinued operations, net of tax	(31,089)	(52,603)

Net loss, including noncontrolling interest	(226,145)	(211,797)
Less net income attributable to noncontrolling interests	(3,148)	(1,212)

Net loss attributable to Tropicana Entertainment Holdings, LLC	$(229,293)	$(213,009)

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIN-A-2

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' DEFICIT

(in thousands)

	Tropicana Entertainment Holdings, LLC Members' Deficit	Noncontrolling Interest	Total Members' Deficit
Balance, December 31, 2008	$(1,607,580)	$13,903	$(1,593,677)
Net (loss) income (unaudited)	(229,293)	3,148	(226,145)

Balance, September 30, 2009 (unaudited)	$(1,836,873)	$17,051	$(1,819,822)

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIN-A-3

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Cash flows from operating activities:
Net loss, including noncontrolling interest	$(226,145)	$(211,797)
Adjustments to reconcile net loss, including noncontrolling interest, to net cash (used in) provided by operating activities:
Gain from disposal of discontinued operations, net	(276,912)	—
Depreciation and amortization	33,217	39,276
Amortization of debt issuance costs	3,564	21,908
Impairment charges and other write-downs (including discontinued operations)	586,177	28,474
Write-off of debt issuance costs, reorganization items	—	24,653
Deferred income tax	(129,219)	(36,207)
Change in fair value of interest rate swaps	—	16,389
Changes in current assets and current liabilities:
Receivables, net	3,292	24,732
Inventories, prepaids and other assets	7,585	720
Accrued interest	(10,807)	39,642
Accounts payable, accrued expenses and other liabilities	(15,756)	47,261
Other	(1,642)	12,598

Net cash (used in) provided by operating activities	(26,646)	7,649

Cash flows from investing activities:
Additions of property and equipment	(7,001)	(26,011)
Distribution from beneficial interest in Trust	—	11,591
Other	194	203

Net cash used in investing activities	(6,807)	(14,217)

Cash flows from financing activities:
Proceeds from issuance of debt	8,010	30,000
Repayments of debt	(1,220)	(35)
Restricted cash	3,344	(1,658)
Payment of financing costs	(9,399)	(2,654)
Repayment of advances from affiliates—nonguarantors	(1,403)	(6,362)
Advances from affiliate guarantors	1,500	—
Distribution to noncontrolling interest holders	—	(322)

Net cash provided by financing activities	832	18,969

Net (decrease) increase in cash and cash equivalents	(32,621)	12,401
Decrease in cash and cash equivalents, related to assets held for sale	9,683	8,497
Cash and cash equivalents, beginning of period	76,869	40,470

Cash and cash equivalents, end of period	$53,931	$61,368

Supplemental cash flow disclosure (including discontinued operations):
Cash paid for interest	$18,239	$74,595
Cash paid for reorganization items	26,520	21,722
Cash received related to reorganization items	371	577
Cash refunds received for income taxes, net	—	21,576
Property and equipment financed by debt	1,201	—

The accompanying notes are an integral part of these condensed consolidated financial statements.

FIN-A-4

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        Tropicana Entertainment Holdings, LLC (the "Company", "TEH", "we", "our" or "us"), a limited liability company formed in Delaware, is a diversified, multi-jurisdictional gaming and entertainment company. On January 3, 2007, the Company acquired all of the outstanding capital stock of Aztar Corporation ("Aztar"). Concurrent with the acquisition of Aztar, Tropicana Casinos and Resorts, Inc., formerly known as Wimar Tahoe Corporation ("Wimar"), the Company's ultimate parent company and predecessor, contributed five of its gaming properties to the Company. The accompanying condensed consolidated financial statements as of September 30, 2009 and December 31, 2008 and for the nine months ended September 30, 2009 and 2008 include the accounts of the Company and its majority-owned subsidiaries. In addition, in accordance with accounting guidance related to the consolidation of variable interest entities, the condensed consolidated financial statements of the Company include CP Laughlin Realty, LLC ("Realty"), a variable interest entity of which the Company is the primary beneficiary and is required to be consolidated. All significant intercompany accounts and transactions have been eliminated.

        The Company views each city in which its casino properties are located as an operating segment (Note 16). The primary operations of the Company include the following:

  •
  Tropicana Express ("Tropicana Express") located in Laughlin, Nevada;

  •
  River Palms Hotel and Casino ("River Palms") located in Laughlin, Nevada;

  •
  Casino Aztar Evansville ("Casino Aztar") located in Evansville, Indiana;

  •
  Tropicana Hotel & Casino ("Tropicana LV") located in Las Vegas, Nevada (through June 30, 2009, Note 3), which is presented as discontinued operations with the assets and liabilities of Tropicana LV presented as held for sale in the accompanying condensed consolidated financial statements (Note 14);

  •
  Tropicana Casino Resort ("Tropicana AC") located in Atlantic City, New Jersey, which has been deconsolidated as of December 12, 2007, and is presented as a beneficial interest in Trust on the accompanying condensed consolidated balance sheets (Note 6);

  •
  Lighthouse Point Casino ("Lighthouse Point") located in Greenville, Mississippi, which we have a 79% ownership interest and an 83.9375% economic interest in Greenville Riverboat, LLC ("Greenville") which owns and operates Lighthouse Point;

  •
  Horizon Casino Resort ("Tahoe Horizon") located in Lake Tahoe, Nevada to which we assigned all rights and obligations to the property in two phases, effective June 15, 2009 and October 16, 2009 (Note 13 and 17);

  •
  MontBleu Casino Resort ("MontBleu") located in Lake Tahoe, Nevada; and

  •
  Belle of Baton Rouge and the Sheraton Baton Rouge ("Belle of Baton Rouge") located in Baton Rouge, Louisiana.

  Proceedings under Chapter 11 of the Bankruptcy Code

        On May 5, 2008 (the "Petition Date"), the Company and certain of its subsidiaries and affiliates, including Tropicana Entertainment, LLC ("TE"), Tropicana Entertainment Intermediate Holdings, LLC ("TEIH"), JMBS Casino, LLC ("JMBS Casino"), Columbia Properties Vicksburg, LLC

FIN-A-5

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1—ORGANIZATION (Continued)

("CP Vicksburg") and Realty (collectively, the "Debtors"), filed voluntary petitions (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Case No. 08-10856). TE, TEIH, JMBS Casino and CP Vicksburg are affiliates of the Company but their financial statements are not included in the accompanying condensed consolidated financial statements.

        The Company has incurred significant losses from operations prior to, and during the bankruptcy proceedings. Also, the Company has an accumulated deficit and negative working capital as of September 30, 2009 and December 31, 2008 (including liabilities subject to compromise). In addition, the Company is in bankruptcy and its ability to sustain operations is dependent on its ability to repay the DIP Credit Facility (as defined in Note 3) and secure additional capital either through debt or equity financing. These conditions, among other factors, raise substantial doubt about the Company's ability to continue as a going concern.

        As the Debtors progressed toward an exit from the Chapter 11 Cases, the Debtors determined that, given their capital structure and the claims arising thereunder, as well as the nature of their business operations, two separate plans of reorganization were warranted. Accordingly, the Debtors proposed two separate plans of reorganization, one for the Tropicana LV and related debtors and assets (the "Tropicana LV Plan") and the other for the Debtors' other casino gaming properties (the "Plan"). The Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009. As a result, Tropicana LV is no longer owned or operated by the Company subsequent to June 30, 2009 and has been presented as discontinued operations (Note 14).

        The Bankruptcy Court confirmed the Plan on May 5, 2009 (the "Confirmation Date"). The Plan will not become effective until the conditions to effectiveness have been satisfied (the "Effective Date") which is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. The Company received approval from gaming regulators in Mississippi in May 2009. See Note 3—Plan of Reorganization.

        Tropicana AC was not a party to the Chapter 11 Cases. However, on April 29, 2009, Adamar of New Jersey, Inc., an unconsolidated subsidiary of TEH and the owner of Tropicana AC, and its sole, wholly owned subsidiary Manchester Mall, Inc. (collectively, the "Tropicana AC Parties") filed petitions for relief under Chapter 11 of the Bankruptcy Code in jointly administered cases under the lead case In re: Adamar of New Jersey, Inc. and Manchester Mall, Inc., Case No. 09-20711 (JHW) before the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court") which is described further in Note 6.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

        The accompanying condensed consolidated financial statements include the Company, its majority-owned subsidiaries and Realty. Effective December 12, 2007, the financial statements of Tropicana AC are no longer consolidated as discussed in Note 6. In addition, as noted above, Tropicana LV is presented as discontinued operations in the accompanying condensed consolidated statements of operations with the assets and liabilities of Tropicana LV presented as held for sale in the

FIN-A-6

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

accompanying condensed consolidated balance sheet at December 31, 2008. Cash flows of the discontinued operations have not been segregated from the cash flows of continuing operations on the accompanying condensed consolidated statements of cash flows. All intercompany balances and transactions have been eliminated in consolidation.

        Noncontrolling interest in the condensed consolidated financial statements represents the noncontrolling equity ownership of Greenville and Realty. The noncontrolling interest of Greenville is allocated in accordance with the terms of the Greenville operating agreement which is based upon an assumed liquidation of Lighthouse Point as of the end of the reporting periods. In addition, Greenville is not a debtor in the Chapter 11 Cases as it did not guarantee the Company's pre-petition debt. The noncontrolling equity ownership of Realty represents 100% of the earnings of Realty.

  Basis of Presentation

        The accompanying condensed consolidated financial statements included herein have been prepared by TEH, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the results for the interim periods have been made. The results for the nine months ended September 30, 2009 are not necessarily indicative of results to be expected for the full fiscal year. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this registration statement on Form 10 as of and, for the year ended December 31, 2008.

        The accompanying condensed consolidated financial statements are prepared on a "going concern" basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Such realization of assets and payment of liabilities are subject to a significant number of uncertainties. Specifically, the condensed consolidated financial statements do not include all of the necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company's capitalization or operations as a result of consummation of the Plan. As a result of the ongoing nature of the Chapter 11 Cases, the condensed consolidated financial statements contained herein are subject to material uncertainties.

        For the period subsequent to the Petition Date, the accompanying condensed consolidated financial statements have been prepared in accordance with accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the accompanying condensed consolidated balance sheets and are classified as liabilities subject to compromise at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting

FIN-A-7

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the accompanying condensed consolidated statements of operations. Cash received and payments for reorganization items are disclosed separately in the accompanying condensed consolidated statement of cash flows.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated in our condensed consolidated financial statements include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, the estimated valuation allowance for deferred tax assets, certain tax liabilities, estimated cash flows in assessing the impairment of long-lived assets, goodwill and intangible assets, fair values of acquired assets and liabilities, self-insured liability reserves, customer loyalty program reserves, contingencies, litigation, claims, assessments and liabilities subject to compromise which are reported at the amounts expected to be allowed under the accounting guidance for financial reporting by entities in reorganization under the bankruptcy code and loss contingencies. Actual results could differ from these estimates.

  Cash and Cash Equivalents

        Cash and cash equivalents include cash, cash on hand in the casino cages, certificates of deposit, money market funds and other highly liquid investments with original maturities of three months or less.

  Restricted Cash

        Restricted cash consists of cash reserves related to our insurance policies in which the third party administrator is the beneficiary.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalent accounts maintained in financial institutions and accounts receivable. Bank accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 or with the Securities Investor Protection Corporation up to $500,000. Our money market accounts generally are not insured by the federal government. Concentration of credit risk, with respect to casino receivables, is limited through the Company's credit evaluation process. The Company issues markers to approved casino customers following credit checks and investigations of credit worthiness.

  Receivables

        Receivables consist primarily of casino, hotel and other receivables, net of an allowance for doubtful accounts. Receivables are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated

FIN-A-8

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

allowance for doubtful accounts is maintained to reduce the Company's receivables to their expected realization, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written off are recorded when received.

  Inventories

        Inventories consist primarily of food and beverage, retail merchandise and operating supplies and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, or for capital leases and leasehold improvements, over the shorter of the asset's useful life or the term of the lease. Gains or losses on disposals of assets are recognized as incurred. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are expensed as incurred.

        We must make estimates and assumptions when accounting for capital expenditures. Whether an expenditure is considered a maintenance expense or a capital asset is a matter of judgment. In contrast to normal repair and maintenance costs that are expensed when incurred, items we classify as maintenance capital are expenditures necessary to keep our existing properties at their current levels and are typically replacement items due to the normal wear and tear of our properties and equipment as a result of use and age. Our depreciation expense is highly dependent on the assumptions we make about our assets' estimated useful lives. We determine the estimated useful lives based on our experience with similar assets, engineering studies and our estimate of the usage of the asset. Whenever events or circumstances occur which change the estimated useful life of an asset, we account for the change prospectively.
  Beneficial Interest in Trust

        Beneficial interest in Trust represents the Company's interest in Tropicana AC which is held in an interim casino authorization trust (the "ICA Trust" or "Trust") at September 30, 2009 and December 31, 2008. The Company has accounted for its beneficial interest in the ICA Trust under the cost method which was then adjusted to fair value in accordance with accounting guidance. See Note 6 for a discussion of impairment charges related to our beneficial interest in the ICA Trust.

  Long-Lived Assets

        We evaluate our property and equipment and other long-lived assets for impairment in accordance with accounting guidance related to impairment or disposal of long-lived assets. For assets to be held for sale, we recognize the asset to be sold at the lower of carrying value or fair value less costs to sell. Fair value for assets held for sale is generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash

FIN-A-9

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

flows do not exceed the carrying value, then impairment is measured based on estimated fair value compared to carrying value, with fair value typically based on a discounted cash flow model. We believe no new indicators of impairment were present during the interim periods presented.

  Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price over fair value of assets acquired and liabilities assumed in business combinations. In accordance with accounting guidance related to goodwill and other intangible assets, we test for impairment of goodwill and indefinite-lived intangible assets annually and in certain situations between those annual dates. We perform our annual impairment tests in the fourth quarter of each year.

        Goodwill for relevant reporting units is tested for impairment using a discounted cash flow model based on the estimated future results of the Company's reporting units, discounted using the Company's weighted-average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of a reporting unit's goodwill is compared to the carrying value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to its assets and liabilities and the amount remaining, if any, is the implied fair value of goodwill. If the implied fair value of the goodwill is less than its carrying value, then it is written down to its implied fair value.

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over their useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations.

        Inherent in the reviews of the carrying amounts of goodwill and intangible assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record additional impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, political and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties. Once an impairment of goodwill or other intangible asset has been recorded, it cannot be reversed.

  Debt Issuance Costs

        Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the expected terms of the related debt agreements and are included in other assets, net, on our condensed consolidated balance sheets. As a result of the Chapter 11 Cases, the Company ceased amortization of debt issuance costs related to the Company's debt obligations that were subject to compromise and wrote off the remaining balance of approximately $24.7 million which is included in reorganization items for the nine months ended September 30, 2008 (Note 3).

FIN-A-10

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Self-Insurance Reserves

        We are self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not yet reported as provided by a third party. In estimating these accruals, we consider historical loss experience and make judgments about the expected levels of costs per claim. We believe our estimates of future liability are reasonable based upon our methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimate for these liabilities. The Company continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points.

  Fair Value of Financial Instruments

        The carrying values of our cash and cash equivalents, restricted cash, receivables and accounts payable approximate fair value because of the short term maturities of these instruments. The Company's debt instruments incurred prior to the Petition Date have been stayed and are subject to compromise as further discussed in Notes 3 and 10. As such, the Company believes that it is impracticable to determine fair value of those pre-petition debt instruments until the Company emerges from the Chapter 11 Cases. As for the DIP Credit Facility (Note 10), the Company believes that its carrying value approximates fair value as the instrument is due within the current period and bears a variable interest rate that adjusts to the market rate. The Company also believes while the Company is in bankruptcy, the credit risk of the Company has not changed significantly and therefore would not have a material impact on the fair value of the DIP Credit Facility.

  Derivative Instruments

        From time to time we enter into derivative instruments, typically in the form of interest rate swaps, in order to manage interest rate risks associated with our current and future borrowings. In accordance with accounting guidance for derivative instruments and hedging activities, all derivative instruments are to be recognized on the balance sheet at fair value. Derivative instruments that are not designated as hedges for accounting purposes must be adjusted to fair value through income. If the derivative instrument qualifies and is designated as a hedge, depending on the nature of the hedge, changes in its fair value will either be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income (loss) until the hedged item is recognized in earnings. The ineffective portion of the derivative instrument's change in fair value will be immediately recognized in earnings. Fluctuations in interest rates can cause the fair value of derivative instruments to change each reporting period. As of the Petition Date, the Company had two interest rate swaps which have been converted to fixed-amount claims and are classified as liabilities subject to compromise as of September 30, 2009 and December 31, 2008 and one interest rate swap which had been converted to a fixed-amount claim and classified as liabilities subject to compromise related to assets held for sale at December 31, 2008 (Note 3). The Company has not entered into any additional interest rate swap agreements subsequent to the Petition Date.

FIN-A-11

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Customer Loyalty Program

        The Company provides certain customer loyalty programs (the "Programs") at its casinos, which allow customers to redeem points earned from their gaming activity for cash, food, beverage, rooms or merchandise. Under the Programs, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the Programs. The Company records a liability for the estimated cost of the outstanding points under the Programs that it believes will ultimately be redeemed. The estimated cost of the outstanding points under the Programs is calculated based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points are expected to be redeemed. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned which is included in promotional allowances with the exception of Tropicana LV which is included in discontinued operations. For points that may only be redeemed for goods or services but not for cash, the Company estimates the cost and accrues for this expense as the points are earned from gaming play which is recorded as casino expense with the exception of Tropicana LV which is included in discontinued operations.

  Revenue Recognition and Promotional Allowances

        Gaming revenue represents the net win from gaming activities, which is the difference between gaming wins and losses. Room, food and beverage and other operating revenues are recognized at the time the goods or services are provided. The majority of our gaming revenue is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis are included in gross revenues and then deducted as promotional allowances. The estimated departmental costs and expenses of providing these promotional allowances, for continuing operations, are included in casino operating costs and expenses and consist of the following (in thousands):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Room	$8,626	$6,809
Food and beverage	16,522	19,504
Other	594	796

Total	$25,742	$27,109

  Gaming Taxes

        We are subject to taxes based on gross gaming revenues in the jurisdictions in which we operate, subject to applicable jurisdictional adjustments. These gaming taxes are an assessment on our gaming revenues and are recorded as an expense within the "Casino" line item on our condensed consolidated statements of operations. Gaming taxes included in continuing operations totaled approximately $41.2 million and $45.1 million for the nine months ended September 30, 2009 and 2008, respectively.

FIN-A-12

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Advertising

        We expense advertising costs as incurred or the first time the advertising takes place. Advertising expense, included in continuing operations, which is generally included in marketing, advertising and promotions on our condensed consolidated statements of operations, was approximately $4.3 million and $6.8 million for the nine months ended September 30, 2009 and 2008, respectively.

  Retirement Plans

        The Company offers a defined contribution 401(k) plan, which covers substantially all employees who reach certain age and length of service requirements and allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code.

        The Company's matching contributions included in continuing operations were approximately $0.3 million and $0.3 million, in the nine months ended September 30, 2009 and 2008, respectively. The Company has elected to suspend the employer contribution effective May 1, 2009. The Company does not sponsor a defined benefit plan.

  Income Taxes

        We account for income taxes under accounting guidance for income taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under the accounting guidance, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Future tax benefits are recognized to the extent that realization of those benefits is considered more likely than not and a valuation allowance is established for deferred tax assets which do not meet this threshold.

  Fair Value Measurements

        The Company adopted the accounting guidance related to fair value measurements of financial assets and liabilities on January 1, 2008, and for nonfinancial assets and liabilities on January 1, 2009. The accounting guidance establishes a framework for measuring the fair value of assets and liabilities and requires certain disclosures about fair value. The framework utilizes a fair value hierarchy consisting of the following: "Level 1" inputs, which are observable inputs for identical assets, such as quoted prices in an active market; "Level 2" inputs, which are observable inputs for similar assets; and "Level 3" inputs, which are unobservable inputs. The Company's significant assets affected by the adoption of the accounting guidance the beneficial interest in Trust and assets held for sale which fair value was measured using either "Level 2" or "Level 3" inputs, consisting primarily of estimates of future cash flows.

FIN-A-13

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Recently Issued Accounting Standards

        In August 2009, updated accounting guidance was issued for fair value measurements and disclosures related to the fair value of liabilities that are traded as assets in the marketplace. This update provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. The provisions of this guidance are effective for the Company beginning October 1, 2009. We do not expect the adoption to have a significant impact on our condensed consolidated financial statements.

        In June 2009, new accounting guidance was issued that establishes FASB Accounting Standards Codification (the "Codification") as the source of authoritative GAAP for nongovernmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. Rules and interpretive releases of the SEC under authority of federal security laws will remain authoritative GAAP for SEC registrants. This guidance and the Codification are effective for financial statements issued for interim and annual periods ending after September 15, 2009. As the Codification did not change existing GAAP, the adoption did not have an impact on our financial condition or results of operations.

        In June 2009, new accounting guidance was issued amending the accounting guidance related to consolidation of variable interest entities. The objective of the accounting guidance is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This new guidance is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early application is prohibited. We are currently evaluating the impact on our condensed consolidated financial statements the adoption of this new guidance will have.

        In May 2009, new accounting guidance was issued for recognized and non-recognized subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, under the new guidance, an entity is required to disclose the date through which subsequent events have been evaluated, as well as whether that is the date the financial statements were issued or the date the financial statements were available to be issued. This guidance does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. This new guidance is effective for interim and annual financial periods ending after June 15, 2009, and shall be applied prospectively. The adoption of this new accounting guidance did not have a material impact on our condensed consolidated financial statements.

        In April 2009, new accounting guidance was issued for interim disclosures about fair value of financial instruments. This new guidance requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The new guidance is effective for interim reporting periods ending after June 15, 2009. The adoption of this new accounting guidance did not have a material impact on our condensed consolidated financial statements.

FIN-A-14

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In April 2009, new accounting guidance was issued on recognition and presentation of other-than-temporary impairments, which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The new guidance does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The new guidance is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this new guidance did not have a material impact on our condensed consolidated financial statements.

        In April 2009, new accounting guidance was issued on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which provides guidance on determining when the trading volume and activity for an asset or liability has significantly decreased, which may indicate an inactive market, and on measuring the fair value of an asset or liability in inactive markets. The new guidance also includes guidance on identifying circumstances that indicate a transaction is not orderly. The new guidance is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The adoption of this new accounting guidance did not have a material impact on our condensed consolidated financial statements.

        In April 2009, additional accounting guidance was issued related to assets acquired and liabilities assumed in a business combination that arise from contingencies, to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. This additional guidance is effective for all assets acquired or liabilities assumed arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this additional guidance did not have a material impact on our condensed consolidated financial statements.

        In April 2008, new accounting guidance was issued on the determination of the useful life of intangible assets. This new accounting guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset, and requires enhanced related disclosures. This new guidance must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. The adoption of this new guidance did not have a material impact on our condensed consolidated financial statements.

        In March 2008, new accounting guidance was issued on disclosures about derivative instruments and hedging activities. The new guidance requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The new guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this new guidance did not have a material impact on our condensed consolidated financial statements.

        In December 2007, new accounting guidance was issued on noncontrolling interests in consolidated financial statements. The new guidance establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this

FIN-A-15

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

guidance requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. In addition, the amount of net income attributable to the noncontrolling interest should be included in consolidated net income on the face of the income statement. The new guidance clarifies that changes in a parent's ownership in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this guidance requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. The new guidance also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. We adopted this new guidance on January 1, 2009 and its provisions are required to be adopted prospectively, except the following provisions which must be adopted retrospectively:

  1.
  Reclassify noncontrolling interest from "mezzanine" to equity, separate from the parent's equity, in the statement of financial position; and

  2.
  Recast consolidated net income to include net income attributable to both the controlling and noncontrolling interests. That is, retrospectively, the noncontrolling interests' share of a consolidated subsidiary's income should not be presented in the income statement as "minority interest."

        The adoption of this new guidance did not have a material impact on our condensed consolidated financial statements.

        In December 2007, new accounting guidance was issued on business combinations. Under the new guidance, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, replacing the cost-allocation process. The new guidance also includes a substantial number of new disclosure requirements. The new guidance is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company adopted this new guidance in the first quarter of 2009 and will apply provisions of this new guidance to future acquisitions as required.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our condensed consolidated financial statements.

  Fresh Start Reporting

        Upon consummation of the Plan, the accounting for the assets and liabilities reported in the Company's subsequent consolidated financial statements may materially change. As of the Effective Date, the Company anticipates that its successor, Tropicana Entertainment Inc., will be required to adopt the "fresh start" provisions in accordance with accounting guidance, which require that all assets and liabilities be recorded at their reorganization values and fair values, respectively, as of such Effective Date. Certain of these values may differ materially from the values recorded on the accompanying condensed consolidated balance sheet as of September 30, 2009. Additionally, the

FIN-A-16

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

successor's results of operations after the application of fresh start reporting will not be comparable to our results of operations for previous periods. Tropicana Entertainment Inc. may also choose to make other changes in accounting practices and policies as of or after the Plan's Effective Date. For all of these reasons, our successor, Tropicana Entertainment Inc.'s consolidated financial statements for periods subsequent to the Effective Date of the Plan will not be comparable with our prior periods.

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

  Bankruptcy Proceedings

        On May 5, 2008, as discussed in Note 1, the Company, certain of its subsidiaries and affiliates, filed voluntary petitions in the Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. The Tropicana LV Plan was consummated on July 1, 2009, at which time we ceased to operate Tropicana LV and its related assets. The Company continues to operate its other businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and an opportunity for a hearing. As a consequence of the bankruptcy filing, most litigation against the Company has been stayed.

        Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a debtor-in-possession. Those claims are reflected as "liabilities subject to compromise" in the accompanying condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008. Additional claims (liabilities subject to compromise) may arise subsequent to the Petition Date resulting from rejection of executory contracts, including leases and from the determination by the Bankruptcy Court (or agreed by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        The Company has in place a Bankruptcy Court-approved $80.0 million delayed draw term loan Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the "DIP Credit Facility") to supplement its cash flow during the reorganization process (Note 10).

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on our business or various creditors, or when our Plan will be consummated. Our future results depend upon us successfully implementing the Plan on a timely basis. In addition to the matters described in Note 1, these matters also raise substantial doubt about the Company's ability to continue as a going concern.

  Plan of Reorganization

        The Plan was confirmed by the Bankruptcy Court on May 5, 2009 and will become effective once the conditions to effectiveness have been satisfied which is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. The Company received approval from gaming regulators in Mississippi in May 2009.

        Pursuant to the Tropicana LV Plan, on July 1, 2009, the assets related to Tropicana LV were transferred to an unrelated company, owned by the lenders under the $440 million Senior Secured

FIN-A-17

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

Term Loan (the "Las Vegas Term Loan"). A litigation trust (the "Litigation Trust") was also created, to which the Company contributed certain claims against its former owners. Beneficial interests in the Litigation Trust are currently held by the Company and by certain of the former creditors of Tropicana LV and on the Effective Date; the Company will have no interest in the Litigation Trust.

        Pursuant to the Plan, immediately prior to and on the Effective Date, a series of restructuring transactions will be consummated through which Tropicana Entertainment Inc., a newly organized company, will acquire from the Debtors the remaining assets of the Company (which do not include Tropicana LV, Tropicana AC and Tahoe Horizon and related assets), as well as the equity of Realty, JMBS Casino and CP Vicksburg (collectively, the "Affiliate Guarantors") and the equity of certain other Debtors, in exchange for (a) shares of Tropicana Entertainment Inc. common stock, and warrants to purchase Tropicana Entertainment Inc. common stock and (b) the assumption of liabilities of the Company and such affiliates incurred after the Petition Date to the extent not paid on or prior to the Effective Date (other than income tax liabilities).

        On the Effective Date, lenders under the Senior Secured Credit Facility (the "Credit Facility"—Note 10) will be issued Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, while holders of the Company's 9 5/8% Senior Subordinated Notes due December 15, 2014 (the "Notes"—Note 10) and holders of general unsecured claims will receive warrants to purchase Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, in exchange for all of their claims against the Company and Affiliate Guarantors.

  Liabilities Subject to Compromise

        Liabilities subject to compromise are certain of the liabilities of the Company incurred prior to the Petition Date of the Chapter 11 Cases. In accordance with accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as pre-petition claims in the Chapter 11 proceedings and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events. In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and, the final liability upon completion of the negotiation with claimants at a future date may be significantly higher or lower than management's current estimate. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due. Payment terms for the liabilities subject to compromise were established as part of the Plan and the Tropicana LV Plan.

FIN-A-18

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

        Liabilities subject to compromise, excluding amounts related to assets held for sale, consist of the following (in thousands):

	September 30, 2009	December 31, 2008
	(unaudited)
9 5/8% Senior Subordinated Notes (Note 10)	$960,000	$960,000
Senior Secured Credit Facility-Term Loan (Note 10)	1,300,239	1,300,239
Senior Secured Credit Facility-Revolver (Note 10)	29,010	21,000
Capital lease	23	58

Debt subject to compromise	2,289,272	2,281,297
Interest rate swaps	53,158	53,158
Accrued expenses and other liabilities	19,928	19,928
Accounts payable	19,824	19,633
Accrued interest	36,173	36,173
Note payable and accrued interest to affiliate guarantors	13,109	13,109
Due to affiliates	14,606	14,606

Total liabilities subject to compromise	$2,446,070	$2,437,904

        Liabilities subject to compromise related to assets held for sale, consist of the following (in thousands):

December 31, 2008
Senior Secured Las Vegas Term Loan (Note 10)	$440,000
Interest rate swap	2,749
Accrued expenses and other liabilities	972
Accounts payable	5,168
Due to affiliates	27,044

Total liabilities subject to compromise related to assets held for sale	$475,933

FIN-A-19

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

  Reorganization Items

        Reorganization items, excluding amounts included in discontinued operations, represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and was comprised of the following (in thousands):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Professional fees	$22,674	$29,400
Write-off of debt issuance costs	—	24,653
Interest income	(294)	(191)
Other	477	395

Total reorganization items, net	$22,857	$54,257

        Reorganization items, related to discontinued operations, represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases for Tropicana LV, and was comprised of the following (in thousands):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Professional fees	$1,565	$1,846
Interest income	(77)	(386)
Other	14	14

Total reorganization items related to discontinued operations	$1,502	$1,474

        Professional fees include financial, tax, legal, real estate and valuation services, among other items, that are directly associated with the reorganization process. Cash payments pertaining to these reorganization items, including amounts related to discontinued operations, amounted to approximately $26.5 million and $21.7 million for the nine months ended September 30, 2009 and 2008, respectively. On the Petition Date, in accordance with accounting guidance for financial reporting entities in reorganization under the bankruptcy code, the Company ceased amortization of debt issuance costs related to pre-petition debt obligations and wrote off the unamortized balance of all debt issuance costs related to the Notes.

FIN-A-20

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—RECEIVABLES

        Receivables, excluding amounts included in assets held for sale, consist of the following (in thousands):

	September 30, 2009	December 31, 2008
	(unaudited)
Casino	$474	$691
Hotel	1,567	3,426
Income tax receivable	12,128	12,128
Other	240	572

	14,409	16,817
Allowance for doubtful accounts	(687)	(846)

Receivables, net	$13,722	$15,971

NOTE 5—PROPERTY AND EQUIPMENT

        Property and equipment, excluding amounts included in assets held for sale, consist of the following (in thousands):

	Estimated life (years)	September 30, 2009	December 31, 2008
	(unaudited)
Land	—	$33,990	$33,990
Buildings and improvements	10 - 39	377,225	405,387
Furniture, fixtures and equipment	5 - 10	110,440	123,031
Riverboats and barges	10	47,560	47,380
Construction in progress	—	1,189	2,532

		570,404	612,320
Accumulated depreciation		(140,357)	(152,090)

Property and equipment, net		$430,047	$460,230

NOTE 6—BENEFICIAL INTEREST IN TRUST

        Prior to the Aztar acquisition, the New Jersey Casino Control Commission (the "NJ Commission") granted TEH temporary authority to operate Tropicana AC requiring the respective stock be placed in the ICA Trust until completion of the licensing process. On December 12, 2007, the NJ Commission denied TEH a permanent license to operate Tropicana AC and declared operative the ICA Trust. A trustee ("Trustee") was assigned under the ICA Trust to assume management responsibility of Tropicana AC until it can be sold to a third party. The sale of Tropicana AC is in the control of the Trustee. Under New Jersey law, TEH is entitled to the lower of the value of the property as of the date the trust became operative or its original cost to acquire Tropicana AC upon the eventual sale of the property. Because Tropicana AC is being sold to the lenders under the Credit Facility pursuant to the

FIN-A-21

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6—BENEFICIAL INTEREST IN TRUST (Continued)

$200 million credit bid, as discussed below, the Company will not receive any cash proceeds from the sale of Tropicana AC.

        As a result of the actions taken on December 12, 2007, by the NJ Commission, the Company determined that Tropicana AC should not be consolidated subsequent to December 12, 2007. This determination was based on the provisions in accordance with accounting guidance for consolidation of all majority owned subsidiaries, whereby the government imposed restrictions on the Company's continued management and control of Tropicana AC were so severe that they cast significant doubt on the Company's ability to control the subsidiary. The Company has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. The Company's cost basis was then adjusted to fair value in accordance with accounting guidance related to accounting for certain investments in debt and equity securities.

        As a result, the net cost basis in Tropicana AC is presented as a beneficial interest in Trust in the accompanying condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008. As the Trustee had control of the operations of Tropicana AC since December 12, 2007, there are no results of operations, other than impairment charges, for Tropicana AC included in the condensed consolidated statements of operations or statements of cash flows for the nine months ended September 30, 2009 and 2008.

        During the period that the Trustee is in control of the operations of Tropicana AC pending the closing of its sale, the Trustee and the NJ Commission had committed to allow excess cash flow from Tropicana AC to be transferred to TEH in support of Tropicana AC's allocated portion of the Credit Facility and the Notes and prohibited TEH from participating in cash flows in excess of the interest allocation. Any cash flow over this allocation of interest can be retained by the NJ Commission under the ICA Trust and related regulations. The Company received transfers of approximately $11.6 million through April 2008 which were accounted for as a reduction in the cost basis of the beneficial interest in the ICA Trust. However, upon the Company's filing for bankruptcy protection on May 5, 2008, the Trustee suspended additional cash transfers.

  Bankruptcy Proceedings

        On April 29, 2009, Adamar of New Jersey, Inc., an unconsolidated subsidiary of TEH and the owner of Tropicana AC, and its sole, wholly owned subsidiary, Manchester Mall, Inc. (collectively, the "Tropicana AC Parties"), filed petitions for relief under Chapter 11 of the Bankruptcy Code in jointly administered cases under the lead case In re: Adamar of New Jersey, Inc. and Manchester Mall, Inc., Case No. 09-20711 (JHW) before the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court"). Concurrently with their bankruptcy petitions, the Tropicana AC Parties also filed a motion with the New Jersey Bankruptcy Court requesting approval of procedures for the solicitation of offers to purchase Tropicana AC and substantially all of Tropicana AC Parties' assets (the "Sale") pursuant to an asset purchase agreement (the "Asset Purchase Agreement") with a $200 million credit bid by the lenders under the Credit Facility serving as the first bid. The motion also sought approval of the Asset Purchase Agreement, and the buyer to be designated under the terms of the Asset Purchase Agreement (the "Buyer") at a final hearing subsequent to an auction to be held if qualifying competing bids were received by a deadline to be fixed by the New Jersey Bankruptcy Court (the "Auction"). On May 8, 2009, the New Jersey Bankruptcy Court approved the Tropicana AC

FIN-A-22

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6—BENEFICIAL INTEREST IN TRUST (Continued)

Parties' proposed solicitation procedures, with the Auction to be held on June 4, 2009, subject to the receipt of any qualifying competing bids on or before May 29, 2009 (the "Bid Deadline"). On June 3, 2009, following the close of the Bid Deadline without the Tropicana AC Parties receiving any qualifying competing bids, the Tropicana AC Parties filed a notice with the New Jersey Bankruptcy Court cancelling the Auction.

        On June 8, 2009, the lenders under the Credit Facility filed a motion with the Delaware Bankruptcy Court seeking an order for authority to enter into the Asset Purchase Agreement as well, and convey certain of the Debtors' assets related to Tropicana AC (the "Related Assets") to the Buyer under the Asset Purchase Agreement and as part of the Sale. On June 12, 2009, the New Jersey Bankruptcy Court entered an order designating the lenders under the Credit Facility's stalking horse credit bid as the prevailing bid for Tropicana AC and approving the Asset Purchase Agreement and the Sale to the Buyer to be designated by the lenders under the Credit Facility pursuant to the terms of the Asset Purchase Agreement. On June 22, 2009, the Debtors apprised the Delaware Bankruptcy Court of the New Jersey Bankruptcy Court's approval of the Asset Purchase Agreement. Subsequently, on June 24, 2009, the Delaware Bankruptcy Court entered an order authorizing the Debtors to enter into the Asset Purchase Agreement as well and convey the Related Assets as part of the Sale.

        The Sale has not yet closed and the Tropicana AC Parties continue to operate as debtors-in-possession in their Chapter 11 cases. No plan of reorganization has been proposed in the Tropicana AC Parties' Chapter 11 cases.

  Impairment Loss

        Under the accounting guidance related to the meaning of other-than-temporary impairment and its application to certain investments, cost basis investments such as our beneficial interest in Trust are evaluated for impairment under a process that results in an impairment charge reducing the cost basis to fair value when other-than-temporary impairment exists. To determine the fair value, the Company utilized a combination of the income approach and market approach. The income approach incorporates the use of the discounted cash flow method, whereas the market approach incorporates the use of the guideline company method. Significant assumptions are used to determine the fair value such as cash flow projections, working capital requirements and the discount rate which are considered "Level 3" inputs. The estimated fair value of the beneficial interest in Trust declined to $200.0 million at September 30, 2009 from $354.3 million at December 31, 2008 which was based on the $200 million credit bid by the lenders under the Credit Facility as discussed above, resulting in impairment charges of $154.3 million during the nine months ended September 30, 2009.

FIN-A-23

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—IMPAIRMENT CHARGES AND OTHER WRITE-DOWNS

        Impairment charges and other write-downs included in continuing operations consist of the following (in thousands, unaudited):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Impairment of beneficial interest in Trust (Note 6)	$154,300	$—
Impairment of property and equipment	929	—
Write-off of abandoned projects	—	824
Loss on disposal of assets	3,929	683

Impairment charges and other write-downs	$159,158	$1,507

  Impairment of Property and Equipment

        In June 2009, the Company assigned the non-gaming assets of the Tahoe Horizon lease to an affiliate of Columbia Sussex Corporation ("CSC"), a company related by common ownership. The terms of the assignment provide for the Company to continue to operate the casino on a limited basis until the assignee or a third party designee have been licensed by the Nevada Gaming Commission. As a result, the Company recorded an impairment loss of approximately $0.9 million related to the gaming assets at Tahoe Horizon during the nine months ended September 30, 2009.

  Write-off of Abandoned Projects

        During the nine months ended September 30, 2008, the Company decided to abandon various projects that were in the development stage due to the economic conditions and the Chapter 11 Cases. In conjunction with these decisions, the capitalized costs incurred to date of approximately $0.8 million, related to continuing operations, were written off during the nine months ended September 30, 2008.

        In addition, the Company wrote off capitalized costs incurred to date of approximately $26.8 million during the nine months ended September 30, 2008 related to assets held for sale which are included in discontinued operations on the accompanying condensed statement of operations.

  Loss on Disposal of Assets

        As a result of the assignment of the non-gaming assets of the Tahoe Horizon lease discussed above, the Company recorded approximately $3.9 million in loss on asset disposals related to the non-gaming assets at Tahoe Horizon during the nine months ended September 30, 2009.

NOTE 8—GOODWILL AND INTANGIBLE ASSETS

        As discussed in Note 1, the Company acquired Aztar on January 3, 2007. In connection with the acquisition, we recorded significant amounts of goodwill and intangible assets which were adjusted during our annual impairment testing in 2007 and 2008.

FIN-A-24

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—GOODWILL AND INTANGIBLE ASSETS (Continued)

        Goodwill represents the excess of total acquisition costs over the fair market value of net assets acquired and liabilities assumed in a business combination. As of September 30, 2009 and December 31, 2008, the Company had $16.8 million of goodwill related to Belle of Baton Rouge.

        Intangible assets, excluding amounts included in assets held for sale, consist of the following (in thousands):

	Estimated life (years)	September 30, 2009	December 31, 2008
	(unaudited)
Trade name	Indefinite	$16,700	$16,700
Gaming licenses	Indefinite	50,718	50,718
Trade name	1 1/2 - 10	3,200	3,200
Customer lists	5 - 15	7,467	7,467
Other	9 - 60	4,408	4,408

Total intangible assets		82,493	82,493
Less accumulated amortization:
Trade name		(3,004)	(2,967)
Customer lists		(5,189)	(5,171)
Other		(371)	(304)

Total accumulated amortization		(8,564)	(8,442)

Intangible assets, net		$73,929	$74,051

        The indefinite life trade name is related to the Tropicana trade name acquired in the Aztar acquisition. Gaming licenses are intangible assets acquired from the purchase of gaming entities that are located in gaming jurisdictions where competition is limited to a specified number of licensed gaming operators. Gaming licenses are not subject to amortization as we have determined that they have an indefinite life. The definite life trade name represents the Aztar trade name for $2.7 million acquired in the Aztar acquisition which was amortized over 1 1/2 years and is fully amortized. The remaining $0.5 million of the definite life trade name is associated with Realty and is being amortized on a straight-line basis over 10 years which is the estimated useful life. Customer lists represent the value associated with our customers under our customer loyalty programs and are being amortized on a straight-line basis. Estimated annual amortization expense for definite-lived intangible assets is anticipated to be approximately $0.3 million in each year of the years ended December 31, 2010, 2011, 2012, 2013 and 2014.

FIN-A-25

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9—ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities, excluding liabilities subject to compromise and liabilities related to assets held for sale, consist of the following (in thousands):

	September 30, 2009	December 31, 2008
	(unaudited)
Accrued payroll and related	$13,422	$15,993
Accrued gaming and related	9,042	10,398
Accrued interest	256	10,060
Deferred tax liability—current portion	2,838	2,838
Other accrued expenses and current liabilities	5,899	5,083

Total accrued expenses and other current liabilities	$31,457	$44,372

NOTE 10—DEBT

        Debt consists of the following (in thousands):

	September 30, 2009	December 31, 2008
	(unaudited)
Debtor-in-Possession Credit Agreement, interest at 13.3% at September 30, 2009 and December 31, 2008	$65,219	$66,062
Senior Secured Credit Facility—Term Loan, due 2012, interest at 0% and 7.1% at September 30, 2009 and December 31, 2008, respectively	1,300,239	1,300,239
Senior Secured Credit Facility—Revolver, interest at 0% and 7.1% at September 30, 2009 and December 31, 2008, respectively	29,010	21,000
9 5/8% Senior Subordinated Notes, due 2014	960,000	960,000
Senior Secured Las Vegas Term Loan, due 2008, interest at 4.5% at December 31, 2008	—	440,000
Other long-term debt	662	158

Total debt	2,355,130	2,787,459
Less amounts subject to compromise	(2,289,272)	(2,281,297)
Less amounts subject to compromise related to assets held for sale	—	(440,000)
Less current portion of debt not subject to compromise	(65,858)	(66,162)

Total long-term debt, net	$—	$—

  Debtor-in-Possession Credit Agreement

        On May 5, 2008, the Company entered into the DIP Credit Facility. In October 2008, the Company increased its availability under the DIP Credit Facility from $67 million to $80 million. In August 2009, the Company extended the maturity of the DIP Credit Facility from September 5, 2009 to the earlier of January 31, 2010 or the Effective Date of the Plan. Borrowings under the DIP Credit Facility bear interest at a margin over the Alternate Base Rate or Adjusted LIBO Rate (each as defined in the DIP Credit Facility), as selected by the Company.

FIN-A-26

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

        The DIP Credit Facility provides the administrative agent, collateral agent and lenders with a senior priming lien on all of the Company's tangible and intangible assets subject to certain exceptions specified therein. In addition, each of the Company's subsidiaries, as well as the Affiliate Guarantors, are guarantors under the DIP Credit Facility subject to gaming authority approval, which has not been obtained yet for Casino Aztar. The liens granted by the subsidiaries are (a) in the case of the subsidiaries that are Credit Facility guarantors, senior priming liens subject to certain exceptions specified therein, and (b) in the case of subsidiaries that are guarantors of the Las Vegas Term Loan, liens immediately junior to the liens granted to the lenders under the Las Vegas Term Loan and certain other existing liens.

        The DIP Credit Facility contains certain financial and other covenants which require the Company to, among other things, (i) maintain a cumulative monthly minimum Consolidated Adjusted EBITDA, (ii) maintain at least $7 million of liquidity determined by reference to their cash balances and available credit under the DIP Credit Facility; and (iii) limit cumulative capital expenditures during each monthly period to the amounts, each as set forth in the DIP Credit Facility. The covenants impose restrictions on the Credit Facility guarantors' financial and business operations, including their ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock while allowing the Credit Facility guarantors to lend up to $15 million to the Las Vegas Term Loan guarantors. Furthermore, the DIP Credit Facility requires the Credit Facility guarantors to make disbursements subject to a periodically updated and agreed-upon Approved Cash Flow Forecast (as defined in the DIP Credit Facility) subject to certain variances as set forth in the DIP Credit Facility.

        The DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.

        As of December 31, 2008, we were not in compliance with certain of the financial covenants in the DIP Credit Facility. However, on February 27, 2009, we entered into a forbearance agreement with our lenders under the DIP Credit Facility with respect to the then-known defaults and, on March 5, 2009, we entered into a waiver and amendment with our lenders in which the lenders waived the Company's failure to comply with certain of the financial covenants contained in the DIP Credit Facility. In addition, on March 5, 2009, we amended the DIP Credit Facility which reduced the cumulative monthly minimum Consolidated Adjusted EBITDA covenants. As of September 30, 2009, we were in compliance with all financial covenants in the DIP Credit Facility.

  Senior Secured Credit Facility—subject to compromise

        On January 3, 2007, the Company, in connection with the Aztar acquisition, entered into the Credit Facility comprised of a $1.53 billion senior secured term loan ("Term Loan") and a $180.0 million senior secured revolving credit facility ("Revolver"). The Term Loan bears interest at a margin above the LIBO Rate or Alternative Base Rate (each as defined in the Credit Facility), as selected by the Company. The borrowings under the Credit Facility are guaranteed by the same guarantors as the Notes; security interests in all of the Company's and the guarantors' tangible and intangible assets, including a pledge of all equity interests in the Company and the guarantors; and a guarantee of CSC, to the extent that the Revolver exceeds $100.0 million. The Credit Facility requires

FIN-A-27

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

additional mandatory principal payments of, among other things, excess cash flow, as defined in the agreement.

        On December 12, 2007, the Company was denied a permanent gaming license to operate Tropicana AC by the NJ Commission. The denial of the gaming license was a default under the Credit Facility. As a result of the bankruptcy filing as discussed in Note 3, claims against the Company, including those related to the Credit Facility have been stayed and are reflected as "liabilities subject to compromise" in the accompanying condensed consolidated balance sheets as of September 30, 2009 and December 31, 2008.

        Subsequent to the Petition Date, the Bankruptcy Court authorized the Company to make adequate protection payments that include interest on the Credit Facility, which were approximately $45.3 million during the nine months ended September 30, 2008. Effective February 1, 2009, the Bankruptcy Court authorized the Company to suspend the adequate protection payments with respect to interest which resulted in no interest expense in 2009 related to the Credit Facility. The interest rate was the Adjusted LIBO Rate plus 2.25% per annum until (but not including) June 30, 2008 and thereafter, at the Alternate Base Rate plus 1.25% per annum.

        Prior to the Petition Date, the Company had approximately $8.0 million in letters of credit issued under the Credit Facility which were paid to the beneficiary in 2009 and accordingly increased the outstanding balance of the Credit Facility as of September 30, 2009.

  Senior Subordinated Notes—subject to compromise

        On December 28, 2006, the Company issued the Notes to partially finance the Aztar acquisition. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year.

        The Notes are guaranteed by certain of the Company's then existing and future subsidiaries as well as by the Affiliate Guarantors. The Notes are not guaranteed by Tropicana LV or Lighthouse Point. The Notes contain certain restrictive covenants regarding, among other things, the Company's and the guarantors' ability to incur or guarantee additional indebtedness, pay dividends, sell or transfer assets, make certain investments, create or incur certain liens, enter into merger, consolidation or sale transactions and to enter into transactions with affiliates that are not described in the agreements. Although Lighthouse Point is not a guarantor, it is subject to the restrictive covenants of the Notes, as defined. Upon a change in control of the Company, as defined, the holders of each Note has the right to require the Company to repurchase the Notes at 101% of the principal amount plus any unpaid interest to the date of purchase.

        On January 28, 2008, the Company received a notice of an event of default under the Indenture from the successor Trustee related to the Company's denial of its gaming license in New Jersey and the then pending sales of Tropicana AC and the Casino Aztar. The filing for bankruptcy protection by the Company on May 5, 2008, as discussed in Note 3, stayed claims against the Company related to the Notes and are reflected as "liabilities subject to compromise" in the accompanying condensed consolidated balance sheets.

FIN-A-28

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10—DEBT (Continued)

  Las Vegas Term Loan—subject to compromise related to assets held for sale

        In conjunction with the Aztar acquisition on January 3, 2007, the Company entered into the Las Vegas Term Loan which was scheduled to mature in July 2008. Interest on the Las Vegas Term Loan was due quarterly at a margin above a LIBO Rate option or an Alternative Base Rate (each as defined in the Las Vegas Term Loan), as selected by the Company, and is secured by all the assets of Tropicana LV. On the closing date, the Company was required to deposit, in an escrow account, cash in an amount sufficient to pay all scheduled interest payments in respect of the Las Vegas Term Loan for a one-year period.

        In April and May 2008, the lenders under the Las Vegas Term Loan sent notices of default to the Company for failure to pay interest due on April 30, 2008, failure to timely deliver audited financial statements, failure to make excess cash flow principal payments (if any were required) and failure to notify the lenders of defaults under other credit agreements.

        As a result of the bankruptcy filing as discussed in Note 3, claims against the Company, including those related to the Las Vegas Term Loan were stayed and are reflected as "liabilities subject to compromise related to assets held for sale" in the accompanying condensed consolidated balance sheet at December 31, 2008. Subsequent to the Petition Date, the Bankruptcy Court authorized the Company to use this restricted cash to make adequate protection payments that include interest on the Las Vegas Term Loan which were approximately $3.5 million for the nine months ended September 30, 2009 and $11.6 million for the nine months ended September 30, 2008. Effective March 15, 2009, the Bankruptcy Court authorized the Company to suspend the adequate protection payments. The interest rate was the Adjusted LIBO Rate plus 2.25% per annum until (but not including) June 30, 2008 and thereafter, at the Alternate Base Rate plus 1.25% per annum.

        The Tropicana LV Plan was confirmed by the Bankruptcy Court on May 5, 2009 and became effective on July 1, 2009. By virtue of the Tropicana LV Plan becoming effective, Tropicana LV, subsequent to June 30, 2009, is no longer owned or operated by the Company and the Las Vegas Term Loan has been cancelled.

NOTE 11—DERIVATIVE INSTRUMENTS

        The Company has entered into interest rate swap agreements to effectively convert a portion of its variable interest rate to a fixed interest rate. In January 2007, the Company entered into three interest rate swap agreements with a combined notional amount of $1.4 billion. These interest rate swaps were not designated as hedging instruments for accounting purposes and as a result gains or losses resulting from the change in fair value of these interest rate swaps were recognized in earnings in the period of change.

        Prior to the Petition Date, the Company had two interest rate swap agreements for an aggregate notional amount of $1.0 billion each converting a portion of our floating-rate debt to a fixed rate of 5.0% based on three-month LIBO Rate. In addition, the Company has a third interest rate swap agreement for a notional amount of $440.0 million (the "Las Vegas Swap") converting a portion of our floating-rate debt to a fixed rate of 5.1% based on three-month LIBO Rate.

FIN-A-29

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—DERIVATIVE INSTRUMENTS (Continued)

        The difference between amounts received and paid under our interest rate swap agreements, as well as costs or fees, is recorded as a reduction of or an addition to interest expense as incurred over the life of the interest rate swaps. The net effect of the interest rate swaps resulted in an increase in interest expense included in continuing operations of approximately $15.0 million for the period January 1, 2008 through the Petition Date.

        The filing for bankruptcy protection on May 5, 2008 caused an early termination of these interest swap agreements. The interest rate swap agreements provided that upon an early termination, the market value of the interest rate swap agreement as of the date of the early termination was due and interest payable on this amount was owed at the prime rate plus 2%. The fair value of the interest rate swap agreements as of May 5, 2008 was approximately $55.9 million of which $53.2 million is included in liabilities subject to compromise at September 30, 2009 and December 31, 2008 and $2.7 million is included in liabilities subject to compromise related to assets held for sale at December 31, 2008 (Note 3).

NOTE 12—RELATED PARTY TRANSACTIONS

  Wimar and Columbia Sussex Corporation

        Wimar, the Company's parent company, provided various support services through September 2008 which were charged to the Company.

        The services provided by Wimar to the Company and its subsidiaries under casino services agreements primarily related to casino operations, employment matters, staffing, marketing, advertising, casino layout, compliance, internal audit and purchasing of gaming related equipment and supplies. The operations of the Company are separate and apart from Wimar. Any costs incurred by Wimar for the benefit of or related to the Company's operations were charged to the Company. Wimar charged the Company its allocated portion of the corporate overhead costs for these services based on the ratio of the Company's net operating revenues to the total aggregate net operating revenue of all casino operations owned by Wimar.

        In addition, CSC, a company related by common ownership, provided, until April 30, 2009, various administrative and accounting services to the Company and its subsidiaries under a series of administrative services agreements.

        The services provided were primarily related to accounting and administrative services in the areas of accounts payable, cash management, payroll processing, purchasing, human resources, marketing, risk management, tax and accounting. Also, the Company participated in general liability, workers' compensation, property and health insurance programs facilitated by CSC. In addition, the Company and its subsidiaries, excluding the Aztar subsidiaries, adopted CSC's 401(k) pension savings plan. The operations of the Company are separate and apart from CSC. Any costs incurred by CSC for the benefit of or related to the Company's operations were charged to the Company. Effective April 30, 2009, the Company terminated the administrative services agreements with CSC in anticipation of the Plan as discussed in Note 3.

        We recognized expenses included in continuing operations related to these services totaling approximately $0.6 million and $6.9 million for the nine months ended September 30, 2009 and 2008, respectively. As of September 30, 2009 and December 31, 2008, the Company has recorded liabilities,

FIN-A-30

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12—RELATED PARTY TRANSACTIONS (Continued)

including amounts classified as liabilities related to assets held for sale, to these affiliated companies of approximately $17.4 million and $44.4 million, respectively, related to these services of which approximately $14.6 million and $41.7 million is included in liabilities subject to compromise at September 30, 2009 and December 31, 2008, respectively (Note 3). In addition, these affiliated companies owed the Company, including amounts classified as assets held for sale, approximately $4.4 million and $2.8 million as of September 30, 2009 and December 31, 2008, respectively. The Company is currently contesting certain amounts that were paid to, or are alleged to be owed to, these affiliated companies with respect to these services.

        On March 31, 2009, Wimar and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in connection with the services noted above in which the Company and its subsidiaries were a party. As noted above, the Company intends to contest these claims to the extent that they exceed the amounts the Company believes are due to Wimar and CSC.

        In June 2009, the Company assigned the non-gaming assets of the Tahoe Horizon lease to an affiliate of CSC. The terms of the assignment provide for the Company to continue to operate the casino on a limited basis until the assignee or a third party designee have been licensed by the Nevada Gaming Commission. In addition, the Company also occasionally bought and sold slot machines and other equipment at net book value with subsidiaries of Wimar and CSC.

  Notes Payable to Affiliate Guarantors

        In June 2009, JMBS Casino, an affiliate guarantor, loaned $1.5 million to the Company. The loan accrues interest at an annual rate of 12%. No principal or interest payments are due under the loan until the maturity date of January 1, 2015.

        In September 2008, JMBS Casino and CP Vicksburg, each an affiliate guarantor, loaned $2.5 million and $2.0 million, respectively, to the Company. The loans accrue interest at an annual rate of 12.0%. No principal or interest payments are due under the loans until the maturity date of January 1, 2015.

        In 2007, JMBS Casino and CP Vicksburg loaned $5.0 million and $7.0 million, respectively, to the Company. The loans accrue interest at an annual rate of 12.0%. No principal or interest payments are due under these loans until maturity which is January 1, 2015. Due to the bankruptcy filing in May 2008, the total of these loans to affiliates, including interest, of $13.1 million is included in liabilities subject to compromise on our accompanying September 30, 2009 and December 31, 2008 condensed consolidated balance sheets. Pursuant to the Plan, these loans will be cancelled on the Effective Date.

NOTE 13—COMMITMENTS AND CONTINGENCIES

  Leases

  Tahoe Horizon Lease

        Tahoe Horizon leased the land for its hotel and casino and its parking garage from Park Cattle Co. ("Park Cattle") under two separate leases until June 15, 2009. Under the terms of the lease, rent was equal to the greater of the base rent or 5% of the property's net gaming revenues, subject to annual adjustment to reflect increases in the consumer price index. Rent expense was approximately

FIN-A-31

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

$1.7 million and $2.9 million for the nine months ended September 30, 2009 and 2008, respectively. Effective June 15, 2009, the Company assigned the non-gaming assets of the Tahoe Horizon lease to an affiliate of CSC. The terms of the assignment provide for the Company to continue to operate the casino on a limited basis until the assignee or a third party designee had been licensed by the Nevada Gaming Commission. The Company relinquished control of this limited casino operation on October 16, 2009, as the hotel lessor secured a non-restricted gaming license. As a result, the Company assigned all rights and obligations related to Tahoe Horizon and no longer has any involvement with this property.

  MontBleu Lease

        The Company also has a lease agreement with Park Cattle with respect to the land and building which MontBleu operates through December 31, 2028. Under the terms of the lease, rent was approximately $3.6 million and $4.5 million for the nine months ended September 30, 2009 and 2008, respectively.

        In June 2009, the Company entered into an amendment of the MontBleu lease extending the termination date ten years to 2028. The amendment also set the rent at $333,333 per month beginning May 1, 2009, plus 10% of gross revenues in excess of $50 million through December 31, 2011. After December 31, 2011, rent will be equal to the greater of (i) $333,333 per month as increased by the same percentage that the consumer price index has increased from 2009 thereafter, or (ii) 10% of gross revenues.

  Casino Aztar Land Lease

        The Company leases approximately four and a half acres of the eight and a half acres that Casino Aztar is situated on from the City of Evansville, Indiana. Under the terms of the lease, the Company has the option to extend the lease for up to seven five-year renewal options until November 30, 2040. As of September 30, 2009, the Company exercised its second of seven renewal options which extended the lease term through November 2015. Under the terms of the lease renewal, effective December 1, 2010, Casino Aztar is required to pay a percentage of the adjusted gross receipts ("AGR") for the year in rent with a minimum annual rent of no less than $2 million. The percentage rent shall be equal to 2% of the AGR up to $25 million, plus 4% of the AGR in excess of $25 million up to $50 million, plus 6% of the AGR in excess of $50 million up to $75 million, plus 8% of the AGR in excess of $75 million up to $100 million plus 12% of the AGR in excess of $100 million. In addition, the Company shall make two prepayments of percentage rent to the City of Evansville for the period between January 2011 and December 2015 (the "Prepayment Period"). The first payment of $5.0 million is due on the Effective Date with the second payment of $5.0 million due August 1, 2010. The Company will also pay $3.5 million to the city of Evansville within thirty days after the Effective Date for city development projects and has also agreed to construct a pedestrian bridge to the Casino Aztar at an estimated cost of approximately $3.0 million to be completed within three years after the Effective Date.

FIN-A-32

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

  Belle of Baton Rouge Lease

        Belle of Baton Rouge leases the land and buildings which comprise its hotel properties under three separate leases. It has two leases with an unrelated party through 2013 which we have the options to extend for up to 70 years. Belle of Baton Rouge has a third lease with an unrelated party through 2012 which we have the options to extend for up to 70 years. The three leases require fixed annual rent payments in the aggregate of $264,000. In addition, Belle of Baton Rouge leases a parking garage with annual rent of $0.6 million, from an unrelated party, through August 2010 which we have the option to extend an additional four years.

  Lighthouse Point Lease

        Lighthouse Point leases approximately four acres of land from an unrelated party on which the docking, entry and parking facilities of the casino are situated. Lighthouse Point is required to pay an amount equal to 2% of its monthly gross gaming revenues in rent, with a minimum monthly payment of $75,000. In addition, in any given year in which annual gross gaming revenues exceed $36.6 million, Lighthouse Point is required to pay 8% of the excess amount as rent pursuant to the terms of the lease. The current lease expires in 2014 with an option to extend its term through 2044.

        Under the Bankruptcy Code, the Debtors generally may assume or reject pre-petition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, "assumption" means that the Debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and "rejection" means that the Debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejection of an executory contract or lease is treated as a breach immediately prior to the Petition Date and may give rise to a pre-petition claim for amounts due and owing as of the Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that result from the rejection of an executory contract or unexpired lease is subject to compromise as part of a plan of reorganization, to the extent that such claim is unsecured. The Bankruptcy Code includes certain deadlines by which debtors must assume or reject unexpired leases of nonresidential real property. The Company has until the end of their Chapter 11 Cases to assume or reject all other executory contracts and unexpired leases, unless the Bankruptcy Court orders an earlier deadline.

        The Company has reviewed all of its executory contracts and unexpired leases to determine which, if any, executory contracts and unexpired leases they would seek to reject as part of their Chapter 11 Cases. The Company assumed the majority of its leases and rejected two office leases during 2008. In addition, the Company amended the Tahoe Horizon lease and MontBleu lease as discussed above.

  Contingencies

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. In addition, many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. Such guarantees or indemnifications are granted under various agreements, including those governing (i) purchases and sales of casinos; (ii) leases of real estate; (iii) franchise license agreements; and

FIN-A-33

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

(iv) certain lending agreements. The guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements; (ii) landlords in lease contracts; (iii) franchisors or licensors of hotel brands; and (iv) lenders under financing transactions. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no specific limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees; however, most purchase and sale agreements have stated maximum liabilities. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not subject to predictability. With respect to certain of the aforementioned guarantees, such as indemnifications of landlords and franchisors against third party claims for the use of real estate property leased or the brands licensed by the Company, the Company maintains insurance coverage that mitigates any potential payments to be made.

  Tropicana Trademark

        On July 20, 2009, Tropicana Las Vegas, Inc. and Hotel Ramada of Nevada, Inc., two companies which are owned by the lenders under the Las Vegas Term Loan as of July 1, 2009, filed a declaratory judgment action ("Declaratory Action") in Nevada state court against the Company. The plaintiffs allege that they are entitled to continue using the name "Tropicana" in connection with Tropicana LV which as of July 1, 2009 was transferred to a new company owned by the lenders under the Las Vegas Term Loan by virtue of Tropicana LV's emergence from bankruptcy. The Company contests this alleged entitlement. In the event those plaintiffs prevail, they would have the right to continued use of the "Tropicana" trademark in perpetuity without payment of any royalty or license fee to the Company. The Company is contesting this suit and intends to continue to contest the suit after the Effective Date.

  Wimar and CSC Administrative Expense Claims

        On March 31, 2009, Wimar and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in which the Company and its subsidiaries were a party. The total claim filed by Wimar and CSC is in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due.

  Park Cattle Settlement

        On April 2, 2008, TEH, Tahoe Horizon and MontBleu (the "Tropicana Parties") entered into a settlement agreement with Park Cattle in connection with a lawsuit alleging defaults under the ground lease agreement between Park Cattle and Tahoe Horizon. Although the monetary settlement amounts provided for in the settlement are not owed by TEH and its subsidiaries, under certain conditions TEH and its subsidiaries can become liable if payments are not made by the paying parties to the settlement or if certain other conditions in the settlement, described below, occur.

        Under the terms of the Settlement Stipulation, certain affiliates of the Company (the "Primary Obligors") agreed to make cash payments totaling $165 million (the "Settlement Payments") to Park Cattle over three years, the first of which was made in April 2008 in the amount of $40 million and the second of which was made in March 2009 in the amount of $50 million. The Primary Obligors are solely responsible for making such cash payments under the Settlement Stipulation, which means that

FIN-A-34

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—COMMITMENTS AND CONTINGENCIES (Continued)

none of Tropicana Parties has any direct financial obligation for the Settlement Payments unless certain defaults occur under the Settlement Stipulation prior to the payment in full of the Settlement Payments, as further described below.

        Pursuant to the terms of the Settlement Stipulation, the Tropicana Parties agreed to dismiss their claims against Park Cattle. In turn, Park Cattle agreed to dismiss its claims against the Tropicana Parties, provided that the Primary Obligors make timely settlement payments in accordance with the terms of the Settlement Stipulation and the Tropicana Parties comply with certain ongoing covenants specified in the Settlement Stipulation. However, effective June 15, 2009, the Tropicana Parties are no longer subject to the Settlement Stipulation and have no further obligation to any of these parties.

  Nevada Use Tax Refund Claims

        On March 27, 2008, the Nevada Supreme Court issued a decision in Sparks Nugget, Inc. vs. The State of Nevada Department of Taxation (the "Department"), that food purchased for subsequent use in the provision of complimentary and/or employee meals was exempt from both sales and use tax. The Company had previously paid use tax on food purchased for subsequent use in complimentary and employee meals at our Nevada casino properties and has filed refunds for the periods from February 2000 through March 2008. The amount subject to these refunds is approximately $2.9 million, plus interest. Any amount refunded to us would be reduced by a contingent fee owed to a third party advisory firm.

        On April 24, 2008, the Department filed a Petition for Rehearing (the "Petition") on the decision. Additionally, on the same date the Nevada Legislature filed an Amicus Curiae brief in support of the Department's position. The Nevada Supreme Court denied the Department's Petition on July 17, 2008. As of September 30, 2009, the Company had not recorded a receivable related to this matter because the refund claims are subject to audit and it is unclear whether the Department will pursue alternative legal theories in connection with certain issues raised in the Supreme Court case in any audit of the refund claims. However, the Company is claiming the exemption on sales and use tax returns for periods subsequent to March 2008 based on the Nevada Supreme Court decision.

  Litigation

        The Company is subject to various litigation that arises in the ordinary course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance, or if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

FIN-A-35

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—DISCONTINUED OPERATIONS

        As discussed in Note 3, the Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009. By virtue of the Tropicana LV Plan, Tropicana LV is no longer owned or operated by the Company subsequent to July 1, 2009. The Company recorded a gain on the disposition of Tropicana LV in the nine months ended September 30, 2009 of approximately $276.9 million. Accordingly, the assets and liabilities of Tropicana LV are presented as assets and liabilities held for sale in the accompanying condensed consolidated balance sheet at December 31, 2008. In addition, the results of operations are presented as discontinued operations in the accompanying condensed consolidated statements of operations. The cash flows of the discontinued operations are included with the cash flows of continuing operations in the accompanying condensed consolidated statements of cash flows.

        Operating results of discontinued operations are summarized as follows (in thousands, unaudited):

	Nine Months ended September 30,
	2009	2008
	(unaudited)
Net revenues	$43,895	$95,547
Operating costs and expenses	50,526	92,708
Write-off of abandoned projects (Note 7)	—	26,832
Impairment charge	427,019	—

Loss from operations	(433,650)	(23,993)
Interest expense, net	(2,560)	(27,136)
Reorganization items, net (Note 3)	(1,502)	(1,474)
Gain from disposal of discontinued operations, net	276,912	—
Income tax benefit	129,711	—

Loss from discontinued operations, net of tax	$(31,089)	$(52,603)

        In accordance with accounting guidance for the impairment or disposal of long-lived assets, when the Tropicana LV Plan was confirmed on May 5, 2009, and it was determined that Tropicana LV would no longer be owned or operated by the Company, the assets held for sale were reviewed for impairment. The Company recorded an impairment charge during the nine months ended September 30, 2009 of approximately $427.0 million which is included in discontinued operations related to the property and equipment at Tropicana LV as it exceeded its estimated fair value. In addition, depreciation and amortization related to the Tropicana LV assets ceased on May 5, 2009 as the assets were classified as held for sale.

FIN-A-36

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—DISCONTINUED OPERATIONS (Continued)

        The assets and liabilities of Tropicana LV presented as held for sale as of December 31, 2008 are as follows (in thousands):

December 31, 2008
Cash	$16,619
Restricted cash	17,597
Property and equipment, net	628,276
Other current assets	12,674

Total current assets held for sale	$675,166

Current portion of debt	$—
Deferred tax liabilities	150,750
Other current liabilities	17,052

Total current liabilities related to assets held for sale	167,802
Liabilities subject to compromise related to assets held for sale	475,933

Total liabilities related to assets held for sale	$643,735

NOTE 15—INCOME TAXES

        Our effective income tax rate for the nine months ended September 30, 2009 and 2008 was (3.1)% and 14.9%, respectively. The difference between the federal statutory rate of 35% and our effective income tax rate for the nine months ended September 30, 2009 was primarily due to changes in the Company's valuation allowance and the impairment charge related to the beneficial interest in Trust. The difference between the federal statutory rate of 35% and our effective income tax rate for the nine months ended September 30, 2008 was primarily due to changes in the Company's valuation allowance. Looking forward, our effective income tax rate may fluctuate due to changes in tax legislation, changes in our estimates of federal tax credits, changes in our assessment of uncertainties as valued under accounting guidance for uncertainty in income taxes, as well as accumulated interest and penalties.

NOTE 16—SEGMENT INFORMATION

        The Company views each city in which its casino properties are located as an operating segment. The Company uses operating income (loss) to compare operating results among its segments and allocate resources. The following tables highlight by segment our net revenues, operating income (loss) and reconciles operating loss to loss from continuing operations before income taxes for the nine

FIN-A-37

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 16—SEGMENT INFORMATION (Continued)

months ended September 30, 2009 and 2008 and presents the total assets by segment as of September 30, 2009 and December 31, 2008 (in thousands):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Net revenues:
Lake Tahoe	$44,675	$69,340
Laughlin	82,766	95,320
Greenville	10,925	13,469
Evansville	95,924	96,241
Baton Rouge	61,875	64,792
Other	3	78

Total net revenues	$296,168	$339,240

Operating (loss) income, including impairment:
Lake Tahoe	$(9,122)	$1,399
Laughlin	(1,943)	4,600
Greenville	159	(1,222)
Evansville	13,369	19,797
Baton Rouge	10,988	13,502
Impairment of beneficial interest in Trust	(154,300)	—
Other	(14,353)	(18,539)

Total operating (loss) income	$(155,202)	$19,537

Reconciliation of operating (loss) income to loss from continuing operations before income taxes:
Operating (loss) income	$(155,202)	$19,537
Interest income	—	276
Interest expense	(10,996)	(152,528)
Reorganization items, net	(22,857)	(54,257)

Loss from continuing operations before income taxes	$(189,055)	$(186,972)

	September 30, 2009	December 31, 2008
	(unaudited)
Assets by segment:
Lake Tahoe	$36,407	$51,641
Laughlin	216,728	227,894
Las Vegas (held for sale at December 31, 2008)	—	675,166
Greenville	11,765	10,665
Evansville	206,275	191,315
Baton Rouge	121,309	124,856
Other operations	235,767	424,014

Total assets	$828,251	$1,705,551

FIN-A-38

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17—SUBSEQUENT EVENTS

        We have evaluated all activity of the Company through December 21, 2009, the issue date of these condensed consolidated financial statements, and concluded that no other subsequent events would require recognition in the condensed consolidated financial statements or disclosure in the notes to the condensed consolidated financial statements other than discussed below.

  Tahoe Horizon Lease

        In June 2009, the Company assigned the non-gaming assets of the Tahoe Horizon lease to an affiliate of CSC. The terms of the assignment provided for the Company to continue to operate the casino on a limited basis until the assignee or a third party designee had been licensed by the Nevada Gaming Commission. The Company relinquished control of this limited casino operation on October 16, 2009, as the hotel lessor secured a non-restricted gaming license. As a result, the Company assigned all rights and obligations related to Tahoe Horizon and TEH no longer has any involvement with this property.

FIN-A-39

Report of Independent Registered Public Accounting Firm

The Board of Managers of Tropicana Entertainment Holdings, LLC

        We have audited the accompanying consolidated balance sheets of Tropicana Entertainment Holdings, LLC (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, changes in members' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 and 3, on May 5, 2008, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. Additionally, the Company has incurred significant losses prior to, and during the bankruptcy proceeding and has a significant accumulated deficit as of December 31, 2008. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 3. The December 31, 2008 financial statements of the Company do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

        As discussed in Note 16, the Company has reclassified a subsidiary as assets and liabilities held for sale and discontinued operations in the accompanying financial statements. As discussed in Note 20, the Company has retrospectively adopted certain provisions of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No.51.

/s/ Ernst & Young LLP

Las Vegas, Nevada
August 13, 2009
except for Note 16 and Note 20, as to which the date is
November 6, 2009

FIN-B-1

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$76,869	$40,470
Restricted cash	2,200	—
Receivables, net	15,971	27,564
Due from affiliates	2,739	1,024
Inventories	2,302	2,510
Prepaid expenses and other assets	12,211	10,259
Assets held for sale	675,166	64,586

Total current assets	787,458	146,413
Property and equipment, net	460,230	519,596
Beneficial interest in Trust	354,300	894,040
Assets held for sale	—	851,702
Goodwill	16,802	16,802
Intangible assets, net	74,051	172,575
Other assets, net	12,710	73,472

Total assets	$1,705,551	$2,674,600

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities not subject to compromise:
Current portion of debt	$66,162	$2,271,239
Current liabilities related to assets held for sale	167,802	482,299
Accounts payable	34,637	21,160
Due to affiliates	2,568	11,210
Accrued expenses and other current liabilities	44,372	94,432
Notes payable to affiliate guarantors	4,500	12,000

Total current liabilities not subject to compromise	320,041	2,892,340
Long-term debt, excluding current portion	—	105
Long-term liabilities related to assets held for sale	—	222,798
Other long-term liabilities	36,862	22,848
Deferred tax liabilities	28,488	80,676

Total liabilities not subject to compromise	385,391	3,218,767
Liabilities subject to compromise	2,437,904	—
Liabilities subject to compromise related to assets held for sale	475,933	—

Total liabilities	3,299,228	3,218,767
Commitments and contingencies (Note 14)
Members' deficit:
Tropicana Entertainment Holdings, LLC members' deficit	(1,607,580)	(556,150)
Noncontrolling interest	13,903	11,983

Total members' deficit	(1,593,677)	(544,167)

Total liabilities and members' deficit	$1,705,551	$2,674,600

The accompanying notes are an integral part of these consolidated financial statements.

FIN-B-2

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Year ended December 31,
	2008	2007
Revenues:
Casino	$357,163	$793,648
Room	55,752	136,177
Food and beverage	69,448	127,248
Other	20,111	44,159

Gross revenues	502,474	1,101,232
Less promotional allowances	(60,544)	(186,854)

Net revenues	441,930	914,378

Operating costs and expenses:
Casino	153,791	292,905
Room	24,909	42,713
Food and beverage	36,963	54,988
Other	7,714	14,121
Marketing, advertising and promotions	36,790	88,291
General and administrative	89,529	114,822
Maintenance and utilities	26,559	53,314
Depreciation and amortization	46,047	119,775
Impairment charges and other write-downs	665,234	968,185
Impairment charges for goodwill	—	142,437

Total operating costs and expenses	1,087,536	1,891,551

Operating loss	(645,606)	(977,173)
Other income (expense):
Interest income	276	8,694
Interest expense (contractual interest was $247,514 and $253,556 for 2008 and 2007, respectively)	(185,914)	(253,556)
Other income	5,000	—
Loss from early extinguishment of debt	—	(2,799)

Total other expense	(180,638)	(247,661)

Loss from continuing operations before reorganization items and income taxes	(826,244)	(1,224,834)
Reorganization items, net	(92,400)	—

Loss from continuing operations before income taxes	(918,644)	(1,224,834)
Income tax benefit	65,478	110,476

Loss from continuing operations, including noncontrolling interest	(853,166)	(1,114,358)
Loss from discontinued operations, net of tax	(196,022)	(5,572)

Net loss, including noncontrolling interest	(1,049,188)	(1,119,930)
Less net income attributable to noncontrolling interests	(2,242)	(2,933)

Net loss attributable to Tropicana Entertainment Holdings, LLC	$(1,051,430)	$(1,122,863)

The accompanying notes are an integral part of these consolidated financial statements.

FIN-B-3

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)

(in thousands)

	Tropicana Entertainment Holdings, LLC
	Common Stock	Additional Paid-in Capital	Retained Earnings	Members' Equity (Deficit)	Total Members' Equity (Deficit)	Noncontrolling Interest	Total Members' Equity (Deficit)
Balances, December 31, 2006	$1	$76,280	$70,650	$—	$146,931	$9,853	$156,784
Predecessor to Successor adjustment	(1)	(76,280)	(70,650)	36,996	(109,935)	—	(109,935)
Cash contributions from member	—	—	—	144,000	144,000	—	144,000
Contribution from Parent	—	—	—	423,717	423,717	—	423,717
Assets distributed to Parent	—	—	—	(38,000)	(38,000)	—	(38,000)
Net (loss) income	—	—	—	(1,122,863)	(1,122,863)	2,933	(1,119,930)
Distribution to noncontrolling interests holders	—	—	—	—	—	(803)	(803)

Balances, December 31, 2007	—	—	—	(556,150)	(556,150)	11,983	(544,167)
Net (loss) income	—	—	—	(1,051,430)	(1,051,430)	2,242	(1,049,188)
Distribution to noncontrolling interest holders	—	—	—	—	—	(322)	(322)

Balances, December 31, 2008	$—	$—	$—	$(1,607,580)	$(1,607,580)	$13,903	$(1,593,677)

The accompanying notes are an integral part of these consolidated financial statements.

FIN-B-4

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2008	2007
Cash flows from operating activities:
Net loss including noncontrolling interest	$(1,049,188)	$(1,119,930)
Adjustments to reconcile net loss, including controlling interest, to net cash (used in) provided by operating activities:
Depreciation and amortization	52,433	125,915
Amortization of debt issuance costs	26,087	25,711
Impairment charges and other write-downs	879,435	968,185
Impairment charges for goodwill	—	142,437
Write-off of debt issuance costs, reorganization items	47,059	—
Deferred income tax	(129,153)	(118,654)
Change in fair value of interest rate swaps	16,389	39,518
Non-cash portion of early extinguishment of debt	—	2,799
Changes in current assets and current liabilities, net of effects of acquisition:
Receivables, net	13,114	(27,137)
Inventories, prepaids and other assets	(2,317)	(14,405)
Accrued interest	43,171	5,174
Accounts payable, accrued expenses and other liabilities	43,642	42,411
Other	11,237	16,027

Net cash (used in) provided by operating activities	(48,091)	88,051

Cash flows from investing activities:
Additions of property and equipment	(28,335)	(72,794)
Distribution from beneficial interest in Trust	11,591	—
Aztar acquisition, net of cash acquired	—	(2,190,509)
Deposits and costs related to acquisition	—	1,276,592
Other	234	(28,814)

Net cash used in investing activities	(16,510)	(1,015,525)

Cash flows from financing activities:
Proceeds from issuance of debt	77,000	1,980,895
Repayments of debt	(984)	(1,088,446)
Restricted cash	14,778	(34,575)
Payment of financing costs	(4,681)	(76,022)
Advances from affiliates—nonguarantors	9,296	27,319
Advances from affiliate guarantors	4,500	12,000
Contributions by member	—	144,000
Cash retained by predecessor	—	(11,415)
Distribution to noncontrolling interest holders	(322)	(803)

Net cash provided by financing activities	99,587	952,953

Net increase in cash and cash equivalents	34,986	25,479
Decrease (increase) in cash and cash equivalents related to assets held for sale	1,413	(18,032)
Cash and cash equivalents, beginning of year	40,470	33,023

Cash and cash equivalents, end of year	$76,869	$40,470

Supplemental cash flow disclosure (including discontinued operations):
Cash paid for interest	$135,322	$209,001
Cash paid for reorganization items	38,080	—
Cash received related to reorganization items	861	—
Cash refunds received for income taxes, net	22,095	—
Property and equipment financed by debt	99	105

The accompanying notes are an integral part of these consolidated financial statements.

FIN-B-5

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        Tropicana Entertainment Holdings, LLC (the "Company," "TEH," "we," "our" or "us"), a limited liability company formed in Delaware, is a diversified, multi-jurisdictional gaming and entertainment company. On January 3, 2007, the Company acquired all of the outstanding capital stock of Aztar Corporation ("Aztar") (Note 4). Concurrent with the acquisition of Aztar, Tropicana Casinos and Resorts, Inc., formerly known as Wimar Tahoe Corporation ("Wimar"), the Company's ultimate parent company and predecessor, contributed five of its gaming properties to the Company. The accompanying consolidated financial statements as of and for the years ended December 31, 2008 and 2007 include the accounts of the Company and its majority-owned subsidiaries. In addition, in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 46(R), Consolidation of Variable Interest Entities—An Interpretation of ARB No. 51 ("FIN 46R"), the consolidated financial statements of the Company include CP Laughlin Realty, LLC ("Realty"), a variable interest entity of which Wimar was the primary beneficiary prior to the acquisition of Aztar and of which the Company became the primary beneficiary thereafter and is required to be consolidated. All significant intercompany accounts and transactions have been eliminated.

        The Company views each city in which its casino properties are located as an operating segment (Note 18). The primary operations of the Company include the following:

  •
  Tropicana Express ("Tropicana Express") located in Laughlin, Nevada;

  •
  River Palms Hotel and Casino ("River Palms") located in Laughlin, Nevada;

  •
  Casino Aztar Evansville ("Casino Aztar") located in Evansville, Indiana;

  •
  Tropicana Hotel & Casino ("Tropicana LV") located in Las Vegas, Nevada (through June 30, 2009, Note 19), which is presented as discontinued operations with the assets and liabilities of Tropicana LV presented as held for sale in the accompanying consolidated financial statements (Note 16);

  •
  Tropicana Casino Resort ("Tropicana AC") located in Atlantic City, New Jersey, which is included in the accompanying consolidated statements of operations for the period January 3, 2007 (date of acquisition) through December 12, 2007 and presented as a beneficial interest in Trust on the accompanying consolidated balance sheets at December 31, 2008 and 2007 (Note 7);

  •
  Lighthouse Point Casino ("Lighthouse Point") located in Greenville, Mississippi, which we have a 79% ownership interest and a 83.9375% economic interest in Greenville Riverboat, LLC ("Greenville") which owns and operates Lighthouse Point;

  •
  Horizon Casino Resort ("Tahoe Horizon") located in Lake Tahoe, Nevada (Note 19);

  •
  MontBleu Casino Resort ("MontBleu") located in Lake Tahoe, Nevada; and

  •
  Belle of Baton Rouge and the Sheraton Baton Rouge ("Belle of Baton Rouge") located in Baton Rouge, Louisiana.

  Proceedings under Chapter 11 of the Bankruptcy Code

        On May 5, 2008 (the "Petition Date"), the Company and certain of its subsidiaries and affiliates, including Tropicana Entertainment, LLC ("TE"), Tropicana Entertainment Intermediate Holdings, LLC

FIN-B-6

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1—ORGANIZATION (Continued)

("TEIH"), JMBS Casino, LLC ("JMBS Casino"), Columbia Properties Vicksburg, LLC ("CP Vicksburg") and Realty (collectively, the "Debtors"), filed voluntary petitions (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Case No. 08-10856). TE, TEIH, JMBS Casino and CP Vicksburg are affiliates of the Company but their financial statements are not included in the accompanying consolidated financial statements.

        The Company has incurred significant losses from operations prior to, and during the bankruptcy proceedings. Also, the Company has an accumulated deficit and negative working capital as of December 31, 2008 (including liabilities subject to compromise). In addition, the Company is in bankruptcy and its ability to sustain operations is dependent on its ability to repay the DIP Credit Facility (as defined in Note 3) and secure additional capital either through debt or equity financing. These conditions, among other factors, raise substantial doubt about the Company's ability to continue as a going concern.

        As the Debtors progressed toward an exit from the Chapter 11 Cases, the Debtors determined that, given their capital structure and the claims arising thereunder, as well as the nature of their business operations, two separate plans of reorganization were warranted. Accordingly, the Debtors proposed two separate plans of reorganization, one for the Tropicana LV and related debtors and assets (the "Tropicana LV Plan") and the other for the Debtors' other casino gaming properties (the "Plan"). The Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009, and as a result, Tropicana LV is no longer owned or operated by the Company subsequent to June 30, 2009 and had been presented as discontinued operations (Note 3 and 16).

        The Bankruptcy Court confirmed the Plan on May 5, 2009 (the "Confirmation Date"). The Plan will not become effective until the conditions to effectiveness have been satisfied (the "Effective Date") which is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. The Company received approval from gaming regulators in Mississippi in May 2009. See Note 3—Plan of Reorganization.

        Tropicana AC was not a party to the Chapter 11 Cases. However, on April 29, 2009, Adamar of New Jersey, Inc., an unconsolidated subsidiary of TEH and the owner of Tropicana AC, and its sole, wholly owned subsidiary Manchester Mall, Inc. (collectively, the "Tropicana AC Parties") filed petitions for relief under Chapter 11 of the Bankruptcy Code in jointly administered cases under the lead case In re: Adamar of New Jersey, Inc. and Manchester Mall, Inc., Case No. 09-20711 (JHW) before the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court") which is described further in Note 19.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

        The accompanying consolidated financial statements include the Company, its majority-owned subsidiaries and Realty. Effective December 12, 2007, the financial statements of Tropicana AC are no longer consolidated as discussed in Note 7. In addition, as noted above, Tropicana LV is presented as discontinued operations in the accompanying consolidated statements of operations with the assets and

FIN-B-7

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

liabilities of Tropicana LV presented as held for sale in the accompanying consolidated balance sheets. Cash flows of the discontinued operations have not been segregated from the cash flows of continuing operations on the accompanying consolidated statements of cash flows. All intercompany balances and transactions have been eliminated in consolidation.

        Noncontrolling interest in the consolidated financial statements represents the noncontrolling equity ownership of Greenville and Realty. The noncontrolling interest of Greenville is allocated in accordance with the terms of the Greenville operating agreement which is based upon an assumed liquidation of Lighthouse Point as of the end of the reporting periods. In addition, Greenville is not a debtor in the Chapter 11 Cases as it did not guarantee the Company's pre-petition debt. The noncontrolling equity ownership of Realty represents 100% of the earnings of Realty.

  Basis of Presentation

        The accompanying consolidated financial statements are prepared on a "going concern" basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Such realization of assets and payment of liabilities are subject to a significant number of uncertainties. Specifically, the consolidated financial statements do not include all of the necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company's capitalization or operations as a result of consummation of the Plan. As a result of the ongoing nature of the Chapter 11 Cases, the consolidated financial statements contained herein are subject to material uncertainties.

        For the period subsequent to the Petition Date, the accompanying consolidated financial statements have been prepared in accordance with Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("SOP 90-7"). Accordingly, all pre-petition liabilities subject to compromise have been segregated in the balance sheet as of December 31, 2008 and classified as liabilities subject to compromise at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the accompanying consolidated statement of operations for the year ended December 31, 2008. Cash received and payments for reorganization items are disclosed separately in the accompanying consolidated statement of cash flows.

        Subsequent to issuing the December 31, 2007 financial statements, the Company determined that deferred tax liabilities previously recorded in connection with its acquisition of Aztar were understated by approximately $65 million. The accompanying December 31, 2007 financial statements reflect an adjustment of $65 million that increases deferred tax liabilities and increases goodwill and other assets including beneficial interest in Trust. Further, the Company determined that these adjustments would have increased its December 31, 2007 impairment charges by $65 million. The impact of these items was to increase loss before income taxes by approximately $65.5 million and net loss by approximately $98.5 million. In addition, the Company's subsidiary, Tropicana AC, was presented as assets held for sale and discontinued operations in the previously issued financial statements when it should have been

FIN-B-8

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

deconsolidated effective with the Company's loss of control of that subsidiary on December 12, 2007 which is presented as beneficial interest in Trust in the accompanying financial statements (Note7).

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated in our consolidated financial statements include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, the estimated valuation allowance for deferred tax assets, certain tax liabilities, estimated cash flows in assessing the impairment of long-lived assets, goodwill and intangible assets, fair values of acquired assets and liabilities, self-insured liability reserves, customer loyalty program reserves, contingencies, litigation, claims, assessments and liabilities subject to compromise which are reported at the amounts expected to be allowed under the provisions of SOP 90-7 and Statement of Financial Accounting Standards ("SFAS") 5, Accounting for Loss Contingencies ("SFAS 5"). Actual results could differ from these estimates.

  Cash and Cash Equivalents

        Cash and cash equivalents include cash, cash on hand in the casino cages, certificates of deposit, money market funds and other highly liquid investments with original maturities of three months or less.

  Restricted Cash

        Restricted cash consists of cash reserves related to our insurance policies in which the third party administrator is the beneficiary.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalent accounts maintained in financial institutions and accounts receivable. Bank accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 or with the Securities Investor Protection Corporation up to $500,000. Our money market accounts generally are not insured by the federal government. Concentration of credit risk, with respect to casino receivables, is limited through the Company's credit evaluation process. The Company issues markers to approved casino customers only following credit checks and investigations of credit worthiness.

  Receivables

        Receivables consist primarily of casino, hotel and other receivables, net of an allowance for doubtful accounts. Receivables are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their expected realization, which approximates fair value. The allowance is estimated based on specific review of

FIN-B-9

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written off are recorded when received.

  Inventories

        Inventories consist primarily of food and beverage, retail merchandise and operating supplies and are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, or for capital leases and leasehold improvements, over the shorter of the asset's useful life or the term of the lease. Gains or losses on disposals of assets are recognized as incurred. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are expensed as incurred.

        We must make estimates and assumptions when accounting for capital expenditures. Whether an expenditure is considered a maintenance expense or a capital asset is a matter of judgment. In contrast to normal repair and maintenance costs that are expensed when incurred, items we classify as maintenance capital are expenditures necessary to keep our existing properties at their current levels and are typically replacement items due to the normal wear and tear of our properties and equipment as a result of use and age. Our depreciation expense is highly dependent on the assumptions we make about our assets' estimated useful lives. We determine the estimated useful lives based on our experience with similar assets, engineering studies and our estimate of the usage of the asset. Whenever events or circumstances occur which change the estimated useful life of an asset, we account for the change prospectively.

  Beneficial Interest in Trust

        Beneficial interest in Trust represents the Company's interest in Tropicana AC which is held in an interim casino authorization trust (the "ICA Trust" or "Trust") at December 31, 2008 and 2007. The Company has accounted for its beneficial interest in the ICA Trust under the cost method which was then adjusted to fair value in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). See Note 7 for a discussion of impairment charges related to our beneficial interest in the ICA Trust.

  Long-Lived Assets

        We evaluate our property and equipment and other long-lived assets for impairment in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). For assets to be held for sale, we recognize the asset to be sold at the lower of carrying value or fair value less costs to sell. Fair value for assets held for sale is generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured based on estimated fair value

FIN-B-10

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

compared to carrying value, with fair value typically based on a discounted cash flow model. Our consolidated financial statements reflect all impairment charges required by SFAS 144 as of December 31, 2008 and 2007 (Note 6).

  Capitalization of Interest

        Interest associated with major construction projects are capitalized as part of the cost of the constructed assets. When no specific debt is incurred for a project, interest is capitalized on cash expenditures for the project using our weighted-average cost of borrowings. Capitalization of interest ceases when the project is substantially complete or development activity is suspended for more than a brief period. There was no interest capitalized for the years ended December 31, 2008 and 2007.

  Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price over fair value of assets acquired and liabilities assumed in business combinations. In accordance with SFAS 142, Goodwill and Other Intangible Assets, ("SFAS 142") we test for impairment of goodwill and indefinite-lived intangible assets annually and in certain situations between those annual dates. We perform our annual impairment tests in the fourth quarter of each year. Our consolidated financial statements reflect all impairment charges required by SFAS 142 as of December 31, 2008 and 2007 (Note 9).

        Goodwill for relevant reporting units is tested for impairment using a discounted cash flow model based on the estimated future results of the Company's reporting units, discounted using the Company's weighted-average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of a reporting unit's goodwill is compared to the carrying value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to its assets and liabilities and the amount remaining, if any, is the implied fair value of goodwill. If the implied fair value of the goodwill is less than its carrying value, then it is written down to its implied fair value.

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over their useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations.

        Inherent in the reviews of the carrying amounts of goodwill and intangible assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If our ongoing estimates of future cash flows are not met, we may have to record additional impairment charges in future accounting periods. Our estimates of cash flows are based on the current regulatory, political and economic climates, recent operating information and budgets of the various properties where we conduct operations. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting various forms of travel and access to our properties. Once an impairment of goodwill or other intangible asset has been recorded, it cannot be reversed.

FIN-B-11

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Debt Issuance Costs

        Debt issuance costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the expected terms of the related debt agreements and are included in other assets, net, on our consolidated balance sheets. As a result of the Chapter 11 Cases, the Company ceased amortization of debt issuance costs related to the Company's debt obligations that were subject to compromise and wrote off the remaining balance of approximately $47.1 million which is included in reorganization items in continuing operations (Note 3).

  Self-Insurance Reserves

        We are self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not yet reported as provided by a third party. In estimating these accruals, we consider historical loss experience and make judgments about the expected levels of costs per claim. We believe our estimates of future liability are reasonable based upon our methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimate for these liabilities. The Company continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points. At December 31, 2008 and 2007, the Company had total self-insurance accruals reflected in its consolidated balance sheets including amounts classified as liabilities related to assets held for sale of approximately $16.2 million and $10.5 million, respectively, of which approximately $6.1 million is included in liabilities subject to compromise at December 31, 2008 (Note 3).

  Fair Value of Financial Instruments

        The carrying values of our cash and cash equivalents, restricted cash, receivables and accounts payable approximate fair value because of the short term maturities of these instruments. The Company's debt instruments incurred prior to the Petition Date have been stayed and are subject to compromise as further discussed in Note 4 and 12. As such, the Company believes that it is impracticable to determine fair value of those pre-petition debt instruments until the Company emerges from the Chapter 11 Cases. As for the DIP Credit Facility (See Note 11), the Company believes that its carrying value approximates fair value as the instrument is due within the current period and bears a variable interest rate that adjusts to the market rate. The Company also believes while the Company is in bankruptcy, the credit risk of the Company has not changed significantly and therefore would not have a material impact on the fair value of the DIP Credit Facility.

  Derivative Instruments

        From time to time we enter into derivative instruments, typically in the form of interest rate swaps, in order to manage interest rate risks associated with our current and future borrowings. In accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138 and 149 ("SFAS 133"), all derivative instruments are to be recognized on the balance sheet at fair value. Derivative instruments that are not designated as hedges for accounting purposes must be adjusted to fair value through income. If the derivative instrument qualifies and is designated as a

FIN-B-12

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

hedge, depending on the nature of the hedge, changes in its fair value will either be offset against the change in fair value of the hedged item through earnings or recognized in other comprehensive income (loss) until the hedged item is recognized in earnings. The ineffective portion of the derivative instrument's change in fair value will be immediately recognized in earnings. Fluctuations in interest rates can cause the fair value of derivative instruments to change each reporting period. As of the Petition Date, the Company had three interest rate swaps which have been converted to fixed-amount claims and are classified as liabilities subject to compromise as of December 31, 2008 (Note 3). The Company has not entered into any additional interest rate swap agreements subsequent to the Petition Date.

  Customer Loyalty Program

        The Company provides certain customer loyalty programs (the "Programs") at its casinos, which allow customers to redeem points earned from their gaming activity for cash, food, beverage, rooms or merchandise. Under the Programs, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the Programs. The Company records a liability for the estimated cost of the outstanding points under the Programs that it believes will ultimately be redeemed. At December 31, 2008 and 2007, approximately $4.7 million and $3.2 million, respectively, were accrued for the cost of anticipated Programs redemptions including amounts classified as liabilities related to assets held for sale. The estimated cost of the outstanding points under the Programs is calculated based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points are expected to be redeemed. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned which is included in promotional allowances with the exception of Tropicana LV which is included in discontinued operations. For points that may only be redeemed for goods or services but not for cash, the Company estimates the cost and accrues for this expense as the points are earned from gaming play which is recorded as casino expense with the exception of Tropicana LV which is included in discontinued operations.

  Revenue Recognition and Promotional Allowances

        Gaming revenue represents the net win from gaming activities, which is the difference between gaming wins and losses. Room, food and beverage and other operating revenues are recognized at the time the goods or services are provided. The majority of our gaming revenue is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis are included in gross revenues and then deducted as promotional allowances. The estimated departmental

FIN-B-13

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

costs and expenses of providing these promotional allowances, for continuing operations, are included in casino operating costs and expenses and consist of the following (in thousands):

	December 31,
	2008	2007
Room	$9,235	$20,406
Food and beverage	26,487	54,285
Other	962	2,128

Total	$36,684	$76,819

  Gaming Taxes

        We are subject to taxes based on gross gaming revenues in the jurisdictions in which we operate, subject to applicable jurisdictional adjustments. These gaming taxes are an assessment on our gaming revenues and are recorded as an expense within the "Casino" line item on our consolidated statements of operations. Gaming taxes included in continuing operations totaled approximately $61.5 million and $100.4 million for the years ended December 31, 2008 and 2007, respectively.

  Advertising

        We expense advertising costs as incurred or the first time the advertising takes place. Advertising expense included in continuing operations, which is generally included in marketing, advertising and promotions on our consolidated statements of operations, was approximately $9.0 million and $15.6 million for the years ended December 31, 2008 and 2007, respectively.

  Income Taxes

        We account for income taxes under SFAS 109, Accounting for Income Taxes ("SFAS 109"), whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Future tax benefits are recognized to the extent that realization of those benefits is considered more likely than not and a valuation allowance is established for deferred tax assets which do not meet this threshold.

  Fair Value Measurements

        The Company adopted SFAS 157, Fair Value Measurements ("SFAS 157"), for financial assets and liabilities on January 1, 2008. SFAS 157 establishes a framework for measuring the fair value of financial assets and liabilities and requires certain disclosures about fair value. The framework utilizes a fair value hierarchy consisting of the following: "Level 1" inputs, which are observable inputs for identical assets, such as quoted prices in an active market; "Level 2" inputs, which are observable inputs for similar assets; and "Level 3" inputs, which are unobservable inputs. The Company's

FIN-B-14

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

significant assets affected by the adoption of SFAS 157 is the beneficial interest in Trust and assets held for sale which fair value was measured using either "Level 2" or "Level 3" inputs, consisting primarily of estimates of future cash flows.

  Recently Issued Accounting Standards

        In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 ("SFAS 168") which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS 168 establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied to nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 is effective for most financial statements issued for interim or annual periods ending after September 15, 2009. We will begin to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it is not expected to have a material impact on our consolidated financial statements.

        In June 2009, the FASB issued SFAS 167, Amendments to FASB Interpretation No. 46R ("SFAS 167"). The objective of SFAS 167 is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS 167 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early application is prohibited. We are currently evaluating the impact of SFAS 167 on our consolidated financial statements.

        In May 2009, the FASB issued SFAS 165, Subsequent Events ("SFAS 165"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, under SFAS 165, an entity is required to disclose the date through which subsequent events have been evaluated, as well as whether that is the date the financial statements were issued or the date the financial statements were available to be issued. SFAS 165 does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009, and shall be applied prospectively.

        In April 2009, the FASB issued FASB Staff Position ("FSP") FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments ("FSP 107-1 and APB 28-1"). FSP 107-1 and APB 28-1 amends SFAS 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP 107-1 and APB 28-1 are effective for interim reporting periods ending after June 15, 2009. We are currently evaluating the impact of FSP 107-1 and APB 28-1 on our consolidated financial statements.

FIN-B-15

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments ("FSP 115-2 and 124-2"), which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. FSP 115-2 and 124-2 do not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP 115-2 and 124-2 are effective for interim and annual reporting periods ending after June 15, 2009. We are currently evaluating the impact of FSP 115-2 and 124-2 on our consolidated financial statements.

        In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP 157-4"). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability has significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. We are currently evaluating the impact of FSP 157-4 on our consolidated financial statements.

        In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies ("FSP 141R-1"), which amends and clarifies SFAS 141(R), Business Combinations ("SFAS 141R"), to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141R-1 is effective for all assets acquired or liabilities assumed arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

        In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities ("FSP 140-4"). FSP 140-4 amends SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities ("SFAS 140"), to require public entities to provide additional disclosures about transfers of financial assets. It also amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. Additionally, FSP 140-4 requires certain disclosures to be provided by a public enterprise that is (a) a sponsor of a qualifying special purpose entity ("SPE") that holds a variable interest in the qualifying SPE but was not the transferor of financial assets to the qualifying SPE, and (b) a servicer of a qualifying SPE that holds a significant variable interest in the qualifying SPE but was not the transferor of financial assets to the qualifying SPE. The disclosures required by FSP 140-4 are intended to provide greater transparency to financial statement users about a transferor's continuing involvement with transferred financial assets and an enterprise's involvement with variable interest entities and qualifying SPE's. FSP 140-4 is effective for the year ending December 31, 2008 and the adoption of FSP 140-4 did not have a material impact on our consolidated financial statements.

        In April 2008, the FASB issued FSP FAS 142-3, Determination of the Useful Life of Intangible Assets ("FSP 142-3"). FSP 142-3 amends the factors that should be considered in developing renewal or

FIN-B-16

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, and requires enhanced related disclosures. FSP 142-3 must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. We do not believe that the adoption of FSP 142-3 will have a material impact on our consolidated financial statements.

        In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities An Amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We do not believe that the adoption of SFAS 161 will have a material impact on our consolidated financial statements.

        In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 ("FSP 157-2"), which defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. As discussed previously, we adopted SFAS 157 in 2008 for financial assets and liabilities and will adopt the remaining provisions of SFAS 157 in the first quarter of 2009. We do not believe that the adoption of the remaining provisions of SFAS 157 will have a material impact on our consolidated financial statements.

        In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. In addition, the amount of net income attributable to the noncontrolling interest should be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008 with early adoption prohibited. We adopted SFAS 160 on January 1, 2009 and its provisions are required to be adopted prospectively, except the following provisions which must be adopted retrospectively:

  1.
  Reclassify noncontrolling interest from "mezzanine" to equity, separate from the parent's equity, in the statement of financial position; and

  2.
  Recast consolidated net income to include net income attributable to both the controlling and noncontrolling interests. That is, retrospectively, the noncontrolling interests' share of a

FIN-B-17

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    consolidated subsidiary's income should not be presented in the income statement as "minority interest."

        In December 2007, the FASB issued SFAS 141R. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, replacing SFAS 141's cost-allocation process. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company will adopt SFAS 141R in the first quarter of 2009 and apply provisions of SFAS 141R to future acquisitions as required.

        In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by SFAS 159 permits all companies to choose to measure eligible items at fair value at specified election dates. At each subsequent reporting date, companies must report in earnings any unrealized gains and losses on items for which the fair value option has been elected. We adopted SFAS 159 in 2008 and did not make any fair value elections with respect to any eligible assets or liabilities as permitted under the provisions of SFAS 159 to date.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our consolidated financial statements.

  Fresh Start Reporting

        Upon consummation of the Plan, the accounting for the assets and liabilities reported in the Company's subsequent consolidated financial statements may materially change. As of the Effective Date, the Company anticipates that its successor, Tropicana Entertainment Inc., will be required to adopt the "fresh start" provisions of SOP 90-7, which require that all assets and liabilities be recorded at their reorganization values and fair values, respectively, as of such Effective Date. Certain of these values may differ materially from the values recorded on the accompanying consolidated balance sheet as of December 31, 2008. Additionally, the successor's results of operations after the application of fresh start reporting will not be comparable to our results of operations for previous periods. Tropicana Entertainment Inc. may also choose to make other changes in accounting practices and policies as of or after the Plan's Effective Date. For all of these reasons, our successor, Tropicana Entertainment Inc.'s consolidated financial statements for periods subsequent to the Effective Date of the Plan will not be comparable with our prior periods.

FIN-B-18

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

  Bankruptcy Proceedings

        On May 5, 2008, as discussed in Note 1, the Company, certain of its subsidiaries and affiliates, filed voluntary petitions in the Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. The Tropicana LV Plan was consummated on July 1, 2009, at which time we ceased to operate Tropicana LV and its related assets. The Company continues to operate its other businesses as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court after notice and an opportunity for a hearing. As a consequence of the bankruptcy filing, most litigation against the Company has been stayed.

        Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a debtor-in-possession. Those claims are reflected as "liabilities subject to compromise" in the consolidated balance sheet as of December 31, 2008. Additional claims (liabilities subject to compromise) may arise subsequent to the Petition Date resulting from rejection of executory contracts, including leases and from the determination by the Bankruptcy Court (or agreed by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        The Company has in place a Bankruptcy Court-approved $80.0 million delayed draw term loan Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the "DIP Credit Facility") to supplement its cash flow during the reorganization process (Note 11).

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on our business or various creditors, or when our Plan will be consummated. Our future results depend upon us successfully implementing the Plan on a timely basis. In addition to the matters described in Note 1, these matters also raise substantial doubt about the Company's ability to continue as a going concern.

  Plan of Reorganization

        The Plan was confirmed by the Bankruptcy Court on May 5, 2009 and will become effective once the conditions to effectiveness have been satisfied which is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. The Company received approval from gaming regulators in Mississippi in May 2009.

        Pursuant to the Tropicana LV Plan, on July 1, 2009, the assets related to Tropicana LV were transferred to an unrelated company, owned by the lenders under the $440 million Senior Secured Term Loan (the "Las Vegas Term Loan"). A litigation trust (the "Litigation Trust") was also created, to which the Company contributed certain claims against its former owners. Beneficial interests in the Litigation Trust are currently held by the Company and by certain of the former creditors of Tropicana LV and on the Effective Date; the Company will have no interest in the Litigation Trust.

        Pursuant to the Plan, immediately prior to and on the Effective Date, a series of restructuring transactions will be executed through which Tropicana Entertainment Inc., a newly organized company, will acquire from the Debtors the remaining assets of the Company (which do not include Tropicana LV, Tropicana AC and Tahoe Horizon and related assets), as well as the equity of Realty, JMBS Casino

FIN-B-19

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

and CP Vicksburg (collectively, the "Affiliate Guarantors") and the equity of certain other Debtors, in exchange for (a) shares of Tropicana Entertainment Inc. common stock, and warrants to purchase Tropicana Entertainment Inc. common stock and (b) the assumption of liabilities of the Company and such affiliates incurred after the Petition Date to the extent not paid on or prior to the Effective Date (other than liabilities for income taxes).

        On the Effective Date, lenders under the Senior Secured Credit Facility (the "Credit Facility"—Note 11) will be issued Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, while holders of the Company's 9 5/8% Senior Subordinated Notes due December 15, 2014 (the "Notes"—see Note 11) and holders of general unsecured claims will receive warrants to purchase Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, in exchange for all of their claims against the Company.

  Liabilities Subject to Compromise

        Liabilities subject to compromise are certain of the liabilities of the Debtors incurred prior to the Petition Date of the Chapter 11 Cases. In accordance with SOP 90-7, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as pre-petition claims in the Chapter 11 proceedings and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events. In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and, the final liability upon completion of the negotiation with claimants at a future date may be significantly higher or lower than management's current estimate. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due. Payment terms for the liabilities subject to compromise were established as part of the Plan and the Tropicana LV Plan.

FIN-B-20

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

        Liabilities subject to compromise, excluding amounts related to assets held for sale, consist of the following as of December 31, 2008 (in thousands):

December 31, 2008
9 5/8% Senior Subordinated Notes (Note 11)	$960,000
Senior Secured Credit Facility—Term Loan (Note 11)	1,300,239
Senior Secured Credit Facility—Revolver (Note 11)	21,000
Capital lease	58

Debt subject to compromise	2,281,297
Interest rate swaps	53,158
Accrued expenses and other liabilities	19,928
Accounts payable	19,633
Accrued interest	36,173
Note payable and accrued interest to affiliate guarantors	13,109
Due to affiliates	14,606

Total liabilities subject to compromise	$2,437,904

        Liabilities subject to compromise related to assets held for sale, consist of the following as of December 31, 2008 (in thousands):

December 31, 2008
Senior Secured Las Vegas Term Loan (Note 11)	$440,000
Interest rate swap	2,749
Accrued expenses and other liabilities	972
Accounts payable	5,168
Due to affiliates	27,044

Total liabilities subject to compromise related to assets held for sale	$475,933

FIN-B-21

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

  Reorganization Items

        Reorganization items, excluding amounts included in discontinued operations, represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and was comprised of the following (in thousands):

Year ended December 31, 2008
Professional fees	$44,290
Write-off of debt issuance costs	47,059
Interest income	(285)
Other	1,336

Total reorganization items included in continuing operations	$92,400

        Reorganization items related to discontinued operations, represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases for Tropicana LV, and was comprised of the following (in thousands):

Year ended December 31, 2008
Professional fees	$2,990
Interest income	(577)
Other	59

Total reorganization items related to discontinued operations	$2,472

        Professional fees include financial, tax, legal, real estate and valuation services, among other items, that are directly associated with the reorganization process. Cash payments pertaining to reorganization items, including amounts related to discontinued operations, amounted to $38.1 million through December 31, 2008. On the Petition Date, in accordance with SOP 90-7, the Company ceased amortization of debt issuance costs related to pre-petition debt obligations and wrote off the unamortized balance of all debt issuance costs related to the Notes and Credit Facility.

NOTE 4—ACQUISITION

        On May 19, 2006, Wimar entered into a definitive agreement and plan of merger with Aztar, a publicly-traded holding company that owned five casino properties, under which Wimar would acquire all of the stock of Aztar. On January 3, 2007, Wimar acquired all of Aztar for approximately $2.1 billion (the "Aztar Acquisition").

FIN-B-22

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—ACQUISITION (Continued)

        In the corporate reorganization completed by Wimar concurrently with the Aztar Acquisition, (i) Aztar became a wholly-owned indirect subsidiary of the Company, and (ii) Wimar contributed five gaming properties to the Company and its subsidiaries including River Palms, Lighthouse Point, Tahoe Horizon, MontBleu and Belle of Baton Rouge. Through the Aztar Acquisition the Company added the gaming businesses of Tropicana LV, Tropicana AC, Casino Aztar and Tropicana Express. A fifth casino, purchased as part of the Aztar Acquisition and located in Missouri, was simultaneously transferred to Wimar upon the corporate reorganization. This distribution to Wimar was recorded by the Company at $38.0 million which was the estimated fair value of this fifth casino at the time of the transfer on January 3, 2007.

        The purchase price for the Aztar Acquisition was $2.1 billion. Additionally, acquisition related closing expenses with other purchase considerations for approximately $200 million were incurred for a total purchase price of $2.3 billion. The Aztar Acquisition was funded with several sources of financing, including the Credit Facility, the Notes and the Las Vegas Term Loan. Proceeds in excess of the total purchase price were used by the Company to liquidate existing indebtedness of Aztar and to satisfy other commitments of the Company.

        The Company valued the assets acquired and liabilities assumed based on a business valuation at the date of the acquisition. In accordance with the provisions of SFAS 141, Business Combinations ("SFAS 141"), to the extent that the total purchase price exceeded the fair value of the net identifiable tangible and intangible assets acquired, such excess was allocated to goodwill. At the acquisition date, the goodwill arose from the value of the existing workforce and existing management and operating infrastructure.

        The final allocation of the purchase price for the Aztar Acquisition was as follows (in thousands):

January 3, 2007
Cash and cash equivalents	$131,255
Other current assets	72,944
Property and equipment	1,867,500
Investments	25,129
Intangible assets	547,327
Goodwill	845,700
Deferred tax assets	33,440
Other assets	78,794
Accrued expenses	(37,205)
Long-term debt	(702,710)
Deferred tax liabilities	(462,400)
Other long-term liabilities	(78,010)

$2,321,764

        In connection with the acquisition, the Company entered into severance agreements with certain executives and other former employees of Aztar. The Company recognized the estimated fair value of the severance agreements as part of the purchase price allocation on January 3, 2007. The severance

FIN-B-23

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—ACQUISITION (Continued)

liability recognized immediately following consummation of the acquisition resulted in disbursements of approximately $16.9 million.

  Pro Forma Financial Information

        As the acquisition was completed on January 3, 2007, the statement of operations for the year ended December 31, 2007, includes substantially all of the results for the operations of Aztar and thus pro forma information is not provided.

NOTE 5—RECEIVABLES

        Receivables, excluding amounts included in assets held for sale, consist of the following (in thousands):

	December 31,
	2008	2007
Casino	$691	$1,790
Hotel	3,426	3,353
Income tax receivable	12,128	21,959
Other	572	1,271

	16,817	28,373
Allowance for doubtful accounts	(846)	(809)

Receivables, net	$15,971	$27,564

NOTE 6—PROPERTY AND EQUIPMENT

        Property and equipment, excluding amounts included in assets held for sale, consist of the following (in thousands):

		December 31,
	Estimated life (years)
		2008	2007
Land	—	$33,990	$33,990
Buildings and improvements	10 - 39	405,387	419,167
Furniture, fixtures and equipment	5 - 10	123,031	119,203
Riverboats and barges	10	47,380	47,198
Construction in progress	—	2,532	13,500

		612,320	633,058
Accumulated depreciation		(152,090)	(113,462)

Property and equipment, net		$460,230	$519,596

FIN-B-24

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6—PROPERTY AND EQUIPMENT (Continued)

  Impairment Loss

        We evaluate our property and equipment for impairment in accordance with SFAS 144 which requires the Company to review for impairment whenever indicators of impairment exist. During the fourth quarter of 2008, the continuing economic downturn and constrained capital markets contributed to a severe decline in value of gaming stocks and gaming assets. As a result, the Company determined that a triggering event in accordance with SFAS 144 occurred in the fourth quarter of 2008, therefore its property and equipment should be reviewed for impairment. Based on estimated undiscounted future cash flows, the Company determined that the carrying value of the property and equipment at Tahoe Horizon, MontBleu and Tropicana LV exceeded its estimated undiscounted cash flows. As a result, the Company performed a fair value analysis for these assets and recorded an impairment loss of approximately $7.7 million at Tahoe Horizon and $27.8 million at MontBleu to write down the book value of its property and equipment to the estimated fair value. A total impairment loss of approximately $35.5 million related to Tahoe Horizon and MontBleu is included in impairment charges and other write-downs on the accompanying consolidated statement of operations for the year ended December 31, 2008.

        In addition, the Company recorded an impairment charge during the year ended December 31, 2008 of approximately $187.4 million included in discontinued operations related to the property and equipment at Tropicana LV which is included in assets held for sale on the accompanying consolidated balance sheet.

        During 2007, impairment charges of approximately $20.8 million were recorded to write down the carrying value of the property and equipment at Tahoe Horizon to their estimated fair values due to the Park Cattle litigation which would have caused the early termination of the ground lease at Tahoe Horizon. In April 2008, a settlement stipulation in the Park Cattle litigation was entered into as discussed further in Note 14.

NOTE 7—BENEFICIAL INTEREST IN TRUST

        Prior to the Aztar Acquisition, the New Jersey Casino Control Commission (the "NJ Commission") granted TE temporary authority to operate Tropicana AC requiring the respective stock be placed in the ICA Trust until completion of the licensing process. On December 12, 2007, the NJ Commission denied TE a permanent license to operate Tropicana AC and declared operative the ICA Trust ("NJ License Denial"). A trustee ("Trustee") was assigned under the ICA Trust to assume management responsibility of Tropicana AC until it can be sold to a third party. The sale of Tropicana AC is in the control of the Trustee. Under New Jersey law, TEH is entitled to the lower of the value of the property as of the date the trust became operative or its original cost to acquire Tropicana AC upon the eventual sale of the property. Because Tropicana AC is being sold to the lenders under the Credit Facility pursuant to the $200 million credit bid (Note 19), the Company will not receive any cash proceeds from the sale of Tropicana AC.

        The results of operations and cash flows for Tropicana AC are included in the Company's consolidated statement of operations for the period January 3, 2007 (date of acquisition) through December 12, 2007. As a result of the actions taken on December 12, 2007, by the NJ Commission, the Company determined that Tropicana AC should not be consolidated subsequent to December 12, 2007. This determination was based on the provisions in SFAS 94, Consolidation of All Majority Owned

FIN-B-25

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—BENEFICIAL INTEREST IN TRUST (Continued)

Subsidiaries ("SFAS 94"), whereby the government imposed restrictions on the Company's continued management and control of Tropicana AC were so severe that they cast significant doubt on the Company's ability to control the subsidiary. The Company has thereafter accounted for its interest in Tropicana AC, held by the ICA Trust, under the cost method. The Company's cost basis was then adjusted to fair value in accordance with SFAS 115.

        As a result, the net cost basis in Tropicana AC is presented as a beneficial interest in Trust in the accompanying consolidated balance sheets as of December 31, 2008 and 2007. As the Trustee had control of the operations of Tropicana AC during 2008, there are no results of operations, other than impairment charges, for Tropicana AC included in the consolidated statement of operations or statement of cash flows for the year ended December 31, 2008.

        During the period that the Trustee is in control of the operations of Tropicana AC pending the closing of its sale, the Trustee and the NJ Commission had committed to allow excess cash flow from Tropicana AC to be transferred to TE in support of Tropicana AC's allocated portion of the Credit Facility and the Notes and prohibited TE from participating in cash flows in excess of the interest allocation. Any cash flow over this allocation of interest can be retained by the NJ Commission under the ICA Trust and related regulations. The Company received transfers of approximately $11.6 million through April 2008 which were accounted for as a reduction in the cost basis of the beneficial interest in the ICA Trust. However, upon the Company's filing for bankruptcy protection on May 5, 2008, the Trustee suspended additional cash transfers.

  Impairment Loss

        Under the guidance of SFAS 115 and more specifically, FSP 115-1and 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, cost basis investments such as our beneficial interest in Trust are evaluated for impairment under a process that results in an impairment charge reducing the cost basis to fair value when other-than-temporary impairment exists. To determine the fair value at December 31, 2008 and 2007, the Company utilized a combination of the income approach and market approach. The income approach incorporates the use of the discounted cash flow method, whereas the market approach incorporates the use of the guideline company method. Significant assumptions are used to determine the fair value such as cash flow projections, working capital requirements and the discount rate which are considered "Level 3" inputs under SFAS 157. Due to the current market conditions including lower market valuation multiples for gaming assets, higher discount rates resulting from uncertainty in the credit and equity markets and decreased projected cash flow estimates, the estimated fair value of the beneficial interest in Trust declined to $354.3 million at December 31, 2008 from $894.0 million at December 31, 2007, resulting in impairment charges of approximately $530.8 million and $635.9 million during the years ended December 31, 2008 and 2007, respectively.

NOTE 8—GOODWILL AND INTANGIBLE ASSETS

        As discussed in Note 4, the Company acquired Aztar on January 3, 2007. In connection with the acquisition, we recorded significant amounts of goodwill and intangible assets which were adjusted during our annual impairment testing in 2007 and 2008 as described below.

FIN-B-26

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—GOODWILL AND INTANGIBLE ASSETS (Continued)

        Goodwill represents the excess of total acquisition costs over the fair market value of net assets acquired and liabilities assumed in a business combination. The changes in goodwill during the years ended December 31, 2008 and 2007 were as follows (in thousands):

	December 31,
	2008	2007
Goodwill, beginning of the year	$16,802	$16,802
Goodwill resulting from Aztar Acquisition	—	845,700
Goodwill reclassified to beneficial interest in Trust	—	(703,263)
Impairment loss (Note 9)	—	(142,437)

Goodwill, end of the year	$16,802	$16,802

        As of December 31, 2008 and 2007, the Company had $16.8 million of goodwill related to Belle of Baton Rouge.

        Intangible assets, excluding amounts included in assets held for sale, consist of the following (in thousands):

		December 31,
	Estimated life (years)
		2008	2007
Trade name	Indefinite	$16,700	$16,700
Gaming licenses	Indefinite	50,718	148,618
Trade name	1 1/2 - 10	3,200	3,200
Customer lists	5 - 15	7,467	7,467
Other	9 - 60	4,408	4,408

Total intangible assets		82,493	180,393
Less accumulated amortization:
Trade name		(2,967)	(2,917)
Customer lists		(5,171)	(4,697)
Other		(304)	(204)

Total accumulated amortization		(8,442)	(7,818)

Intangible assets, net		$74,051	$172,575

        The indefinite life trade name is related to the Tropicana trade name acquired in the Aztar Acquisition. Gaming licenses are intangible assets acquired from the purchase of gaming entities that are located in gaming jurisdictions where competition is limited to a specified number of licensed gaming operators. Gaming licenses are not subject to amortization as we have determined that they have an indefinite life. The definite life trade name represents the Aztar trade name for $2.7 million acquired in the Aztar Acquisition which was amortized over 1 1/2 years and is fully amortized as of December 31, 2007. The remaining $0.5 million of the definite life trade name is associated with Realty and is being amortized on a straight-line basis over 10 years which is the estimated useful life. Customer lists represent the value associated with our customers under our customer loyalty programs and are being amortized on a straight-line basis. Estimated annual amortization expense for definite-

FIN-B-27

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—GOODWILL AND INTANGIBLE ASSETS (Continued)

lived intangible assets for the years ended December 31, 2009, 2010, 2011, 2012 and 2013 is anticipated to be approximately $0.5 million, $0.3 million, $0.3 million, $0.3 million and $0.3 million, respectively.

        The changes in intangible assets during the years ended December 31, 2008 and 2007 were as follows (in thousands):

	December 31,
	2008	2007
Intangible assets, beginning of the year	$172,575	$51,540
Intangible assets acquired in Aztar Acquisition	—	547,327
Intangible assets reclassified to beneficial interest in Trust	—	(80,600)
Intangible assets reclassified to assets held for sale	—	(808)
Impairment loss (Note 9)	(97,900)	(310,990)
Amortization expense	(624)	(33,894)

Intangible assets, end of the year	$74,051	$172,575

NOTE 9—IMPAIRMENT CHARGES AND OTHER WRITE-DOWNS

        Impairment charges and other write-downs included in continuing operations consist of the following (in thousands):

	Year ended December 31,
	2008	2007
Impairment of property and equipment (Note 6)	$35,507	$20,831
Impairment of beneficial interest in Trust (Note 7)	530,778	635,916
Impairment of intangible assets	97,900	310,990
Write-off of abandoned projects	824	—
Loss on disposal of assets	225	448

Impairment charges and other write-downs	$665,234	$968,185

  Impairment Loss

        As a result of the Company's annual impairment test in 2008, the Company recognized an impairment loss on intangible assets of $97.9 million of which $58.3 million is related to the gaming license at Casino Aztar and $39.6 million is related to the gaming license at Belle of Baton Rouge. These licenses were impacted by the current market conditions including lower market valuation multiples for gaming assets, higher discount rates resulting from uncertainty in the credit and equity markets and decreased projected cash flow estimates.

        During the year ended December 31, 2007, the Company recorded impairment losses related to its intangible assets of approximately $311.0 million of which $128.1 million related to the gaming license for Casino Aztar as a result of a pending sale of the property which was subsequently terminated in 2008 and $182.9 million related to the Tropicana trade name as a result of the required sale of Tropicana AC due to the NJ License Denial. In addition, the Company recorded approximately

FIN-B-28

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9—IMPAIRMENT CHARGES AND OTHER WRITE-DOWNS (Continued)

$142.4 million in impairment losses during the year ended December 31, 2007 related to its goodwill of which $78.0 million was a result of lower than expected operating results at the Tropicana Express and $64.4 million was related to gaming license for Casino Aztar.

        When testing goodwill and indefinite life intangible assets for impairment, the Company utilized the income approach, which includes an analysis of the market, cash flow and risks associated with achieving such cash flows. The income approach focuses on the income producing capability of the respective property and represents the present value of the future economic benefits expected to be derived. Significant assumptions used in the impairment test included cash flow projections, working capital requirements and the discount rate. Further, in the case of Tropicana LV, appraisals pertaining to the underlying land values were also considered.

  Write-off of Abandoned Projects

        During the year ended December 31, 2008, the Company decided to abandon various projects that were in the development stage due to the economic conditions and the Chapter 11 Cases. In conjunction with these decisions, the capitalized costs incurred to date of approximately $0.8 million related to continuing operations were written off during the year ended December 31, 2008.

        In addition, the Company wrote off capitalized costs incurred to date of approximately $26.8 million during the year ended December 31, 2008 related to assets held for sale which are included in discontinued operations on the accompanying statement of operations.

NOTE 10—ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities, excluding liabilities subject to compromise and liabilities related to assets held for sale, consist of the following (in thousands):

	December 31,
	2008	2007
Accrued payroll and related	$15,993	$9,182
Accrued gaming and related	10,398	11,464
Accrued interest	10,060	5,168
Deferred tax liability—current portion	2,838	7,987
Fair value of interest rate swaps	—	38,132
Other accrued expenses and current liabilities	5,083	22,499

Total accrued expenses and other current liabilities	$44,372	$94,432

FIN-B-29

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—DEBT

        Debt consists of the following (in thousands):

	December 31,
	2008	2007
Debtor-in-Possession Credit Agreement, interest at 13.3% at December 31, 2008	$66,062	$—
Senior Secured Credit Facility—Term Loan, due 2012, interest at 7.1% and 10.5% at December 31, 2008 and 2007, respectively	1,300,239	1,300,239
Senior Secured Credit Facility—Revolver, interest at 7.1% and 11.0% at December 31, 2008 and 2007, respectively	21,000	11,000
9 5/8% Senior Subordinated Notes, due 2014	960,000	960,000
Senior Secured Las Vegas Term Loan, due 2008, interest at 4.5% and 7.1% at December 31, 2008 and 2007, respectively	440,000	440,000
Other long-term debt	158	105

Total debt	2,787,459	2,711,344
Less amounts subject to compromise	(2,281,297)	—
Less amounts subject to compromise related to assets held for sale	(440,000)	—
Less amounts related to assets held for sale	—	(440,000)
Less current portion of debt not subject to compromise	(66,162)	(2,271,239)

Total long-term debt, net	$—	$105

  Debtor-in-Possession Credit Agreement

        On May 5, 2008, the Company entered into the DIP Credit Facility. In October 2008, the Company increased its availability under the DIP Credit Facility from $67 million to $80 million. The DIP Credit Facility matures on the earlier of September 5, 2009 or the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the Bankruptcy Court (Note 19). Borrowings under the DIP Credit Facility bear interest at a margin over the Alternate Base Rate or Adjusted LIBO Rate (each as defined in the DIP Credit Facility), as selected by the Company.

        The DIP Credit Facility provides the administrative agent, collateral agent and lenders with a senior priming lien on all of the Company's tangible and intangible assets subject to certain exceptions specified therein. In addition, each of the Company's subsidiaries, as well as the Affiliate Guarantors, are guarantors under the DIP Credit Facility subject to gaming authority approval, which has not been obtained yet for Casino Aztar. The liens granted by the subsidiaries are (a) in the case of the subsidiaries that are Credit Facility guarantors, senior priming liens subject to certain exceptions specified therein, and (b) in the case of subsidiaries that are guarantors of the Las Vegas Term Loan, liens immediately junior to the liens granted to the lenders under the Las Vegas Term Loan and certain other existing liens.

        The DIP Credit Facility contains certain financial and other covenants which require the Company to, among other things, (i) maintain a cumulative monthly minimum Consolidated Adjusted EBITDA, (ii) maintain at least $7 million of liquidity determined by reference to their cash balances and available credit under the DIP Credit Facility; and (iii) limit cumulative capital expenditures during each monthly

FIN-B-30

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—DEBT (Continued)

period to the amounts, each as set forth in the DIP Credit Facility. The covenants impose restrictions on the Credit Facility guarantors' financial and business operations, including their ability to, among other things, incur or secure other debt, make investments, sell assets and pay dividends or repurchase stock while allowing the Credit Facility guarantors to lend up to $15 million to the Las Vegas Term Loan guarantors. Furthermore, the DIP Credit Facility requires the Credit Facility guarantors to make disbursements subject to a periodically updated and agreed-upon Approved Cash Flow Forecast (as defined in the DIP Credit Facility) subject to certain variances as set forth in the DIP Credit Facility.

        The DIP Credit Facility contains certain defaults and events of default customary for debtor-in-possession financings of this type. Upon the occurrence and during the continuance of any default in payment of principal, interest or other amounts due under the DIP Credit Facility, interest on all outstanding amounts is payable on demand at 2% above the then applicable rate.

        As of December 31, 2008, we were not in compliance with certain financial covenants in the DIP Credit Facility. However, on February 27, 2009, we entered into a forbearance agreement with our lenders under the DIP Credit Facility with respect to the then-known defaults and, on March 5, 2009, we entered into a waiver and amendment with our lenders in which the lenders waived the Company's failure to comply with certain of the financial covenants contained in the DIP Credit Facility. In addition, on March 5, 2009, we amended the DIP Credit Facility which reduced the cumulative monthly minimum Consolidated Adjusted EBITDA covenants (Note 19).

  Senior Secured Credit Facility—subject to compromise

        On January 3, 2007, the Company, in connection with the Aztar Acquisition, entered into the Credit Facility comprised of a $1.53 billion senior secured term loan ("Term Loan") and a $180.0 million senior secured revolving credit facility ("Revolver"). The Term Loan bears interest at a margin above the LIBO Rate or Alternative Base Rate (each as defined in the Credit Facility), as selected by the Company. The borrowings under the Credit Facility are guaranteed by the same guarantors as the Notes; security interests in all of the Company's and the guarantors' tangible and intangible assets, including a pledge of all equity interests in the Company and the guarantors; and a guarantee of Columbia Sussex Corporation ("CSC"), an affiliate of the Company, to the extent that the Revolver exceeds $100.0 million. The Credit Facility requires additional mandatory principal payments of, among other things, excess cash flow, as defined in the agreement.

        On December 12, 2007, the Company was denied a permanent gaming license to operate Tropicana AC by the NJ Commission. The denial of the gaming license was a default under the Credit Facility. Accordingly, the accompanying December 31, 2007 consolidated balance sheet has classified the outstanding indebtedness related to the Credit Facility as current. As a result of the bankruptcy filing as discussed in Note 4, claims against the Company, including those related to the Credit Facility have been stayed and are reflected as "liabilities subject to compromise" in the accompanying consolidated balance sheet as of December 31, 2008.

        Subsequent to the Petition Date, the Bankruptcy Court authorized the Company to make adequate protection payments that include interest on the Credit Facility, which were approximately $70.6 million during 2008. The interest rate was the Adjusted LIBO Rate plus 2.25% per annum until (but not including) June 30, 2008 and thereafter, at the Alternate Base Rate plus 1.25% per annum.

FIN-B-31

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—DEBT (Continued)

  Senior Subordinated Notes—subject to compromise

        On December 28, 2006, the Company issued the Notes to partially finance the Aztar Acquisition. Interest on the Notes is payable semi-annually on June 15 and December 15 of each year.

        The Notes are guaranteed by certain of the Company's then existing and future subsidiaries as well as by the Affiliate Guarantors. The Notes are not guaranteed by Tropicana LV or Lighthouse Point. The Notes contain certain restrictive covenants regarding, among other things, the Company's and the guarantors' ability to incur or guarantee additional indebtedness, pay dividends, sell or transfer assets, make certain investments, create or incur certain liens, enter into merger, consolidation or sale transactions and to enter into transactions with affiliates that are not described in the agreements. Although Lighthouse Point is not a guarantor, it is subject to the restrictive covenants of the Notes, as defined. Upon a change in control of the Company, as defined, the holders of each Note has the right to require the Company to repurchase the Notes at 101% of the principal amount plus any unpaid interest to the date of purchase.

        On January 28, 2008, the Company received a notice of an event of default under the Indenture from the successor Trustee related to the Company's denial of its gaming license in New Jersey and the then pending sales of Tropicana AC and the Casino Aztar. Accordingly, the accompanying December 31, 2007 consolidated balance sheet has classified the outstanding indebtedness related to the Notes as current. The filing for bankruptcy protection by the Company on May 5, 2008, as discussed in Note 3, stayed claims against the Company related to the Notes and are reflected as "liabilities subject to compromise" in the accompanying consolidated balance sheet as of December 31, 2008.

  Las Vegas Term Loan—subject to compromise related to assets held for sale

        In conjunction with the Aztar Acquisition on January 3, 2007, the Company entered into the Las Vegas Term Loan which was scheduled to mature in July 2008. Interest on the Las Vegas Term Loan was due quarterly at a margin above a LIBO Rate option or an Alternative Base Rate (each as defined in the Las Vegas Term Loan), as selected by the Company, and is secured by all the assets of Tropicana LV. On the closing date, the Company was required to deposit, in an escrow account, cash in an amount sufficient to pay all scheduled interest payments in respect of the Las Vegas Term Loan for a one-year period.

        In April and May 2008, the lenders under the Las Vegas Term Loan sent notices of default to the Company for failure to pay interest due on April 30, 2008, failure to timely deliver audited financial statements, failure to make excess cash flow principal payments (if any were required) and failure to notify the lenders of defaults under other credit agreements. As a result of these defaults, the Company classified the outstanding indebtedness related to the Las Vegas Term Loan as current at December 31, 2007 in the accompanying consolidated balance sheets.

        As a result of the bankruptcy filing as discussed in Note 3, claims against the Company, including those related to the Las Vegas Term Loan have been stayed and are reflected as "liabilities subject to compromise related to assets held for sale" in the accompanying consolidated balance sheet as of December 31, 2008. Subsequent to the Petition Date, the Bankruptcy Court authorized the Company to use this restricted cash to make adequate protection payments that include interest on the Las Vegas

FIN-B-32

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—DEBT (Continued)

Term Loan which were approximately $16.0 million in 2008. The interest rate was the Adjusted LIBO Rate plus 2.25% per annum until (but not including) June 30, 2008 and thereafter, at the Alternate Base Rate plus 1.25% per annum.

        The Tropicana LV Plan was confirmed by the Bankruptcy Court on May 5, 2009 and became effective on July 1, 2009. By virtue of the Tropicana LV Plan becoming effective, Tropicana LV, subsequent to June 30, 2009, is no longer owned or operated by the Company and the Las Vegas Term Loan has been cancelled.

NOTE 12—DERIVATIVE INSTRUMENTS

        The Company has entered into interest rate swap agreements to effectively convert a portion of its variable interest rate debt to a fixed interest rate. In January 2007, the Company entered into three interest rate swap agreements with a combined notional amount of $1.4 billion. These interest rate swaps were not designated as hedging instruments for accounting purposes and as a result gains or losses resulting from the change in fair value of these interest rate swaps were recognized in earnings in the period of change.

        At December 31, 2007, the Company had two interest rate swap agreements for an aggregate notional amount of $1.0 billion each converting a portion of our floating-rate debt to a fixed rate of 5.0% based on three-month LIBO Rate. In addition, the Company has a third interest rate swap agreement for a notional amount of $440.0 million (the "Las Vegas Swap") converting a portion of its floating-rate debt to a fixed rate of 5.1% based on three-month LIBO Rate.

        The difference between amounts received and paid under our interest rate swap agreements, as well as costs or fees, is recorded as a reduction of or an addition to interest expense as incurred over the life of the interest rate swaps. The net effect of the interest rate swaps resulted in an increase in interest expense included in continuing operations of approximately $15.0 million and $38.1 million for the period January 1, 2008 through the Petition Date and the year ended December 31, 2007, respectively. As of December 31, 2007, the fair value of the interest rate swaps, including amounts classified as liabilities related to assets held for sale, was $39.5 million.

        The filing for bankruptcy protection on May 5, 2008 caused an early termination of these interest swap agreements. The interest rate swap agreements provided that upon an early termination, the market value of the interest rate swap agreement as of the date of the early termination was due and interest payable on this amount was owed at the prime rate plus 2%. The fair value of the interest rate swap agreements, including amounts classified as liabilities related to assets held for sale, as of May 5, 2008 was approximately $55.9 million and is included in liabilities subject to compromise (Note 3).

NOTE 13—RELATED PARTY TRANSACTIONS

  Wimar and Columbia Sussex Corporation

        Wimar, the Company's parent company, provided various support services through September 2008 which were charged to the Company.

        The services provided by Wimar to the Company and its subsidiaries under casino services agreements primarily related to casino operations, employment matters, staffing, marketing, advertising,

FIN-B-33

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—RELATED PARTY TRANSACTIONS (Continued)

casino layout, compliance, internal audit and purchasing of gaming related equipment and supplies. The operations of the Company are separate and apart from Wimar. Any costs incurred by Wimar for the benefit of or related to the Company's operations were charged to the Company. Wimar charged the Company its allocated portion of the corporate overhead costs for these services based on the ratio of the Company's net operating revenues to the total aggregate net operating revenue of all casino operations owned by Wimar.

        In addition, CSC, a company related by common ownership, provided, until April 30, 2009, various administrative and accounting services to the Company and its subsidiaries under a series of administrative services agreements.

        The services were primarily related to accounting and administrative services in the areas of accounts payable, cash management, payroll processing, purchasing, human resources, marketing, risk management, tax and accounting. Also, the Company participated in general liability, workers' compensation, property and health insurance programs facilitated by CSC. In addition, the Company and its subsidiaries, excluding the Aztar subsidiaries, adopted CSC's 401(k) pension savings plan. The operations of the Company are separate and apart from CSC. Any costs incurred by CSC for the benefit of or related to the Company's operations were charged to the Company. Effective April 30, 2009, the Company terminated the administrative services agreements with CSC in anticipation of the Plan as discussed in Note 3.

        We recognized expenses included in continuing operations related to these services totaling approximately $8.0 million and $9.3 million for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008 and 2007, the Company has recorded liabilities, including amounts classified as liabilities related to assets held for sale, to these affiliated companies of approximately $44.4 million and $33.3 million, respectively, related to these services of which approximately $41.7 million is included in liabilities subject to compromise at December 31, 2008 (Note 3). In addition, these affiliated companies owed the Company, including amounts classified as assets held for sale, approximately $2.8 million and $1.0 million as of December 31, 2008 and 2007, respectively. The Company is currently contesting certain amounts that were paid to, or are alleged to be owed to, these affiliated companies with respect to these services.

        On March 31, 2009, Wimar and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in connection with the services noted above in which the Company and its subsidiaries were a party. As noted above, the Company intends to contest these claims to the extent that they exceed the amounts the Company believes are due to Wimar and CSC.

        The Company also occasionally bought and sold slot machines and other equipment at net book value with subsidiaries of Wimar and CSC.

  Notes Payable to Affiliate Guarantors

        In September 2008, JMBS Casino and CP Vicksburg, each an affiliate guarantor, loaned $2.5 million and $2.0 million, respectively, to the Company. The loans accrue interest at an annual rate of 12.0%. No principal or interest payments are due under the loans until the maturity date of January 1, 2015.

FIN-B-34

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13—RELATED PARTY TRANSACTIONS (Continued)

        In 2007, JMBS Casino and CP Vicksburg loaned $5.0 million and $7.0 million, respectively, to the Company. The loans accrue interest at an annual rate of 12.0%. No principal or interest payments are due under these loans until maturity which is January 1, 2015. Due to the bankruptcy filing in May 2008, the total of these loans to affiliates, including interest, of $13.1 million is included in liabilities subject to compromise on our accompanying December 31, 2008 consolidated balance sheet. Pursuant to the Plan, these loans will be cancelled on the Effective Date.

NOTE 14—COMMITMENTS AND CONTINGENCIES

  Leases

  Tahoe Horizon Lease

        Tahoe Horizon leased the land for its hotel and casino and its parking garage from Park Cattle Co. ("Park Cattle") under two separate leases until June 15, 2009 (Note 19). Under the terms of the lease, rent was equal to the greater of the base rent, which was approximately $3.8 million in 2008 and $3.7 million in 2007, subject to annual adjustment to reflect increases in the consumer price index, or 5% of the property's net gaming revenues.

  MontBleu Lease

        The Company also has a lease agreement with Park Cattle with respect to the land and building which MontBleu operates through December 31, 2028. Under the terms of the lease, the annual rent was approximately $5.7 million in 2007 and $5.9 million in 2008 (Note 19).

  Casino Aztar Land Lease

        The Company leases approximately four and a half acres of the eight and a half acres that Casino Aztar is situated on from the City of Evansville, Indiana. Under the terms of the lease, the Company has the option to extend the lease for up to seven five-year renewal options until November 30, 2040. As of December 31, 2008, the Company exercised its first of seven renewal options which extended the lease term through November 2010. Under the terms of the lease renewal, the City of Evansville will provide the Company with 40% of credit against its rent for development capital expenditures, up to $25.0 million, incurred by the Company. Casino Aztar is required to pay a percentage of the Adjusted Gross Receipts ("AGR") for the year in rent with a minimum annual rent of no less than $1 million. The percentage rent shall be equal to 2% of the AGR up $25 million, plus 4% of the AGR in excess of $25 million up to $50 million, plus 6% of the AGR in excess of $50 million up to $75 million, plus 8% of the AGR in excess of $75 million up to $125 million, plus 9% of the AGR in excess of $125 million up to $175 million plus 10% of the AGR in excess of $175 million (Note 19).

  Belle of Baton Rouge Lease

        Belle of Baton Rouge leases the land and buildings which comprise its hotel properties under three separate leases. It has two leases with an unrelated party through 2013 which we have the options to extend for up to 70 years. Belle of Baton Rouge has a third lease with an unrelated party through 2012 which we have the options to extend for up to 70 years. The three leases require fixed annual rent payments in the aggregate of approximately $0.3 million. In addition, Belle of Baton Rouge leases a

FIN-B-35

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—COMMITMENTS AND CONTINGENCIES (Continued)

parking garage with annual rent of approximately $0.6 million, from an unrelated party, through August 2010 which we have the option to extend an additional four years.

  Lighthouse Point Lease

        Lighthouse Point leases approximately four acres of land from an unrelated party on which the docking, entry and parking facilities of the casino are situated. Lighthouse Point is required to pay an amount equal to 2% of its monthly gross gaming revenues in rent, with a minimum monthly payment of $75,000. In addition, in any given year in which annual gross gaming revenues exceed $36.6 million, Lighthouse Point is required to pay 8% of the excess amount as rent pursuant to the terms of the lease. The current lease expires in 2014 with an option to extend its term through 2044.

  Operating Leases

        In addition to the above land and building leases, the Company leases various land parcels, buildings and equipment used in its operations including the office space for its headquarters in Las Vegas, Nevada. Future minimum rental payments related to continuing operations required under non-rejected operating leases that have initial or remaining non-cancelable lease terms (excluding renewable periods) in excess of one year as of December 31, 2008 are as follows (in thousands):

Years ending December 31,
2009	$12,621
2010	12,212
2011	9,084
2012	8,193
2013	7,931
Thereafter	30,113

Total	$80,154

        Rent expense included in continuing operations totaled approximately $16.4 million and $19.3 million for the years ended December 31, 2008 and 2007, respectively.

        Under the Bankruptcy Code, the Debtors generally may assume or reject pre-petition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, "assumption" means that the Debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and "rejection" means that the Debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejection of an executory contract or lease is treated as a breach immediately prior to the Petition Date and may give rise to a pre-petition claim for amounts due and owing as of the Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that result from the rejection of an executory contract or unexpired lease is subject to compromise as part of a plan of reorganization, to the extent that such claim is unsecured. The Bankruptcy Code includes certain deadlines by which debtors must assume or reject unexpired leases of nonresidential real property. The Company has until the end of their Chapter 11 Cases to

FIN-B-36

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—COMMITMENTS AND CONTINGENCIES (Continued)

assume or reject all other executory contracts and unexpired leases, unless the Bankruptcy Court orders an earlier deadline.

        The Company has reviewed all of its executory contracts and unexpired leases to determine which, if any, executory contracts and unexpired leases they would seek to reject as part of their Chapter 11 Cases. The Company assumed the majority of its leases and rejected two office leases during 2008. In addition, the Company amended the Tahoe Horizon lease and MontBleu lease (Note 19).

  Contingencies

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. In addition, many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. Such guarantees or indemnifications are granted under various agreements, including those governing (i) purchases and sales of casinos; (ii) leases of real estate; (iii) franchise license agreements; and (iv) certain lending agreements. The guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements; (ii) landlords in lease contracts; (iii) franchisors or licensors of hotel brands; and (iv) lenders under financing transactions. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no specific limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees; however, most purchase and sale agreements have stated maximum liabilities. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not subject to predictability. With respect to certain of the aforementioned guarantees, such as indemnifications of landlords and franchisors against third party claims for the use of real estate property leased or the brands licensed by the Company, the Company maintains insurance coverage that mitigates any potential payments to be made.

  Park Cattle Settlement

        On April 2, 2008, TE, Tahoe Horizon and MontBleu (the "Tropicana Parties") entered into a settlement agreement with Park Cattle in connection with a lawsuit alleging defaults under the ground lease agreement between Park Cattle and Tahoe Horizon. Although the monetary settlement amounts provided for in the settlement are not owed by TE and its subsidiaries, under certain conditions TE and its subsidiaries can become liable if payments are not made by the paying parties to the settlement or if certain other conditions in the settlement, which are described below, occur.

        Under the terms of the Settlement Stipulation, certain affiliates of the Company (the "Primary Obligors") agreed to make cash payments totaling $165 million (the "Settlement Payments") to Park Cattle over three years, the first of which was made in April 2008 in the amount of $40 million and the second of which was made in March 2009 in the amount of $50 million. The Primary Obligors are solely responsible for making such cash payments under the Settlement Stipulation, which means that none of Tropicana Parties has any direct financial obligation for the Settlement Payments unless certain defaults occur under the Settlement Stipulation prior to the payment in full of the Settlement Payments, as further described below.

FIN-B-37

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14—COMMITMENTS AND CONTINGENCIES (Continued)

        Pursuant to the terms of the Settlement Stipulation, the Tropicana Parties agreed to dismiss their claims against Park Cattle. In turn, Park Cattle agreed to dismiss its claims against the Tropicana Parties, provided that the Primary Obligors make timely settlement payments in accordance with the terms of the Settlement Stipulation and the Tropicana Parties comply with certain ongoing covenants specified in the Settlement Stipulation. However, effective June 15, 2009, the Tropicana Parties are no longer subject to the Settlement Stipulation and have no further obligation to any of these parties.

  Nevada Use Tax Refund Claims

        On March 27, 2008, the Nevada Supreme Court issued a decision in Sparks Nugget, Inc. vs. The State of Nevada Department of Taxation (the "Department"), that food purchased for subsequent use in the provision of complimentary and/or employee meals was exempt from both sales and use tax. The Company had previously paid use tax on food purchased for subsequent use in complimentary and employee meals at our Nevada casino properties and has filed refund claims for the periods from February 2000 through March 2008. The amount subject to these refunds is approximately $2.9 million, plus interest. Any amount refunded to us would be reduced by a contingent fee owed to a third party advisory firm.

        On April 24, 2008, the Department filed a Petition for Rehearing (the "Petition") on the decision. Additionally, on the same date the Nevada Legislature filed an Amicus Curiae brief in support of the Department's position. The Nevada Supreme Court denied the Department's Petition on July 17, 2008. As of December 31, 2008, the Company had not recorded a receivable related to this matter because the refund claims are subject to audit and it is unclear whether the Department will pursue alternative legal theories in connection with certain issues raised in the Supreme Court case in any audit of the refund claims. However, the Company is claiming the exemption on sales and use tax returns for periods subsequent to March 2008 based on the Nevada Supreme Court decision.

  Litigation

        The Company is subject to various litigation that arises in the ordinary course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance, or if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

NOTE 15—EMPLOYEE BENEFIT PLANS

  Retirement Plans

        The Company offers a defined contribution 401(k) plan, which covers all employees who reach certain age and length of service requirements and allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code.

        The Company's matching contributions included in continuing operations were approximately $382,000 and $658,000 in the years ended December 31, 2008 and 2007, respectively. The Company has

FIN-B-38

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15—EMPLOYEE BENEFIT PLANS (Continued)

elected to suspend the employer contribution effective May 1, 2009. The Company does not sponsor a defined benefit plan.

  Life Insurance

        The Company owned 21 whole life policies pertaining to former Aztar executives with a cash surrender value, net, which approximated $2.6 million as of December 31, 2008. These life insurance policies were liquidated in January 2009.

  Collective Bargaining Agreements

        At December 31, 2008, we had approximately 7,300 employees. On such date, we had collective bargaining agreements with unions covering approximately 1,500 employees, substantially all of whom are employed at Tropicana LV and Belle of Baton Rouge. In addition, we are currently in negotiations with a union on behalf of the casino dealers at Casino Aztar.

NOTE 16—DISCONTINUED OPERATIONS

        As discussed in Note 3, the Tropicana LV Plan was confirmed on May 5, 2009, and consummated on July 1, 2009. As a result, Tropicana LV, subsequent to June 30, 2009, is no longer owned or operated by the Company. Accordingly, the assets and liabilities of Tropicana LV are presented as assets and liabilities held for sale in the accompanying consolidated balance sheets. In addition, the results of operations are presented as discontinued operations in the accompanying consolidated statements of operations. The cash flows of the discontinued operations are included with the cash flows of continuing operations in the accompanying consolidated statements of cash flows.

        Operating results of discontinued operations are summarized as follows (in thousands):

	Year ended December 31,
	2008	2007
Net revenues	$118,383	$156,848
Operating costs and expenses	121,175	120,169
Write off of abandoned projects (Note 9)	26,761	—
Impairment charge (Note 6)	187,441	—

(Loss) income from operations	(216,994)	36,679
Interest expense, net	(33,220)	(46,407)
Income tax benefit	56,664	4,156
Reorganization items (Note 3)	(2,472)	—

Loss from discontinued operations, net of tax	$(196,022)	$(5,572)

FIN-B-39

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 16—DISCONTINUED OPERATIONS (Continued)

        The assets and liabilities of Tropicana LV presented as held for sale as of December 31, 2008 and 2007 are as follows (in thousands):

	December 31,
	2008	2007
Cash	$16,619	$18,032
Restricted cash	17,597	34,575
Property and equipment, net	628,276	—
Other current assets	12,674	11,979

Total current assets held for sale	675,166	64,586
Property and equipment, net	—	843,703
Other long-term assets	—	7,999

Total long-term assets held for sale	—	851,702

Total assets held for sale	$675,166	$916,288

Current portion of debt	$—	$440,000
Deferred tax liabilities	150,750	—
Other current liabilities	17,052	42,299

Total current liabilities related to assets held for sale	167,802	482,299
Deferred tax liabilities	—	221,643
Other long-term liabilities	—	1,155

Total long-term liabilities related to assets held for sale	—	222,798

Liabilities subject to compromise related to assets held for sale	475,933	—

Total liabilities related to assets held for sale	$643,735	$705,097

NOTE 17—INCOME TAXES

        Wimar is the ultimate parent company of the Company. In 2007, Wimar and all of its subsidiaries including the Company but excluding the acquired Aztar entities were flow-through entities and filed for federal income tax purposes as part of the Wimar consolidated S-Corporation return. On January 1, 2008, Wimar and several of its subsidiaries, that were previously qualified S-Corporation subsidiaries, converted to C-Corporations. The conversion to C-Corporation status on January 1, 2008 reduced the Company's income tax benefit by approximately $7.0 million for 2008. As a result of Wimar's conversion to a C-Corporation, Wimar became the common parent of an affiliated group of U.S. corporations including TEH. The members of the Wimar Group, excluding Tropicana AC which deconsolidated from Aztar in 2007, intend to join in a U.S. consolidated federal income tax return for the year ended December 31, 2008.

        The net loss from continuing operations for the entities subject to federal income tax was approximately $918.7 million and $994.0 million for the years ended December 31, 2008 and 2007,

FIN-B-40

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17—INCOME TAXES (Continued)

respectively. The income tax benefit attributable to net loss from continuing operations before income taxes for the entities subject to federal income tax is as follows (in thousands):

	Year ended December 31,
	2008	2007
Current:
Federal	$18,497	$8,441
State	8,082	10,346

Total current	26,579	18,787
Deferred:
Federal	(89,162)	(90,973)
State	(2,895)	(38,290)

Total deferred	(92,057)	(129,263)

Benefit from income taxes	$(65,478)	$(110,476)

        A reconciliation of the federal income tax statutory rate and the Company's effective tax rate is as follows:

	Year ended December 31,
	2008	2007
Federal statutory rate	35.0%	35.0%
Deferred tax asset established for outside basis difference in Tropicana AC	—	27.0%
Fair value adjustment for beneficial interest in Trust	(20.2)%	—
Valuation allowance	(6.8)%	(24.5)%
Goodwill impairment	—	(26.0)%
Other, net	(0.9)%	(0.4)%

Effective tax rate	7.1%	11.1%

FIN-B-41

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17—INCOME TAXES (Continued)

        The major tax-effected components of the Company's net deferred tax liability (including those related to assets held for sale) are as follows (in thousands):

	December 31,
	2008	2007
Deferred tax assets:
Receivables	$3,654	$6,675
Accrued compensation	6,132	8,606
Reserves/accrued liabilities	1,221	2,296
Credits/carryforwards	6,938	4,693
Transaction costs	29,031	—
Net operating loss carryforward	309,906	242,955
Hedging transaction	19,567	485
FN 48 federal and state benefit	12,607	5,712
Other assets	647	4,967

Gross deferred tax assets	389,703	276,389
Valuation allowance	(338,192)	(244,154)

Total deferred tax assets	$51,511	$32,235

Deferred tax liabilities:
Deductible prepaid expenses	$(4,049)	$(4,059)
State taxes	(4,483)	—
Property and equipment	(191,674)	(269,297)
Intangible assets	(27,721)	(80,393)
Other liabilities	(151)	(4,881)

Total deferred tax liabilities	$(228,078)	$(358,630)

Net deferred tax liabilities	$(176,567)	$(326,395)

        As of December 31, 2008, the Company has a net operating loss carryforward for federal income tax purposes of approximately $885.3 million of which $688.2 million will expire in 2027 and the remaining $197.1 million expires in 2028.

        Management has concluded that it is not more likely than not to recognize certain deferred tax assets. As a result, management recorded a valuation allowance against deferred tax assets, including those related to assets held for sale, for approximately $338.2 million and $244.2 million as of December 31, 2008 and 2007, respectively.

        Effective January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 ("FIN 48"), which defines accounting for uncertain tax positions and includes amendments to SFAS 109. FIN 48 prescribes a threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the tax positions be assessed using a two-step process. A tax position is recognized if it meets a "more-likely-than-not" threshold and is measured at the largest amount of benefit that is greater than 50% likely of being

FIN-B-42

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17—INCOME TAXES (Continued)

realized. Uncertain tax positions must be reviewed at each balance sheet date. Liabilities recognized as a result of this analysis must generally be recorded separately from any current or deferred income tax accounts.

        The total amount of unrecognized tax benefits upon the adoption of FIN 48 on January 1, 2007 was approximately $1.6 million. A cumulative effect adjustment to retained earnings was not required as a result of the implementation of FIN 48.

        A reconciliation of the beginning and ending amounts of gross unrecognized tax benefits is as follows (in thousands):

	December 31,
	2008	2007
Unrecognized tax benefits, beginning of the year	$15,838	$1,574
Additions based on tax positions related to the prior year	12,810	3,008
Additions based on tax positions related to the current year	5,423	11,256

Unrecognized tax benefits, end of the year	$34,071	$15,838

        The entire balance of unrecognized tax benefits, if recognized, would affect the effective tax rate. We recognize accrued interest and penalties related to unrecognized tax benefits in income tax expense. The Company recognized approximately $1.2 million and $1.3 million of interest and penalty expense related to unrecognized tax benefits in 2008 and 2007, respectively. As of December 31, 2008 and 2007, the Company has recognized a liability for interest and penalties of $2.5 million and $1.3 million, respectively. In the next twelve months, the Company does not expect the liability for the unrecognized tax benefits to change significantly.

        The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. Generally, the statute of limitations for examination of the Company's U.S. federal income tax returns is open for the years ended December 31, 2005 through 2008. Management believes that adequate provision for income taxes and interest has been recorded in the accompanying consolidated financial statements.

NOTE 18—SEGMENT INFORMATION

        The Company views each city in which its casino properties are located as an operating segment. The Company uses operating income (loss) to compare operating results among its segments and allocate resources. The following tables highlight by segment our net revenues, operating income (loss) and reconciles operating loss to loss from continuing operations before income taxes for the years

FIN-B-43

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18—SEGMENT INFORMATION (Continued)

ended December 31, 2008 and 2007 and presents the total assets by segment as of December 31, 2008 and 2007 (in thousands):

	Year ended December 31,
	2008	2007
Net revenues:
Lake Tahoe	$86,632	$92,164
Laughlin	122,919	138,924
Greenville	17,165	27,527
Evansville	127,661	130,193
Baton Rouge	87,475	96,476
Atlantic City	—	428,550
Other	78	544

Total net revenues	$441,930	$914,378

Operating income (loss), including impairment:
Lake Tahoe	$(39,953)	$(15,664)
Laughlin	3,955	(73,324)
Greenville	(79)	8,929
Evansville	(35,567)	(169,868)
Baton Rouge	(21,146)	26,507
Atlantic City	—	(563,434)
Impairment of beneficial interest in trust	(530,778)	—
Other	(22,038)	(190,319)

Total operating loss	$(645,606)	$(977,173)

Reconciliation of operating loss to loss from continuing operations before income taxes:
Operating loss	$(645,606)	$(977,173)
Interest income	276	8,694
Interest expense	(185,914)	(253,556)
Other income	5,000	—
Loss from early extinguishment of debt	—	(2,799)
Reorganization items, net	(92,400)	—

Loss from continuting operations before income taxes	$(918,644)	$(1,224,834)

FIN-B-44

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18—SEGMENT INFORMATION (Continued)

	December 31,
	2008	2007
Assets by segment:
Lake Tahoe	$51,641	$94,813
Laughlin	227,894	237,661
Las Vegas (held for sale)	675,166	916,288
Greenville	10,665	13,410
Evansville	191,315	231,141
Baton Rouge	124,856	155,323
Other	424,014	1,025,964

Total assets	$1,705,551	$2,674,600

NOTE 19—SUBSEQUENT EVENTS

  Debtor-in-Possession Credit Agreement

        As of December 31, 2008, we were not in compliance with certain of the financial covenants in the DIP Credit Facility. However, on February 27, 2009, we entered into a forbearance agreement with our lenders under the DIP Credit Facility with respect to the then-known defaults and, on March 5, 2009, we entered into a waiver and amendment with our lenders in which the lenders waived the Company's failure to comply with certain of the financial covenants contained in the DIP Credit Facility. In addition, on March 5, 2009, we amended the DIP Credit Facility which reduced the cumulative monthly minimum Consolidated Adjusted EBITDA covenants.

        As of December 31, 2008, we were not in compliance with certain of the financial covenants in the DIP Credit Facility. However, on February 27, 2009, we entered into a forbearance agreement with our lenders under the DIP Credit Facility with respect to the then-known defaults and, on March 5, 2009, we entered into a waiver and amendment with our lenders in which the lenders waived the Company's failure to comply with certain of the financial covenants contained in the DIP Credit Facility. In addition, on March 5, 2009, we amended the DIP Credit Facility which reduced the cumulative monthly minimum Consolidated Adjusted EBITDA covenants.

  Wimar and CSC Administrative Expense Claims

        On March 31, 2009, Wimar and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in which the Company and its subsidiaries were a party. The total claim filed by Wimar and CSC is in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due.

  Casino Aztar Land Lease

        In April 2009, the Company amended the Casino Aztar land lease and exercised its second of seven renewal options to extend the lease through November 2015. Effective December 1, 2010, Casino Aztar is required to pay a percentage of the AGR for the year in rent with a minimum annual rent of no less than $2 million. The percentage rent shall be equal to 2% of the AGR up to $25 million, plus

FIN-B-45

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19—SUBSEQUENT EVENTS (Continued)

4% of the AGR in excess of $25 million up to $50 million, plus 6% of the AGR in excess of $50 million up to $75 million, plus 8% of the AGR in excess of $75 million up to $100 million and plus 12% of the AGR in excess of $100 million. In addition, the Company shall make two prepayments of percentage rent to the City of Evansville for the period between January 2011 and December 2015 (the "Prepayment Period"). The first payment of $5.0 million is due on the later of the Plan Effective Date or by August 1, 2009 with the second payment of $5.0 million due August 1, 2010. The Company will also pay $3.5 million to the city of Evansville within thirty days after the Plan Effective Date for city development projects and has also agreed to construct a pedestrian bridge to the Casino Aztar at an estimated cost of approximately $3.0 million to be completed within three years after the Effective Date.

  Tropicana AC

        On April 29, 2009, Adamar of New Jersey, Inc., the owner of Tropicana AC, and its sole, wholly owned subsidiary, Manchester Mall, Inc. (collectively, the "Tropicana AC Parties"), filed petitions for relief under Chapter 11 of the Bankruptcy Code in jointly administered cases under the lead case In re: Adamar of New Jersey, Inc. and Manchester Mall, Inc., Case No. 09-20711 (JHW) before the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court"). Concurrently with their bankruptcy petitions, the Tropicana AC Parties also filed a motion with the New Jersey Bankruptcy Court requesting approval of procedures for the solicitation of offers to purchase Tropicana AC and substantially all of Tropicana AC Parties' assets (the "Sale") pursuant to an asset purchase agreement (the "Asset Purchase Agreement") with a $200 million credit bid by the lenders under the Credit Facility serving as the stalking horse bid. The motion also sought approval of the Asset Purchase Agreement, and the buyer to be designated under the terms of the Asset Purchase Agreement (the "Buyer") at a final hearing subsequent to an auction to be held if qualifying competing bids were received by a deadline to be fixed by the New Jersey Bankruptcy Court (the "Auction"). On May 8, 2009, the New Jersey Bankruptcy Court approved the Tropicana AC Parties' proposed solicitation procedures, with the Auction to be held on June 4, 2009, subject to the receipt of any qualifying competing bids on or before May 29, 2009 (the "Bid Deadline"). On June 3, 2009, following the close of the Bid Deadline without the Tropicana AC Parties receiving any qualifying competing bids, the Tropicana AC Parties filed a notice with the New Jersey Bankruptcy Court cancelling the Auction.

        On June 8, 2009, the Credit Facility guarantors filed a motion with the Delaware Bankruptcy Court seeking an order for authority to enter into the Asset Purchase Agreement as well, and convey certain of the Debtors' assets related to Tropicana AC (the "Related Assets") to the Buyer under the Asset Purchase Agreement and as part of the Sale. On June 12, 2009, the New Jersey Bankruptcy Court entered an order designating the lenders under the Credit Facility's stalking horse credit bid as the prevailing bid for Tropicana AC and approving the Asset Purchase Agreement and the Sale to the Buyer to be designated by the lenders under the Credit Facility pursuant to the terms of the Asset Purchase Agreement. On June 22, 2009, the Debtors apprised the Delaware Bankruptcy Court of the New Jersey Bankruptcy Court's approval of the Asset Purchase Agreement. Subsequently, on June 24, 2009, the Delaware Bankruptcy Court entered an order authorizing the Debtors to enter into the Asset Purchase Agreement as well and convey the Related Assets as part of the Sale.

FIN-B-46

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19—SUBSEQUENT EVENTS (Continued)

        The Sale has not yet closed and the Tropicana AC Parties continue to operate as debtors-in-possession in their Chapter 11 cases. No plan of reorganization has been proposed in the Tropicana AC Parties' Chapter 11 cases.

  Exit Facility

        On May 4, 2009, pursuant to the Plan, Tropicana Entertainment Inc. entered into a commitment letter (the "Commitment Letter") with Icahn Capital LP to provide a $150 million senior secured credit facility (the "Exit Facility"). The Exit Facility will include a $130 million senior secured term loan credit facility to be issued at a discount of 7% (the "Term Loan Facility") and a $20 million senior secured revolving credit facility (the "Revolving Facility"). In consideration for the commitment, the Company paid a non-refundable commitment fee of $7.5 million. The Commitment Letter expires December 31, 2009.

        The proceeds of the Exit Facility will be used to repay certain indebtedness, including the Company's DIP Credit Facility, to pay Bankruptcy Court-approved administrative claims and expenses, to provide for working capital, to pay fees and expenses related to the Exit Facility and other general corporate purposes. The Exit Facility will be guaranteed by substantially all of Tropicana Entertainment Inc.'s existing and subsequently acquired subsidiaries.

        All amounts outstanding under the Exit Facility will bear interest at the rate of 15% per annum. The principal amount of the Term Loan Facility will be payable as follows: 1% of the outstanding amount shall be paid within one year from the closing date; an additional 1% of the outstanding amount shall be paid within two years from the closing date; and the balance shall be paid on or before the maturity date. The maturity date for the Exit Facility shall be on the earliest of: (i) the third anniversary of the closing date which is the date on which borrowings under the Exit Facility are made and (ii) the acceleration of the loans and termination of the commitment in accordance with the terms of the Exit Facility. The Exit Facility will include various financial and other customary covenants for these types of financings. The covenants have not yet been negotiated in detail.

  Plan of Reorganization

        On May 5, 2009, the Bankruptcy Court approved the Company's Plan. The Plan will become effective once the conditions to effectiveness have been satisfied. On the Effective Date, the existing equity of the Company will be cancelled and new limited liability company interest will be issued to an indirect wholly owned subsidiary of Tropicana Entertainment Inc., which entities were formed solely for the purpose of acquiring certain assets and assuming certain liabilities of the Company and the acquiring the equity interests of the Affiliate Guarantors.

  Tahoe Horizon Lease

        In June 2009, the Company assigned the non-gaming assets of the Tahoe Horizon lease to an affiliate of CSC. The terms of the assignment provide for the Company to continue to operate the casino on a limited basis until the assignee or a third party designee had been licensed by the Nevada Gaming Commission. The Company relinquished control of this limited casino operation on October 16, 2009, as the hotel lessor secured a non-restricted gaming license. As a result, the Company

FIN-B-47

TROPICANA ENTERTAINMENT HOLDINGS, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19—SUBSEQUENT EVENTS (Continued)

assigned all rights and obligations related to Tahoe Horizon and TEH no longer has any involvement with this property.

  MontBleu Lease

        In June 2009, the Company entered into an amendment of the MontBleu lease extending the termination date ten years to 2028. The amendment also set the rent at $333,333 per month beginning May 1, 2009, plus 10% of gross revenues in excess of $50 million through December 31, 2011. After December 31, 2011, rent will be equal to the greater of (i) $333,333 per month as increased by the same percentage that the consumer price index has increased from 2009 thereafter, or (ii) 10% of gross revenues.

  Tropicana Las Vegas

        The Tropicana LV Plan was confirmed by the Bankruptcy Court on May 5, 2009 and consummated on July 1, 2009. By virtue of the Tropicana LV Plan, Tropicana LV is no longer owned or operated by the Company subsequent to July 1, 2009.

  Tropicana Trademark

        On July 20, 2009, Tropicana Las Vegas, Inc. and Hotel Ramada of Nevada, Inc., two companies which are owned by the lenders under the Las Vegas Term Loan as of July 1, 2009, filed a declaratory judgment action ("Declaratory Action") in Nevada state court against the Company. The plaintiffs allege that they are entitled to continue using the name "Tropicana" in connection with Tropicana LV which as of July 1, 2009 was transferred to a new company owned by the lenders under the Las Vegas Term Loan by virtue of Tropicana LV's emergence from bankruptcy. The Company contests this alleged entitlement and is also evaluating whether the plaintiffs have the right to bring suit against the Company and expect to seek relief in the Bankruptcy Court arguing that the plaintiffs are violating the automatic stay. The plaintiffs have also filed a motion in the Chapter 11 Cases, asking the Bankruptcy Court to confirm that the automatic stay does not apply to the Declaratory Action or, if the automatic stay does apply, to lift the automatic stay to allow the declaratory action to proceed (the "Lift-Stay Motion"). The Company is evaluating its response with respect to the Lift-Stay Motion.

NOTE 20—RETROSPECTIVE ADOPTION OF SFAS 160, NONCONTROLLING INTERESTS IN CONSOLIDATED FINANCIAL STATEMENTS

        The Company adopted SFAS 160, Noncontrolling Interests in Consolidated Financial Statement-An Amendment of ARB No. 51 ("SFAS 160") on January 1, 2009, and as a result, has retrospectively adopted the following provisions of SFAS 160 in the accompanying financial statements:

  1.
  Reclassify noncontrolling interest from "mezzanine" to equity, separate from the parent's equity, in the statement of financial position; and

  2.
  Recast consolidated net income to include net income attributable to both the controlling and noncontrolling interests.

FIN-B-48

Report of Independent Registered Public Accounting Firm

The Stockholder of Tropicana Casinos and Resorts, Inc.

        We have audited the accompanying consolidated statements of income, stockholder's equity, and cash flows of Tropicana Casinos and Resorts, Inc. (f/k/a Wimar Tahoe Corporation) and Subsidiaries for the year ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Tropicana Casinos and Resorts, Inc. and Subsidiaries for the year ended December 31, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 20, 2007

FIN-C-1

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(in thousands)

For the year ended December 31, 2006
Operating Revenue:
Casino	$239,490
Rooms	39,731
Food and beverage	41,983
Other casino and hotel	13,232

Total operating revenues	334,436
Less promotional allowances	(45,573)

Net operating revenue	288,863
Operating Expenses:
Casino	40,482
Rooms	17,647
Food and beverage	34,579
Other casino and hotel	4,141
Utilities	10,074
Marketing, advertising and casino promotions	15,513
Repairs and maintenance	8,322
Insurance	2,908
Property and local taxes	3,824
Gaming taxes and licenses	39,869
Casino and hotel administrative and general	16,184
Corporate overhead	5,350
Leased land and facilities	10,771
Loss on disposal of assets	2,588
Depreciation and amortization	18,033

Total operating expenses	230,285

Income from operations	58,578
Other Income (Expense):
Interest income	8,918
Interest expense	(35,563)

Total other expense	(26,645)

Income before minority interest	31,933
Minority interest in net income of consolidated subsidiaries	(3,224)

Income from continuing operations	28,709
Income from discontinued operations, casinos to be transferred	4,705

Net income	$33,414

The accompanying notes are an integral part of the consolidated financial statements.

FIN-C-2

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY

(in thousands)

	Common Stock	Paid in Capital	Retained Earnings	Total
Balance at January 1, 2006	$1	$76,280	$43,736	$120,017
Distribution to stockholder in 2006	—	—	(6,500)	(6,500)
Net income for the year 2006	—	—	33,414	33,414

Balance at December 31, 2006	$1	$76,280	$70,650	$146,931

The accompanying notes are an integral part of the consolidated financial statements.

FIN-C-3

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

For the year ended December 31, 2006
Cash Flows from Operating Activities:
Net income	$33,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,978
Amortization of financing costs	325
Amortization of deferred rent	(37)
Non-cash portion of casualty income—hurricane	7,721
Insurance proceeds for property and equipment	(13,626)
Increase in accrued interest on related party note payable	18,931
Write off of property and equipment	4,207
Write off of deposits and other costs, canceled acquisition	4,000
Minority interest in net income of consolidated subsidiary	3,224
Changes in current assets and current liabilities, net of effects from purchase of hotels and casinos:
Accounts receivable	(978)
Inventories, prepaids and other assets	(4,011)
Accounts payable, accrued expenses and other liabilities	4,648

Net cash provided by operating activities	76,796

Cash Flows from Investing Activities:
Additions to property and equipment, net	(63,781)
Insurance proceeds for property and equipment	13,626
Deposits and costs related to acquisition	(1,310,896)
Other changes, net	(77)

Net cash used in investing activities	(1,361,128)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	960,000
Payments on long-term debt	(3,525)
Payment of financing costs	(21,093)
Advances from related parties	3,129
Proceeds from related party note payable	350,152
Distribution to stockholder	(6,500)
Distribution to minority interest holders	(6,407)

Net cash provided by financing activities	1,275,756

Net decrease in cash and cash equivalents	(8,576)
Cash and cash equivalents beginning of period	42,783

Cash and cash equivalents end of period	$34,207

Supplemental cash flow information: Cash paid for interest	$13,747

The accompanying notes are an integral part of the consolidated financial statements.

FIN-C-4

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

Year Ended December 31, 2006

(In thousands, except where noted otherwise)

1. ORGANIZATION

        The accompanying consolidated financial statements include Tropicana Casinos and Resorts, Inc. (fka Wimar Tahoe Corporation) ("TCR" or "the Company"), its direct subsidiaries and CP Laughlin Realty, LLC ("Realty"), a variable interest entity of which TCR is the primary beneficiary in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 46R, "Consolidation of Variable Interest Entities" (See Note 8). Realty is an affiliate of TCR due to control of Realty's parent entity by the controlling shareholder of TCR. TCR and Realty are co-borrowers under a credit facility and certain of TCR's direct subsidiaries and Realty became guarantors under a new Senior Credit Facility described in Note 11, which was used to partially finance the acquisition of Aztar Corporation ("Aztar") by Tropicana Entertainment Holdings, LLC) ("TEH") (a newly formed subsidiary of TCR) as further described in Note 11. The direct subsidiaries and operations of TCR, which were contributed to TEH in January 2007, include the following:

  •
  Columbia Properties Laughlin, LLC (Laughlin), which operates the River Palms Hotel and Casino and owns the gaming assets related to this operation.

  •
  TCR's 79% ownership interest (84% economic interest) in Greenville Riverboat, LLC (Greenville), which owns and operates the Lighthouse Point Casino.

  •
  St. Louis Riverboat Entertainment, Inc. (SLRE), which owns the vessel used by Greenville.

  •
  The Lake Tahoe Horizon Casino Resort (Horizon), a facility owned directly by TCR.

  •
  Columbia Properties Tahoe, LLC (MontBleu), which owns and operates the MontBleu Casino Resort.

  •
  CP Baton Rouge Casino, LLC (Baton Rouge) and its subsidiaries, which own and operate the Belle of Baton Rouge casino and the Sheraton Baton Rouge hotel.

        TCR's other operations which were not contributed to TEH include the Belle of Orleans, LLC ("Orleans"), which owned and operated a riverboat casino in New Orleans, LA (see below), the Casuarina Casino Las Vegas (Las Vegas), which leases space in the Westin Casuarina Las Vegas Hotel & Spa from CP Las Vegas, LLC, an affiliated company, and Tropicana Pennsylvania, LLC ("Trop PA"), which owns land in Allentown, PA that is held for sale (see Note 2). Since the two casino operations and Trop PA were not contributed to TEH, the assets, liabilities and results of their operations have been presented as assets and liabilities of discontinued operations to be transferred in the accompanying consolidated balance sheet and as discontinued operations in the accompanying consolidated statements of income. Cash flows of the discontinued operations have not been segregated from the cash flows of continuing operations on the accompanying consolidated statement of cash flows. As the net assets of the casinos to be transferred were not being sold by TCR, neither TCR nor TEH received any cash proceeds and no gain or loss will be recognized upon the retention of these operations by TCR. The net assets of Trop PA are approximately $3 million and are expected to be sold by TCR. Except where specifically described as relating to Orleans, Las Vegas, Trop PA or discontinued operations, the amounts disclosed in the notes to the consolidated financial statements relate to the direct subsidiaries and operations of TCR which were contributed to TEH.

FIN-C-5

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

2. ACQUISITIONS

        On May 19, 2006, affiliates of the Company entered into an agreement to acquire all of the outstanding capital stock of Aztar for approximately $2.106 billion in order to expand its gaming operations into new markets and to take advantage of development opportunities in Las Vegas. The agreement was assigned to subsidiaries of the Company during 2006. The Company entered into subordinated promissory notes payable which totaled $350.2 million as of December 31, 2006 with CSC Holdings, LLC ("Holdings"), an affiliate of TCR due to control of Holdings' parent entity by the controlling shareholder of TCR, to fund deposits and other costs related to the Aztar merger in 2006 (see Note 5 for a description of the terms of these notes). Also included in deposits and costs of pending acquisition, in the accompanying balance sheet, are the proceeds from the issuance of bonds of $960,000 plus additional equity contributed of interest reserve totaling $977,967 including interest, that were escrowed pending the closing of the merger. Aztar, prior to the merger, owned and operated five casinos, located in Atlantic City, NJ; Las Vegas, NV; Laughlin, NV; Evansville, IN; and Caruthersville, MO. The Company entered into a contract to sell the Caruthersville, MO operation on March 16, 2007 for $45,000. The Company is selling this casino because it had no plans to become licensed to operate a gaming operation in Missouri. Aztar, the Company and the Missouri Gaming Commission entered into an agreement to allow the Company to operate the Caruthersville casino after the merger for a period of up to nine months to allow the Company to complete the sale. During this period the Missouri Gaming Commission appointed a supervisor to oversee the Company's operation of the casino pending its sale (see Note 11—Subsequent Events).

        The following is a summary of the assets to be acquired and the liabilities to be assumed in the Aztar acquisition based on preliminary estimated information provided by an independent appraiser:

Casino bankroll	$121,416
Other current assets	75,024
Property and equipment	1,777,300
Goodwill	617,139
Intangibles	453,100
Other assets	83,906
Liabilities assumed	(833,306)

Total	$2,294,579

        On December 12, 2006, the Company acquired Trop PA from Aztar for $6.9 million. Trop PA had applied for a Category 2 gaming license with the Pennsylvania Gaming Control Board. On December 20, 2006, the Pennsylvania Gaming Control Board did not award one of the five available sites for a Category 2 gaming license to Trop PA. Accordingly, the Company has written off costs totaling $4.0 million which had been capitalized related to this project. In addition, the Company adjusted the carrying value of the Trop PA land it acquired in Allentown, Pennsylvania for this project to its estimated fair market value which resulted in a charge of $1.5 million during 2006.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The following is a summary of significant accounting policies followed in the preparation of the consolidated financial statements. The preparation of financial statements in conformity with accounting

FIN-C-6

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

principles generally accepted in the United States of America requires the use of management's estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses and disclosure of contingent liabilities in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates. Amounts are presented in thousands of dollars unless indicated otherwise.

        Principles of Consolidation—The consolidated financial statements of the Company include Laughlin, Greenville, SLRE, Horizon, Realty, MontBleu, Baton Rouge, Orleans, Las Vegas and Trop PA. All intercompany balances and transactions, including those involving variable interest entities and casinos to be transferred, have been eliminated in consolidation, except for amounts due to/from casinos of continuing operations and casinos to be transferred. Minority interest in the consolidated financial statements represents the minority equity ownership of Greenville and the non-controlling equity ownership of Realty. The minority interest of Greenville is allocated in accordance with the terms of the LLC agreement which is based upon an assumed liquidation of Greenville as of the end of the reporting period. The non-controlling equity ownership of Realty is allocated 100% of the earnings of Realty.

        Cash and Cash Equivalents—Cash and cash equivalents include cash, certificates of deposit, money market funds and other highly liquid investments with maturities at date of purchase of three months or less.

        Accounts Receivable—Accounts receivable, including casino and hotel receivables, are typically non-interest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. Recoveries of accounts previously written off are recorded when received. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their carrying amount, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions.

        Inventories—Inventories are stated at the lower of cost or market. Cost is determined by the first-in first-out method.

        Property and Equipment—Property and equipment are stated at cost. Depreciation and amortization are computed over the estimated useful lives of the property and equipment on the straight-line method. Estimated useful lives for property and equipment in service range from 10 to 39 years for building and building components and 5 to 10 years for equipment. Leasehold improvements are amortized over the lesser of the term of the lease or the useful life of the asset.

        Routine maintenance and repairs are charged to expense as incurred. The cost and related accumulated depreciation of property and equipment retired or sold are removed from the accounts, and the resulting gain or loss is included in operations.

        Interest attributed to funds used to finance major capital expenditures is capitalized as an additional cost of the related assets. Capitalization of interest ceases when the related assets are completed and ready for their intended use.

FIN-C-7

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Management reviews casino and hotel assets for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets may not be recoverable. Recoverability is determined by comparing the forecasted undiscounted cash flows of the operation to which the assets relate, plus the assets' residual value to the carrying amount of the assets. If the operation is determined to be unable to recover the carrying amount of its assets, then the hotel and casino assets are written down to fair value. Fair value is determined based on discounted cash flows. As of December 31, 2006, management did not believe any assets were impaired, other than assets related to Orleans and Trop PA as described in Notes 2 and 7.

        SFAS No. 143, Accounting for Asset Retirement Obligations, and FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (FIN 47), issued in March 2005, address financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement cost. SFAS No. 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. The Company currently has no material legal obligation related to its retirement of long-lived assets. If in the future the Company should have such legal obligation, SFAS No. 143 and FIN 47 require that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized.
        Goodwill and Intangible Assets—Goodwill represents the excess of purchase price over net assets acquired. In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill is not amortized. Goodwill is tested for impairment at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

        Intangible assets represent assets, other than goodwill or financial assets, which lack physical substance. In accordance with SFAS No. 142, an intangible asset with a definite life is amortized over its useful life. An intangible asset's useful life is defined as the period over which the asset is expected to contribute directly or indirectly to future cash flows.

        Also, in accordance with SFAS No. 142, an intangible asset with an indefinite life is not amortized. An intangible asset that is not subject to amortization is tested for impairment at the reporting unit level annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.

        When testing goodwill and intangible assets with indefinite lives for impairment, the Company uses the income approach, which includes an analysis of the market, cash flow, and risks associated with achieving such cash flows. The income approach focuses on the income producing capability of the existing hotel/casino and best represents the present value of the future economic benefits expected to be derived. Significant assumptions used in the impairment test included EBITDA projections, working capital requirements and the discount rate.

FIN-C-8

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Deferred Charges and Other Assets—The Company entered into a License Agreement with The Sheraton Corporation (Licensor) in connection with its hotel operations in Baton Rouge, LA. The agreement provides for the Company's use of the Licensor's name, reservation system, operating methods, training and sales and marketing programs. The Company pays the Licensor various fees, some of which are based on sales volume. The agreement expires in 2025. The initial fees paid by the Company to the Licensor were capitalized and are amortized on a straight-line basis from the effective date of the license agreement.

        Costs incurred in connection with the issuance of long-term debt obligations are capitalized and amortized over the terms of the related debt obligations as interest expense. Cost incurred were $6,274 and $21,093 in 2005 and 2006, respectively.

        Revenue Recognition and Promotional Allowances—The Company recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses. Rooms, food and beverage and other casino and hotel revenues are recognized as earned, which is at the time the goods or services are provided. The retail value of accommodations, food and beverage, and other services provided to customers without charge are included in operating revenue and then charged to promotional allowances. Promotional allowances also include "cash back" awards (cash coupons, rebates or refunds) which totaled $20.7 million in 2006.

        Customer Loyalty Program—The Company provides certain customer loyalty programs at its casinos, which reward customers for gaming play. Under the programs, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the individual casino programs, for cash, goods and services. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned. This cost is recorded as promotional allowances. For points that may be redeemed for goods or services, the Company estimates the cost and accrues for this expense as the points are earned from gaming play and are recorded as casino expense. The estimated cost is based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points will be redeemed.

        Advertising—Costs for advertising are expensed as incurred.

        Retirement Plans—The Company participates in a defined contribution pension plan sponsored by Columbia Sussex Corporation ("CSC"), a company controlled by the Company's sole stockholder, which operates under the provisions of Internal Revenue Code Section 401(k). All employees who meet certain eligibility requirements are eligible to participate in this plan. The Company's contributions are based on the level of employee contributions and are funded annually. The Company's contributions amounted to approximately $56, $97 and $140 in 2004, 2005 and 2006, respectively.

        Self Insurance—Effective November 1, 2004, the Company became self insured for general liability and workers' compensation claims up to $1,000,000 per occurrence. The Company has recorded a liability for estimated claims within this retention level of approximately $2,576 and $3,341 at December 31, 2005 and 2006, respectively.

FIN-C-9

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Fair Value of Financial Instruments—The fair value of current assets and liabilities approximates their reported carrying amounts. The fair value of variable rate long-term debt approximates its reported carrying amount, due to variable rate nature of this debt.

        Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts in financial institutions. The Company maintains its cash balances in several financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $100,000.

        Income Taxes—TEH is a pass through entity for Federal and State income tax purposes and its parent, TCR, elected to be treated as an S Corporation under Subchapter S of the Internal Revenue Code. As a pass through entity and as an S Corporation, the tax attributes of TCR and TEH will pass through to its owners, who will then owe any related income taxes. As a result, the accompanying consolidated statements of income show no income tax expense.

        Contingencies—In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. In addition, many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement. Such guarantees or indemnifications are granted under various agreements, including those governing (i) purchases and sales of casinos; (ii) leases of real estate; (iii) franchise license agreements; and (iv) certain lending agreements. The guarantees or indemnifications issued are for the benefit of the (i) buyers in sale agreements and sellers in purchase agreements; (ii) landlords in lease contracts; (iii) franchisors or licensors of hotel brands; and (iv) lenders under financing transactions. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no specific limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees, however, most purchase and sale agreements have stated maximum liabilities. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not subject to predictability. With respect to certain of the aforementioned guarantees, such as indemnifications of landlords and franchisors against third party claims for the use of real estate property leased or the brands licensed by the Company, the Company maintains insurance coverage that mitigates any potential payments to be made.

        CSC is a party to litigation related to the termination of a contract to purchase a casino in St. Louis, MO. The seller under the contract has sued CSC for breach of contract for not completing the acquisition of the casino. The purchase contract which is the subject of this litigation had been assigned by CSC to the Company. The maximum exposure under this suit is the difference between the contract price and the eventual sale price of the casino. CSC and the Company believe that they have complied with the contract terms and are vigorously defending this litigation. The maximum exposure under this suit is estimated to be approximately $28,789 based on a subsequent sale of the casino for $31,500.

FIN-C-10

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

4. INTANGIBLE ASSETS

        Amortization expense related to intangible assets was $114 in 2006.

        The Company's estimate of future amortization expense related to amortizable intangible assets for the five years subsequent to 2006 are as follows:

2007	$125
2008	$125
2009	$125
2010	$125
2011	$125

5. RELATED PARTY TRANSACTIONS

        The Company is related by common ownership to CSC and its various subsidiaries and other affiliated companies discussed below. The following is a description of the transactions with these affiliated companies.

        CSC provides various services to the Company and its subsidiaries primarily under administrative service agreements. These services are primarily related to accounting and administrative services in the areas of payroll, accounts payable, cash management, purchasing, tax and accounting. CSC charged the Company $1,199 for these administrative services during 2006. Also, the Company participates in general liability, workers' compensation, property and health insurance programs arranged by CSC but for which the Company pays its related share of the cost as explained in Note 3—Self Insurance. In addition, the Company and its subsidiaries have adopted the CSC's 401(k) pension plan as discussed in Note 3—Retirement Plans. The operations of the Company are separate and apart from CSC. Any costs incurred by CSC for the benefit of or related to the Company's operations (such as insurance) are charged to the Company.

        Holdings loaned the Company $312.7 million in connection with its planned merger with Aztar Corporation (see Note 2) on May 19, 2006 and $37.5 million in connection with the issuance of the Senior Subordinated Notes on December 28, 2006. The loans are in the form of promissory notes that accrue interest at the thirty day LIBOR rate plus five percent and mature on May 19, 2018 and December 28, 2018, respectively. No principal or interest payments are due until maturity. The Company accrued $18.9 million for interest on these notes as of December 31, 2006.

        Sargasso Corporation ("SC"), an affiliated company, subleases a portion of the land that is leased by the Company at its Greenville, MS operation (see Note 6). SC has constructed a restaurant and lounge on this land, which is adjacent to the Company's Greenville riverboat gaming operation. Rent on the sublease is $3 per month. The lease expires in 2009; additional renewal options are available to extend the term to 2044. SC also developed a hotel on land it owns near the leased land. SC provides its restaurant, lounge and hotel facilities to the Company for its guests and employees. SC charges the Company at its normal rates for these services, which totaled and $157 2006. The Company provides various administrative services to SC for which the Company charged in 2006. SC leases office space in its restaurant and lounge building to the Company on a month-to-month basis for which SC charged the Company $41 at December 31, 2006 related to these various services and transactions.

FIN-C-11

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

5. RELATED PARTY TRANSACTIONS (Continued)

        Walnut Street, Inc. ("WS"), a company owned by SC, leases an advertising sign to Greenville for $4 per month through May 2007. Greenville is responsible for all taxes, utilities, maintenance and insurance related to the operation of the sign. WS charged Greenville $43 2006 under this lease.

        The Company's operation in Greenville, MS shares the cost of operating shuttle buses that service various establishments in downtown Greenville with JMBS Casino, LLC ("JMBS"), an entity controlled by relatives of the sole shareholder of TCR and an affiliate guarantor of the new credit facility discussed in Note 11. JMBS owns a competing casino in Greenville, MS. The Company's share of these costs was $101 in 2006.

        The following table summarizes related party transactions included in the accompanying consolidated statements of income:

Year Ended December 31, 2006
Other casino and hotel revenues	$84
Marketing, advertising and casino promotion	157
Administrative and general	1,199
Leased land and facilities expense	30

6. LEASE COMMITMENTS

        Rent expense charged to operations amounted to $14,963 for 2006. The Company has various short-term operating equipment and space leases. In addition, the Company leases land for its casino and hotel operations in Lake Tahoe, NV (Horizon), Greenville, MS, New Orleans, LA and Baton Rouge, LA, and leases buildings for its casino and hotel operations in Lake Tahoe, NV (MontBleu).

        A land lease for the Horizon facility in Lake Tahoe, NV provides for rentals equal to the greater of a base amount, which increases each year based on changes in the consumer price index, or 5% (6% after 2015) of the net gaming revenues and expenses. The lease expires in 2040. Rent for 2006 was at the base amount which was $295 per month.

        A land and building lease for the MontBleu facility in Lake Tahoe, NV provides for fixed rentals which increase each year based on changes in the consumer price index but not more than 5%. The lease expires in 2028 and has an option to extend the term to 2053. The monthly fixed rent for 2006 was $464.

        Both of the Lake Tahoe leases are with the same landlord. The landlord has made demands that certain repairs be made to both properties. The landlord has declared the Horizon lease to be in default due to alleged deficiencies in the maintenance of the facilities, and is pursuing remedies under the lease to take possession of the Horizon facility. The Company is vigorously defending the Horizon action. The Company is indemnified by the seller of the MontBleu facility for up to $10,000 for any repairs needed to obtain a clean estoppel certificate from the landlord.

        The Company leases land and buildings related to its Baton Rouge, LA hotel and casino operation. The leases provide for fixed monthly rentals totaling $22, subject to re-evaluation every five

FIN-C-12

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

6. LEASE COMMITMENTS (Continued)

years based on changes in the consumer price index. The current lease terms expire in 2012, and the leases have options to extend the term for up to an additional seventy years.

        The Greenville, MS land lease is for approximately four acres, which is used for the docking, entry and parking facilities for the riverboat casino. The term of the lease has been extended to June 2009, and has renewal options that can extend the term to 2044. The agreement provides for monthly percentage rental equal to 2% of gross gaming revenues subject to a minimum rental of $75 per month. If gross gaming revenue for Greenville exceeds $36,575, the percentage rental on the amount over this level is at 8%. Greenville has subleased a portion of the land to SC (see Note 5) for $3 per month.

        Future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows for the year ended December 31:

2007	$10,582
2008	10,554
2009	10,096
2010	9,630
2011	9,619
Thereafter	203,369

Total	$253,850

7. DISCONTINUED OPERATIONS—CASINOS TO BE TRANSFERRED

        As described in Note 1 and Note 11, as a result of the Company's expected contribution of certain direct subsidiaries and operations to TEH, the remaining subsidiaries, Orleans, Las Vegas and Trop PA have been presented as discontinued operations.

        Operating results of discontinued operations are summarized as follows:

Year Ended December 31, 2006
Net revenues	$4,100
Operating income (expenses)(1)	605

Income (loss) from operations	4,705

Net income (loss)	$4,705

(1)
Operating expenses for 2006 are net of insurance proceeds of $22,625.

        A subsidiary of CSC leases space in its hotel in Las Vegas, Nevada to Las Vegas for its casino operation. The lease expires in 2012 and was amended in 2005 to reduce the monthly rent to $42 from $150 effective June 1, 2005. Deferred rental expense recorded under the terms of the lease before amendments is being amortized over the remaining term of the lease at the rate of $3 per month. Unamortized deferred rental expense totaled $215 at December 31, 2006 and is included in "Other

FIN-C-13

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

7. DISCONTINUED OPERATIONS—CASINOS TO BE TRANSFERRED (Continued)

Liabilities of Casinos to be Transferred" in the accompanying consolidated balance sheet. The lessor is responsible for real estate taxes and insurance on the premises. The Company is responsible for property taxes and insurance on its gaming equipment and its allocable portion of utility costs. The lessor also provides its restaurant, lounge and hotel facilities to the Company for its guests and employees. The lessor charges the Company at its normal rates for these services which totaled $641 in 2006.

        Orleans leased land and docking facilities for its New Orleans, LA riverboat casino. The lease provided for fixed quarterly rent of $415 plus percentage monthly rental of 5% of gross revenue subject to a minimum of $110. The current term of the lease expires in 2013 and has three remaining ten year renewal options. Orleans, on the advice of counsel, suspended payment of rent due to the impairment of the lease facility damaged by Hurricane Katrina (discussed in further detail in the following paragraph). The landlord has filed suit against Orleans and the Company for unpaid rent, future rent and damages caused to the leased facilities by Orleans' riverboat. Orleans and the Company have meritorious defenses including Article 2715 of the Louisiana Civil Code, which protects lessees upon the substantial impairment of the lease premises. Orleans and the Company are vigorously defending themselves in this lawsuit.

        On August 28, 2005, Hurricane Katrina struck the Gulf Coast and damaged the New Orleans riverboat. Orleans and the Company maintain property insurance, including business interruption coverage, that covers this operation. The property was not operational from August 28, 2005 through December 31, 2006 and therefore, was not being depreciated during this period. Orleans plans to open the casino in May, 2007 in Amelia, LA (its new location) and has renamed the casino the Amelia Belle Casino. The Company has expensed direct costs related to cleanup and remediation of damage of $1,886 in 2006 has written off damaged property of $7,721 in 2006 and received insurance proceeds of $22,625 in 2006. Insurance proceeds of $13,626 were used to acquire property and equipment in 2006.

8. VARIABLE INTEREST ENTITY

        The Company has adopted FASB Interpretation No. 46R (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46R") effective January 1, 2003. FIN 46R provides a new framework for identifying variable interest entities (VIEs) and determining when a company should include assets, liabilities and noncontrolling interests and results of activities of the VIE in its consolidated financial statements. This resulted in the consolidation of one VIE, Realty (See Note 1), of which the Company is considered the primary beneficiary. The Company's variable interest in this VIE is the result of effectively providing subordinated financial support through its operating lease with Realty, an affiliated entity. The assets, liabilities and noncontrolling interests of the VIE were recorded in consolidation at their carrying values, as TCR and Realty were subsidiaries under common control for the periods presented. Accordingly, TCR did not record a cumulative effect of a change in accounting principle upon adoption.

        Under the operating lease, the Company leases real estate and non-gaming furnishings and equipment from Realty. The lease commenced on September 9, 2003 and ends on December 31, 2008. Rent for the period from September 9, 2003 to November 30, 2003 was equal to interest cost incurred by Realty on its debt. Rent commencing December 1, 2003 of $125 per month was due through

FIN-C-14

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

8. VARIABLE INTEREST ENTITY (Continued)

November 2004; from December 2004 to November 2005, monthly rent was $350, and thereafter monthly rent is $425.

9. SEGMENT INFORMATION

        The Company reviews results of operations based on distinct geographic gaming market segments. The Company has aggregated certain of its properties in order to present its reportable segments. The Company's three Nevada properties are included in the Nevada segment and the Greenville and Baton Rouge properties are included in the Mississippi River Basin segment. The operations and assets of Orleans, Las Vegas and Trop PA are not included in these Segment disclosures as these are considered discontinued operations, (see Note 7). The Company's chief operating decision maker uses segment

FIN-C-15

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

9. SEGMENT INFORMATION (Continued)

adjusted EBITDA in assessing segment performance and deciding how to allocate resources. The Company's segment information is as follows:

Year Ended December 31, 2006
Net Operating Revenues
Nevada segment:
Tahoe Horizon	$44,138
MontBleu Lake Tahoe(a)	49,953
River Palms Laughlin	52,101

Total Nevada segment	146,192

Mississippi River basin segment:
Lighthouse Point, Greenville, MS	28,426
Baton Rouge, LA(b)	114,245

Total Mississippi River basin segment	142,671

Total consolidated	$288,863

Segment Adjusted EBITDA(c)
Nevada segment:
Tahoe Horizon	$12,649
MontBleu Lake Tahoe(a)	640
River Palms Laughlin	13,012

Total Nevada segment	26,301

Mississippi River basin segment:
Lighthouse Point, Greenville, MS	12,957
Baton Rouge, LA(b)	45,291

Total Mississippi River basin segment	58,248

Segment Adjusted EBITDA	84,549
Corporate	(5,350)

EBITDA	79,199
Write off of fixed assets and deposits related to abandoned acquisition	(2,588)
Depreciation and amortization	(18,033)

Operating income	58,578
Interest income	8,918
Interest expense	(35,563)
Minority interest in net income of consolidated subsidiary	(3,224)

Income from continuing operations	$28,709

(a)
Reflects results since its June 10, 2005 acquisition. During the year ended December 31, 2006, MontBleu incurred expenses totaling $4,150 related to (a) re-branding of the Casino.

FIN-C-16

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

9. SEGMENT INFORMATION (Continued)

(b)
Reflects results since its October 25, 2005 acquisition.

(c)
Segment Adjusted EBITDA is net income before interest expense, interest income, depreciation, amortization, corporate expenses, write offs of fixed assets and deposits related to abandoned acquisition and minority interest in net income of consolidated subsidiary. Segment Adjusted EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). The Company uses Segment Adjusted EBITDA as a measure to compare operating results between segments and accounting periods. The Company manages cash and finances its operations at the corporate level. The Company manages the allocation of capital among segments at the corporate level. The Company accordingly believes Segment Adjusted EBITDA is useful as a measure of operating results at the segment level because it reflects the results of operating decisions at that level separated from the effects of financing decisions that are managed at the corporate level. The Company also uses Segment Adjusted EBITDA as an important operating performance measure in its bonus programs for managers and executive officers. The Company also believes that Segment Adjusted EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. The Company's calculation of Segment Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While the Company believes Segment Adjusted EBITDA provides a useful perspective for some purposes, Segment Adjusted EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation, amortization and write off of fixed assets and deposits related to abandoned acquisition are non-cash charges, the assets being depreciated, amortized and written off may have to be replaced in the future, and Segment Adjusted EBITDA does not reflect the requirements for such replacements. Interest expense, interest income, and minority interest in net income of consolidated subsidiary are also not reflected in Segment Adjusted EBITDA. Therefore, the Company does not consider Segment Adjusted EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of Segment Adjusted EBITDA with operating income and net income as determined in accordance with GAAP is reflected in the above summary.

Year Ended December 31, 2006
Depreciation and amortization
Nevada	$10,795
Mississippi River Basin	7,237

Total consolidated	$18,032

Additions to property and equipment, including acquisition of casinos
Nevada	$37,152
Mississippi River Basin	3,601

Total consolidated	$40,753

FIN-C-17

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

10. SUMMARY FINANCIAL INFORMATION

        The following information sets forth the condensed consolidating summary financial information of the parent and guarantors, which guarantee the $960 million 9 5/8% Senior Subordinate Notes due 2014, and the non-guarantor. The guarantors are wholly owned and the guarantees are full, unconditional, joint and several.

For the year ended December 31, 2006:

	TCR	TEH Parent	Guarantors Subsidiaries	Non-Guarantor Subsidiary	Elims.	TEH Total	TCR Elims.	TCR Total
Operating Revenues:
Casino	$—	$—	$206,785	$32,705	$—	$239,490	$—	$239,490
Rooms	—	—	39,731	—	—	39,731	—	39,731
Food and beverage	—	—	40,924	1,059	—	41,983	—	41,983
Other casino and hotel	—	—	13,051	181	—	12,323	—	12,323

Total operating revenues	—	—	300,491	33,945	—	333,527	—	333,527
Less promotional allowances	—	—	(39,145)	(5,519)	(909)	(44,664)	—	(44,664)

Net operating revenues	—	—	261,346	28,426	(909)	288,863	—	288,863

Operating Expenses:
Casino	—	—	35,285	5,197	—	40,482	—	40,482
Rooms	—	—	17,647	—	—	17,647	—	17,647
Food and beverage	—	—	33,690	889	—	34,579	—	34,579
Other casino and hotel	—	—	4,136	5	—	4,141	—	4,141
Utilities	—	—	9,735	339	—	10,074	—	10,074
Marketing, advertising and casino promotions	—	—	14,278	1,235	—	15,513	—	15,513
Repairs and maintenance	—	—	7,734	588	—	8,322	—	8,322
Insurance	—	—	2,265	643	—	2,908	—	2,908
Property and local taxes	—	—	3,455	369	—	3,824	—	3,824
Gaming taxes and licenses	—	—	36,111	3,758	—	39,869	—	39,869
Casino and hotel administrative and general	—	2	14,822	1,360	—	16,184	—	16,184
Corporate overhead	—	—	4,643	707	—	5,350	—	5,350
Leased land and facilities	—	—	9,702	1,978	(909)	10,771	—	10,771
Depreciation and amortization	—	—	16,914	1,119	—	18,033	—	18,033
Write off of fixed assets, deposits and other costs related to abandoned acquisitions	—	—	2,588	—	—	2,588	—	2,588

Total operating expenses	—	2	213,005	18,187	(909)	230,285	—	230,285

Income (loss) from operations	—	(2)	48,341	10,239	—	58,578	—	58,578
Other Income (Expense):
Interest income	6,700	543	1,633	42	—	2,218	—	8,918
Interest expense	(18,931)	(1,013)	(15,619)	—	—	(16,632)		(35,563)

Total other income (expense)	(12,231)	(470)	(13,986)	42	—	(14,414)	—	(26,645)

Income (loss) before minority interest	(12,231)	(472)	34,355	10,281	—	44,164	—	31,933
Minority interest in net income of Consolidated subsidiaries	41,762	—	—	—	—	—	(44,986)	(3,224)

Income (loss) from continuing operations	29,531	(472)	34,355	10,281	—	44,164	(44,986)	28,709
Discontinued operations, casinos to be transferred	4,705	—	—	—	—	—	—	4,705

Net income (loss)	$34,236	$(472)	$34,355	$10,281	$—	$44,164	$(44,986)	$33,414

FIN-C-18

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

10. SUMMARY FINANCIAL INFORMATION (Continued)

For the year ended December 31, 2006:

	TCR	TEH Parent	Guarantors Subsidiaries	Non-Guarantor Subsidiary	Elims.	TEH Total	TCR Elims.	TCR Total
Cash flows from operating activities	$48,830	$2,525	$55,767	$11,436	$—	$69,728	$(41,762)	$76,796

Cash Flows From Investing Activities:
Additions to property and equipment	(22,857)	—	(40,738)	(186)	—	(40,924)	—	(63,781)
Deposits and costs related to pending acquisition	(331,780)	(979,135)	19	—	—	(979,116)	—	(1,310,896)
Other cash flows from investing activities	(64,469)	—	33,917	—	—	33,917	44,101	13,549

Net cash used in investing activities	(419,106)	(979,135)	(6,802)	(186)	—	(986,123)	44,101	(1,361,128)

Cash Flows From Financing Activities:
Issuance of bonds	—	960,000	—	—	—	960,000	—	960,000
Repayments of debt	—	—	(3,525)	—	—	(3,525)	—	(3,525)
Financing costs	—	(20,857)	(236)	—	—	(21,093)	—	(21,093)
Proceeds from related party note payable	350,152	—	—	—	—	—	—	350,152
Other cash flows from financing activities	19,758	37,633	(52,981)	(11,849)	—	(27,197)	(2,339)	(9,778)

Net cash provided by (used in) financing activities	369,910	976,776	(56,742)	(11,849)	—	908,185	(2,339)	1,275,756

Net increase (decrease) in cash and cash equivalents	(366)	166	(7,777)	(599)	—	(8,210)	—	(8,576)
Cash and cash equivalents, beginning of year	1,550	—	36,889	4,344	—	41,233	—	42,783

Cash and cash equivalents, end of year	$1,184	$166	$29,112	$3,745	$—	$33,023	$—	$34,207

11. SUBSEQUENT EVENTS—ACQUISITIONS AND FINANCINGS

        On January 3, 2007, the Company closed on the acquisition of Aztar described in Note 2. In connection with this acquisition, TCR contributed its interests in Laughlin, Greenville, SLRE, Horizon, MontBleu and Baton Rouge to TEH; TCR made a capital contribution to TEH of $465.4 million; TCR applied funds on deposit of $319.8 million (which was part of its capital contribution to TEH) to the purchase; TCR borrowed an additional $144 million from Holdings (which was also part of its capital contribution to TEH); a subsidiary of TEH, Tropicana Entertainment, LLC (TE) borrowed $1,970 million under two Senior Credit Facilities (described below); TE distributed $196.9 million to TCR to pay off amounts outstanding under TCR's existing Credit Facility and applied funds held in escrow from the Senior Subordinated Notes to the purchase of Aztar. TEH simultaneously distributed to TCR its ownership in Aztar's Caruthersville, MO casino operation. TEH paid off Aztar's existing debt of $737.9 million (including prepayment premiums), retired Aztar's common and preferred stock

FIN-C-19

TROPICANA CASINOS AND RESORTS, INC.
(fka WIMAR TAHOE CORPORATION) AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements (Continued)

Year Ended December 31, 2006

11. SUBSEQUENT EVENTS—ACQUISITIONS AND FINANCINGS (Continued)

for $2.106 billion (including payments to redeem outstanding stock options), and incurred other acquisition costs which totaled approximately $160 million.

        On January 3, 2007, TE, in connection with the Aztar acquisition described above, entered into a Senior Credit Facility comprised of a $1,530 million senior secured term loan and a $180 million senior secured revolving credit facility. Interest on the Loan is at either a LIBOR Rate Option or an Alternative Rate Option, at TEH's option. The Loan matures in January of 2012 and quarterly principal payment of $3.825 million commenced on March 31, 2007. The Loan is secured by guarantees of TEH's direct subsidiaries, Realty, Vicksburg and JMBS, security interests in all of TEH's and the guarantors' tangible and intangible assets, including a pledge of all equity interests in TEH and the guarantors; and a guarantee of CSC to the extent that the revolving facility exceeds $100 million with the guarantee not to exceed $80 million.

        On January 3, 2007, a subsidiary of TE, which will own the Las Vegas operation of Aztar, entered into a Senior Secured Term Loan (the "Las Vegas Term Loan") for $440.0 million. The Las Vegas Term Loan matures in June 2008, interest is due quarterly at either a LIBOR Rate option or an Alternative Rate Option, and is secured by a security interest in all the assets of the Aztar Las Vegas operation and a guarantee of the Aztar Las Vegas subsidiary.

        On April 20, 2006, CP St. Louis Casino, LLC (St. Louis Casino), an affiliate of the Company, entered into an agreement to acquire Casino Queen, which owns and operates a river boat casino in East St. Louis, IL, for approximately $200 million. In connection with this proposed acquisition, St. Louis Casino deposited $10 million into an escrow account for the purchase and borrowed $10 million from Holdings. On January 3, 2007, the Company's sole shareholder contributed 100% of the equity interest in St. Louis Casino to the Company, which in turn transferred its interest in St. Louis Casino to TEH. On February 28, 2007, the acquisition agreement terminated. Costs related to the acquisition incurred by the Company prior to December 31, 2006, which totaled $457, were expensed during 2006.

FIN-C-20

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Consolidated Balance Sheets

(In Thousands)

	September 30 2009	December 31 2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$69,197	$46,096
Receivables, gaming, hotel and other, net	16,644	16,735
Inventories	2,008	2,410
Prepaid expenses and other	7,640	7,302
Deferred income taxes	5,189	5,189

Total current assets	100,678	77,732
Property and equipment, at cost, net	704,204	732,675
Investments	30,143	28,367
Tenant allowances and other assets	20,465	23,842

Total assets	$855,490	$862,616

Liabilities and shareholder's equity
Current liabilities, not subject to compromise:
Accounts payable and accruals	$31,946	$30,729
Accrued payroll and employee benefits	8,462	7,253
Current portion of long-term debt	36	34
Casino reinvestment obligation	1,146	941
Advances from TE and other affiliates, net	—	573,532
Advances from NJ affiliates, net	—	21,404
Other current liabilities	2,594	2,729

Total current liabilities, not subject to compromise	44,184	636,622

Long-term debt, net of current portion	180	206
Deferred income taxes	24,786	24,786

Total liabilities, not subject to compromise	69,150	661,614
Liabilities subject to compromise	617,870	—

Total liabilities	687,020	661,614

Shareholder's equity:
Common stock, no par value (100 shares authorized, issued and outstanding)	1	1
Paid-in capital	283,086	283,086
Accumulated deficit	(114,617)	(82,085)

Total shareholder's equity	168,470	201,002

Total liabilities and shareholder's equity	$855,490	$862,616

See accompanying notes.

FIN-D-1

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Consolidated Statements of Operations

(In Thousands)

	Nine Months Ended September 30
	2009	2008
	(Unaudited)
Revenues:
Casino	$201,420	$235,828
Rooms	24,815	28,521
Food and beverage	11,921	13,537
Other	11,796	12,346

Total revenues	249,952	290,232

Costs and expenses:
Casino	93,898	98,671
Rooms	11,148	11,857
Food and beverage	10,627	11,439
Other	2,870	3,593
Marketing	40,320	48,055
General and administrative	20,971	18,833
Utilities	9,720	13,525
Repairs and maintenance	7,908	9,744
Provision for doubtful accounts	2,210	1,193
Property taxes and insurance	20,269	21,648
Rent	1,232	2,470
Rent to New Jersey affiliate	3,634	3,633
Depreciation and amortization	35,586	35,857

Total	260,393	280,518

Operating (loss) income	(10,441)	9,714
Reorganization expense	(1,223)	—
License denial and related professional service fees	(3,408)	(3,441)
Interest income, net	501	766
Interest expense	(17,961)	(40,123)

Net loss	(32,532)	(33,084)

See accompanying notes.

FIN-D-2

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Consolidated Statements of Cash Flows

(In Thousands)

	Nine Months Ended September 30
	2009	2008
	(Unaudited)
Cash flows from operating activities
Net loss	$(32,532)	$(33,084)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	35,586	35,857
Amortization of CRDA bond discount/interest	(20)	(17)
Amortization of deferred rental income	(1,402)	(1,884)
Rent/interest expense amortization	5	5
Loss on disposal of property and equipment and other assets	171	22
Loss on reinvestment obligation	1,227	999
Provision for doubtful accounts	2,210	1,193
Increase in accrued interest to parent company	17,799	40,046
Sales and luxury tax rebates	533	533
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(1,802)	1,243
Decrease in inventories	402	175
Increase in prepaid expenses and other	(338)	(929)
Decrease in other assets	3,845	3,082
Increase (decrease) in accounts payable, accrued expenses and other	2,574	(2,702)

Net cash provided by operating activities	28,258	44,539

Cash flows from investing activities
Acquisition of property and equipment	(7,487)	(13,608)
Sales and luxury tax rebates	2,299	2,343
Proceeds from reduction in investments	651	505
Reductions in other long term assets	79	206
Additions to investments	(3,059)	(3,498)

Net cash used in investing activities	(7,517)	(14,052)

Cash flows from financing activities
Advances from NJ affiliates, net	3,633	3,634
Advances to affiliates, net	(185)	(11,965)
Principal payments on long-term debt	(1,088)	(37)

Net cash provided by (used in) financing activities	2,360	(8,368)

Net increase in cash	23,101	22,119
Cash and cash equivalents at beginning of period	46,096	29,458

Cash and cash equivalents at end of period	$69,197	$51,577

See accompanying notes.

FIN-D-3

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements

September 30, 2009

1. Summary of Significant Accounting Policies

Basis of Presentation

        The consolidated financial statements include the accounts of Adamar of New Jersey, Inc. ("Adamar") and its wholly-owned subsidiary, Manchester Mall, Inc., ("Manchester"), (collectively the "Company") after elimination of all significant intercompany accounts and transactions.

        The Company operates a casino hotel in Atlantic City, New Jersey (the "Property") and was, prior to the activation of the ICA Trust below, a subsidiary of Ramada New Jersey Holdings Corporation ("RNJHC") which is, in turn, a wholly-owned subsidiary of Aztar Corporation ("Aztar") which in turn is a wholly owned subsidiary of Tropicana Casinos & Resorts, Inc. ("TCR").

        TCR acquired Aztar on January 3, 2007 and completed an internal corporate restructuring that made Aztar a direct wholly-owned subsidiary of Tropicana Entertainment LLC ("TE"), which is an indirect wholly-owned subsidiary of TCR. In order to enable TCR and TE to operate the Property on an interim basis pending completion of the New Jersey casino license qualification process, they were required to apply to the New Jersey Casino Control Commission (the "NJCCC") for temporary operating approval, which is known as interim casino authorization ("ICA"). TCR and TE also entered into a trust agreement, which among other things, had the effect of appointing the retired New Jersey Supreme Court Justice Gary S. Stein as Trustee and establishing a trust (the "ICA Trust") into which all outstanding shares of the Company were deposited concurrently with TE's acquisition of Aztar.

        In November 2006, the NJCCC issued an ICA permit to TCR and TE pursuant to which TCR and TE and their affiliates operated the Property from January 3, 2007 through December 12, 2007. The casino license qualification process concluded on December 12, 2007 when the NJCCC denied TCR's and TE's application for plenary qualification as a holding company of the Company, declared the ICA Trust operative and appointed Justice Stein as Conservator (in his roles as Trustee and Conservator, the "Trustee/Conservator") to, among other things, conduct a sale process of the equity securities of Adamar or all of the assets of the former casino licensee in accordance with New Jersey law and oversee the operation of the Property pending its sale to a third party.

        In connection with the acquisition of Aztar, TE and certain other affiliates entered into a Senior Debt Facility and issued Senior Subordinated Notes. The outstanding amount of the indebtedness on the Senior Debt and Senior Subordinated Debt is approximately $1.3 billion and approximately $960 million, respectively at September 30, 2009. The Company is a guarantor under the Senior Debt Facility, a guarantor of the notes, and substantially all of the Company's assets are pledged as collateral thereunder. The denial of the casino license on December 12, 2007 constituted an event of default under the Senior Debt Facility. On December 12, 2007, TE, its affiliate borrowers and the Senior Debt lenders entered into a forbearance agreement with the lenders whereby the lenders agreed not to declare an event of default related to the license denial in the absence of certain events, including the filing of bankruptcy petitions by the borrowers.

        On May 5, 2008, TE and certain of its affiliates (the "TE Debtors"), including among others RNJHC, Aztar, Atlantic-Deauville, Inc. and its subsidiary, Adamar Garage Corporation, and Ramada New Jersey, Inc. filed voluntary petitions for relief (collectively, the "Bankruptcy Petitions") under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Delaware Bankruptcy Court"). In addition, the indebtedness outstanding under the Senior Debt

FIN-D-4

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

1. Summary of Significant Accounting Policies (Continued)

Facility and the Senior Notes was accelerated. The Delaware Bankruptcy Court entered an order confirming the TE Debtors Plan of Reorganization on May 5, 2009. Adamar and Manchester are not parties to the Bankruptcy Petitions.

        The NJCCC, by its order dated January 21, 2009, directed the Company to file, or to show cause why it should not be required to file, a voluntary petition for relief under Chapter 11 of the Bankruptcy Code for the purpose of effecting the sale of the assets of the Company. On April 29, 2009 (the "Petition Date"), the Company filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court").

        On June 12, 2009, the New Jersey Bankruptcy Court approved the "credit bid" sale of the assets of the Company to a buyer to be designated by the holders of its Senior Debt in exchange for a portion of such Senior Debt, pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of April 29, 2009 (the "Asset Purchase Agreement"), which contemplated, among other things, that Adamar would not be affiliated with TE following the closing of the transaction and the entry into which agreement by the Company had been authorized by the NJCCC on April 29, 2009. On June 24, 2009, the Delaware Bankruptcy Court entered an order approving the Asset Purchase Agreement and the transactions contemplated thereby.

        On August 26, 2009, the NJCCC authorized Tropicana Entertainment, Inc., to apply for licensure as a holding company of the buyer of the Company's casino assets. In connection with and following such authorization, the parties to the Asset Purchase Agreement negotiated certain modifications of the Asset Purchase Agreement to, among other things, (i) account for the NJCCC authorization and the revised corporate structure made possible thereby, and (ii) structure the sale of the Company's assets as a tax-free reorganization under Section 368(a)(1)(G) of the Internal Revenue Code, pursuant to which the tax basis in such assets will be carried over to the purchaser. Such modifications are set forth in the Amended and Restated Purchase Agreement (the "Amended Agreement").

        On November 4, 2009, the New Jersey Bankruptcy Court entered an order approving the Amended Agreement and the transactions contemplated thereby, subject to the approval of such agreement and transactions by each of the NJCCC and the Delaware Bankruptcy Court. Also on November 4, 2009, the Delaware Bankruptcy Court entered an order approving the Amended Agreement and the related modifications to the confirmed Plan of Reorganization of the TE Debtors. The effectiveness of such plan is subject to, among other things, certain regulatory approvals of states in which the TE Debtors conduct operations.

        On November 19, 2009, the NJCCC approved the terms and conditions of the Amended Agreement and authorized the Company to enter into such Amended Agreement, and the parties executed such agreement as of November 20, 2009.

        The financial statements herein reflect the historical valuation of assets and liabilities of the Company as a result of the license denial by the NJCCC and therefore do not reflect any purchase price allocation related to the TE acquisition of Aztar on January 3, 2007. The financial statements reflect the intercompany transactions and accounts with RNJHC, Aztar, TCR, TE and affiliates. Additionally, the accompanying consolidated financial statements have been prepared assuming that the

FIN-D-5

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

1. Summary of Significant Accounting Policies (Continued)

Company will continue as a going concern. As discussed above, the Company filed for relief under Chapter 11 of the U.S. Bankruptcy Code. This matter raises substantial doubt about its' ability to continue as a going concern. Management's plans in regard to this matter are also described above. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with United States (U.S.) generally accepted accounting principles ("GAAP") for interim financial information and with the instructions for Form 10-Q of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. In preparing the accompanying unaudited condensed consolidated financial statements, the Company has reviewed, as determined by the Company's management, events that have occurred after September 30, 2009 up until the issuance of the financial statements, which occurred on December 21, 2009.

Valuation of Long-Lived Assets

        Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or amortizable intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.

Accounting Impact of Chapter 11 Case

        The accompanying consolidated financial statements have been prepared in accordance with Topic 852—"Reorganizations" of the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") ("ASC 852") and on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. The ability of the Company, both during and after the Chapter 11 Case, to continue as a going concern is contingent upon, among other things; (i) the ability of the Company to generate cash from operations and to maintain adequate cash on hand; (ii) the resolution of the uncertainty as to the amount of claims that will be allowed; (iii) the ability of the Company to confirm the Plan under the Bankruptcy Code and obtain any debt and equity financing which may be required to emerge from bankruptcy protection; and (iv) the Company's ability to achieve profitability. There can be no assurance that the Company will be able to successfully achieve these objectives in order to continue as a going concern. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

        Liabilities subject to compromise in the Consolidated Balance Sheets relate to certain of the liabilities of the Company incurred prior to the Petition Date. In accordance with ASC 852, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as

FIN-D-6

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

1. Summary of Significant Accounting Policies (Continued)

pre-petition claims in the Chapter 11 Case, even if they may be settled for lesser amounts in the future. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the plan of reorganization or other events. Liabilities subject to compromise consisted of the following:

September 30 2009
Advances from TE and other affiliates, net	$591,145
Advances from NJ affiliates, net	25,038
General liability claims reserve	1,687

$617,870

        All other liabilities are expected to be satisfied in the ordinary course of business. Accordingly, the Company has not reflected any of these liabilities as subject to compromise in the accompanying Balance Sheets. The Company believes this classification provides an appropriate presentation of liabilities that are subject to and not subject to compromise.

        The Company is required to accrue interest expense during the Chapter 11 Case only to the extent that it is probable that such interest will be paid pursuant to the proceedings. The Company has not recognized interest expense subsequent to the Petition Date in accordance with the current terms of its Asset Purchase Agreement. If interest expense were recorded subsequent to the Petition Date based on the historical terms of the indebtedness, interest expense would have increased by $22,248,000 for the nine months ended September 30, 2009.

        Reorganization expense for the periods presented includes professional fees and other expenses incurred which are directly associated with the bankruptcy process.

2. Property and Equipment

        Property and equipment consists of the following:

	September 30 2009	December 31 2008
	(In Thousands)
Land and land improvements	$49,974	$49,974
Building and improvements	922,001	921,024
Furniture, fixtures and equipment	195,291	196,311
Construction in progress	1,676	1,010

Total property and equipment-gross	1,168,942	1,168,319
Less: accumulated depreciation and amortization	(464,738)	(435,644)

Total property and equipment	$704,204	$732,675

FIN-D-7

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

2. Property and Equipment (Continued)

        Due to certain events and circumstances, including the continuing negative effects of regional competition on our results, the Company performed impairment testing related to its long-lived assets in accordance with ASC Topic 360 during 2008. A long-lived asset impairment charge was not recognized as the estimated undiscounted future cash flows expected to be generated by its long-lived asset group were greater than the carrying value of its assets. However, based upon current market conditions and management's estimates, the carrying value of the Company's long-lived assets may exceed their fair value.

3. Investments

        The New Jersey Casino Control Act provides, among other things, for an assessment of licensees equal to 1.25% of their gross gaming revenues in lieu of an investment alternative tax equal to 2.5% of gross gaming revenues. The Company may satisfy this investment obligation by investing in qualified eligible direct investments, by making qualified contributions or by depositing funds with the New Jersey Casino Reinvestment Development Authority ("CRDA"). Funds deposited with the CRDA may be used to purchase bonds designated by the CRDA or, under certain circumstances, may be donated to the CRDA in exchange for credits against future CRDA investment obligations.

        Investments consist of the following:

	September 30 2009	December 31 2008
	(In Thousands)
Investment in bonds—CRDA	$11,680	$10,862
Less unamortized discount	(3,252)	(3,014)
Less valuation allowance	(2,008)	(1,999)
Deposits—CRDA	28,352	26,762
Less valuation allowance	(7,743)	(7,341)
Direct investment—CRDA	3,685	3,685
Less valuation allowance	(571)	(588)

	$30,143	$28,367

        The CRDA bonds have various contractual maturities that range from 6 to 39 years. Actual maturities may differ from contractual maturities because of prepayment rights.

FIN-D-8

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

4. Long-Term Debt

        The Company's long-term debt with third parties consisted of the following:

	September 30 2009	December 31 2008
	(In Thousands)
Contract payable 7.2%; matures 2014	$216	$240
Less current portion	(36)	(34)

Long-term debt	$180	$206

5. Commitments and Contingencies

Licensing

        On November 26, 1982, the Company was granted a plenary gaming license by the NJCCC. The license is renewable every four years. In November 2003, the license was renewed for a period of four years, effective through November 30, 2007. On December 12, 2007, the NJCCC denied Tropicana Casinos and Resorts their license renewal and turned over control of the property to a Trustee/Conservator (refer to Note 1).

        The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business or asserted by way of defense or counter-claim in actions filed by the Company. Management believes that its defenses are substantial in each of these matters, and the Company's legal posture can be successfully defended or satisfactorily settled without material adverse effect on its consolidated financial position, results of operations or cash flows.

        The CCC imposes an annual tax of eight percent on gross casino revenue. Pursuant to legislation adopted in 1984, casino licensees are required to invest an additional one and one-quarter percent of gross casino revenue for the purchase of bonds to be issued by the CRDA or make other approved investments equal to that amount; in the event the investment requirement is not met, the casino licensee is subject to a tax of two and one-half percent on gross casino revenue. As mandated by the legislation, the interest rate of the CRDA bonds purchased by the licensee will be two-thirds of the average market rate for bonds available for purchase and published by a national bond index at the time of the CRDA bond issuance. The Company's reinvestment obligation for the nine months ended September 30, 2009 and September 30, 2008, respectively, was $3,059,000 and $3,498,000 for the purchase of CRDA bonds. For the nine months ended September 30, 2009 and 2008, the Company recorded a loss provision of $1,227,000 and $999,000, respectively. The loss provision is to recognize the effect of the below market interest rate using the interest rate in effect at September 30, 2009.

Chapter 11 Case

        As described in Note 1, on the Petition Date, the Company filed voluntary petitions in the Bankruptcy Court seeking relief under the Bankruptcy Code.

        The Company continues to operate its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and the

FIN-D-9

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

5. Commitments and Contingencies (Continued)

orders of the Bankruptcy Court. As debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, and may pay all debts and honor all obligations arising in the ordinary course of business after the Petition Date. However, the Company may not pay creditors on account of obligations arising before the Petition Date or engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court, after notice and an opportunity for a hearing.

        Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most litigation pending against the Company, are stayed. Other pre-petition contractual obligations against the Company generally may not be enforced. Absent an order of the Bankruptcy Court providing otherwise, substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and other stakeholders, and approved by the Bankruptcy Court.

        The Company has received approval from the Bankruptcy Court of its "first day" motions, which were filed as part of the Chapter 11 Case. Among other "first day" relief, the Company received approval to continue wage and salary payments and other benefits to employees as well as certain related pre-petition obligations; to continue to honor customer programs as well as certain related pre-petition customer obligations; and to pay certain pre-petition trade claims held by critical vendors. The Company intends to continue to pay its vendors and suppliers in the ordinary course of business for goods and services delivered post-petition.

        Under the priority scheme established by the Bankruptcy Code, certain post-petition and secured or "priority" pre-petition liabilities need to be satisfied before general unsecured creditors are entitled to receive any distribution. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to the claims and interests of each of these constituencies. Additionally, no assurance can be given as to whether, when or in what form unsecured creditors may receive a distribution on such claims or interests.

        Under the Bankruptcy Code, we may assume, assume and assign, or reject certain executory contracts and unexpired leases, including, without limitation, leases of real property and equipment, subject to the approval of the Bankruptcy Court and certain other conditions. Any description of an executory contract or unexpired lease in this Report, including where applicable our express termination rights or a quantification of our obligations, must be read in conjunction with, and is qualified by, any overriding rejection rights we have under the Bankruptcy Code. As of the date of the filing of the Chapter 11 Case, virtually all pending litigation against the Company is stayed as to the Company, and absent further order of the Bankruptcy Court, no party, subject to certain exceptions, may take any action, also subject to certain exceptions, to recover on pre-petition claims against the Company.

Other

        The State of New Jersey has filed unsecured and priority bankruptcy claims related to an arbitrary assessment audit that is still in progress. These claims do not comport with the Company's books and records and are actively being contested. No provision for these claims has been recorded in the financial statements.

FIN-D-10

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

6. Complimentaries

        Operating revenues exclude the retail value of complimentary hotel services, food and beverage and other goods and services furnished to customers. The estimated costs of providing such complimentaries are included in casino operating expense through interdepartmental allocations as follows:

	September 30
	2009	2008
	(In Thousands)
Rooms	$11,737	$10,876
Food and beverage	20,877	21,336
Other	347	552

	$32,961	$32,764

7. Related Parties

        Transactions with TE, TCR and their affiliates, including Aztar, included activity principally related to joint insurance programs, federal income tax filings, and other administrative services. Activity also included the net repayment of cash advances to TE affiliates in 2008 as well as interest payments on certain debt owed to TE affiliates.

        TCR and TE did not provide any services to the Company in 2009 and 2008. Neither a management fee nor any expenses directly incurred by TCR and TE were charged to the Company.

        Advances from TE and other affiliates, net consist of the following:

	September 30 2009	December 31 2008
	(In Thousands)
Note payable to Aztar Corporation; 12.0% due in 2014	$292,000	$292,000
Advances from Aztar and other TE affiliates	299,145	281,532

Advances from affiliates, net	$591,145	$573,532

        A rollforward of activity during the nine months ended September 30, 2009 is as follows (in thousands):

Advances from TE and other affiliates, net at December 31, 2008	$573,532
Interest on affiliate debt	17,799
Other	(186)

Advances from TE and other affiliates, net at September 30, 2009	$591,145

        At September 30, 2009 and December 31, 2008 the Company has recorded $591,145,000 and $573,532,000 owed to TE and its subsidiaries as a current liability on the accompanying balance sheet. It is expected that the ultimate resolution of such obligation will be finalized as part of the sale of the Company (see Note 1).

FIN-D-11

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

7. Related Parties (Continued)

        The classification as a current liability reflects defaults under the Senior Credit Facility and the Senior Subordinated Notes, and the filing of the Bankruptcy Petitions. Subject to the determination of the Bankruptcy Court, it is expected that proceeds from the sale of the Company would be used to repay certain of the amounts outstanding under the Senior Credit Facility.

        The Company also has transactions with certain New Jersey affiliates related to the rental of certain facilities utilized in the operation of the Property but owned by these NJ affiliates. The advances to NJ affiliates of $25,038,000 and $21,404,000 are recorded as a current liability in the accompanying balance sheets respectively, as it is expected that such amounts will be settled as part of the sale of the Company.

8. Fair Value of Financial Instruments

        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

	September 30, 2009		December 31, 2008
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In Thousands)
Assets
Investments	$30,143	$30,143	$28,367	$28,367
Liabilities
Current portion of long-term debt	36	36	34	34
Long-term debt	180	180	206	206
Debt to Aztar Corporation	531,000	—	531,000	—

        The carrying amounts shown in the table are included, if applicable, in the Consolidated Balance Sheets under the indicated captions. All of the Company's financial instruments are held or issued for purposes other than trading.

        The following notes summarize the major methods and assumptions used in estimating the fair values of financial instruments.

        Investments consisted of deposits with the CRDA, CRDA bonds that bear interest at two-thirds of market rates resulting in a fair value lower than cost and other CRDA investments (primarily loans). The carrying amounts of these deposits, bonds and other investments are presented net of a valuation allowance and in the case of the bonds an unamortized discount that result in an approximation of fair values.

        The fair value of the Company's notes payable to Aztar cannot be calculated due to the related party nature of the financial instrument.

FIN-D-12

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort (Debtor in Possession)

Notes to Consolidated Financial Statements (Continued)

September 30, 2009

9. Income Taxes

        No tax benefit has been recorded for the nine months ended September 30, 2009 or 2008 due to the uncertainty of realization of the benefit. The New Jersey Division of Taxation is examining the New Jersey income tax returns for the years 1995 through 2001. All years subsequent to 2001 are open and subject to investigation as well. Management believes that adequate provision for income taxes has been made in the financial statements.

        The Company accounts for Income Taxes under ASC Topic 740, Income Taxes ("ASC 740"). ASC 740 provides guidance on classification, interest and penalties, accounting in interim periods, disclosures and transition. A tax position is recognized if it meets a "more likely than not" threshold, and is measured at the largest amount of benefit that is greater than 50% likely of being realized. Uncertain tax positions must be reviewed at each balance sheet date. There were no material changes in our tax liabilities recorded under ASC 740 since December 31, 2008.

FIN-D-13

Report of Independent Auditors

Management
Adamar of New Jersey, Inc.

        We have audited the accompanying consolidated balance sheets of Adamar of New Jersey, Inc. (the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations, cash flows, and shareholder's equity for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Adamar of New Jersey, Inc. as of December 31, 2008 and 2007, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company's indirect parent, Tropicana Entertainment, LLC ("Tropicana") and certain of its affiliates, excluding the Company, has filed a voluntary petition seeking to reorganize under chapter 11 of the federal bankruptcy laws. Because the Company is a guarantor under the Senior Debt Facility, a guarantor of the Senior Subordinated Notes under the indenture, and substantially all its assets are pledged as collateral under the Senior Debt Facility, these matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March 30, 2009, except for
Note 14 as to which the date
is November 20, 2009

FIN-E-1

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Consolidated Balance Sheets

(In Thousands)

	December 31
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$46,096	$29,458
Receivables, gaming, hotel and other, net	16,735	18,762
Inventories	2,410	3,686
Prepaid expenses and other	7,302	5,155
Deferred income taxes	5,189	5,791

Total current assets	77,732	62,852
Property and equipment, at cost, net	732,675	767,374
Investments	28,367	26,068
Tenant allowances and other assets	23,842	24,662

Total assets	$862,616	$880,956

Liabilities and shareholder's equity
Current liabilities:
Accounts payable and accruals	$30,729	$35,785
Accrued payroll and employee benefits	7,253	8,598
Current portion of long-term debt	34	31
Casino reinvestment obligation	941	1,116
Advances from TE and other affiliates, net	573,532	533,098
Advances from NJ affiliates, net	21,404	16,559
Other current liabilities	2,729	2,621

Total current liabilities	636,622	597,808
Long-term debt, net of current portion	206	240
Deferred income taxes	24,786	25,905

Total liabilities	661,614	623,953

Shareholder's equity:
Common stock, no par value (100 shares authorized, issued and outstanding)	1	1
Paid-in capital	283,086	283,086
Accumulated deficit	(82,085)	(26,084)

Total shareholder's equity	201,002	257,003

Total liabilities and shareholder's equity	$862,616	$880,956

See accompanying notes.

FIN-E-2

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Consolidated Statements of Operations

(In Thousands)

	Year Ended December 31
	2008	2007	2006
Revenues:
Casino	$300,046	$348,232	$404,075
Rooms	35,856	44,561	41,022
Food and beverage	17,476	20,713	20,552
Other	16,990	19,504	21,568

Total revenues	370,368	433,010	487,217

Costs and expenses:
Casino	128,563	133,002	148,383
Rooms	15,279	16,252	18,259
Food and beverage	15,187	17,480	18,681
Other	4,555	5,670	6,948
Marketing	62,927	55,188	60,240
General and administrative	25,385	26,704	30,434
Utilities	16,875	15,085	15,511
Repairs and maintenance	12,919	12,452	16,738
Provision for doubtful accounts	2,007	1,361	2,398
Property taxes and insurance	28,107	31,943	29,157
Rent	3,539	3,160	3,261
Rent to New Jersey affiliate	4,845	4,845	4,845
Construction accident insurance recoveries, net	—	(24,408)	(9,449)
Depreciation and amortization	47,834	47,884	48,735

Total	368,022	346,618	394,141

Operating profit	2,346	86,392	93,076
License denial expense	(6,178)	(1,639)	—
Interest income, net	940	1,404	1,452
Interest expense—related party	(53,395)	(53,395)	(35,063)
Corporate management fee expense	—	—	(32,000)

(Loss) income before income taxes	(56,287)	32,762	27,465
Income taxes benefit (provision)	286	(54,366)	(10,458)

Net (loss) income	$(56,001)	$(21,604)	$17,007

See accompanying notes.

FIN-E-3

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31
	2008	2007	2006
Cash flows from operating activities
Net (loss) income	$(56,001)	$(21,604)	$17,007
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	47,834	47,884	48,735
Stock options compensation expense	—	385	380
Tax benefit from stock options exercised	—	—	74
Amortization of CRDA bond discount/interest	(40)	(60)	(177)
Reclassification of excess stock options tax benefit to financing activities	—	—	(74)
Amortization of deferred slot credit	—	(45)	(498)
Deferred income taxes	(517)	50,493	9,754
Amortization of deferred rental income	(2,521)	(2,353)	(2,301)
Rent/interest expense amortization	7	28	28
Construction accident insurance recoveries, net	—	(24,408)	(9,449)
Loss on disposal of property and equipment and other assets	41	64	224
Loss on reinvestment obligation	1,594	1,485	1,122
Provision for doubtful accounts	2,007	1,361	2,398
Increase in accrued interest to parent company	41,804	—	—
Sales and luxury tax rebates	711	711	711
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(347)	1,840	240
(Increase) decrease in inventories	(17)	349	(670)
(Increase) decrease in prepaid expenses and other	(2,147)	2,070	(3,439)
Decrease in other assets	4,110	4,790	4,834
Decrease in accounts payable, accrued expenses and other	(6,633)	(1,031)	(8,521)

Net cash provided by operating activities	29,885	61,959	60,378

Cash flows from investing activities
Proceeds from sale of property and equipment	$—	$232	$350
Acquisition of property and equipment	(16,812)	(28,843)	(33,140)
Sales and luxury tax rebates	3,121	3,046	3,025
Proceeds from reduction in investments	797	3,198	3,714
Construction accident insurance recoveries, net	—	24,408	9,449
Reductions (additions) in other long term assets	173	(216)	382
Additions to investments	(4,466)	(5,047)	(5,743)

Net cash used in investing activities	(17,187)	(3,222)	(21,963)

Cash flows from financing activities
Advances from NJ affiliates, net	4,845	4,845	4,840
Advances to affiliates, net	(855)	(99,246)	(30,222)
Changes in bank overdraft	—	1,906	(2,469)
Reclassification of excess stock options tax benefit from operating activities	—	—	74
Principal payments on long-term debt	(50)	(50)	(66)

Net cash provided by (used in) financing activities	3,940	(92,545)	(27,843)

Net increase (decrease) in cash	16,638	(33,808)	10,572
Cash and cash equivalents at beginning of year	29,458	63,266	52,694

Cash and cash equivalents at end of year	$46,096	$29,458	$63,266

Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Other assets reduced for property and equipment	$—	$—	$2,236
Investments reduced for property and equipment	—	—	1,680
Accounts payable and accruals incurred for property and equipment	—	—	543
Property and equipment transferred (to) from an affiliate	—	—	(67)
Cash paid during the year for interest	11,678	53,416	35,063

See accompanying notes.

FIN-E-4

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Consolidated Statements of Shareholder's Equity

(In Thousands)

	Common Stock, No Par Value	Paid-in Capital	Deficit	Total
Balance at December 31, 2005	$1	$282,247	$(21,487)	$260,761
Stock option compensation expense	—	380	—	380
Tax benefit from stock options exercised	—	74	—	74
Net income	—	—	17,007	17,007

Balance at December 31, 2006	1	282,701	(4,480)	278,222
Stock option compensation expense	—	385	—	385
Net loss	—	—	(21,604)	(21,604)

Balance at December 31, 2007	1	283,086	(26,084)	257,003
Net loss	—	—	(56,001)	(56,001)

Balance at December 31, 2008	$1	$283,086	$(82,085)	$201,002

See accompanying notes.

FIN-E-5

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements

December 31, 2008

1. Summary of Significant Accounting Policies

Basis of Presentation

        The consolidated financial statements include the accounts of Adamar of New Jersey, Inc. ("Adamar") and its wholly-owned subsidiary, Manchester Mall, Inc., ("Manchester") (collectively the "Company"), after elimination of all significant intercompany accounts and transactions.

        The Company operates a casino hotel in Atlantic City, New Jersey (the "Property") and was, prior to the activation of the ICA Trust described below, a subsidiary of Ramada New Jersey Holdings Corporation ("RNJHC") which is, in turn, a wholly-owned subsidiary of Aztar Corporation ("Aztar") which in turn is a wholly owned subsidiary of Tropicana Casinos & Resorts, Inc. ("TCR").

        TCR acquired Aztar on January 3, 2007 and completed an internal corporate restructuring that made Aztar a direct wholly-owned subsidiary of Tropicana Entertainment LLC ("TE"), which is an indirect wholly-owned subsidiary of TCR. In order to enable TCR and TE to operate the Property on an interim basis pending completion of the New Jersey casino license qualification process, they were required to apply to the New Jersey Casino Control Commission (the "NJCCC") for temporary operating approval, which is known as interim casino authorization ("ICA"). TCR and TE also entered into a trust agreement, which among other things, had the effect of appointing the retired New Jersey Supreme Court Justice Gary S. Stein as Trustee and establishing a trust (the "ICA Trust") into which all outstanding shares of the Company were deposited concurrently with TE's acquisition of Aztar.

        In November 2006, the NJCCC issued an ICA permit to TCR and TE pursuant to which TCR and TE and their affiliates operated the Property from January 3, 2007 through December 12, 2007. The casino license qualification process concluded on December 12, 2007 when the NJCCC denied TCR's and TE's application for plenary qualification as a holding company of the Company, declared the ICA Trust operative and appointed Justice Gary S. Stein (who served as trustee under the terms of the ICA Trust Agreement)as Conservator (in his roles as Trustee and Conservator, the "Trustee/Conservator") to, among other things, conduct a sale process of the equity securities of Adamar or all of the assets of the former casino licensee in accordance with New Jersey law and oversee the operation of the Property pending its sale to a third party.

        In connection with the acquisition of Aztar, TE and certain other affiliates entered into a Senior Debt Facility and issued Senior Subordinated Notes. The outstanding amount of the indebtedness on the Senior Debt and Senior Subordinated Debt is approximately $1.3 billion and approximately $960 million, respectively at December 31, 2008. The Company is a guarantor under the Senior Debt Facility, a guarantor of the notes, and substantially all of the Company's assets are pledged as collateral thereunder. The denial of the casino license on December 12, 2007 constituted an event of default under the Senior Debt Facility. On December 12, 2007, TE, its affiliate borrowers and the Senior Debt lenders entered into a forbearance agreement with the lenders whereby the lenders agreed not to declare an event of default related to the license denial in the absence of certain events, including the filing of bankruptcy petitions by the borrowers.

        On May 5, 2008, TE and certain of its affiliates (the "TE Debtors"), including among others RNJHC, Aztar, Atlantic-Deauville, Inc. and its subsidiary, Adamar Garage Corporation ("AGC"), and Ramada New Jersey, Inc. filed voluntary petitions for relief (collectively, the "Bankruptcy Petitions") under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of

FIN-E-6

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

1. Summary of Significant Accounting Policies (Continued)

Delaware (the "Delaware Bankruptcy Court"). In addition, the indebtedness outstanding under the Senior Debt Facility and the Senior Notes has been accelerated.

        The financial statements herein reflect the historical valuation of assets and liabilities of the Company as a result of the license denial by the NJCCC and therefore do not reflect any purchase price allocation related to the TE acquisition of Aztar on January 3, 2007. The financial statements reflect the intercompany transactions and accounts with RNJHC, Aztar, TCR, TE and affiliates. Additionally, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed above, TE has filed a voluntary petition seeking to reorganize under Chapter 11 of the federal bankruptcy laws. Because the Company is a guarantor under the Senior Debt Facility, a guarantor of the Senior Subordinated Notes under the indenture, and substantially all its assets are pledged as collateral under the Senior Debt Facility, these matters raise substantial doubt about its ability to continue as a going concern.

        Management's plans in regard to these matters are also described above. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

        Highly liquid investments purchased with an original maturity of three months or less are classified as cash equivalents. These instruments are stated at cost, which approximates fair value because of their short maturity.

Inventories

        Inventories, which consist primarily of food, beverage, uniforms and operating supplies, are stated at the lower of cost or market value. Costs are determined using the average cost method.

Advertising Costs

        Costs for advertising are expensed as incurred. Advertising costs were $9,030,000 in 2008, $6,664,000 in 2007 and $9,400,000 in 2006.

Concentration of Credit Risk

        Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments in excess of $100,000 which are all invested in the same financial institution, investments and trade accounts receivable.

FIN-E-7

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

1. Summary of Significant Accounting Policies (Continued)

Property and Equipment

        Property and equipment are stated at cost. Maintenance and repairs are charged to operations when incurred. Renewals and betterments which significantly extend the useful lives of existing property and equipment are capitalized. During construction, the Company capitalizes interest and other direct and indirect costs, which are primarily property taxes, insurance costs, outside legal costs and the compensation costs of project personnel devoted exclusively to managing the project. Interest is capitalized monthly by applying the effective interest rate on certain borrowings to the average balance of expenditures. No interest was capitalized during the years ended December 31, 2008. Gains or losses on dispositions of property and equipment are reflected in earnings as realized.

        Depreciation is computed on the straight-line basis over the estimated useful lives (building and improvements—3 to 40 years; equipment, furniture and fixtures—3 to 15 years).

        Leasehold improvements are amortized over the lower of the estimated useful life of the improvement or the term of the related lease.

CRDA Investment

        The Casino Reinvestment Development Authority ("CRDA") deposits are carried at cost less a valuation allowance because they have to be used to purchase CRDA bonds that carry below market interest rates unless an alternative investment is approved. The valuation allowance is established by a charge to the Statement of Operations as part of general and administrative expense at the time the obligation is incurred to make the deposit unless there is an agreement with the CRDA for a return of the deposit at full face value. If the CRDA deposits are used to purchase CRDA bonds, the valuation allowance is transferred to the bonds as a discount, which is amortized to interest income using the interest method. If the CRDA deposits are used to make other investments, the valuation allowance is transferred to those investments and remains a valuation allowance. The CRDA bonds are classified as held-to-maturity securities and are carried at amortized cost less a valuation allowance. The average interest rate on the CRDA investment was 2.3%, 3.2% and 3.2% for 2008, 2007 and 2006, respectively.

New Jersey Gaming License Costs

        Gaming license costs are capitalized and amortized over the renewal period. Amortization expense for gaming license costs was $465,000 for 2007 and $507,000 for 2006. These costs were fully amortized as of December 31, 2007.

        In addition, the Company incurred costs associated with the December 2007 gaming license process which normally would have been capitalized over the renewal period. As a result of the December 12, 2007 license denial, these costs were written off as a component of Non-Operating Income (Expense) in the Statements of Operations along with other costs including certain regulatory supervisory costs related to the subsequent Trustee/Conservator process. Such charges aggregated $2,014,000. The Company believes a significant portion of these costs should be reimbursed by TE but had not resolved this issue with TE prior to the filing of the Bankruptcy Petitions; accordingly, $1,639,000 has been reflected as license denial expense in the accompanying financial statements. Of the $2,014,000, $375,000 is related to a fine imposed by the NJCCC for which the accompanying

FIN-E-8

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

1. Summary of Significant Accounting Policies (Continued)

financial statements have been prepared reflecting half of that expense as the responsibility of the Company and half of that expense as the responsibility of TE. Such allocation is subject to the approval of the Bankruptcy Court.

Leasing Costs

        Leasing costs are capitalized as incurred and amortized evenly, as a reduction to rental income, over the related lease terms. Leasing costs consist primarily of tenant allowances, which are incentives provided to tenants whereby the Company agrees to pay certain amounts toward tenant leasehold improvements or other tenant development costs. Leasing costs also include lease acquisition costs, which consist primarily of leasing agent fees and legal fees incurred by the Company. Leasing costs are included in Other Assets on the Balance Sheet.

Valuation of Long-Lived Assets

        Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances warrant such a review. The carrying value of a long-lived or amortizable intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is separately identifiable and is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the asset.

Revenue Recognition

        Casino revenue consists of the net win from gaming activities, which is the difference between gaming wins and losses. Other revenue consists of revenue from many various sources such as entertainment, telephone, commissions and surcharges, hotel services and rental income. These revenues are recognized as earned. The Company makes cash promotional offers to certain of its customers, including cash rebates as part of loyalty programs generally based on an individual's level of gaming play. These costs are classified as a reduction in casino revenue. For the year ended December 31, 2008, the total casino revenue was $300,046,000 which is comprised of $104,449,000 for games revenue and $195,597,000 for slot revenue. For the year ended December 31, 2007, the total casino revenue was $348,232,000 which is comprised of $116,973,000 for games revenue and $231,259,000 for slot revenue. For the year ended December 31, 2006, the total casino revenue was $404,075,000 which is comprised of $120,181,000 for games revenue and $283,894,000 for slot revenue. Estimated payouts for progressive slot machine balances are recorded as liabilities in the accompanying financial statements.

Income Taxes

        Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those

FIN-E-9

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

1. Summary of Significant Accounting Policies (Continued)

differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

2. Accounts Receivable—Concentration of Credit Risk

        The Company's gaming and hotel receivables are concentrated primarily in the northeastern region of the United States. As a general policy, the Company does not require collateral for these accounts receivable. At December 31, 2008 and December 31, 2007, the net accounts receivable were $16,735,000 and $18,762,000, respectively.

        Trade receivables are initially recorded at cost. Accounts are written off when the Company deems the account to be uncollectible. An allowance for doubtful accounts is maintained at a level considered adequate to provide for possible future losses. The allowance is estimated based on specific review of customer accounts, the age of the receivables, the Company's historical collection experience and current economic conditions. At December 31, 2008 and December 31, 2007, the allowance for doubtful accounts was $7,460,000 and $7,559,000, respectively.

3. Property and Equipment

        Property and equipment consists of the following:

	2008	2007
	(In Thousands)
Land and land improvements	$49,974	$49,974
Buildings and improvements	921,024	910,000
Furniture, fixtures and equipment	196,311	188,390
Leased personal property	—	1,353
Construction in progress	1,010	11,812

	1,168,319	1,161,529
Less accumulated depreciation and amortization	(435,644)	(394,155)

	$732,675	$767,374

        Depreciation expense was $47,834,000 in 2008, $47,420,000 in 2007 and $48,228,000 in 2006.

4. Investments

        The New Jersey Casino Control Act provides, among other things, for an assessment of licensees equal to 1.25% of their gross gaming revenues in lieu of an investment alternative tax equal to 2.5% of gross gaming revenues. The Company may satisfy this investment obligation by investing in qualified eligible direct investments, by making qualified contributions or by depositing funds with the New Jersey Casino Reinvestment Development Authority ("CRDA"). Funds deposited with the CRDA may be used to purchase bonds designated by the CRDA or, under certain circumstances, may be donated to the CRDA in exchange for credits against future CRDA investment obligations.

FIN-E-10

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

4. Investments (Continued)

        Investments consist of the following:

	December 31
	2008	2007
	(In Thousands)
Investment in bonds—CRDA	$10,862	$11,612
Less unamortized discount	(3,014)	(3,225)
Less valuation allowance	(1,999)	(2,502)
Deposits—CRDA	26,762	23,044
Less valuation allowance	(7,341)	(5,993)
Direct investment—CRDA	3,685	3,744
Less valuation allowance	(588)	(612)

	$28,367	$26,068

        The CRDA bonds have various contractual maturities that range from 6 to 40 years. Actual maturities may differ from contractual maturities because of prepayment rights.

        In April 2002, the Company commenced construction on a major expansion project. The Company has an agreement with the CRDA for approximately $20,100,000 in funding in connection with this expansion project. As of December 31, 2008, the Company has received approximately $19,500,000 in funding from the CRDA under this agreement. At December 31, 2008, December 31, 2007 the Company had approximately $92,000 and $110,000, respectively, in available deposits with the CRDA that qualified for this funding and accordingly was reclassified to accounts receivable. This agreement expired on December 31, 2008.

5. Long-Term Debt

        The Company's long-term debt with third parties consisted of the following:

	December 31
	2008	2007
	(In Thousands)
Contract payable 7.2%; matures 2014	$240	$271
Less current portion	(34)	(31)

Long-term debt	$206	$240

        Maturities of long-term debt subsequent to December 31, 2008 are as follows (in thousands):

2009	$34
2010	36
2011	39
2012	42
2013	45
Thereafter	44

$240

FIN-E-11

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

5. Long-Term Debt (Continued)

        The following is a summary of TE and affiliate debt outstanding with third parties at December 31, 2008.

        On January 3, 2007 TE and other affiliates of TE entered into a Senior Credit Facility with a group of banks which was scheduled to mature in January 2012. At December 31, 2008, approximately $1.3 billion was outstanding. Substantially all of the Company's assets are pledged as collateral under the Senior Credit Facility and the Company is a guarantor of the debt. On December 12, 2007 TE and affiliates entered into a Forbearance Agreement with the lenders whereby the lenders agreed not to declare an event of default related to the NJCCC license refusal discussed in Note 1 in the absence of certain events, including the filing of a bankruptcy petition.

        On December 28, 2006 TE issued $960 million of Senior Subordinated Notes due December 15, 2014 all of which are outstanding at December 31, 2008 (refer to Note 1). The Company is a guarantor of these Notes. Due to the termination of the forbearance agreement relating to the indenture, the trustee under the indenture has the right to accelerate the notes and exercise remedies under the indenture against the Company as a guarantor of the Senior Subordinated Notes. The Trustee/Conservator, on behalf of the Company, and representatives of the holders of the notes are engaged in discussions concerning the sale process described in Note 1.

        On May 5, 2008, TE and certain of its affiliates, including RNJHC, Aztar, Atlantic-Deauville, Inc. and its subsidiary, AGC, and Ramada New Jersey, Inc. filed Bankruptcy Petitions. The Company and its subsidiary are not parties to the Bankruptcy Petitions. Refer to "Note 1: Basis of Presentation" for a discussion of the Bankruptcy Petitions and their potential impact on the Company and its subsidiary.

        Refer to Note 8—Related Parties for a discussion of debt between the Company and its affiliates, which affiliates have filed Bankruptcy Petitions.

6. Leases (As Lessee)

        The Company entered into an agreement with AGC, an affiliate of the Company also owned by RNJHC, for the lease of the Transportation Center (a 1,100-space self-park garage and a 9-bay bus terminal) and a 1,100-space parking garage along with the land, all improvements and air rights. As discussed in Note 5, on May 5, 2008, AGC was included in Chapter 11 Bankruptcy Petitions filed by TE and certain of its affiliates. The rental amount is $4,700,000 per year and will expire on February 4, 2078.

FIN-E-12

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

6. Leases (As Lessee) (Continued)

        Minimum future lease obligations on non-cancelable leases at December 31, 2008 are as follows:

	AGC	Other	Total
	(In Thousands)
2009	$4,700	$1,428	$6,128
2010	4,700	885	5,585
2011	4,700	710	5,410
2012	4,700	549	5,249
2013	4,700	495	5,195
Thereafter	301,192	5,250	306,442

	$324,692	$9,317	$334,009

        Rental expenses under operating leases for 2008, 2007 and 2006 amounted to $8,383,000, $8,005,000 and $8,106,000, respectively.

7. Complimentaries

        Operating revenues exclude the retail value of complimentary hotel services, food and beverage and other goods and services furnished to customers. The estimated costs of providing such complimentaries are included in casino operating expense through interdepartmental allocations as follows:

	2008	2007	2006
	(In Thousands)
Rooms	$14,543	$11,964	$15,675
Food and beverage	27,905	28,724	34,425
Other	667	779	1,076

	$43,115	$41,467	$51,176

8. Related Parties

        Transactions with TE, TCR and their affiliates, including Aztar, included activity principally related to joint insurance programs, federal income tax filings, and other administrative services. Activity also included the net repayment of cash advances to TE affiliates in 2008, 2007 and 2006 as well as interest payments on certain debt owed to TE affiliates.

        TCR and TE provided various services to the Company in 2007. No such services were provided in 2008. Neither a management fee nor any expenses directly incurred by TCR and TE were charged to the Company.

        In 2006, Aztar performed various corporate services for the Company and charged the Company a management fee of $32,000,000.

FIN-E-13

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

8. Related Parties (Continued)

        Advances from TE and other affiliates, net consist of the following:

	December 31
	2008	2007
	(In Thousands)
Note payable to Aztar Corporation; 12.0% due in 2014	$292,000	$292,000
Advances from Aztar and other TE affiliates	281,532	241,098

Advances from affiliates, net	$573,532	$533,098

        A rollforward of activity during the year ending December 31, 2008 (in thousands) is as follows:

Advances from TE and other affiliates, net at December 31, 2007	$533,098
Interest on affiliate debt	53,395
Cash payments to TE	(11,591)
Other	(1,370)

Advances from TE and other affiliates, net at December 31, 2008	$573,532

        At December 31, 2008 and December 31, 2007 the Company has recorded $573,532,000 and $533,098,000 owed to TE and its subsidiaries as a current liability on the accompanying balance sheet. It is expected that the ultimate resolution of such obligation will be finalized as part of any sale of the Company.

        The classification as a current liability reflects defaults under the Senior Credit Facility and the Senior Subordinated Notes, and the filing of the Bankruptcy Petitions. Subject to the determination of the Bankruptcy Court, it is expected that proceeds from the sale of the Company would be used to repay certain of the amounts outstanding under the Senior Credit Facility.

        The Company recorded interest expense of $53,395,000 in 2008, $53,395,000 in 2007 and $35,040,000 in 2006 related to affiliate debt to Aztar. For the year ended December 31, 2008 and December 31, 2007, $18,355,000 in interest expense was recorded on $239,000,000 in advances from Aztar which were outstanding throughout the year. In addition $35,040,000 in expense was charged to the 12.0% note payable to Aztar during 2008, 2007 and 2006. In December 2007, the New Jersey Casino Control Commission ordered the Company to cease making cash payments to TE.

        The Company also has transactions with certain New Jersey affiliates related to the rental of certain facilities utilized in the operation of the Property but owned by these NJ affiliates (Refer to Note 7). The advances to NJ affiliates of $21,404,000 and $16,559,000 are recorded as current in 2008 and 2007 respectively, as it is expected that such amounts will be settled as part of any sale of the Company. The historical cost basis for property, plant and equipment held by the New Jersey Affiliates was $49,700,000 at December 31, 2008.

FIN-E-14

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

9. Contingencies and Commitments

        On November 26, 1982, the Company was granted a plenary gaming license by the NJCCC. The license is renewable every four years. In November 2003, the license was renewed for a period of four years, effective through November 30, 2007. On December 12, 2007, the New Jersey Casino Control Commission denied the plenary qualification of Tropicana Casinos and Resorts, Inc. as a holding company of the Company, denied the Company its license renewal and turned over control of the property to a Trustee/Conservator (refer to Note 1).

        On May 5, 2008, TE and certain of its affiliates, including RNJHC, Aztar, Atlantic-Deauville, Inc. and its subsidiary, and Ramada New Jersey, Inc. filed Bankruptcy Petitions. The Company and its subsidiary are not parties to the Bankruptcy Petitions. Refer to "Note 1: Basis of Presentation" and "Note 8: Related Parties".

        The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business or asserted by way of defense or counter-claim in actions filed by the Company. Management believes that its defenses are substantial in each of these matters, and the Company's legal posture can be successfully defended or satisfactorily settled without material adverse effect on its consolidated financial position, results of operations or cash flows.

        For 2008, the annual realty tax expense for the land and improvements was $21,498,000 based on a tax rate of $1.703 per $100 of assessed value. Realty taxes for subsequent years and for any expansion or improvements of the facilities may vary significantly depending on assessed values and the tax rate in effect at such future time.

        The NJCCC imposes an annual tax of eight percent on gross casino revenue. The tax on gross revenue was $28,297,000, $32,307,000 and $36,728,000 for 2008, 2007 and 2006, respectively. Pursuant to legislation adopted in 1984, casino licensees are required to invest an additional one and one-quarter percent of gross casino revenue for the purchase of bonds to be issued by the CRDA or make other approved investments equal to that amount; in the event the investment requirement is not met, the casino licensee is subject to a tax of two and one-half percent on gross casino revenue. As mandated by the legislation, the interest rate of the CRDA bonds purchased by the licensee will be two-thirds of the average market rate for bonds available for purchase and published by a national bond index at the time of the CRDA bond issuance. The Company's reinvestment obligation for 2008, 2007 and 2006, respectively, was $4,466,000, $5,047,000 and $5,743,000 for the purchase of CRDA bonds. In 2008, 2007 and 2006, the Company recorded a loss provision of $1,594,000, $1,486,000 and $1,122,000 respectively. The loss provision is to recognize the effect of the below market interest rate using the interest rate in effect at December 31, 2008.

        The Company has separate insurance policies that provide coverage for general liability and workers compensation claims. The Company's accrual for general liability claims was approximately $1,537,000 and $1,411,000 at December 31, 2008 and December 31, 2007, respectively. The Company's accrual for workers compensation claims was approximately $3,676,000 and $3,183,000 at December 31, 2008 and December 31, 2007, respectively.

FIN-E-15

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

9. Contingencies and Commitments (Continued)

NJSEA Subsidy Agreement

        In April 2004, the casinos located in Atlantic City ("Casinos"), including the Company, executed an agreement ("2004 NJSEA Subsidy Agreement") with the New Jersey Sports and Exposition Authority ("NJSEA") and the CRDA. The 2004 NJSEA Subsidy Agreement provided that the Casinos, on a pro rata basis according to their gross revenues, pay in cash and donate from the regular payment of their CRDA obligations a total of $86,000,000 in four annual installments in October of each of 2004 through 2007 to the NJSEA. It required that the funds be used by the NJSEA through December 31, 2008 to enhance purses, fund breeders' awards and establish account wagering at New Jersey horse racing tracks. The Company's portion of this industry obligation was approximately 8.7%.

        The New Jersey Legislature amended the Casino Control Act, effective April 18, 2008, to permit the Casinos to deduct the amount of certain promotional gaming credits wagered at their slot machines in calculating the tax on gross gaming revenue. The amendment became operative upon the August 14, 2008 certification by the Chair of the New Jersey Casino Control Commission ("NJCCC") to the State Treasurer that the Casinos and Casino Association of New Jersey ("CANJ") had executed a new subsidy agreement with NJSEA for the benefit of the horse racing industry for $30,000,000 annually for a three-year period ("2008 NJSEA Subsidy Agreement"). In addition, the NJCCC adopted regulations effective September 22, 2008 which establish procedures by which the Casinos may implement the promotional gaming credit tax deduction.

        The 2008 NJSEA Subsidy Agreement provides that the Casinos will pay the NJSEA $90,000,000 to be used solely for purse enhancements, breeder's purses and expenses to establish off-track wagering facilities which it incurs through 2011. The payments will be made in eleven installments from September 29, 2008 through November 15, 2011 and will total $22,500,000 in 2008, $30,000,000 in each of 2009 and 2010 and $7,500,000 in 2011. Each Casino will pay a share equal to a percentage representing the gross gaming revenue it reported for the prior calendar year compared to that reported by all Casinos for that year. The Company estimates its portion of this industry obligation is approximately 7.9%.

        The 2008 NJSEA Subsidy Agreement also provides that the NJSEA, all other entities which receive any portion of the payments and affiliates of either shall not operate, conduct, maintain or permit any casino gaming, including video lottery gaming, in any New Jersey location other than Atlantic City prior to 2012 and that the Casinos may bring an action in New Jersey Superior Court against any entity that does so to enforce this prohibition by specific performance.

        The 2008 NJSEA Subsidy Agreement further provides that if, prior to 2011, a statewide public question to authorize casino gaming at any New Jersey location other than Atlantic City is approved by the New Jersey Legislature or if, prior to 2012, any such statewide public question is approved by New Jersey voters or any New Jersey legislation is enacted or other New Jersey governmental action is taken authorizing such gaming or any such gaming is actually operated, conducted or maintained, then the Casinos shall make no further payments to NJSEA and, in certain circumstances, NJSEA shall return some or all of the payments it previously received from the Casinos.

        The 2008 NJSEA Subsidy Agreement acknowledges the publicly announced intention of the Governor to, by executive order, create a commission to study and report its recommendations for the

FIN-E-16

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

9. Contingencies and Commitments (Continued)

long term stability of the horse racing industry to the Governor and the Legislature on or about July 1, 2010 and provides that the Casinos, CANJ and NJSEA will work and cooperate in good faith with any such commission and that the NJSEA shall not support legislation for casino gaming in any New Jersey location other than Atlantic City prior to the commission's delivery of its report to the Governor and the Legislature.

10. Retirement Plans

        The Company has a defined contribution plan that covers substantially all employees who are not covered by a collective bargaining unit. The plan allows employees, at their discretion, to make contributions of their before-tax earnings to the plan up to an annual maximum amount. The Company matches 50% of the employee contributions that are based on up to 6% of an employee's before-tax earnings. Compensation expense during 2008, 2007 and 2006, respectively, with regard to Company matching contributions was $810,000, $1,179,000 and $1,189,000.

        The Company makes contributions based on hours worked, as specified in six union agreements, to union administered, multiemployer, defined contribution pension plans. Contributions to these plans during 2008, 2007 and 2006 amounted to $3,272,000, $2,934,000 and $3,802,000, respectively.

11. Accounting for the Impact of the October 30, 2003 Construction Accident

        An accident occurred on the site of the construction of the expansion of our facility on October 30, 2003. The accident resulted in loss of life and serious injuries, as well as extensive damage to the facilities under construction. Construction on the expansion project was substantially completed by December, 2004. The expansion included 502 additional hotel rooms, 20,000 square feet of meeting space, 2,400 parking spaces, and "The Quarter at Tropicana," a 200,000-square-foot dining, entertainment and retail center.

        In April, 2007, the Company and its insurance carriers reached a settlement agreement regarding all outstanding claims for dismantlement, debris removal and rebuild as a result of the 2003 construction accident.

        Also in April, 2007, the Company was a party to a settlement agreement that has fully resolved all liability claims that arose from the construction accident. The claims were satisfied in full within the policy limits of the Company's insurance programs and had no material effect on the Company's financial condition.

        In 2007 and 2006, the Company recorded $26,928,000 and $14,869,000 respectively, of insurance recoveries including amounts from the above referenced settlement regarding construction costs. Such recoveries also included reimbursements due to the delay of the opening of the expansion, including a portion of the anticipated profit that the Company would have recognized had the expansion opened as originally projected and reimbursement for certain costs incurred as a result of the delay.

        The Company incurred $2,520,000 and $5,420,000 in 2007 and 2006 respectively, of construction accident related costs and expenses primarily consisting of professional fees incurred as a result of the accident.

FIN-E-17

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

11. Accounting for the Impact of the October 30, 2003 Construction Accident (Continued)

        At December 31, 2008, the only significant outstanding issue related to the 2003 accident is business interruption claims made by the Company and Aztar which have not yet been resolved. It appears that any future benefit from such claims as well as any costs incurred to pursue such recoveries, will be payable to, or by, Aztar (with no impact to the Company) after the sale of the Company.

12. Income Taxes

        The (provision) benefit for income taxes is comprised of:

	2008	2007	2006
	(In Thousands)
Current:
Federal	$—	$—	$—
State	(231)	(3,873)	(704)

	(231)	(3,873)	(704)
Deferred:
Federal	1,635	(49,658)	(8,513)
State	(1,118)	(835)	(1,241)

	517	(50,493)	(9,754)

	$286	$(54,366)	$(10,458)

        For income tax purposes, the Company was included in Aztar's consolidated 2006 corporate federal income tax return. Prior to 2007, under the terms of a federal tax sharing arrangement with Aztar, the Company recorded a tax benefit for federal income tax purposes in periods when the Company had a pre-tax loss as such benefit was intended to be satisfied in future years by Aztar when the Company had pre-tax income. During 2007, as a result of the activation of the Trust described in Note 1, the Company is no longer included in Aztar's federal income tax return. Due to the pending sale of the Company and the activation of the Trust, in 2007 the Company recorded a charge of $42,058,000 to increase the valuation allowance related to deferred tax assets. The valuation allowance was increased to fully reserve for the amount of previously recorded tax benefits under the federal tax sharing arrangement that are no longer expected to be realized. As the asset recorded on the balance sheet related to the tax sharing arrangement was recorded as an income tax benefit, the recording of a valuation allowance against this asset has been recorded as income tax expense during the year ended December 31, 2007.

        The New Jersey Division of Taxation is examining the New Jersey income tax returns for the years 1995 through 2001. All years subsequent to 2001 are open and subject to investigation as well. Management believes that adequate provision for income taxes has been made in the financial statements.

        General business credits are taken as a reduction of the provision for income taxes during the year such credits become available. The following table provides a reconciliation between amounts

FIN-E-18

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

12. Income Taxes (Continued)

determined by applying the statutory federal income tax rate to pretax income and the (provision) benefit for income taxes:

	2008	2007	2006
	(In Thousands)
Benefit (provision) at statutory rate	$19,700	$(11,601)	$(9,613)
(Increase) decrease in tax resulting from:
Valuation allowance	(18,554)	(42,058)	—
State income taxes, net	(958)	(3,979)	(1,329)
Deductible compensation	—	3,745	—
Nondeductible business expenses	(23)	(26)	(54)
General business credits	100	117	209
Other	21	(564)	329

	$286	$(54,366)	$(10,458)

        The income tax effects of loss carryforwards, tax credit carryforwards and temporary differences between financial and income tax reporting that give rise to the deferred income tax assets and liabilities are as follows:

	December 31
	2008	2007
	(In Thousands)
Accrued liabilities	$6,190	$6,127
Accrued bad debt expense	3,047	3,088
Accrued compensation	2,030	1,894
Other	20	714

Gross deferred tax assets	11,287	11,823

Depreciation and amortization	(27,940)	(29,714)
Deductible prepaids	(2,944)	(2,223)

Gross deferred tax liabilities	(30,884)	(31,937)

Net deferred tax liabilities	$(19,597)	$(20,114)

        Effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 also provides guidance on classification, interest and penalties, accounting in interim periods, disclosures and transition. A tax position is recognized if it meets a "more likely than not" threshold, and is measured at the largest amount of benefit that is greater than 50% likely of being realized. Uncertain tax positions must be reviewed at each balance sheet date.

FIN-E-19

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

12. Income Taxes (Continued)

        A reconciliation of the beginning and ending amounts of gross unrecognized tax benefits is as follows (in thousands):

Gross unrecognized tax benefits at January 1, 2008	$4,735
Gross increases—Prior period tax positions	231
Gross decreases—Prior period tax positions	—
Gross increases—Current period tax positions	—
Settlements with taxing authorities	—
Lapse in statutes of limitations	—

Gross unrecognized tax benefits at December 31, 2008	$4,966

        The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. This policy did not change as a result of the adoption of FIN 48. The Company had $1,120,000, $891,000 and $215,000 in interest related to unrecognized tax benefits accrued as of December 31, 2008, 2007 and 2006, respectively. No amounts were accrued for penalties as of either date. Income tax expense for the year ended December 31, 2008 includes interest related to unrecognized tax benefits of $229,000.

13. Fair Value of Financial Instruments

        The following table presents the carrying amounts and estimated fair values of the Company's financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

	December 31
	2008		2007
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	(In Thousands)
Assets
Investments	$28,367	$28,367	$26,068	$26,068
Liabilities
Current portion of long-term debt	34	34	31	31
Long-term debt	206	206	240	240
Debt to Aztar Corporation	531,000	—	531,000	—

        The carrying amounts shown in the table are included, if applicable, in the Consolidated Balance Sheets under the indicated captions. All of the Company's financial instruments are held or issued for purposes other than trading.

        The following notes summarize the major methods and assumptions used in estimating the fair values of financial instruments.

FIN-E-20

Adamar of New Jersey, Inc.
dba Tropicana Casino and Resort

Notes to Consolidated Financial Statements (Continued)

December 31, 2008

13. Fair Value of Financial Instruments (Continued)

        Investments consisted of deposits with the CRDA, CRDA bonds that bear interest at two-thirds of market rates resulting in a fair value lower than cost and other CRDA investments (primarily loans). The carrying amounts of these deposits, bonds and other investments are presented net of a valuation allowance and in the case of the bonds an unamortized discount that result in an approximation of fair values.

        The fair value of the Company's notes payable to Aztar cannot be calculated due to the related party nature of the financial instrument.

14. Subsequent Events

        The NJCCC, by its order dated January 21, 2009, directed the Company to file, or to show cause why it should not be required to file, a voluntary petition for relief under Chapter 11 of the Bankruptcy Code for the purpose of effecting the sale of the assets of the Company. On April 29, 2009, the Company filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the "New Jersey Bankruptcy Court").

        On June 12, 2009, the New Jersey Bankruptcy Court approved the "credit bid" sale of the assets of the Company to a buyer to be designated by the holders of its Senior Debt in exchange for a portion of such Senior Debt, pursuant to the terms and conditions of an Asset Purchase Agreement, dated as of April 29, 2009 (the "Asset Purchase Agreement"), which contemplated, among other things, that Adamar would not be affiliated with TE following the closing of the transaction. On June 24, 2009, the Delaware Bankruptcy Court entered an order approving the Asset Purchase Agreement and the transactions contemplated thereby.

        On August 26, 2009, the NJCCC authorized Tropicana Entertainment, Inc., to apply for licensure as a holding company of the buyer of the Company's casino assets. In connection with and following such authorization, the parties to the Asset Purchase Agreement negotiated certain modifications of the Asset Purchase Agreement to, among other things, account for the NJCCC authorization and the revised corporate structure made possible thereby, which modifications are set forth in an Amended and Restated Purchase Agreement (the "Amended Agreement").

        On November 4, 2009, the New Jersey Bankruptcy Court entered an order approving the Amended Agreement and the transactions contemplated thereby, subject to the approval of such agreement and transactions by each of the NJCCC and the Delaware Bankruptcy Court. Also on November 4, 2009, the Delaware Bankruptcy Court entered an order approving the Amended Agreement and the related modifications to the confirmed Plan of Reorganization of the TE Debtors. The effectiveness of such plan is subject to, among other things, certain regulatory approvals of states in which the TE Debtors conduct operations.

        On November 19, 2009, the NJCC approved the terms and conditions of the Amended Agreement and authorized the Company to enter into such Amended Agreement, and the parties executed such agreement as of November 20, 2009.

FIN-E-21

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,717	$4,303
Accounts receivable, net	37	20
Due from affiliates, net	130	139
Prepaid expenses and other assets	164	370

Total current assets	3,048	4,832
Property and equipment, net	13,673	15,005
Goodwill	590	590
Intangible assets, net	325	340
Receivable from affiliate	9,738	9,558
Reserve related to receivable from affiliate	(7,478)	(7,478)
Other assets, net	157	157

Total assets	$20,053	$23,004

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities not subject to compromise:
Accounts payable	$740	$758
Due to affiliates	1,558	533
Accrued expenses and other liabilities	2,288	2,799

Total current liabilities not subject to compromise	4,586	4,090
Liabilities subject to compromise	3,667	3,722
Liabilities subject to compromise—guarantee of affiliate debt	2,289,249	2,281,239
Long-term portion of lease liability	1,988	2,102

Total liabilities	2,299,490	2,291,153
Commitments and contingencies (Note 8)
Members' deficit	(2,279,437)	(2,268,149)

Total liabilities and members' deficit	$20,053	$23,004

The accompanying notes are an integral part of the unuadited condensed financial statements.

FIN-F-1

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	Nine months ended September 30,
	2009	2008
	(unaudited)
Revenues:
Casino	$9,413	$19,089
Rooms	750	1,250
Food and beverage	798	2,324
Other	231	473

Gross revenues	11,192	23,136
Less promotional allowances	(704)	(2,889)

Net revenues	10,488	20,247

Operating costs and expenses:
Casino	6,171	9,265
Rooms	730	609
Food and beverage	502	372
Other	4	5
Marketing, advertising and promotions	695	1,782
General and administrative	2,989	3,069
Maintenance and utilities	990	1,367
Depreciation and amortization	1,822	2,655
Reserve related to receivable from affiliate	—	2,694

Total operating costs and expenses	13,903	21,818

Operating loss	(3,415)	(1,571)
Other (expense) income:
Loss related to guarantee of affiliate debt	(8,010)	(2,281,239)
Interest income	181	362

Total other (expense) income	(7,829)	(2,280,877)

Loss before reorganization items	(11,244)	(2,282,448)
Reorganization items	(44)	(10)

Net loss	$(11,288)	$(2,282,458)

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-F-2

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED STATEMENTS OF CHANGES IN MEMBERS' (DEFICIT) EQUITY

(in thousands)

Balance, December 31, 2007	$24,877
Net loss	(2,293,026)

Balance, December 31, 2008	(2,268,149)
Net loss (unaudited)	(11,288)

Balance, September 30, 2009 (unaudited)	$(2,279,437)

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-F-3

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2009	2008
	(unaudited)
Cash flows from operating activities:
Net loss	$(11,288)	$(2,282,458)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,822	2,655
Reserve related to receivable from affiliate	—	2,403
Loss related to guarantee of affiliate debt	8,010	2,281,239
Changes in assets and liabilities:
Accounts receivable, net	(17)	5
Prepaid expenses and other assets	206	144
Accounts payable, accrued expenses and other liabilities	(529)	(1,720)
Lease liability	(114)	(114)

Net cash (used in) provided by operating activities before reorganization items	(1,910)	2,154
Liabilities subject to compromise	(55)	3,614

Net cash (used in) provided by operating activities	(1,965)	5,768

Cash flows from investing activities:
Additions of property and equipment	(475)	(191)
Other	—	(116)

Net cash used in investing activities	(475)	(307)

Cash flows from financing activities:
Due from (to) affiliates, net	1,034	(3,187)
Receivable from affiliate	(180)	(2,020)

Net cash provided by (used in) financing activities	854	(5,207)

Net (decrease) increase in cash and cash equivalents	(1,586)	254
Cash and cash equivalents, beginning of period	4,303	3,470

Cash and cash equivalents, end of period	$2,717	$3,724

Supplemental cash flow disclosure:
Net cash paid for reorganization items	$44	$10
Interest reserved on receivable from affiliate	—	291

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-F-4

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        Columbia Properties Vicksburg, LLC (the "Company", "Vicksburg", "we", "our" or "us") was created on January 23, 2003, for the purpose of acquiring the riverboat gaming operation in Vicksburg, Mississippi, operating as Horizon Casino Hotel Vicksburg (the "Casino"). The Company is a co-guarantor under certain financing obligations of Tropicana Entertainment, LLC ("TE"), a company affiliated by common ownership (Note 3).

        On May 5, 2008 (the "Petition Date"), the Company, TE, Tropicana Entertainment Holdings, LLC ("TEH"), Tropicana Entertainment Intermediate Holdings, LLC ("TEIH"), JMBS Casino, LLC ("JMBS"), CP Laughlin Realty, LLC ("Realty") and certain of TE's subsidiaries (collectively, the "Debtors"), filed voluntary petitions (the "Chapter 11 Cases") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Case No. 08-10856). TE, TEH, TEIH, JMBS and Realty are affiliates of the Company and accordingly, they are not included in these financial statements.

        As the Debtors progressed toward an exit from the Chapter 11 Cases, the Debtors determined that, given their capital structure and the claims arising thereunder, as well as the nature of their business operations, two separate plans of reorganization were warranted. Accordingly, the Debtors proposed two separate plans of reorganization, one for Tropicana Las Vegas Hotel and Casino ("Tropicana LV") and related debtors and assets (the "Tropicana LV Plan") and the other for the Debtors' other casino gaming properties (the "Plan"), including the Company. The Bankruptcy Court confirmed the Plan on May 5, 2009 (the "Confirmation Date"). The Plan will not become effective until the conditions to effectiveness have been satisfied (the "Effective Date"). Effectiveness of the Plan is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. Approval from gaming regulators in Mississippi was received in May 2009.

        The accompanying financial statements are prepared on a "going concern" basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Due to the Chapter 11 Cases, such realization of assets and payment of liabilities are subject to a significant number of uncertainties. Specifically, the financial statements do not include all of the necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company's capitalization or operations as a result of the Plan. As a result of the ongoing nature of the Chapter 11 Cases, the financial statements contained herein are subject to material uncertainties.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

        The accompanying condensed financial statements included herein have been prepared by Vicksburg, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all

FIN-F-5

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

adjustments (which include normal recurring adjustments) necessary for a fair presentation of the results of the interim periods have been made. The results for the nine months ended September 30, 2009 are not necessarily indicative of results to be expected for the full fiscal year. These financial statements should be read in conjunction with the financial statements and notes thereto as of, and for the year ended December 31, 2008.

        For the period subsequent to the Petition Date, the accompanying financial statements have been prepared in accordance with accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the accompanying condensed balance sheets and are classified as liabilities subject to compromise at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the accompanying condensed statements of operations. Cash receipts and payments for reorganization items are disclosed separately in the statements of cash flows.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated in our condensed financial statements include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, capital expenditures, estimated cash flows in assessing the impairment of long-lived assets, goodwill and intangible assets, self-insured liability reserves, customer loyalty program reserves, contingencies and litigation, claims and assessments and liabilities subject to compromise which are reported at the amounts expected to be allowed under provisions of accounting guidance for financial reporting by entities in reorganization under the bankruptcy code and accounting guidance for loss contingencies. Actual results could differ from these estimates.

  Cash and Cash Equivalents

        Cash and cash equivalents include cash, cash on hand in the casino cage, certificates of deposit, money market funds and other highly liquid investments with original maturities of three months or less.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts maintained in financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 or with the Securities Investor Protection Group up to $500,000. Our money market accounts generally are not insured by the federal government. The Company does not expect that this risk will have a material effect on its financial condition, results of operations or cash flows.

FIN-F-6

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Accounts Receivable

        Accounts receivable consist primarily of casino, hotel and other receivables net of an allowance for doubtful accounts. Accounts receivable are typically noninterest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their expected realization, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written-off are recorded when received. Allowance for doubtful accounts was approximately $35,000 and $80,000 as of September 30, 2009 and December 31, 2008, respectively.

  Fair Value of Financial Instruments

        The carrying values of the Company's cash and cash equivalents, receivables and accounts payable approximate fair value because of the short term maturities of these instruments. Fair value of liabilities subject to compromise is not practicable to estimate while the Company is in bankruptcy.

  Inventories

        Inventories consist primarily of food and beverage, retail merchandise and operating supplies which are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets or, for capital leases and leasehold improvements, over the shorter of the asset's useful life or the term of the lease. Gains or losses on disposals of assets are recognized as incurred. Costs of major improvements are capitalized, whiles costs of normal repairs and maintenance are expensed as incurred.

        We must make estimates and assumptions when accounting for capital expenditures. Whether an expenditure is considered a maintenance expense or a capital asset is a matter of judgment. In contrast to normal repair and maintenance costs that are expensed when incurred, items we classify as maintenance capital are expenditures necessary to keep our existing property at its current level and are typically replacement items due to the normal wear and tear of our property and equipment as a result of use and age. Our depreciation expense is highly dependent on the assumptions we make about our assets' estimated useful lives. We determine the estimated useful lives based on our experience with similar assets, engineering studies and our estimate of the usage of the asset. Whenever events or circumstances occur which change the estimated useful life of an asset, we account for the change prospectively.

  Long-Lived Assets

        We evaluate our property and equipment and other long-lived assets for impairment in accordance with accounting guidance related to accounting for impairment or disposal of long-lived assets. For assets held for sale, we recognize the asset to be sold at the lower of carrying value or fair value less

FIN-F-7

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

costs to sell. Fair value for assets held for sale is generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured based on estimated fair value compared to carrying value, with fair value typically based on a discounted cash flow model. We believe no new indicators of impairment were present during the interim periods presented.

  Goodwill and Intangible Assets

        Goodwill represents the excess of the purchase price over fair market value of assets acquired and liabilities assumed in business combinations. In accordance with accounting guidance related to goodwill and other intangible assets, we test for impairment of goodwill and indefinite-lived intangible assets annually and in certain situations between those annual dates. We perform our annual impairment tests in the fourth quarter of each year.

        Goodwill is tested for impairment using a discounted cash flow model based on the estimated future results of the Company, discounted using the Company's weighted average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of goodwill is compared to the carrying value of goodwill. The implied fair value of goodwill is determined by allocating the fair value of the assets and liabilities and the amount remaining, if any, is implied fair value of goodwill. If the implied fair value of the goodwill is less than its carrying value, then it is written down to its implied fair value.

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over their useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations.

        Inherent in the reviews of the carrying amounts of goodwill and intangible assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If the Company's ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future accounting periods. The Company's estimates of cash flows are based on the current regulatory, political and economic climates, recent operating information and budgets of the Company. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting operations.

  Self Insurance Reserves

        The Company is self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred by not yet reported as provided by a third party. In estimating these accruals, the Company considers historical loss experience and makes judgments about the expected levels of costs per claim. The Company

FIN-F-8

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

believes that the estimates of future liabilities are reasonable based upon its methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimates for these liabilities. The Company continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points.

  Customer Loyalty Program

        The Company provides certain customer loyalty programs at its Casino, which allows customers to redeem points earned from their gaming activity for cash, food, beverage, rooms or merchandise. Under the program, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the program. The Company records a liability for the estimated cost of the outstanding points under the program that it believes will ultimately be redeemed. The estimated cost of the outstanding points under the program is calculated based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points are expected to be redeemed. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned which is included in promotional allowance. For points that may be redeemed for goods or services but cannot be redeemed for cash, the Company estimates the cost and accrues for this expense as the points are earned from gaming play which is recorded as casino expense.

  Revenue Recognition and Promotional Allowances

        Gaming revenue represents the net win from gaming activities, which is the difference between gaming wins and losses. Room, food and beverage and other operating revenues are recognized at the time the goods or services are provided. The majority of our gaming revenue is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis are included in gross revenues and then deducted as promotional allowances. The estimated departmental costs and expenses of providing these promotional allowances, for continuing operations, are included in casino operating costs and expenses and consist of the following (in thousands):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Room	$146	$371
Food and beverage	1,036	1,986
Other	5	61

Total	$1,187	$2,418

  Gaming Taxes

        The Company is subject to taxes based on gaming revenues in the jurisdiction in which it operates, subject to applicable jurisdictional adjustments. These gaming taxes are an assessment on gaming

FIN-F-9

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

revenues and are recorded as an expense within the "Casino" line item on the Company's condensed statements of operations. These taxes totaled approximately $1.1 million and $2.2 million for the nine months ended September 30, 2009 and 2008, respectively.

  Advertising

        Costs for advertising are expensed as incurred or the first time the advertising takes place. Advertising expense, which is generally included in marketing, advertising and promotions on our condensed statements of operations, was approximately $474,000 and $1.1 million for the nine months ended September 30, 2009 and 2008, respectively.

  Benefit Plan

        The Company offers a defined contribution 401(k) plan, which covers all employees who reach certain age and length of service requirements and allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company elected to suspend the employer contribution effective May 1, 2009. The Company's matching contribution was approximately $2,000 and $5,000 for the nine months ended September 30, 2009 and 2008, respectively. The Company does not sponsor a defined benefit plan.

  Income Taxes

        The Company is a pass-through entity for federal and state income tax purposes. As a pass-through entity, the tax attributes of the Company will pass through to its members, who owe any related income taxes. As a result, no provision for income taxes has been recorded in the accompanying financial statements.

  Recently Issued Accounting Standards

        In August 2009, updated accounting guidance was issued for fair value measurements and disclosures related to the fair value of liabilities that are traded as assets in the marketplace. This update provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. The provisions of this guidance are effective for the Company beginning October 1, 2009. The Company does not expect the adoption to have a significant impact on its condensed financial statements.

        In June 2009, new accounting guidance was issued that establishes FASB Accounting Standards Codification (the "Codification") as the source of authoritative GAAP for nongovernmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. Rules and interpretive releases of the SEC under authority of federal security laws will remain authoritative GAAP for SEC registrants. This guidance and the Codification are effective for financial statements issued for interim and annual periods ending after September 15, 2009. As the Codification did not change existing GAAP, the adoption did not have an impact on the Company's financial condition or results of operations.

FIN-F-10

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In June 2009, new accounting guidance was issued amending the accounting guidance related to consolidation of variable interest entities. The objective of the accounting guidance is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This new guidance is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early application is prohibited. The Company is currently evaluating the impact on its condensed financial statements the adoption of this new guidance will have.

        In May 2009, new accounting guidance was issued for recognized and non-recognized subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, under the new guidance, an entity is required to disclose the date through which subsequent events have been evaluated, as well as whether that is the date the financial statements were issued or the date the financial statements were available to be issued. This guidance does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. This new guidance is effective for interim and annual financial periods ending after June 15, 2009, and shall be applied prospectively. The adoption of this new accounting guidance did not have a material impact on the Company's condensed financial statements.

        In April 2009, new accounting guidance was issued for interim disclosures about fair value of financial instruments. This new guidance requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The new guidance is effective for interim reporting periods ending after June 15, 2009. The adoption of this new accounting guidance did not have a material impact on the Company's condensed financial statements.

        In April 2009, new accounting guidance was issued on recognition and presentation of other-than-temporary impairments, which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The new guidance does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The new guidance is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this new guidance did not have a material impact on the Company's condensed financial statements.

        In April 2009, new accounting guidance was issued on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which provides guidance on determining when the trading volume and activity for an asset or liability has significantly decreased, which may indicate an inactive market, and on measuring the fair value of an asset or liability in inactive markets. The new guidance also includes guidance on identifying circumstances that indicate a transaction is not orderly. The new guidance is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The adoption of this new accounting guidance did not have a material impact on the Company's condensed financial statements.

FIN-F-11

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In April 2009, additional accounting guidance was issued related to assets acquired and liabilities assumed in a business combination that arise from contingencies, to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The guidance is effective for all assets acquired or liabilities assumed arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this guidance did not have a material impact on the Company's condensed financial statements.

        In April 2008, new accounting guidance was issued on the determination of the useful life of intangible assets. This new accounting guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset, and requires enhanced related disclosures. This new guidance must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. The adoption of this new guidance did not have a material impact on the Company's condensed financial statements.

        In March 2008, new accounting guidance was issued on disclosures about derivative instruments and hedging activities. The new guidance requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The new guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this new guidance did not have a material impact on the Company's condensed financial statements.

        In December 2007, new accounting guidance was issued on business combinations. Under the new guidance, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, replacing the cost-allocation process. The new guidance also includes a substantial number of new disclosure requirements. The new guidance is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company adopted this new guidance in the first quarter of 2009 and will apply provisions of this new guidance to future acquisitions as required.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our condensed consolidated financial statements.

  Fresh Start Reporting

        Upon consummation of the Plan, the accounting for the assets and liabilities reported in the Company's subsequent financial statements may materially change. As of the Effective Date, the Company anticipates that its successor, Tropicana Entertainment Inc., will be required to adopt the "fresh start" provisions in accordance with accounting guidance, which require that all assets and liabilities be recorded at their reorganization values and fair values, respectively, as of such Effective

FIN-F-12

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Date. Certain of these values may differ materially from the values recorded on the accompanying condensed balance sheet as of September 30, 2009. Additionally, the successor's results of operations after the application of fresh start reporting will not be comparable to our results of operations for previous periods. Tropicana Entertainment Inc. may also choose to make other changes in accounting practices and policies as of or after the Plan's Effective Date. For all of these reasons, our successor, Tropicana Entertainment Inc.'s consolidated financial statements for periods subsequent to the Effective Date of the Plan will not be comparable with our prior periods.

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

  Bankruptcy Proceedings

        On May 5, 2008, as discussed in Note 1, the Company and certain affiliated entities filed voluntary petitions in Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. In connection with the Chapter 11 Cases, the Company, and its affiliates, severed any involvement with Columbia Sussex Corporation ("CSC"), a company under common ownership, that would result in influence or control over the affairs of the Company. The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court, after notice and an opportunity for a hearing. As a consequence of the bankruptcy filing, most litigation against the Company has been stayed.

        Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a debtor-in-possession. Those claims are reflected as "liabilities subject to compromise" in the accompanying condensed balance sheets as of September 30, 2009 and December 31, 2008. Additional claims (liabilities subject to compromise) may arise subsequent to the Petition Date resulting from rejection of executor contracts, including leases and for the determination by the Bankruptcy Court (or agreed by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        In December 2006, TE issued $960 million of 9 5/8% Senior Subordinated Notes (the "Notes") and in January 2007, entered into a Senior Credit Facility (the "Credit Facility") comprised of a $1.53 billion senior secured term loan and a $90 million senior secured revolving credit facility, all of which are guaranteed jointly and severally by the Affiliate Guarantors, as defined herein and in the Notes and Credit Facility.

        As an Affiliate Guarantor under the Notes and Credit Facility, Vicksburg is subject to restrictive covenants imposing significant operating and financial restrictions on Vicksburg's ability to incur or guarantee additional debt, pay dividends, create or incur liens, make loans or investments and engage in extraordinary transactions or transactions with affiliates.

        The denial of TE's gaming license for Tropicana Resort and Casino-Atlantic City ("Tropicana AC") by the New Jersey Casino Control Commission in December 2007 caused an immediate default under the Credit Facility and the subsequent transfer of assets of Tropicana AC to a Trustee caused a

FIN-F-13

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

default under the Notes of which Vicksburg is an Affiliate Guarantor. On May 5, 2008, as described in Note 1, TE and the Company filed for bankruptcy. As a result, during the nine months ended September 30, 2009 and 2008, the Company recorded a loss of $8.0 million and $2.3 billion, respectively, which is included in the accompanying condensed statements of operations related to the guarantee of the Notes and Credit Facility with a corresponding liability which is included in liabilities subject to compromise on the accompanying condensed balance sheets as of September 30, 2009 and December 31, 2008.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on the Company's business or various creditors, or when the Plan will be consummated. The Company's future results depend upon successfully implementing the Plan on a timely basis. In addition to the matters discussed in Note 1, these matters also raise substantial doubt about the Company's ability to continue as a going concern.

  Plan of Reorganization

        The Tropicana LV Plan and the Plan were both confirmed by the Bankruptcy Court on May 5, 2009. The Tropicana LV Plan was consummated on July 1, 2009. The Plan will become effective once the conditions to effectiveness have been satisfied. Effectiveness of the Plan is contingent upon, among other items, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. Approval from gaming regulators in Mississippi was received in May 2009.

        Pursuant to the Tropicana LV Plan, on July 1, 2009, the assets related to Tropicana LV were transferred to an unrelated company, owned by the lenders under the Tropicana LV term loan. A litigation trust (the "Litigation Trust") was also created, to which TE contributed certain claims against its former owners. Beneficial interests in the Litigation Trust are currently held by TE and by certain of the former creditors of Tropicana LV and on the Effective Date, TE will have no interest in the Litigation Trust.

        Pursuant to the Plan, immediately prior to and on the Effective Date, a series of restructuring transactions will be executed through which Tropicana Entertainment Inc., a newly organized company, will acquire from the Debtors the remaining assets of TE (which do not include Tropicana LV, Tropicana AC and Tahoe Horizon and related assets), as well as the equity of the Company, Realty and JMBS (collectively, the "Affiliate Guarantors") and the equity of certain other Debtors, in exchange for (a) shares of Tropicana Entertainment Inc. common stock, and warrants to purchase Tropicana Entertainment Inc. common stock, and (b) the assumption of liabilities of TE and such affiliates incurred after the Petition Date to the extent not paid on or prior to the Effective Date (other than liabilities for income taxes).

        On the Effective Date, lenders under the Credit Facility will be issued Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, while holders of the Notes and holders of general unsecured claims will receive warrants to purchase Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, in exchange for all their claims against TE and the Company.

FIN-F-14

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

  Liabilities Subject to Compromise

        Liabilities subject to compromise are certain of the Company's liabilities incurred prior to the Petition Date of the Chapter 11 Cases. In accordance with accounting guidance for financial reporting by entities in reorganization under the bankruptcy code, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as pre-petition claims in the Chapter 11 proceedings and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events.

        In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and, the final liability upon completion of the negotiation with claimants at a future date may be significantly higher or lower than management's current estimate. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due. Payment terms for liabilities subject to compromise were established as part of the Plan.

        Liabilities subject to compromise consist of the following (in thousands):

	September 30, 2009	December 31, 2008
	(unaudited)
Accounts payable	$1,396	$1,450
Accrued expenses and other liabilities	519	520
Due to affiliates	1,752	1,752

Total liabilities subject to compromise	$3,667	$3,722

  Reorganization Items

        Reorganization items represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and was comprised of professional fees including financial, legal, real estate and valuations services directly associated with the reorganization process. Reorganization items for the nine months ended September 30, 2009 and 2008 were approximately $44,000 and $10,000, respectively.

FIN-F-15

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 4—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following (in thousands):

	Estimated Life (years)	September 30, 2009	December 31, 2008
		(unaudited)
Land	—	$1,760	$1,760
Barge	10	2,574	2,573
Buildings and improvements	5 - 25	14,907	14,703
Furniture, fixtures and equipment	3 - 10	10,283	10,119
Construction in process		106	—

		29,630	29,155
Accumulated depreciation		(15,957)	(14,150)

Property and equipment, net		$13,673	$15,005

NOTE 5—GOODWILL AND INTANGIBLE ASSETS

        In connection with the acquisition of the Casino in October 2003, the Company acquired approximately $2.5 million of identified intangible assets and recorded $590,000 of goodwill. The estimates of fair value used in the purchase price allocation were determined by the Company's management.

        Other intangible assets consist of the following (in thousands):

	Estimated life (years)	September 30, 2009	December 31, 2008
		(unaudited)
Player lists	5	$1,795	$1,795
Other	5 - 35	747	747

Total intangible assets		2,542	2,542
Less accumulated amortization:
Players list		(1,795)	(1,795)
Other		(422)	(407)

Total accumulated amortization		(2,217)	(2,202)

Intangible assets, net		$325	$340

        Amortization was computed on a straight-line basis for definite lived intangibles over an estimated useful life of 5 to 35 years. Amortization expense was approximately $15,000 and $310,000 for the nine months ended September 30, 2009 and 2008, respectively. The Company's estimate of future amortization expense of intangible assets for the years ended December 31, 2010, 2011, 2012, 2013 and 2014 is anticipated to be $20,000 per year.

NOTE 6—AFFILIATE TRANSACTIONS

        Until April 30, 2009, CSC, a company under common ownership, provided various administrative and accounting services to the Company under an administrative services agreement. In addition,

FIN-F-16

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 6—AFFILIATE TRANSACTIONS (Continued)

Tropicana Casino and Resorts, Inc. ("TCR"), a company under common ownership, provided various support services through September 2008 which were charged to the Company. Expenses related to these services totaled approximately $42,000 and $498,000 for the nine months ended September 30, 2009 and 2008, respectively.
        The Company licenses the use of the name "Horizon" from a wholly owned subsidiary of TE, an affiliate through common ownership. The trademark license agreement is for ten years, terminating in October 2013 with an annual fee of $12,000. Payments are to be made annually on the anniversary date. The agreement allows for six ten-year renewals at Vicksburg's option.

        In September 2008, the Company loaned $2.0 million to TE at a rate of 12% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity.

        In 2007, the Company loaned $7.0 million to TE at the rate of 12% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity. Due to the bankruptcy filing of TE in May 2008, the ability to collect under the loan is unlikely, as such the associated principal and accrued interest has been fully reserved as of December 31, 2008.

        The Company also occasionally buys and sells slot machines and other equipment at net book value from various affiliates. In addition, the Company incurred receivables related to activity with various affiliates which have since become Debtors. As a result, the ability to collect these receivable amounts is unlikely, resulting in a reserve of approximately $2.4 million as of September 30, 2008.

NOTE 7—LEASE COMMITMENTS

        CSC has provided a guarantee related to the Company's performance with the City of Vicksburg (the "City"). The Company assumed an agreement with the City that permitted the development of the Company's hotel and casino and provided for ongoing payments to the City. The agreement expires in 2033 and provides that certain parcels of land, primarily including parking, casino dockage and casino entry parcels revert back to the City upon termination of the agreement. Monthly amounts owed to the City include a fixed annual payment of $563,000, subject to adjustment for changes in the consumer price index (base year 2003), and 1.5% percentage of net revenue, as defined in the agreement (primarily gaming and food and beverage revenues). Pursuant with accounting guidance related to accounting for leases, the Company recognizes rental expense related to the lease with the City on a straight-line basis over the term of the lease. As a result, the Company recorded a long-term deferred rent liability of $2.0 million and $2.1 million on the accompanying condensed balance sheets as of September 30, 2009 and December 31, 2008, respectively.

        Under the Bankruptcy Code, the Debtors generally may assume or reject prepetition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, "assumption" means that the Debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and "rejection" means that the Debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejection of an executory contract or lease is treated as a breach immediately prior to the Petition Date and may give rise to a prepetition claim for amounts due and owing as of the

FIN-F-17

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 7—LEASE COMMITMENTS (Continued)

Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that results from the rejection of an executory contract or unexpired lease is subject to compromise as part of a plan of reorganization, to the extent that such claim is unsecured. The Bankruptcy Code includes certain deadlines by which debtors must assume or reject unexpired leases of nonresidential real property. The Company generally has until the end of their Chapter 11 Cases to assume or reject all other executory contracts and unexpired leases, unless the Bankruptcy Court orders an earlier deadline.

        The Company has reviewed all of its executory contracts and unexpired leases to determine which, if any, executory contracts and unexpired leases they would seek to reject as part of their Chapter 11 Cases. No leases were rejected by the Company.

NOTE 8—COMMITMENTS AND CONTINGENCIES

  Legal Matters

        The Company is subject to various litigation that arises in the ordinary course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance, or if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

  Contingencies

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. Many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement such as a lease agreement. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no explicit limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not predictable. The Company maintains insurance coverage that mitigates some potential payments to be made.

        The Company is a co-guarantor under certain long-term debt obligations of TE. In May 2008, TE entered into a $67 million Senior Secured Superpriority Debtor in Possession Credit Agreement (the "DIP Credit Facility") which increased to $80 million in October 2008. The DIP Credit Facility is a delay draw term loan, maturing on the earlier of January 31, 2010 or the Effective Date of the Plan. CP Vicksburg was originally an Excluded Subsidiary, as defined in the agreement, and ceased being an Excluded Subsidiary in late August 2008 after the DIP Lender was approved by the State of Mississippi. As of December 31, 2008, the Company along with JMBS and Realty are Affiliate Guarantors of the DIP Credit Facility.

        On March 31, 2009, TCR and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in which the Company was a party. The total claim filed by TCR and

FIN-F-18

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 8—COMMITMENTS AND CONTINGENCIES (Continued)

CSC is in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent they exceed the amount the Company believes are due.

NOTE 9—SUBSEQUENT EVENTS

        The Company evaluated all activity through December 21, 2009, the issue date of these unaudited condensed financial statements, and concluded that no other subsequent events would require recognition in the unaudited condensed financial statements or disclosure in the notes to the unaudited condensed financial statements.

        Subsequent to September 30, 2009 the Company initiated a reduction in business operations and employee levels. The gaming operations were reduced to one level of the riverboat casino and table games operations were eliminated entirely. Staffing levels were reduced by approximately 24%. The Company believes these changes will allow Vicksburg to operate more profitably in the future.

FIN-F-19

Report of Independent Registered Public Accounting Firm

The Members of Columbia Properties Vicksburg, LLC

        We have audited the accompanying balance sheets of Columbia Properties Vicksburg, LLC (the "Company") as of December 31, 2008 and 2007, and the related statements of operations, changes in members' (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, on May 5, 2008, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In addition, the Company is a guarantor of approximately $2.3 billion of debt in default issued by an affiliate. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The December 31, 2008 financial statements of the Company do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Las Vegas, Nevada
November 6, 2009

FIN-G-1

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

BALANCE SHEETS

(in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$4,303	$3,470
Accounts receivable, net	20	68
Due from affiliates, net	139	516
Prepaid expenses and other assets	370	850

Total current assets	4,832	4,904
Property and equipment, net	15,005	27,737
Goodwill	590	590
Intangible assets, net	340	709
Receivable from affiliate	9,558	7,187
Reserve related to receivable from affiliate	(7,478)	(7,187)
Other assets, net	157	126

Total assets	$23,004	$34,066

LIABILITIES AND MEMBERS' (DEFICIT) EQUITY
Current liabilities not subject to compromise:
Accounts payable	$758	$1,068
Accrued expenses and other liabilities	2,799	4,333
Due to affiliates	533	1,534

Total current liabilities not subject to compromise	4,090	6,935
Liabilities subject to compromise	3,722	—
Liabilities subject to compromise—guarantee of affiliate debt	2,281,239	—
Long-term portion of lease liability	2,102	2,254

Total liabilities	2,291,153	9,189
Commitments and contingencies (Note 10)
Members' (deficit) equity	(2,268,149)	24,877

Total liabilities and members' (deficit) equity	$23,004	$34,066

The accompanying notes are an integral part of the financial statements.

FIN-G-2

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

STATEMENTS OF OPERATIONS

(in thousands)

	For the year ended December 31,
	2008	2007	2006
Revenues:
Casino	$23,072	$28,570	$32,427
Rooms	1,506	1,533	1,921
Food and beverage	2,779	3,344	4,423
Other	557	508	731

Gross revenues	27,914	33,955	39,502
Less promotional allowances	(3,338)	(4,275)	(5,903)

Net revenues	24,576	29,680	33,599

Operating costs and expenses:
Casino	11,931	12,824	15,483
Rooms	918	776	336
Food and beverage	485	493	469
Other	5	33	115
Maintenance and utilities	1,738	1,645	2,549
Marketing, advertising and promotions	2,220	2,688	3,167
General and administrative	4,346	4,806	5,152
Depreciation and amortization	3,438	3,533	3,413
Loss on disposition of assets	—	29	273
Impairment charge	9,999	—	—
Reserve related to receivable from affiliate	2,695	7,187	—

Total operating costs and expenses	37,775	34,014	30,957

Operating (loss) income	(13,199)	(4,334)	2,642
Other income (expense):
Proceeds from sale cancellation	1,010	—	—
Loss related to guarantee of affiliate debt	(2,281,239)	—	—
Interest income (expense), net	402	235	(1,118)

Total other (expense) income	(2,279,827)	235	(1,118)

Net (loss) income	$(2,293,026)	$(4,099)	$1,524

The accompanying notes are an integral part of the financial statements.

FIN-G-3

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

STATEMENTS OF CHANGES IN MEMBERS' (DEFICIT) EQUITY

(in thousands)

Balance, December 31, 2005	$15,302
Net income	1,524
Distributions to members	(350)
Contributions from members	12,500

Balance, December 31, 2006	28,976
Net loss	(4,099)

Balance, December 31, 2007	24,877
Net loss	(2,293,026)

Balance, December 31, 2008	$(2,268,149)

The accompanying notes are an integral part of the financial statements.

FIN-G-4

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net (loss) income	$(2,293,026)	$(4,099)	$1,524
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,438	3,533	3,441
Reserve related to receivable from affiliate	2,404	7,000	—
Impairment charge	9,999	—	—
Loss from disposition of assets	—	29	273
Loss related to guarantee of affiliate debt	2,281,239	—	—
Changes in assets and liabilities:
Accounts receivable, net	48	(33)	18
Prepaid expenses and other assets	400	(361)	(187)
Accounts payable, accrued expenses and other liabilities	(1,844)	1,100	(673)
Lease liability	(152)	(152)	(314)

Net cash provided by operating activities before reorganization items	2,506	7,017	4,082
Liabilities subject to compromise	3,722	—	—

Net cash provided by operating activities	6,228	7,017	4,082

Cash flows from investing activities:
Additions of property and equipment	(336)	(569)	(1,176)
Other	(31)	—	107

Net cash used in investing activities	(367)	(569)	(1,069)

Cash flows from financing activities:
Payments on long-term debt	—	—	(17,143)
Advances (to) from affiliates, net	(3,028)	313	617
Distributions to members	—	—	(350)
Contributions from members	—	—	12,500
Receivable from affiliate	(2,000)	(7,000)	—

Net cash used in financing activities	(5,028)	(6,687)	(4,376)

Net increase (decrease) in cash and cash equivalents	833	(239)	(1,363)
Cash and cash equivalents, beginning of year	3,470	3,709	5,072

Cash and cash equivalents, end of year	$4,303	$3,470	$3,709

Supplemental cash flow disclosures:
Interest reserved on receivable from affiliate	$291	$187	$—
Cash paid for interest	—	—	1,294

The accompanying notes are an integral part of the financial statements.

FIN-G-5

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        Columbia Properties Vicksburg, LLC (the "Company", "Vicksburg", "we", "our" or "us") was created on January 23, 2003, for the purpose of acquiring the riverboat gaming operation in Vicksburg, Mississippi, operating as Horizon Casino Hotel Vicksburg (the "Casino"). The Company is a co-guarantor under certain financing obligations of Tropicana Entertainment, LLC ("TE"), a company affiliated by common ownership (Note 3 and 10).

        On May 5, 2008 (the "Petition Date"), the Company, TE, Tropicana Entertainment Holdings, LLC ("TEH"), Tropicana Entertainment Intermediate Holdings, LLC ("TEIH"), JMBS Casino, LLC ("JMBS"), CP Laughlin Realty, LLC ("Realty") and certain of TE's subsidiaries (collectively, the "Debtors"), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Proposed Lead Case No. 08-10856) (collectively, the "Chapter 11 Cases"). TE, TEH, TEIH, JMBS and Realty are affiliates of the Company and, accordingly, they are not included in these financial statements. The Debtors filed a plan of reorganization (the "Plan") with the Bankruptcy Court and on May 5, 2009, the Bankruptcy Court confirmed the Plan (Note 3 and Note 11).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

        The accompanying financial statements are prepared on a "going concern" basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business (Note 3). Due to the Chapter 11 Cases, such realization of assets and payment of liabilities are subject to a significant number of uncertainties. Specifically, the financial statements do not include all of the necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company's capitalization or operations as a result of the Plan. As a result of the ongoing nature of the Chapter 11 Cases, the financial statements contained herein are subject to material uncertainties.

        For the period subsequent to the Petition Date, the accompanying financial statements have been prepared in accordance with Statement of Position ("SOP") 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the balance sheet as of December 31, 2008 and classified as liabilities subject to compromise at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the Company's statements of operations. Cash receipts and payments for reorganization costs are disclosed separately in the statements of cash flows. The financial statements contained herein do not contain any reorganization expenses as such expenses were paid by TE on behalf of the Company.

FIN-G-6

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated in our financial statements include the estimated useful lives for depreciable and amortizable asset, the estimated allowance for doubtful accounts receivable, capital expenditures, estimated cash flows in assessing the impairment of long-lived assets, goodwill and intangible assets, fair values of acquired assets and liabilities, self-insured liability reserves, customer loyalty program reserves, contingencies and litigation, claims and assessments and liabilities subject to compromise which are reported at the amounts expected to be allowed under the provisions of SOP 90-7 and Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Loss Contingencies. Actual results could differ from these estimates.

  Cash and Cash Equivalents

        Cash and cash equivalents include cash, taking into account cash in the casino cage, certificates of deposit, money market funds and other highly liquid investments with original maturities of three months or less.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts maintained in financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 or with the Securities Investor Protection Group up to $500,000. Our money market accounts generally are not insured by the federal government. The Company does not expect that this risk will have a material effect on its financial condition, results of operations or cash flows.

  Accounts Receivable

        Accounts receivable consist primarily of casino, hotel and other receivables net of an allowance for doubtful accounts. Accounts receivable are typically noninterest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance for doubtful accounts is maintained, if necessary, to reduce the Company's receivables to their expected realization, which approximates fair value. The allowance, if any, is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written-off are recorded when received. Allowance for doubtful accounts was approximately $80,000 and $0 as of December 31, 2008 and 2007, respectively.

  Fair Value of Financial Instruments

        The carrying values of the Company's cash and cash equivalents, receivables and accounts payable approximate fair value because of the short term maturities of these instruments.

FIN-G-7

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Inventories

        Inventories consist primarily of food, beverage and operating supplies which are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. At December 31, 2008 and 2007, the Company had inventory of approximately $63,000 and $89,000, respectively, which is included in prepaid expenses and other assets on the accompanying balance sheets.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets or, for leasehold improvements, over the shorter of the assets useful life or the life of the lease. The cost and related accumulated depreciation of property and equipment retired or sold are removed and the resulting gain or loss is included in the statements of operations. Routine maintenance and repairs are charged to expense as incurred.

        We evaluate our property and equipment and other long-lived assets for impairment in accordance with SFAS 144, Accounting for Impairment or Disposal of Long-Lived Assets ("SFAS 144"). For assets to be disposed of, we recognize the asset to be sold at the lower of carrying value or fair market value less costs of disposal. Fair market value for assets to be disposed of is generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is measured based on estimated fair value compared to carrying value, with fair value typically based on a discounted cash flow model. For the year ended December 31, 2008, the Company recorded an impairment charge of approximately $10.0 million related to property and equipment (see Note 4). No impairment charges were required under SFAS 144 for the years ended December 31, 2007 and 2006.

  Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price over fair market value of assets acquired and liabilities assumed in business combinations. In accordance with SFAS 142, Goodwill and Other Intangible Assets ("SFAS 142"), we test for impairment of goodwill and indefinite-lived intangible assets annually and in certain situations between those annual dates. We perform our annual impairment tests in the fourth quarter of each year. Our financial statements reflect all impairment charges required by SFAS 142 as of December 31, 2008 and 2007.

        Goodwill is tested for impairment using a discounted cash flow model based on the estimated future results of the Company discounted using the Company's weighted average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of goodwill is compared to the carrying value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the assets and liabilities and the amount remaining, if any, is implied fair value of goodwill. If the implied fair value of the goodwill is less than its carrying value then it is written down to its implied fair value.

FIN-G-8

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over its useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations.

        Inherent in the reviews of the carrying amounts of the above assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If the Company's ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future accounting periods. The Company's estimates of cash flows are based on the current regulatory, political and economic climates, recent operating information and budgets of the Company. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting operations.

  Self Insurance Reserves

        The Company is self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred by not reported, as provided by a third party. In estimating these accruals, the Company considers historical loss experience and makes judgments about the expected levels of costs per claim. The Company believes that the estimates of future liabilities are reasonable based upon its methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimates for these liabilities. The Company continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points. At December 31, 2008 and 2007, the Company had total self-insurance accruals reflected in its balance sheets of approximately $681,000 and $1.2 million, respectively, of which $519,000 is included in accounts payable in liabilities subject to compromise at December 31, 2008 (Note 3).

  Customer Loyalty Program

        The Company provides certain customer loyalty programs at its casino, which reward customers for gaming play. Under the programs, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the individual casino programs, for cash, goods and services. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned. The cost is recorded as promotional allowances. For points that may be redeemed for goods or services, the Company estimates the cost and accrues for this expense as the points are earned from gaming play and are recorded as casino expense. The estimated cost is based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points will be redeemed.

FIN-G-9

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Revenue Recognition and Promotional Allowances

        The Company recognizes casino revenues as the net win from gaming activities, which is the difference between gaming wins and losses. Room, food and beverage and other revenues are recognized at the time the goods or services are provided. The majority of the Company's gaming revenue is counted in the form of cash and chips and, therefore, is not subject to any significant or complex estimation procedures. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis are included in gross revenues and then deducted as promotional allowances. The estimated departmental costs and expenses of providing these promotional allowances are included in casino costs and expenses and consist of the following (in thousands):

	Year ended December 31,
	2008	2007	2006
Room	$505	$495	$645
Food and beverage	2,486	2,645	3,579
Other	67	110	18

Total	$3,058	$3,250	$4,242

        Promotional allowances also include incentives such as cash, goods and services including complimentary rooms and food and beverages, earned in our customer loyalty program. The Company rewards customers, through the use of loyalty programs, with points based on amounts wagered or won that can be redeemed for a specified period of time. The Company records the estimated retail value of these goods and services as revenue and then deducts them as promotional allowances.

  Advertising

        Costs for advertising are expensed as incurred. Advertising expense, which is included in marketing, advertising and promotions on the accompanying statements of operations was approximately $1.4 million, $1.3 million and $1.7 million for the years ended December 31, 2008, 2007 and 2006, respectively.

  Benefit Plan

        The Company offers a defined contribution 401(k) plan, which covers all employees who reach certain age and length of service requirements and allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company's matching contributions were approximately $4,500, $6,000 and $8,000 for the years ended December 31, 2008, 2007 and 2006, respectively. The Company elected to suspend the employer contribution effective May 1, 2009. The Company does not sponsor a defined benefit plan.

  Income Taxes

        The Company is a pass-through entity for federal and state income tax purposes. As a pass-through entity, the tax attributes of the Company will pass through to its members, who owe any

FIN-G-10

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

related income taxes. As a result, no provision for income taxes has been recorded in the accompanying financial statements.

  Recently Issued Accounting and Reporting Standards

        In June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 ("SFAS 168") which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS 168 establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied to nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 is effective for most financial statements issued for interim or annual periods ending after September 15, 2009. We will begin to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it is not expected to have a material impact on the Company's financial statements.

        In June 2009, the FASB issued SFAS 167, Amendments to FASB Interpretation No. 46R ("SFAS 167"). The objective of SFAS 167 is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS 167 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early application is prohibited. The Company is currently evaluating the impact of SFAS 167 on its financial statements.

        In May 2009, the FASB issued SFAS 165, Subsequent Events ("SFAS 165"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, under SFAS 165, an entity is required to disclose the date through which subsequent events have been evaluated, as well as whether that is the date the financial statements were issued or the date the financial statements were available to be issued. SFAS 165 does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009, and shall be applied prospectively.

        In April 2009, the FASB issued FASB Staff Position ("FSP") FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments ("FSP 107-1 and APB 28-1"). FSP 107-1 and APB 28-1 amends SFAS 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP 107-1 and APB 28-1 are effective for interim reporting periods ending after June 15, 2009. The Company is currently evaluating the adoption of FSP 107-1 and APB 28-1 on its financial statements.

        In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments ("FSP 115-2 and 124-2"), which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the

FIN-G-11

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. FSP 115-2 and 124-2 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP 115-2 and 124-2 is effective for interim and annual reporting periods ending after June 15, 2009. The Company is currently evaluating the impact of FSP 115-2 and 124-2 on its financial statements.

        In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP 157-4"). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Company is currently evaluating the impact of FSP 157-4 on its financial statements.

        In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies ("FSP 141R-1"), which amends and clarifies SFAS 141(R), Business Combinations ("SFAS 141R"), to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141R-1 is effective for all assets acquired or liabilities assumed arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

        In April 2008, the FASB issued FSP FAS 142-3 ("FSP 142-3"), Determination of the Useful Life of Intangible Assets ("FSP 142-3"). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets, and requires enhanced related disclosures. FSP 142-3 must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. The Company believes that the adoption of FSP 142-3 will not have a material impact on its financial statements.

        In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that the adoption of SFAS 161 will have a material impact on its financial statements.

        In February 2008, the FASB issued FSP FAS 157-2 ("FSP 157-2"), Effective Date of FASB Statement No. 157, which defers the effective date of SFAS 157, Fair Value Measurements, to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Early adoption of SFAS 157 is permitted. The Company does not believe that the adoption of FSP 157-2 will have a material impact on its financial statements.

FIN-G-12

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not believe that the adoption of SFAS 160 will have a material impact on its financial statements.

        In December 2007, the FASB issued SFAS 141R. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, replacing SFAS 141's cost-allocation process. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company will adopt SFAS 141R in the first quarter of 2009 and apply provisions of SFAS 141 to future acquisitions as required.

        In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by SFAS 159 permits all companies to choose to measure eligible items at fair value at specified election dates. At each subsequent reporting date, companies must report in earnings any unrealized gains and losses on items for which the fair value option has been elected. The Company adopted SFAS 159 in 2008 and did not make any fair value elections with respect to any eligible assets or liabilities as permitted under the provisions of SFAS 159 to date.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our financial statements.

  Reclassifications

        Certain items in the prior period financial statements were reclassified to conform to the current year presentation. These reclassifications had no effect on the previously reported net income (loss).

FIN-G-13

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Fresh Start Accounting

        Upon emergence from bankruptcy, the amounts reported in the Company's subsequent financial statements may materially change. As of the effective date of a confirmed plan of reorganization, the Company anticipates that it will be required to adopt the "fresh start" provisions of SOP 90-7, which require that all assets and liabilities be restated to their fair values as of such effective date. Certain of these fair values may differ materially from the values recorded on the accompanying balance sheet as of December 31, 2008. Additionally, the results of operations after the application of fresh start accounting will not be comparable to previous periods. Additionally, the Company may opt to make other changes in accounting practices and policies as of the plan's effective date. For all of these reasons, the Company's financial statements for periods subsequent to its emergence from Chapter 11 will not be comparable with those of prior periods.

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

        On May 5, 2008, as discussed in Note 1, the Company and certain affiliated entities filed voluntary petitions in Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. In connection with the Chapter 11 Cases, the Company severed any involvement with Columbia Sussex Corporation ("CSC"), a company under common ownership, that would result in influence or control over the affairs of the Company. The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court, after notice and an opportunity for a hearing. As a consequence of the bankruptcy filing, most litigation against the Company has been stayed.

        Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the petitions for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a debtor-in-possession. Those claims are reflected as "liabilities subject to compromise" in the balance sheet as of December 31, 2008. Additional claims (liabilities subject to compromise) may arise subsequent to the Petition Date resulting from rejection of executory contracts, including leases and from the determination by the Bankruptcy Court (or agreed by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        In December 2006, TE issued $960 million of 9 5/8% Senior Subordinated Notes (the "Notes") and in January 2007, entered into a Senior Credit Facility (the "Credit Facility") comprised of a $1.53 billion senior secured term loan and a $90 million senior secured revolving credit facility, all of which are guaranteed jointly and severally by the Affiliate Guarantors, as defined in the Notes and Credit Facility.

        As an Affiliate Guarantor under the Notes and Credit Facility, Vicksburg is subject to restrictive covenants imposing significant operating and financial restrictions on Vicksburg's ability to incur or guarantee additional debt, pay dividends, create or incur liens, make loans or investments and engage in extraordinary transactions or transactions with affiliates.

FIN-G-14

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

        The denial of TE's gaming license for the Atlantic City Casino by the New Jersey Casino Control Commission in December 2007 caused an immediate default under the Credit Facility and the subsequent transfer of assets of the Atlantic City Casino to a Trustee caused a default under the Notes of which Vicksburg is an Affiliate Guarantor. On May 5, 2008, as described in Note 1, TE and the Company filed for bankruptcy. As a result, during the year ended December 31, 2008, the Company recorded a loss of $2.3 billion which is included in the accompanying statements of operations related to the guarantee of the Notes and Credit Facility with a corresponding liability which is included in liabilities subject to compromise on the accompanying balance sheets as of December 31, 2008 due to the Company filing for bankruptcy protection as discussed in Note 1. On May 5, 2009, the Bankruptcy Court approved the Plan (Note 11). These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on the Company's business or various creditors, or when the Company will emerge from Chapter 11. The Company's future results depend upon successfully implementing, on a timely basis, a plan of reorganization.

  Plan of Reorganization

        The Debtors, including Company, filed the Plan with the Bankruptcy Court and on May 5, 2009, the Bankruptcy Court confirmed the Plan. The Plan will become effective once the conditions to effectiveness have been satisfied (the "Effective Date"). Effectiveness of the Plan is contingent upon, among other items, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. Approval from gaming regulators in Mississippi was received in May 2009.

        Under the Plan, the Debtors would form two operating enterprises: one comprised of the Debtors' assets outside of Las Vegas (in Bankruptcy Court filings referred to as "OpCo") and the other made up solely of the assets related to the Tropicana Las Vegas Hotel and Casino ("Tropicana LV") (in Bankruptcy Court filings referred to as "LandCo"). The companies will be owned by separate groups of creditors who will exchange their debt for equity in the reorganized enterprises. Unsecured creditors will receive either warrants to purchase shares or cash and will be entitled to certain litigation proceeds. The Company is a party to the OpCo Plan.

        Pursuant to the Plan, immediately prior to and on the Effective Date, a series of restructuring transactions will be executed through which Tropicana Entertainment Inc., a company organized to acquire the interests in certain direct and indirect subsidiaries of TE, will acquire from the Debtors the assets of TE (excluding Tropicana LV and related assets), the assets of the Company, Realty and JMBS (collectively, the "Affiliate Guarantors") and the assets of certain other Debtors, in exchange for (a) the issuance of shares of Tropicana Entertainment Inc. common stock (the "Common Stock"), and warrants to purchase additional shares of Common Stock (the "Warrants"), and (b) the assumption of liabilities of TE and such affiliates incurred after the Petition Date to the extent not paid on or prior to the Effective Date (other than liabilities for income taxes). The Plan also provides for, among other things, payment of cash to various trade creditors and the cancellation and extinguishment of the existing equity interest in the Company.

FIN-G-15

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

  Liabilities Subject to Compromise

        Liabilities subject to compromise are certain of the Company's liabilities incurred prior to the Petition Date of the Chapter 11 Cases. In accordance with SOP 90-7, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as pre-petition claims in the Chapter 11 proceedings and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events.

        In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and, the final liability upon completion o the negotiations with claimants at a future date may be significantly higher or lower than management's current estimate. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due. Payment terms for liabilities subject to compromise will be established as part of the Plan.

        Liabilities subject to compromise at December 31, 2008 include (in thousands):

Accounts payable	$1,450
Accrued expenses and other liabilities	520
Due to affiliates	1,752

Total liabilities subject to compromise	$3,722

NOTE 4—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following (in thousands):

		December 31,
	Estimated Life (years)
		2008	2007
Land	—	$1,760	$2,626
Barge	10	2,573	2,483
Buildings and improvements	5 - 25	14,703	23,110
Furniture, fixtures and equipment	3 - 10	10,119	10,599

		29,155	38,818
Accumulated depreciation		(14,150)	(11,081)

Property and equipment, net		$15,005	$27,737

        The Company evaluates its property and equipment for impairment in accordance with SFAS 144 which requires the Company to review for impairment whenever indicators of impairment exist. During the fourth quarter of 2008, the continuing economic downturn and constrained capital markets contributed to a severe decline in value of gaming stocks and gaming assets. As a result, the Company

FIN-G-16

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 4—PROPERTY AND EQUIPMENT (Continued)

determined that a triggering event in accordance with SFAS 144 occurred in the fourth quarter of 2008. Given the continuing deterioration in real estate values, the poor operating performance over the past twelve months and a poor prospective financial performance outlook, the Company determined that the property and equipment should be reviewed for impairment. Based on estimated discounted future cash flows, the Company determined that the carrying value of the property and equipment was greater than its estimated fair value. The fair values were based on a third-party valuation. As a result, the Company recorded an impairment loss of approximately $10.0 million in the year ended December 31, 2008, to write-down the book value of its land, building and improvements as well as furniture, fixtures and equipment to the estimated fair market value.

NOTE 5—GOODWILL AND INTANGIBLE ASSETS

        In connection with the acquisition of the Casino in October 2003, the Company acquired approximately $2.5 million of identified intangible assets and recorded $590,000 of goodwill. The estimates of fair value used in the purchase price allocation were determined by the Company's management.

        Intangible assets consist of the following (in thousands):

		December 31,
	Estimated life (years)
		2008	2007
Player lists	5	$1,795	$1,795
Other	5 - 35	747	747

Total intangible assets		2,542	2,542
Less accumulated amortization:
Players list		(1,795)	(1,496)
Other		(407)	(337)

Total accumulated amortization		(2,202)	(1,833)

Intangible assets, net		$340	$709

        Amortization was computed on a straight-line basis for definite lived intangibles over an estimated useful life of 5 to 35 years. Amortization expense was approximately $369,000, $440,000 and $410,000 for the years ended December 31, 2008, 2007 and 2006, respectively. The Company's estimate of future amortization expense of intangible assets for the years ended December 31, 2009, 2010, 2011, 2012 and 2013 is anticipated to be $20,000 per year.

        Goodwill primarily represents the excess of total acquisition costs over the fair market value of net assets acquired in the acquisition of the Casino by the Company. In conjunction with our annual review of impairment during the fourth quarter of 2008, the Company determined that no impairment of goodwill or intangible assets existed.

NOTE 6—AFFILIATE TRANSACTIONS

        Until April 30, 2009, CSC, a company under common ownership, provided various administrative and accounting services to the Company under an administrative services agreement. In addition,

FIN-G-17

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 6—AFFILIATE TRANSACTIONS (Continued)

Tropicana Casino Resort, Inc. ("TCR"), a company under common ownership, provided various support services through September 2008 which were charged to the Company. Expenses related to these services totaled approximately $529,000, $120,000 and $120,000 for the years ended December 31, 2008, 2007 and 2006, respectively. As of December 31, 2008 and 2007, the Company owed $147,000 and $859,000, respectively, related to these services. Effective April 30, 2009, the Company terminated the administrative services agreement with CSC in anticipation of the Plan as discussed in Note 3.

        The Company licenses the use of the name "Horizon" from a wholly owned subsidiary of TE, an affiliate through common ownership. The trademark license agreement is for ten years, terminating in October 2013 with an annual fee of $12,000. Payments are to be made annually on the anniversary date. The agreement allows for six ten-year renewals at Vicksburg's option.

        In September 2008, the Company loaned $2.0 million to TE at a rate of 12% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity.

        In 2007, the Company loaned $7.0 million to TE at a rate of 12% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the loans until they mature. Due to the bankruptcy filing of TE in May 2008, the ability to collect under this loan is unlikely, as such the associated principal and accrued interest has been fully reserved as of December 31, 2008 and 2007.

        The Company also occasionally buys and sells slot machines and other equipment at net book value from various affiliates. In addition, the Company incurred receivables related to activity with various affiliates which have since become Debtors. As a result, the ability to collect these receivable amounts is unlikely, resulting in a reserve of approximately $2.4 million as of December 31, 2008.

NOTE 7—ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities (excluding liabilities subject to compromise) consist of the following (in thousands):

	December 31,
	2008	2007
Accrued payroll and employee benefits	$635	$758
Insurance reserves	135	1,171
Gaming related accrual	1,222	1,565
Accrued taxes	655	687
Accrued lease liability	152	152

Total accrued expenses and other current liabilities	$2,799	$4,333

NOTE 8—LEASE COMMITMENTS

        CSC has provided a guarantee related to the Company's performance with the City of Vicksburg (the "City"). The Company assumed an agreement with the City that permitted the development of the Company's hotel and casino and provided for ongoing payments to the City. The agreement expires in

FIN-G-18

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 8—LEASE COMMITMENTS (Continued)

2033 and provides that certain parcels of land, primarily including parking, casino dockage and casino entry parcels revert back to the City upon termination of the agreement. Monthly amounts owed to the City include a fixed annual payment of $563,000, subject to adjustment for changes in the consumer price index (base year 2003), and 1.5% percentage of net revenue, as defined in the agreement (primarily gaming and food and beverage revenues). Pursuant with SFAS No. 13, Accounting for Leases, the Company recognizes rental expense related to the lease with the City in a straight-line basis over the term of the lease. As a result, the Company recorded a long-term deferred rent liability of $2.1 million and $2.3 million on the accompanying balance sheets as of December 31, 2008 and 2007, respectively. The Company also has various short-term operating equipment leases.

        Future minimum rental payments required under non-rejected operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2008 are as follows (in thousands):

Years ending December 31,
2009	$563
2010	563
2011	563
2012	563
2013	563
Thereafter	11,165

Total	$13,980

        Rent expense totaled approximately $0.8 million, $1.0 million and $0.7 million for the years ended December 31, 2008, 2007 and 2006, respectively.

        Under the Bankruptcy Code, the Debtors generally may assume or reject prepetition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, "assumption" means that the Debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and "rejection" means that the Debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejection of an executory contract or lease is treated as a breach immediately prior to the Petition Date and may give rise to a prepetition claim for amounts due and owing as of the Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that results from the rejection of an executory contract or unexpired lease is subject to compromise as part of a plan of reorganization, to the extent that such claim is unsecured. The Bankruptcy Code includes certain deadlines by which debtors must assume or reject unexpired leases of nonresidential real property. The Company generally has until the end of their Chapter 11 Cases to assume or reject all other executory contracts and unexpired leases, unless the Bankruptcy Court orders an earlier deadline.

        The Company has reviewed all of its executory contracts and unexpired leases to determine which, if any, executory contracts and unexpired leases they would seek to reject as part of their Chapter 11 Cases. No leases were rejected by the Company.

FIN-G-19

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 9—SALE CANCELATION

        On November 12, 2007, the Company entered into an Agreement of Sale with Nevada Gold Vicksburg, LLC ("Nevada Gold"), pursuant to the terms in which the Company agreed to sell substantially all of its assets for $35.0 million in cash. In August 2008, it was determined that Nevada Gold was unable to acquire the necessary financing to complete the transaction. As a result, the Company received $1.0 million of the escrow deposit that had been funded by Nevada Gold which is recorded in the statements of operations as proceeds from sale cancelation.

NOTE 10—COMMITMENTS AND CONTINGENCIES

  Legal Matters

        The Company is subject to various litigation that arises in the ordinary course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance, or if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

  Contingencies

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. Many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement such as a lease agreement. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no explicit limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not predictable. The Company maintains insurance coverage that mitigates some potential payments to be made.

        The Company is a co-guarantor under certain long-term debt obligations of TE. In May 2008, TE entered into a $67 million Senior Secured Superpriority Debtor in Possession Credit Agreement (the "DIP Credit Facility"), which was increased to $80 million in October 2008. The DIP Credit Facility is a delay draw term loan, maturing on the earlier of September 5, 2009 or the date of the substantial consummation of a reorganization plan that is confirmed pursuant to an order of the court. CP Vicksburg was originally an Excluded Subsidiary, as defined in the agreement, and ceased being an Excluded Subsidiary in late August 2008 after the DIP Lender was approved by the State of Mississippi. As of December 31, 2008, the Company along with JMBS and Realty are Affiliate Guarantors of the DIP Credit Facility.

NOTE 11—SUBSEQUENT EVENTS

        On March 31, 2009, TCR and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in which the Company was a party. The total claim filed by TCR and CSC is in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due.

FIN-G-20

COLUMBIA PROPERTIES VICKSBURG, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 11—SUBSEQUENT EVENTS (Continued)

        On May 5, 2009, the Bankruptcy Court approved the Plan. On the Effective Date, the existing equity of the Company will be cancelled and new limited liability company interests will be issued to an indirect wholly owned subsidiary of Tropicana Entertainment Inc., which entities were formed solely for the purpose of acquiring certain assets and assuming certain liabilities of TE, and acquiring the equity interests of the Affiliate Guarantors, including the Company.

FIN-G-21

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED BALANCE SHEETS

(in thousands)

	September 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,749	$3,322
Accounts receivable, net	19	46
Due from affiliates, net	514	355
Prepaid expenses and other assets	208	338

Total current assets	5,490	4,061
Property and equipment, net	16,812	18,353
Goodwill	8,432	8,432
Intangible assets, net	20	20
Receivable from affiliate	9,836	8,051
Reserve related to receivable from affiliate	(5,451)	(5,451)
Other assets	87	86

Total assets	$35,226	$33,552

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities not subject to compromise:
Accounts payable	$503	$410
Due to affiliates	1,410	790
Accrued expenses and other liabilities	1,232	1,450

Total current liabilities not subject to compromise	3,145	2,650
Liabilities subject to compromise	1,548	1,549
Liabilities subject to compromise—guarantee of affiliate debt	2,289,249	2,281,239

Total liabilities	2,293,942	2,285,438
Commitments and contengencies (Note 8)
Members' deficit	(2,258,716)	(2,251,886)

Total liabilities and members' deficit	$35,226	$33,552

Loss before reorganization items

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-H-1

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED STATEMENTS OF OPERATIONS

(in thousands)

	Nine months ended September 30,
	2009	2008
	(unaudited)
Revenues:
Casino	$12,413	$17,648
Rooms	252	289
Food and beverage	296	314
Other	153	241

Gross revenues	13,114	18,492
Less promotional allowances	(893)	(3,406)

Net revenues	12,221	15,086

Operating costs and expenses:
Casino	5,182	6,203
Rooms	171	182
Food and beverage	28	52
Other	—	157
Marketing, advertising and promotions	626	969
General and administrative	2,775	3,558
Maintenance and utilities	741	825
Depreciation and amortization	1,779	933
Loss on disposition of assets	—	388
Reserve related to receivable from affiliate	—	1,536

Total operating costs and expenses	11,302	14,803

Operating income	919	283
Other (expense) income:
Loss related to guarantee of affiliate debt	(8,010)	(2,281,239)
Interest income	292	265

Total other (expense) income	(7,718)	(2,280,974)

Loss before reorganization items	(6,799)	(2,280,691)
Reorganization items	(31)	(10)

Net loss	$(6,830)	$(2,280,701)

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-H-2

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED STATEMENTS OF CHANGES IN MEMBERS' (DEFICIT) EQUITY

(in thousands)

Balance, December 31, 2007	$38,013
Net loss	(2,289,899)

Balance, December 31, 2008	(2,251,886)
Net loss (unaudited)	(6,830)

Balance, September 30, 2009 (unaudited)	$(2,258,716)

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-H-3

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended September 30,
	2009	2008
	(unaudited)
Cash flows from operating activities:
Net loss	$(6,830)	$(2,280,701)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,779	933
Reserve related to receivable from affiliate	—	1,329
Loss from disposition of assets	—	388
Loss related to guarantee of affiliate debt	8,010	2,281,239
Changes in assets and liabilities:
Accounts receivable, net	27	11
Prepaid expenses and other assets	130	(16)
Accounts payable, accrued expenses and other liabilities	(125)	(1,169)

Net cash provided by operating activities before reorganization items	2,991	2,014
Liabilities subject to compromise	(1)	1,381

Net cash provided by operating activities	2,990	3,395

Cash flows from investing activities:
Additions of property and equipment	(238)	(1,271)
Proceeds from disposals of assets	—	125
Other	(1)	246

Net cash used in investing activities	(239)	(900)

Cash flows from financing activities:
Due from (to) affiliates, net	461	(805)
Loss Receivable from affiliate	(1,785)	(2,525)

Net cash used in financing activities	(1,324)	(3,330)

Net increase (decrease) in cash and cash equivalents	1,427	(835)
Cash and cash equivalents, beginning of period	3,322	3,369

Cash and cash equivalents, end of period	$4,749	$2,534

Supplemental cash flow disclosure
Net cash paid for reorganization items	$31	$10
Interest reserved on receivable from affiliate	—	207

The accompanying notes are an integral part of the unaudited condensed financial statements.

FIN-H-4

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        JMBS Casino, LLC (the "Company", "JMBS", "we", "our" or "us") was formed on January 23, 2002 for the purpose of acquiring a riverboat gaming operation in Greenville, Mississippi, operating as Bayou Caddy's Jubilee Casino ("Casino" or "Jubilee"). The Company also owns and operates the Greenville Inn and Suites, a hotel located less than one mile from Jubilee and prior to the sale on April 10, 2007, the Company also owned the Key West Inn which was closed on May 1, 2004 (the "Hotels"). The Company is a co-guarantor under certain financing obligations of Tropicana Entertainment, LLC ("TE"), a company affiliated by common ownership (Note 3).

        On May 5, 2008 (the "Petition Date"), the Company, TE, Tropicana Entertainment Holdings, LLC ("TEH"), Tropicana Entertainment Intermediate Holdings, LLC ("TEIH"), Columbia Properties Vicksburg, LLC ("CP Vicksburg"), CP Laughlin Realty, LLC ("Realty") and certain of TE's subsidiaries (collectively, the "Debtors"), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Proposed Lead Case No. 08-10856) (collectively, the "Chapter 11 Cases"). TE, TEH, TEIH, CP Vicksburg and Realty are affiliates of the Company and, accordingly, they are not included in these financial statements.

        As the Debtors progressed toward an exit from the Chapter 11 Cases, the Debtors determined that, given their capital structure and the claims arising thereunder, as well as the nature of their business operations, two separate plans of reorganization were warranted. Accordingly, the Debtors proposed two separate plans of reorganization, one for Tropicana Las Vegas Hotel and Casino ("Tropicana LV") and related debtors and assets (the "Tropicana LV Plan") and the other for the Debtors' other casino gaming properties (the "Plan"), including the Company. The Bankruptcy Court confirmed the Plan on May 5, 2009 (the "Confirmation Date"). The Plan will not become effective until the conditions to effectiveness have been satisfied (the "Effective Date"). Effectiveness of the Plan is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. Approval from gaming regulators in Mississippi was received in May 2009.

        The accompanying financial statements are prepared on a "going concern" basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Due to the Chapter 11 Cases, such realization of assets and payment of liabilities are subject to a significant number of uncertainties. Specifically, the financial statements do not include all of the necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company's capitalization or operations as a result of the Plan. As a result of the ongoing nature of the Chapter 11 Cases, the financial statements contained herein are subject to material uncertainties.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

        The accompanying condensed financial statements included herein have been prepared by JMBS, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in

FIN-H-5

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the results of the interim periods have been made. The results for the nine months ended September 30, 2009 are not necessarily indicative of results to be expected for the full fiscal year. These financial statements should be read in conjunction with the financial statements and notes thereto as of, and for the year ended December 31, 2008.

        For the period subsequent to the Petition Date, the accompanying financial statements have been prepared in accordance with accounting guidance for financial reporting by entities in reorganization under the Bankruptcy Code. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the accompanying condensed balance sheets and are classified as liabilities subject to compromise at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the accompanying condensed statements of operations. Cash receipts and payments for reorganization items are disclosed separately in the accompanying condensed statements of cash flows.

  Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated in our condensed financial statements include the estimated useful lives for depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, capital expenditures, the estimated cash flows in assessing the impairment of long-lived assets, goodwill and intangible assets, self-insured liability reserves, customer loyalty program reserves, contingencies and litigation, claims and assessments and liabilities subject to compromise which are reported at the amounts expected to be allowed under the provisions of accounting guidance for financial reporting by entities in reorganization under the bankruptcy code and accounting guidance for loss contingencies. Actual results could differ from these estimates.

  Cash and Cash Equivalents

        Cash and cash equivalents include cash, cash on hand in the casino cage, certificates of deposit, money market funds and other highly liquid investments with original maturities of three months or less.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts maintained in financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 or with the Securities Investor

FIN-H-6

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Protection Group up to $500,000. Our money market accounts generally are not insured by the federal government. The Company does not expect that this risk will have a material effect on its financial condition, results of operations or cash flows.

  Accounts Receivable

        Accounts receivable consist primarily of casino, hotel and other receivables net of an allowance for doubtful accounts. Accounts receivable are typically noninterest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their expected realization, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written off are recorded when received. Allowance for doubtful accounts was approximately $0 and $23,000 as of September 30, 2009 and December 31, 2008, respectively.

  Fair Value of Financial Instruments

        The carrying values of the Company's cash and cash equivalents, receivables and accounts payable approximate fair value because of the short term maturities of these instruments. Fair value of liabilities subject to compromise is not practicable to estimate while the Company is in bankruptcy.

  Inventories

        Inventories consist primarily of food and beverage, retail merchandise and operating supplies which are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets or, for capital leases and leasehold improvements, over the shorter of the asset's useful life or the term of the lease. Gains and losses on disposals of assets are recognized as incurred. Costs of major improvements are capitalized, while costs of normal repairs and maintenance are expensed as incurred.

        We make estimates and assumptions when accounting for capital expenditures. Whether an expenditure is considered a maintenance expense or a capital asset is a matter of judgment. In contrast to normal repair and maintenance costs that are expensed when incurred, items we classify as maintenance capital are expenditures necessary to keep our existing property at its current level and are typically replacement items due to the normal wear and tear of our property and equipment as a result of use and age. Our depreciation expense is highly dependent on the assumptions we make about our assets' estimated useful lives. We determine the estimated useful lives based on our experience with similar assets, engineering studies and our estimate of the usage of the asset. Whenever events or circumstances occur which change the estimated useful life of an asset, we account for the change prospectively.

FIN-H-7

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Long-Lived Assets

        We evaluate our property and equipment and other long-lived assets for impairment in accordance with accounting guidance for the impairment or disposal of long-lived assets. For assets held for sale, we recognize the asset to be sold at the lower of carrying value or fair value less costs to sell. Fair value for assets held for sale is generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then impairment is measured based on estimated fair value compared to carrying value, with fair value typically based on a discounted cash flow model. We believe no new indicators of impairment were present during the interim periods presented.

  Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price over fair market value of assets acquired and liabilities assumed in business combinations. In accordance with accounting guidance related to goodwill and other intangible assets, we test for impairment of goodwill and indefinite-lived intangible assets annually and in certain situations between those annual dates. We perform our annual impairment tests in the fourth quarter of each year.

        Goodwill is tested for impairment using a discounted cash flow model based on the estimated future results of the Company, discounted using the Company's weighted-average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of goodwill is compared to the carrying value of goodwill. The implied fair value of goodwill is determined by allocating the fair value of the assets and liabilities and the amount remaining, if any, is implied fair value of goodwill. If the implied fair value of the goodwill is less than its carrying value, then it is written down to its implied fair value.

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over their useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations.

        Inherent in the reviews of the carrying amounts of goodwill and intangible assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If the Company's ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future accounting periods. The Company's estimates of cash flows are based on the current regulatory, political and economic climates, recent operating information and budgets of the Company. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting operations.

FIN-H-8

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Self Insurance Reserves

        The Company is self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not reported as provided by a third party. In estimating these accruals, the Company considers historical loss experience and makes judgments about the expected levels of costs per claim. The Company believes that the estimates of future liabilities are reasonable based upon its methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimates for these liabilities. The Company continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points.

  Customer Loyalty Program

        The Company provides certain customer loyalty programs at its Casino, which allows customers to redeem points earned from their gaming activity for cash, food, beverage, rooms or merchandise. Under the program, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the program. The Company records a liability for the estimated cost of the outstanding points under the program that it believes will ultimately be redeemed. The estimated cost of the outstanding points under the program is calculated based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points are expected to be redeemed. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned which is included in promotional allowance. For points that may be redeemed for goods or services but cannot be redeemed for cash, the Company estimates the cost and accrues for this expense as the points are earned from gaming play which is recorded as casino expense.

  Revenue Recognition and Promotional Allowances

        Gaming revenue represents the net win from gaming activities, which is the difference between gaming wins and losses. Room, food and beverage and other operating revenues are recognized at the time the goods or services are provided. The majority of our gaming revenue is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis are included in gross revenues and then deducted as promotional allowances. The estimated departmental

FIN-H-9

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

costs and expenses of providing these promotional allowances are included in casino operating costs and expenses and consist of the following (in thousands):

	Nine Months Ended September 30,
	2009	2008
	(unaudited)
Room	$39	$41
Food and beverage	353	333

Total	$392	$374

  Gaming Taxes

        The Company is subject to taxes based on gaming revenues in the jurisdiction in which it operates, subject to applicable jurisdictional adjustments. These gaming taxes are an assessment on gaming revenues and are recorded as an expense within the "Casino" line item on the Company's condensed statements of operations. These taxes totaled approximately $1.5 million and $2.1 million for the nine months ended September 30, 2009 and 2008, respectively.

  Advertising

        Costs for advertising are expensed as incurred or the first time the advertising takes place. Advertising expense, which is generally included in marketing, advertising and promotions on our condensed statements of operations, was approximately $165,000 and $454,000 for the nine months ended September 30, 2009 and 2008, respectively.

  Benefit Plan

        Beginning in 2008, the Company offered a defined contribution 401(k) plan, which covers all employees who reach certain age and length of service requirements and allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company has elected to suspend the employer contribution effective May 1, 2009. The Company's matching contributions were approximately $4,000 and $1,000 for the nine months ended September 30, 2009 and 2008, respectively. The Company does not sponsor a defined benefit plan.

  Income Taxes

        The Company is a pass-through entity for federal and state income tax purposes. As a pass-through entity, the tax attributes of the Company will pass through to its members, who owe any related income taxes. As a result, no provision for income taxes has been recorded in the accompanying condensed financial statements.

FIN-H-10

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Recently Issued Accounting Standards

        In August 2009, updated accounting guidance was issued for fair value measurements and disclosures related to the fair value of liabilities that are traded as assets in the marketplace. This update provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. The provisions of this guidance are effective for the Company beginning October 1, 2009. The Company does not expect the adoption to have a significant impact on its condensed financial statements.

        In June 2009, new accounting guidance was issued that establishes FASB Accounting Standards Codification (the "Codification") as the source of authoritative GAAP for nongovernmental entities. The Codification supersedes all existing non-SEC accounting and reporting standards. Rules and interpretive releases of the SEC under authority of federal security laws will remain authoritative GAAP for SEC registrants. This guidance and the Codification are effective for financial statements issued for interim and annual periods ending after September 15, 2009. As the Codification did not change existing GAAP, the adoption did not have an impact on the Company's financial condition or results of operations.

        In June 2009, new accounting guidance was issued amending the accounting guidance related to consolidation of variable interest entities. The objective of the accounting guidance is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This new guidance is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early application is prohibited. The Company is currently evaluating the impact on its condensed financial statements the adoption of this new guidance will have.

        In May 2009, new accounting guidance was issued for recognized and non-recognized subsequent events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, under the new guidance, an entity is required to disclose the date through which subsequent events have been evaluated, as well as whether that is the date the financial statements were issued or the date the financial statements were available to be issued. This guidance does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. This new guidance is effective for interim and annual financial periods ending after June 15, 2009, and shall be applied prospectively. The adoption of this new accounting guidance did not have a material impact on the Company's condensed financial statements.

        In April 2009, new accounting guidance was issued for interim disclosures about fair value of financial instruments. This new guidance requires disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The new guidance is effective for interim reporting periods ending after June 15, 2009. The adoption of this new accounting guidance did not have a material impact on the Company's condensed financial statements.

FIN-H-11

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In April 2009, new accounting guidance was issued on recognition and presentation of other-than-temporary impairments, which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The new guidance does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The new guidance is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this new guidance did not have a material impact on the Company's condensed financial statements.

        In April 2009, new accounting guidance was issued on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying transactions that are not orderly, which provides guidance on determining when the trading volume and activity for an asset or liability has significantly decreased, which may indicate an inactive market, and on measuring the fair value of an asset or liability in inactive markets. The new guidance also includes guidance on identifying circumstances that indicate a transaction is not orderly. The new guidance is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The adoption of this new accounting guidance did not have a material impact on the Company's condensed financial statements.

        In April 2009, additional accounting guidance was issued related to assets acquired and liabilities assumed in a business combination that arise from contingencies, to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. The guidance is effective for all assets acquired or liabilities assumed arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption of this guidance did not have a material impact on the Company's condensed financial statements.

        In April 2008, new accounting guidance was issued on the determination of the useful life of intangible assets. This new accounting guidance amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset, and requires enhanced related disclosures. This new guidance must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. The adoption of this new guidance did not have a material impact on the Company's condensed financial statements.

        In March 2008, new accounting guidance was issued on disclosures about derivative instruments and hedging activities. The new guidance requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. The new guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this new guidance did not have a material impact on the Company's condensed financial statements.

FIN-H-12

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In December 2007, new accounting guidance was issued on business combinations. Under the new guidance, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, replacing the cost-allocation process. The new guidance also includes a substantial number of new disclosure requirements. The new guidance is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company adopted this new guidance in the first quarter of 2009 and will apply provisions of this new guidance to future acquisitions as required.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our condensed consolidated financial statements.

  Fresh Start Reporting

        Upon consummation of the Plan, the accounting for the assets and liabilities reported in the Company's subsequent financial statements may materially change. As of the Effective Date, the Company anticipates that its successor, Tropicana Entertainment Inc., will be required to adopt the "fresh start" provisions in accordance with accounting guidance, which require that all assets and liabilities be recorded at their reorganization values and fair values, respectively, as of such Effective Date. Certain of these values may differ materially from the values recorded on the accompanying condensed balance sheet as of September 30, 2009. Additionally, the successor's results of operations after the application of fresh start reporting will not be comparable to our results of operations for previous periods. Tropicana Entertainment Inc. may also choose to make other changes in accounting practices and policies as of or after the Plan's Effective Date. For all of these reasons, our successor, Tropicana Entertainment Inc.'s consolidated financial statements for periods subsequent to the Effective Date of the Plan will not be comparable with our prior periods.

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

        On May 5, 2008, as discussed in Note 1, the Company and certain affiliated entities filed voluntary petitions in Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. In connection with the Chapter 11 Cases, the Company and its affiliates severed any involvement with Columbia Sussex Corporation ("CSC"), a company under common ownership, that would result in influence or control over the affairs of the Company. The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court, after notice and an opportunity for a hearing. As a consequence of the bankruptcy filing, most litigation against the Company has been stayed.

        Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the petition for relief under the federal bankruptcy laws are stayed while the Company continues

FIN-H-13

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

business operations as a debtor-in-possession. Those claims are reflected as "liabilities subject to compromise" in the accompanying condensed balance sheets as of September 30, 2009 and December 31, 2008. Additional claims (liabilities subject to compromise) may arise subsequent to the Petition Date resulting from rejection of executor contracts, including leases and for the determination by the Bankruptcy Court (or agreed by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        In December 2006, TE issued $960 million of 9 5/8% Senior Subordinated Notes (the "Notes") and in January 2007, entered into a Senior Credit Facility (the "Credit Facility") comprised of a $1.53 billion senior secured term loan and a $90 million senior secured revolving credit facility, all of which are guaranteed jointly and severally by the Affiliate Guarantors, as defined herein and in the Notes and Credit Facility.

        As an Affiliate Guarantor under the Notes and Credit Facility, JMBS is subject to restrictive covenants imposing significant operating and financial restrictions on JMBS's ability to incur or guarantee additional debt, pay dividends, create or incur liens, make loans or investments and engage in extraordinary transactions or transactions with affiliates.

        The denial of TE's gaming license for the Tropicana Resort and Casino-Atlantic City ("Tropicana AC") by the New Jersey Casino Control Commission in December 2007 caused an immediate default under the Credit Facility and the subsequent transfer of assets of the Tropicana AC to a Trustee caused a default under the Notes of which JMBS is an Affiliate Guarantor. On May 5, 2008, as described in Note 1, TE and the Company filed for bankruptcy. As a result, during the nine months ended September 30, 2009 and 2008, the Company recorded a loss of $8.0 million and $2.3 billion, respectively, which is included in the accompanying condensed statements of operations related to the guarantee of the Notes and Credit Facility with a corresponding liability which is included in liabilities subject to compromise on the accompanying condensed balance sheets as of September 30, 2009 and December 31, 2008, due to the Company filing for bankruptcy protection.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on the Company's business or various creditors, or when the Plan will be consummated. The Company's future results depend upon successfully implementing the Plan on a timely basis. In addition to the matters discussed in Note 1, these matters also raise substantial doubt about the Company's ability to continue as a going concern.

  Plan of Reorganization

        The Tropicana LV Plan and the Plan were both confirmed by the Bankruptcy Court on May 5, 2009. The Tropicana LV Plan was consummated on July 1, 2009. The Plan will become effective once the conditions to effectiveness have been satisfied. Effectiveness of the Plan is contingent upon, among other items, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. Approval from gaming regulators in Mississippi was received in May 2009.

        Pursuant to the Tropicana LV Plan, on July 1, 2009, the assets related to Tropicana LV were transferred to an unrelated company, owned by the lenders under the Tropicana LV term loan. A litigation trust (the "Litigation Trust") was also created, to which TE contributed certain claims against

FIN-H-14

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

its former owners. Beneficial interests in the Litigation Trust are currently held by TE and by certain of the former creditors of Tropicana LV and on the Effective Date, TE will have no interest in the Litigation Trust.

        Pursuant to the Plan, immediately prior to and on the Effective Date, a series of restructuring transactions will be executed through which Tropicana Entertainment Inc., a newly organized company, will acquire from the Debtors the remaining assets of TE (which do not include Tropicana LV, Tropicana AC and Tahoe Horizon and related assets), as well as the equity of the Company, CP Vicksburg and Realty (collectively, the "Affiliate Guarantors") and the equity of certain other Debtors, in exchange for (a) shares of Tropicana Entertainment Inc. common stock, and warrants to purchase Tropicana Entertainment Inc. common stock, and (b) the assumption of liabilities of TE and such affiliates incurred after the Petition Date to the extent not paid on or prior to the Effective Date (other than liabilities for income taxes).

        On the Effective Date, lenders under the Credit Facility will be issued Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, while holders of the Notes and holders of general unsecured claims will receive warrants to purchase Tropicana Entertainment Inc. common stock and beneficial interests in the Litigation Trust, in exchange for all their claims against TE and the Company.

  Liabilities Subject to Compromise

        Liabilities subject to compromise are certain of the Company's liabilities incurred prior to the Petition Date of the Chapter 11 Cases. In accordance with accounting guidance for financial reporting entities in reorganization under the bankruptcy code, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as pre-petition claims in the Chapter 11 proceedings and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events.

        In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and, the final liability upon completion of the negotiation with claimants at a future date may be significantly higher or lower than management's current estimate. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due. Payment terms for liabilities subject to compromise were established as part of the Plan.

FIN-H-15

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

        Liabilities subject to compromise consist of the following (in thousands):

	September 30, 2009	December 31, 2008
	(unaudited)
Accounts payable	$753	$754
Accrued expenses and other liabilities	495	495
Due to affiliates	300	300

Total liabilities subject to compromise	$1,548	$1,549

  Reorganization Items

        Reorganization items represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and were comprised of professional fees including financial, legal, real estate and valuation services directly associated with the reorganization process. Reorganization items for the nine months ended September 30, 2009 and 2008 were approximately $31,000 and $10,000, respectively.

NOTE 4—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following (in thousands):

	Estimated Life (years)	September 30, 2009	December 31, 2008
		(unaudited)
Land	—	$440	$440
Barge	20	15,772	15,764
Buildings and improvements	5 - 25	2,965	2,987
Furniture, fixtures and equipment	3 - 10	7,842	7,590

		27,019	26,781
Accumulated depreciation		(10,207)	(8,428)

Property and equipment, net		$16,812	$18,353

NOTE 5—GOODWILL AND OTHER INTANGIBLE ASSETS

        In connection with the acquisition of the Casino and the Hotels, the Company acquired $3.0 million of identified intangible assets including a five year non-compete agreement, and recorded approximately $16.7 million of goodwill. The estimates of fair value used in the purchase price allocation were determined by the Company's management. As of September 30, 2009 and December 31, 2008, the Company had $8.4 million related to goodwill.

FIN-H-16

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 5—GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

        Other intangible assets consist of the following (in thousands):

	Estimated life (years)	September 30, 2009	December 31, 2008
		(unaudited)
Non-compete agreement	5	$3,000	$3,000
Trademark and other	Indefinite	20	20

Total intangible assets		3,020	3,020
Less accumulated amortization:
Non-compete agreement		(3,000)	(3,000)

Total accumulated amortization		(3,000)	(3,000)

Intangible assets, net		$20	$20

        Amortization was computed on a straight-line basis for definite lived intangibles. As the amortizable intangible assets were fully amortized as of December 31, 2007, no amortization expense was recognized in the nine months ended September 30, 2009 and 2008.

NOTE 6—AFFILIATE TRANSACTIONS

        Until April 30, 2009, CSC, a company under common ownership, provided various administrative and accounting services to the Company under an administrative services agreement. In addition, Tropicana Casinos and Resorts, Inc. ("TCR"), a company under common ownership, provided various support services through September 2008 which were charged to the Company. Expenses related to these services totaled approximately $42,000 and $500,000 for the nine months ended September 30, 2009 and 2008, respectively. As of September 30, 2009 and December 31, 2008, the Company owed $581,000 and $599,000, respectively, related to these services of which $156,000 is included in liabilities subject to compromise at September 30, 2009 and December 31, 2008.

        The Company shares the cost of operating shuttle buses owned by Greenville Riverboat, LLC ("GR"), a subsidiary of TE which, owns and operates Lighthouse Point Casino. TE is an affiliate through common ownership. The shuttle buses service both casinos and various food and beverage establishments in downtown Greenville. The Company's share of these costs, exclusive of the cost of the buses, was approximately $66,000 and $76,000 for the nine months ended September 30, 2009 and 2008, respectively. At September 30, 2009 and December 31, 2008, the Company had a receivable from GR for the shared services of $514,000 and $354,000, respectively. The Company also occasionally buys and sells slot machines and other equipment at net book value from various affiliates.

        In June 2009, the Company loaned $1.5 million to TE at a rate of 12.0% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity.

        In September 2008, the Company loaned $2.5 million to TE at a rate of 12.0% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity.

FIN-H-17

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 6—AFFILIATE TRANSACTIONS (Continued)

        In 2007, the Company loaned $5.0 million to TE at the rate of 12.0% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity. Due to the bankruptcy filing of TE in May 2008, the ability to collect under this loan is unlikely, as such the associated principal and accrued interest has been fully reserved as of December 31, 2008.

        In addition, the Company incurred receivables related to activity with various affiliates which have since become Debtors. As a result, the ability to collect these receivable amounts is unlikely resulting in a reserve of approximately $1.3 million for the nine months ended September 30, 2008.

NOTE 7—LEASE COMMITMENTS

        The Company leases land, buildings and equipment used in its operations. Leases on land include rights for land used in connection with the Company's riverboat gaming operation for docking and berthing rights and terminate in August 2010.

        Under the Bankruptcy Code, the Debtors generally may assume or reject prepetition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, "assumption" means that the Debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and "rejection" means that the Debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejection of an executory contract or lease is treated as a breach immediately prior to the Petition Date and may give rise to a prepetition claim for amounts due and owing as of the Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that results from the rejection of an executory contract or unexpired lease is subject to compromise as part of a plan of reorganization, to the extent that such claim is unsecured. The Bankruptcy Code includes certain deadlines by which debtors must assume or reject unexpired leases of nonresidential real property. The Company generally has until the end of their Chapter 11 Cases to assume or reject all other executory contracts and unexpired leases, unless the Bankruptcy Court orders an earlier deadline.

        The Company has reviewed all of its executory contracts and unexpired leases to determine which, if any, executory contracts and unexpired leases they would seek to reject as part of their Chapter 11 Cases. The Company rejected a lease agreement with the City of Greenville, Mississippi, for moorage, docking and berthing rights related to land used in connection with its riverboat gaming operation. The term of the lease agreement was from September 2010 to August 2040 and called for annual payments of $750,000. As a result, the Company currently does not have an agreement for the moorage, docking and berthing rights after August 2010. The Company is currently evaluating its options related to its operations in anticipation of the Plan described in Note 3.

NOTE 8—COMMITMENTS AND CONTINGENCIES

  Legal Matters

        The Company is subject to various litigation that arises in the ordinary course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance, or if not

FIN-H-18

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

NOTE 8—COMMITMENTS AND CONTINGENCIES (Continued)

insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

  Contingencies

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. Many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement such as a lease agreement. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no explicit limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not predictable. The Company maintains insurance coverage that mitigates some potential payments to be made.

        The Company is a co-guarantor under certain long-term debt obligations of TE. In May 2008, TE entered into a $67 million Senior Secured Superpriority Debtor in Possession Credit Agreement (the "DIP Credit Facility") which increased to $80 million in October 2008. The DIP Credit Facility is a delayed draw term loan, maturing on the earlier of January 31, 2010 or the Effective Date of the Plan. The Company as well as CP Vicksburg and Realty are affiliate guarantors of the DIP Credit Facility.

        On March 31, 2009, TCR and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in which the Company was a party. The total claim filed by TCR and CSC is in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent they exceed the amount the Company believes are due.

NOTE 9—SUBSEQUENT EVENTS

        The Company evaluated all activity through December 21, 2009, the issue date of these unaudited condensed financial statements, and concluded that no other subsequent events would require recognition in the unaudited condensed financial statements or disclosure in the notes to the unaudited condensed financial statements.

FIN-H-19

Report of Independent Registered Public Accounting Firm

The Members of JMBS Casino, LLC

        We have audited the accompanying balance sheets of JMBS Casino, LLC (the "Company") as of December 31, 2008 and 2007, and the related statements of operations, changes in members' (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 3, on May 5, 2008, the Company filed for protection under Chapter 11 of the United States Bankruptcy Code. In addition, the Company is a guarantor of approximately $2.3 billion of debt in default issued by an affiliate. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The December 31, 2008 financial statements of the Company do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Las Vegas, Nevada
November 6, 2009

FIN-I-1

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

BALANCE SHEETS

(in thousands)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$3,322	$3,369
Accounts receivable, net	46	36
Due from affiliates, net	355	525
Prepaid expenses and other assets	338	291

Total current assets	4,061	4,221
Property and equipment, net	18,353	19,885
Goodwill	8,432	16,732
Intangible assets, net	20	20
Receivable from affiliate	8,051	5,244
Reserve related to receivable from affiliate	(5,451)	(5,244)
Other assets	86	374

Total assets	$33,552	$41,232

LIABILITIES AND MEMBERS' (DEFICIT) EQUITY
Current liabilities not subject to compromise:
Accounts payable	$410	$907
Accrued expenses and other liabilities	1,450	1,907
Due to affiliates	790	405

Total current liabilities not subject to compromise	2,650	3,219
Liabilities subject to compromise	1,549	—
Liabilities subject to compromise—guarantee of affiliate debt	2,281,239	—

Total liabilities	2,285,438	3,219
Commitments and contingencies (Note 10)
Members' (deficit) equity	(2,251,886)	38,013

Total liabilities and members' (deficit) equity	$33,552	$41,232

The accompanying notes are an integral part of the financial statements.

FIN-I-2

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

STATEMENTS OF OPERATIONS

(in thousands)

	For the year ended December 31,
	2008	2007	2006
Revenues:
Casino	$21,802	$29,386	$30,545
Rooms	368	430	353
Food and beverage	409	463	757
Other	287	332	183

Gross revenues	22,866	30,611	31,838
Less promotional allowances	(3,885)	(4,111)	(4,221)

Net revenues	18,981	26,500	27,617

Operating costs and expenses:
Casino	7,981	9,821	9,924
Rooms	230	320	189
Food and beverage	61	123	66
Other	157	18	—
Marketing, advertising and promotions	1,321	857	913
General and administrative	4,569	4,080	3,699
Maintenance and utilities	1,143	1,020	1,381
Depreciation and amortization	2,314	1,717	2,918
Loss on disposition of assets	358	117	—
Goodwill impairment	8,300	—	—
Reserve related to receivable from affiliate	1,528	5,244	—

Total operating costs and expenses	27,962	23,317	19,090

Operating (loss) income	(8,981)	3,183	8,527
Other (expense) income:
Loss related to guarantee of affiliate debt	(2,281,239)	—	—
Interest income	330	322	80
Interest expense	—	—	(416)
Other expense	—	—	(10)

Total other (expense) income	(2,280,909)	322	(346)

(Loss) income from continuing operations before reorganization items	(2,289,890)	3,505	8,181
Reorganization items	(9)	—	—

(Loss) income from continuing operations	(2,289,899)	3,505	8,181
Loss from discontinued operations	—	—	(44)

Net (loss) income	$(2,289,899)	$3,505	$8,137

The accompanying notes are an integral part of the financial statements.

FIN-I-3

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

STATEMENTS OF CHANGES IN MEMBERS' (DEFICIT) EQUITY

(in thousands)

Balance, December 31, 2005	$32,795
Net income	8,137
Distributions to member	(6,125)
Contributions from member	750

Balance, December 31, 2006	35,557
Net income	3,505
Distributions to member	(1,049)

Balance, December 31, 2007	38,013
Net loss	(2,289,899)

Balance, December 31, 2008	$(2,251,886)

The accompanying notes are an integral part of the financial statements.

FIN-I-4

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2008	2007	2006
Cash flows from operating activities:
Net (loss) income	$(2,289,899)	$3,505	$8,137
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,314	1,717	2,978
Reserve related to receivable from affiliate	1,321	5,000	—
Goodwill impairment	8,300	—	—
Impairment loss on discontinued operations	—	—	44
Loss from disposition of assets and cancelations	358	117	—
Loss related to guarantee of affiliate debt	2,281,239	—	—
Changes in assets and liabilities:
Accounts receivable, net	(10)	(11)	15
Prepaid expenses and other assets	241	203	(187)
Accounts payable, accrued expenses and other liabilities	(954)	543	272

Net cash provided by operating activities before reorganization items	2,910	11,074	11,259
Liabilities subject to compromise	1,549	—	—

Net cash provided by operating activities	4,459	11,074	11,259

Cash flows from investing activities:
Additions of property and equipment	(1,295)	(6,572)	(167)
Proceeds from disposals of assets	155	852	—
Proceeds from sale of assets of discontinued operations	—	100	—
Other	—	—	(19)

Net cash used in investing activities	(1,140)	(5,620)	(186)

Cash flows from financing activities:
Payments on long-term debt	—	—	(7,066)
Advances to affiliates, net	(766)	(71)	(32)
Distributions to members	—	(1,049)	(6,125)
Contributions from members	—	—	750
Receivable from affiliate	(2,600)	(5,000)	—

Net cash used in financing activities	(3,366)	(6,120)	(12,473)

Net decrease in cash and cash equivalents	(47)	(666)	(1,400)
Cash and cash equivalents, beginning of year	3,369	4,035	5,435

Cash and cash equivalents, end of year	$3,322	$3,369	$4,035

Supplemental cash flow disclosure:
Net cash paid for reorganization items	$9	$—	$—
Interest reserved on receivable from affiliate	207	244	—
Cash paid for interest	—	—	400

The accompanying notes are an integral part of the financial statements.

FIN-I-5

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION

        JMBS Casino, LLC (the "Company", "JMBS", "we", "our" or "us") was formed on January 23, 2002 for the purpose of acquiring a riverboat gaming operation in Greenville, Mississippi, operating as Bayou Caddy's Jubilee Casino ("Casino" or "Jubilee"). The Company also owns and operates the Greenville Inn and Suites, a hotel located less than one mile from Jubilee and prior to the sale on April 10, 2007, the Company also owned the Key West Inn which was closed on May 1, 2004 (the "Hotels"). The Company is a co-guarantor under certain financing obligations of Tropicana Entertainment, LLC ("TE"), a company affiliated by common ownership (Note 10).

        On May 5, 2008 (the "Petition Date"), the Company, TE, Tropicana Entertainment Holdings, LLC ("TEH"), Tropicana Entertainment Intermediate Holdings, LLC ("TEIH"), Columbia Properties Vicksburg, LLC ("CP Vicksburg"), CP Laughlin Realty, LLC ("Realty") and certain of TE's subsidiaries (collectively, the "Debtors"), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") (Proposed Lead Case No. 08-10856) (collectively, the "Chapter 11 Cases"). TE, TEH, TEIH, CP Vicksburg and Realty are affiliates of the Company and, accordingly, they are not included in these financial statements. The Debtors filed a plan of reorganization (the "Plan") with the Bankruptcy Court and on May 5, 2009, the Bankruptcy Court confirmed the Plan (Note 3 and Note 11).

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

        The accompanying financial statements are prepared on a "going concern" basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business (Note 3). Due to the Chapter 11 Cases, such realization of assets and payment of liabilities are subject to a significant number of uncertainties. Specifically, the financial statements do not include all of the necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies that may be allowed, or (c) the effect of changes that may be made in connection with the Company's capitalization or operations as a result of the Plan. As a result of the ongoing nature of the Chapter 11 Cases, the financial statements contained herein are subject to material uncertainties.

        For the period subsequent to the Petition Date, the accompanying financial statements have been prepared in accordance with Statement of Position 90-7 ("SOP 90-7"), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code. Accordingly, all pre-petition liabilities subject to compromise have been segregated in the balance sheet as of December 31, 2008 and classified as liabilities subject to compromise at the estimated amounts of allowable claims. Liabilities not subject to compromise are separately classified as current and non-current. Reorganization items include the expenses, realized gains and losses, and provisions for losses resulting from the reorganization under the Bankruptcy Code, and are reported separately as reorganization items in the Company's statements of operations. Cash receipts and payments for reorganization items are disclosed separately in the statements of cash flows.

FIN-I-6

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated in our financial statements include the estimated useful lives for depreciable and amortizable asset, the estimated allowance for doubtful accounts receivable, capital expenditures, estimated cash flows in assessing the impairment of long-lived assets, goodwill and intangible assets, fair values of acquired assets and liabilities, self-insured liability reserves, customer loyalty program reserves, contingencies and litigation, claims and assessments and liabilities subject to compromise which are reported at the amounts expected to be allowed under the provisions of SOP 90-7 and Statement of Financial Accounting Standards ("SFAS") No. 5, Accounting for Loss Contingencies. Actual results could differ from these estimates.

  Cash and Cash Equivalents

        Cash and cash equivalents include cash, taking into account cash in the casino cage, certificates of deposit, money market funds and other highly liquid investments with original maturities of three months or less.

  Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalent accounts maintained in financial institutions. Accounts are insured by the Federal Deposit Insurance Corporation up to $250,000 or with the Securities Investor Protection Group up to $500,000. Our money market accounts generally are not insured by the federal government. The Company does not expect that this risk will have a material effect on its financial condition, results of operations or cash flows.

  Accounts Receivable

        Accounts receivable consist primarily of casino, hotel and other receivables net of an allowance for doubtful accounts. Accounts receivable are typically noninterest bearing and are initially recorded at cost. Accounts are written off when management deems the account to be uncollectible. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their expected realization, which approximates fair value. The allowance is estimated based on specific review of customer accounts as well as historical collection experience and current economic and business conditions. Recoveries of accounts previously written off are recorded when received. Allowance for doubtful accounts was approximately $23,000 and $22,000 as of December 31, 2008 and 2007, respectively.

  Fair Value of Financial Instruments

        The carrying values of the Company's cash and cash equivalents, receivables and accounts payable approximate fair value because of the short term maturities of these instruments.

FIN-I-7

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Inventories

        Inventories consist primarily of food, beverage and operating supplies which are stated at the lower of cost or market. Cost is determined using the first-in, first-out method. At December 31, 2008 and 2007, the Company had inventory of approximately $60,000 and $57,000, respectively, which is included in prepaid expenses and other assets on the accompanying balance sheets.

  Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets or, for leasehold improvements, over the shorter of the asset's useful life or the life of the lease. The cost and related accumulated depreciation of property and equipment retired or sold are removed and the resulting gain or loss is included in the statements of operations. Routine maintenance and repairs are charged to expense as incurred.

        We evaluate our property and equipment and other long-lived assets for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). For assets to be disposed of, we recognize the asset to be sold at the lower of carrying value or fair market value less costs of disposal. Fair market value for assets to be disposed of is generally estimated based on comparable asset sales, solicited offers or a discounted cash flow model. For long-lived assets to be held and used, we review for impairment whenever indicators of impairment exist. If an indicator of impairment exists, we compare the estimated undiscounted future cash flows of the asset to the carrying value of the asset. If the undiscounted cash flows exceed the carrying value, no impairment is indicated. If the undiscounted cash flows do not exceed the carrying value, then an impairment is measured based on estimated fair value compared to carrying value, with fair value typically based on a discounted cash flow model. No impairments were required under SFAS 144 for the years ended December 31, 2008 and 2007. An impairment loss was recorded in the year ended December 31, 2006 related to discontinued operations (Note 9).

  Goodwill and Intangible Assets

        Goodwill represents the excess of purchase price over fair market value of assets acquired and liabilities assumed in business combinations. In accordance with SFAS 142, Goodwill and Other Intangible Assets ("SFAS 142"), we test for impairment of goodwill and indefinite-lived intangible assets annually and in certain situations between those annual dates. We perform our annual impairment tests in the fourth quarter of each year. Our financial statements reflect all impairment charges required by SFAS 142 as of December 31, 2008 and 2007. Once an impairment of goodwill or other intangible assets has been recorded, it cannot be reversed. For the year ended December 31, 2008, the Company recorded an impairment of goodwill of $8.3 million (Note 5).

        Goodwill is tested for impairment using a discounted cash flow model based on the estimated future results of the Company discounted using the Company's weighted-average cost of capital and market indicators of terminal year capitalization rates. The implied fair value of goodwill is compared to the carrying value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the assets and liabilities and the amount remaining, if any, is implied fair value of

FIN-I-8

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

goodwill. If the implied fair value of the goodwill is less than its carrying value then it is written down to its implied fair value.

        Indefinite-lived intangible assets are tested for impairment using a discounted cash flow approach and are not amortized. Intangible assets with a definite life are amortized over their useful life which is the period over which the asset is expected to contribute directly or indirectly to future cash flows. Management periodically assesses the amortization period of intangible assets with definite lives based upon estimated future cash flows from related operations. No impairments were required for the years ended December 31, 2008 and 2007.

        Inherent in the reviews of the carrying amounts of the above assets are various estimates. Future cash flow estimates are, by their nature, subjective and actual results may differ materially from our estimates. If the Company's ongoing estimates of future cash flows are not met, the Company may have to record additional impairment charges in future accounting periods. The Company's estimates of cash flows are based on the current regulatory, political and economic climates, recent operating information and budgets of the Company. These estimates could be negatively impacted by changes in federal, state or local regulations, economic downturns, or other events affecting operations.

  Self Insurance Reserves

        The Company is self-insured up to certain stop loss amounts for employee health coverage, workers' compensation and general liability cost. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of estimates for claims incurred but not reported, as provided by a third party. In estimating these accruals, the Company considers historical loss experience and makes judgments about the expected levels of costs per claim. The Company believes that the estimates of future liabilities are reasonable based upon its methodology; however, changes in health care costs, accident frequency and severity and other factors could materially affect the estimates for these liabilities. The Company continually monitors changes in claim type and incident and evaluates the insurance accrual making necessary adjustments based on the evaluation of these qualitative data points. At December 31, 2008 and 2007, the Company had total self-insurance accruals reflected in its balance sheets of approximately $581,000 and $374,000, respectively, of which approximately $495,000 is included in accounts payable of liabilities subject to compromise at December 31, 2008 (Note 3).

  Customer Loyalty Program

        The Company provides certain customer loyalty programs at its casino, which reward customers for gaming play. Under the programs, customers are able to accumulate points which may be redeemed in the future, subject to certain limitations and the terms of the individual casino programs, for cash, goods and services. For points that may be redeemed for cash, the Company accrues this cost, after consideration of estimated redemption rates, as they are earned. The cost is recorded as promotional allowances. For points that may be redeemed for goods or services, the Company estimates the cost and accrues for this expense as the points are earned from gaming play and are recorded as casino expense. The estimated cost is based on estimates and assumptions regarding marginal costs of the goods and services, redemption rates and the mix of goods and services for which the points will be

FIN-I-9

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

redeemed. At December 31, 2008 and 2007, approximately $162,000 and $190,000, respectively, was accrued for the costs of anticipated redemption.

  Revenue Recognition and Promotional Allowances

        The Company recognizes casino revenues as the net win from gaming activities, which is the difference between gaming wins and losses. Room, food and beverage and other revenues are recognized at the time the goods or services are provided. The majority of our gaming revenue is counted in the form of cash and chips and therefore is not subject to any significant or complex estimation procedures. The retail value of rooms, food and beverage and other services provided to customers on a complimentary basis are included in gross revenues and then deducted as promotional allowances. The estimated departmental costs and expenses of providing these promotional allowances are included in casino costs and expenses and consist of the following (in thousands):

	Year ended December 31,
	2008	2007	2006
Room	$53	$46	$12
Food and beverage	441	482	463

Total	$494	$528	$475

        Promotional allowances also include incentives such as cash, goods and services including complimentary rooms and food and beverage, earned in our customer loyalty program. The Company rewards customers, through the use of the loyalty programs, with points based on amounts wagered or won that can be redeemed for a specified period of time. The Company records the estimated retail value of these goods and services as revenue and then deducts them as promotional allowances.

  Advertising

        Costs for advertising are expensed as incurred. Advertising expense which is included in marketing, advertising and promotions on the accompanying statements of operations was approximately $540,000, $291,000 and $249,000 for the years ended December 31, 2008, 2007 and 2006, respectively.

  Benefit Plan

        Beginning in 2008, the Company offered a defined contribution 401(k) plan, which covers all employees who reach certain age and length of service requirements and allows for an employer contribution up to 50% of the first 3% of each participating employee's compensation. Plan participants can elect to defer before tax compensation through payroll deductions. Such deferrals are regulated under Section 401(k) of the Internal Revenue Code. The Company's matching contributions were approximately $4,000 for the year ended December 31, 2008. The Company has elected to suspend the employer contribution effective May 1, 2009. The Company does not sponsor a defined benefit plan.

FIN-I-10

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Income Taxes

        The Company is a pass-through entity for federal and state income tax purposes. As a pass-through entity, the tax attributes of the Company will pass through to its members, who owe any related income taxes. As a result, no provision for income taxes has been recorded in the accompanying financial statements.

  Recently Issued Accounting and Reporting Standards

        In June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 ("SFAS 168") which identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the GAAP hierarchy). SFAS 168 establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied to nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 is effective for most financial statements issued for interim or annual periods ending after September 15, 2009. We will begin to use the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it is not expected to have a material impact on the Company's financial statements.

        In June 2009, the FASB issued SFAS 167, Amendments to FASB Interpretation No. 46R ("SFAS 167"). The objective of SFAS 167 is to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. SFAS 167 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early application is prohibited. The Company is currently evaluating the impact of SFAS 167 on its financial statements.

        In May 2009, the FASB issued SFAS 165, Subsequent Events ("SFAS 165"), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In addition, under SFAS 165, an entity is required to disclose the date through which subsequent events have been evaluated, as well as whether that is the date the financial statements were issued or the date the financial statements were available to be issued. SFAS 165 does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provide different guidance on the accounting treatment for subsequent events or transactions. SFAS 165 is effective for interim and annual financial periods ending after June 15, 2009, and shall be applied prospectively.

        In April 2009, the FASB issued FASB Staff Position ("FSP") FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments ("FSP 107-1 and APB 28-1"). FSP 107-1 and APB 28-1 amends SFAS 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about the fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP 107-1 and APB 28-1 are effective for interim reporting periods ending after June 15, 2009. The Company is currently evaluating the adoption of FSP 107-1 and APB 28-1 on its financial statements.

FIN-I-11

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments ("FSP 115-2 and 124-2"), which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. FSP 115-2 and 124-2 does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. FSP 115-2 and 124-2 is effective for interim and annual reporting periods ending after June 15, 2009. The Company is currently evaluating the impact of FSP 115-2 and 124-2 on its financial statements.

        In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP 157-4"). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Company is currently evaluating the impact of FSP 157-4 on its financial statements.

        In April 2009, the FASB issued FSP FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies ("FSP 141R-1"), which amends and clarifies SFAS 141(R), Business Combinations ("SFAS 141R"), to address application issues on initial recognition and measurement, subsequent measurement and accounting, and disclosure of assets and liabilities arising from contingencies in a business combination. FSP 141R-1 is effective for all assets acquired or liabilities assumed arising from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

        In April 2008, the FASB issued FSP FAS 142-3 ("FSP 142-3"), Determination of the Useful Life of Intangible Assets ("FSP 142-3"). FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets, and requires enhanced related disclosures. FSP 142-3 must be applied prospectively to all intangible assets acquired as of and subsequent to fiscal years beginning after December 15, 2008. The Company believes that the adoption of FSP 142-3 will not have a material impact on its financial statements.

        In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133 ("SFAS 161"). SFAS 161 requires enhanced qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that the adoption of SFAS 161 will have a material impact on its financial statements.

        In February 2008, the FASB issued FSP FAS 157-2 ("FSP 157-2"), Effective Date of FASB Statement No. 157, which defers the effective date of SFAS 157, Fair Value Measurements, to fiscal years beginning after November 15, 2008 for nonfinancial assets and nonfinancial liabilities, except for items

FIN-I-12

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

that are recognized or disclosed at fair value in the financial statements on a recurring basis. Early adoption of SFAS 157 is permitted. The Company does not believe that the adoption of FSP 157-2 will have a material impact on its financial statements.

        In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51 ("SFAS 160"). SFAS 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Specifically, this statement requires the recognition of a noncontrolling interest (minority interest) as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. SFAS 160 clarifies that changes in a parent's ownership in a subsidiary that do not result in deconsolidation are equity transactions if the parent retains its controlling financial interest. In addition, this statement requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated. Such gain or loss will be measured using the fair value of the noncontrolling equity investment on the deconsolidation date. SFAS 160 also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. SFAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not believe that the adoption of SFAS 160 will have a material impact on its financial statements.

        In December 2007, the FASB issued SFAS 141R. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions, replacing SFAS 141's cost-allocation process. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption is prohibited. The Company will adopt SFAS 141R in the first quarter of 2009 and apply provisions of SFAS 141 to future acquisitions as required.

        In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities ("SFAS 159"). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The fair value option established by SFAS 159 permits all companies to choose to measure eligible items at fair value at specified election dates. At each subsequent reporting date, companies must report in earnings any unrealized gains and losses on items for which the fair value option has been elected. The Company adopted SFAS 159 in 2008 and did not make any fair value elections with respect to any eligible assets or liabilities as permitted under the provisions of SFAS 159 to date.

        A variety of proposed or otherwise potential accounting standards are currently under consideration by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our financial statements.

FIN-I-13

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Reclassifications

        Certain items in the prior period financial statements were reclassified to conform to the current year presentation. These reclassifications had no effect on the previously reported net income.

  Fresh Start Accounting

        Upon emergence from bankruptcy, the amounts reported in the Company's subsequent financial statements may materially change. As of the effective date of a confirmed plan of reorganization, the Company anticipates that it will be required to adopt the "fresh start" provisions of SOP 90-7, which require that all assets and liabilities be restated to their fair values as of such effective date. Certain of these fair values may differ materially from the values recorded on the accompanying balance sheet as of December 31, 2008. Additionally, the results of operations after the application of fresh start accounting will not be comparable to previous periods. Additionally, the Company may opt to make other changes in accounting practices and policies as of the plan's effective date. For all of these reasons, the Company's financial statements for periods subsequent to its emergence from Chapter 11 will not be comparable with those of prior periods.

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

        On May 5, 2008, as discussed in Note 1, the Company and certain affiliated entities filed voluntary petitions in Bankruptcy Court seeking reorganization relief under the provisions of the Bankruptcy Code. In connection with the Chapter 11 Cases, the Company and its affiliates severed any involvement with Columbia Sussex Corporation ("CSC"), a company under common ownership, that would result in influence or control over the affairs of the Company. The Company continues to operate its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. As a debtor-in-possession, the Company is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without approval of the Bankruptcy Court, after notice and an opportunity for a hearing. As a consequence of the bankruptcy filing, most litigation against the Company has been stayed.

        Under the Bankruptcy Code, certain claims against the Company in existence prior to the filing of the petition for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a debtor-in-possession. Those claims are reflected as "liabilities subject to compromise" in the accompanying balance sheet as of December 31, 2008. Additional claims (liabilities subject to compromise) may arise subsequent to the Petition Date resulting from rejection of executor contracts, including leases and from the determination by the Bankruptcy Court (or agreed by the parties in interest) of allowed claims for contingencies and other disputed amounts.

        In December 2006, TE issued $960 million of 9 5/8% Senior Subordinated Notes (the "Notes") and in January 2007, entered into a Senior Credit Facility (the "Credit Facility") comprised of a $1.53 billion senior secured term loan and a $90 million senior secured revolving credit facility, all of which are guaranteed jointly and severally by the Affiliate Guarantors, as defined in the Notes and Credit Facility.

FIN-I-14

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

        As an Affiliate Guarantor under the Notes and Credit Facility, JMBS is subject to restrictive covenants imposing significant operating and financial restrictions on JMBS's ability to incur or guarantee additional debt, pay dividends, create or incur liens, make loans or investments and engage in extraordinary transactions or transactions with affiliates.

        The denial of TE's gaming license for the Atlantic City Casino by the New Jersey Casino Control Commission in December 2007 caused an immediate default under the Credit Facility and the subsequent transfer of assets of the Atlantic City Casino to a Trustee caused a default under the Notes of which JMBS is an Affiliate Guarantor. On May 5, 2008, as described in Note 1, TE and the Company filed for bankruptcy. As a result, during the year ended December 31, 2008, the Company recorded a loss of $2.3 billion which is included in the accompanying statements of operations related to the guarantee of the Notes and Credit Facility with a corresponding liability included in liabilities subject to compromise on the accompanying balance sheet as of December 31, 2008, due to the Company filing for bankruptcy protection. On May 5, 2009, the Bankruptcy Court approved the Plan (Note 11). These conditions raise substantial doubt about the Company's ability to continue as a going concern.

        At this time, it is not possible to predict with certainty the effect of the Chapter 11 Cases on the Company's business or various creditors, or when the Company will emerge from Chapter 11. The Company's future results depend upon confirming and successfully implementing, on a timely basis, a plan of reorganization.

  Plan of Reorganization

        The Debtors, including the Company, filed the Plan with the Bankruptcy Court and on May 5, 2009, the Bankruptcy Court confirmed the Plan. The Plan will become effective once the conditions of effectiveness have been satisfied (the "Effective Date"). Effectiveness is contingent on receiving approval from gaming regulators in Indiana, Louisiana, Mississippi and Nevada. Approval from gaming regulators in Mississippi was received in May 2009.

        Under the Plan, the Debtors would form two operating enterprises: one comprised of the Debtors' assets outside of Las Vegas (in Bankruptcy Court filings referred to as "OpCo") and the other made up solely of the assets related to the Tropicana Las Vegas Hotel and Casino ("Tropicana LV") (in Bankruptcy Court filings referred to as "LandCo"). The companies will be owned by separate groups of creditors who will exchange their debt for equity in the reorganized enterprises. Unsecured creditors will receive either warrants to purchase shares or cash and will be entitled to certain litigation proceeds. The Company is a party in the OpCo Plan.

        Pursuant to the Plan, immediately prior to and on the Effective Date, a series of restructuring transactions will be executed through which Tropicana Entertainment Inc., a company organized to acquire the interests in certain direct and indirect subsidiaries of TE, will acquire from the Debtors the assets of TE (excluding Tropicana LV and related assets), the equity interests of the Company, Realty and CP Vicksburg (collectively the "Affiliate Guarantors") and the assets of certain other Debtors, in exchange for (a) the issuance of shares of Tropicana Entertainment Inc. common stock (the "Common Stock"), and warrants to purchase additional shares of Common Stock (the "Warrants"), and (b) the assumption of liabilities of TE and such affiliates incurred after the Petition Date to the extent not paid

FIN-I-15

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 3—VOLUNTARY REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE (Continued)

on or prior to the Effective Date (other than liabilities for income taxes). The Plan also provides for, among other things, payment of cash to various trade creditors and the cancellation and extinguishment of the existing equity in the Company.

  Liabilities Subject to Compromise

        Liabilities subject to compromise are certain of the Company's liabilities incurred prior to the Petition Date of the Chapter 11 Cases. In accordance with SOP 90-7, liabilities subject to compromise are recorded at the estimated amount that is expected to be allowed as pre-petition claims in the Chapter 11 proceedings and are subject to future adjustments. Adjustments may result from negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executory contracts and unexpired leases, proofs of claim, implementation of the Plan or other events.

        In some individual instances and in total, claims filed by the creditors are in excess of the amounts recorded by the Company. The Company has recorded an estimate of allowed claims based on the reconciliation work that has been performed. However, given the size and complexity of the Chapter 11 Cases, there is some uncertainty as to the ultimate liability that will be negotiated with creditors for these pre-petition claims, and, the final liability upon completion of the negotiations with claimants at a future date may be significantly higher or lower than management's current estimate. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due. Payment terms for liabilities subject to compromise will be established as part of the Plan.

        Liabilities subject to compromise at December 31, 2008 include (in thousands):

Accounts payable	$754
Accrued expenses and other liabilities	495
Due to affiliates	300

Total liabilities subject to compromise	$1,549

  Reorganization Items

        Reorganization items represent amounts incurred since the Petition Date as a direct result of the Chapter 11 Cases, and were comprised of financial, legal, real estate and valuation services, among other things, that are directly associated with the reorganization process. Reorganization items for the year ended December 31, 2008 were approximately $9,000.

FIN-I-16

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 4—PROPERTY AND EQUIPMENT

        Property and equipment consists of the following (in thousands):

		December 31,
	Estimated Life (years)
		2008	2007
Land	—	$440	$440
Barge	20	15,764	15,172
Buildings and improvements	5 - 25	2,987	3,654
Furniture, fixtures and equipment	3 - 10	7,590	12,151

		26,781	31,417
Accumulated depreciation and amortization		(8,428)	(11,532)

Property and equipment, net		$18,353	$19,885

NOTE 5—GOODWILL AND OTHER INTANGIBLE ASSETS

        In connection with the acquisition of the Casino and the Hotels, the Company acquired $3.0 million of identified intangible assets including a five year non-compete agreement, and recorded approximately $16.7 million of goodwill. The estimates of fair value used in the purchase price allocation were determined by the Company's management based on information furnished by an independent appraiser.

        Intangible assets consist of the following (in thousands):

		December 31,
	Estimated life (years)
		2008	2007
Non-compete agreement	5	$3,000	$3,000
Trademark and other	Indefinite	20	20

Total intangible assets		3,020	3,020
Less accumulated amortization:
Non-compete agreement		(3,000)	(3,000)

Total accumulated amortization		(3,000)	(3,000)

Intangible assets, net		$20	$20

        Amortization was computed on a straight-line basis for definite lived intangibles. Amortization expense was $100,000 and $600,000 in the years ended December 31, 2007 and 2006, respectively. As the amortizable intangible assets were fully amortized as of December 31, 2007, no amortization expense was recognized in the year ended December 31, 2008.

        Goodwill primarily represents the excess of total acquisition costs over the fair market value of net assets acquired in the acquisition of the Casino and the Hotels by the Company. In conjunction with the Company's annual review of impairment during the fourth quarter of 2008, the Company determined that an impairment of goodwill of $8.3 million existed. The impairment is the result of the ongoing recession and increased competition in the Mississippi market, which has resulted in decreased

FIN-I-17

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 5—GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

projected cash flow estimates, decreased valuation multiples for gaming assets due to current market conditions and higher discount rates resulting from uncertainty in the credit markets.

        The following table reflects the change in the carrying value of goodwill (in thousands):

	December 31,
	2008	2007
Goodwill, at the beginning of the year	$16,732	$16,732
Impairment charge	(8,300)	—

Goodwill, at the end of the year	$8,432	$16,732

NOTE 6—AFFILIATE TRANSACTIONS

        Until April 30, 2009, CSC, a company under common ownership, provided various administrative and accounting services to the Company under an administrative services agreement. In addition, Tropicana Casino Resort, Inc. ("TCR"), a company under common ownership, provided various support services through September 2008 which were charged to the Company. Expenses related to these services totaled approximately $530,000, $125,000 and $120,000 for the years ended December 31, 2008, 2007 and 2006, respectively. As of December 31, 2008 and 2007, the Company owed $599,000 and $182,000, respectively, of which $156,000 is included in liabilities subject to compromise as of December 31, 2008. Effective April 30, 2009, the Company terminated the administrative services agreement with CSC in anticipation of the Plan as discussed in Note 3.

        The Company shares the cost of operating shuttle buses owned by Greenville Riverboat, LLC ("GR"), a subsidiary of TE which owns and operates Lighthouse Point Casino. TE is an affiliate through common ownership. The shuttle buses service both casinos and various food and beverage establishments in downtown Greenville. The Company's share of these costs, exclusive of the cost of the buses, was $99,000, $72,000 and $94,000 for the years ended December 31, 2008, 2007 and 2006, respectively. At December 31, 2008 and 2007, the Company had a receivable from GR for the shared services of $354,000 and $156,000, respectively. The Company also occasionally buys and sells slot machines and other equipment at net book value from various affiliates.

        In September 2008, the Company loaned $2.5 million to TE at a rate of 12.0% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the terms of the loan until maturity.

        In 2007, the Company loaned $5.0 million to TE at a rate of 12.0% per annum which matures on January 1, 2015. No interest or principal payments are required to be made under the loans until they mature. Due to the bankruptcy filing of TE in May 2008, the ability to collect under this loan is unlikely, as such the associated principal and accrued interest has been fully reserved as of December 31, 2008 and 2007.

        In addition, the Company incurred receivables related to activity with various affiliates which have since become Debtors. As a result, the ability to collect these receivable amounts is unlikely resulting in a reserve of approximately $1.3 million as of December 31, 2008.

FIN-I-18

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 7—ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities (excluding liabilities subject to compromise) consist of the following (in thousands):

	December 31,
	2008	2007
Accrued payroll and employee benefits	$447	$494
Insurance reserves	85	374
Gaming related accrual	392	483
Accrued taxes	526	556

Total accrued expenses and other current liabilities	$1,450	$1,907

NOTE 8—LEASE COMMITMENTS

        The Company leases land, buildings and equipment used in its operations. Leases on land include rights for land used in connection with the Company's riverboat gaming operation for docking and berthing and terminate in August 2010. Future minimum rental payments required under nonrejected operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2008 are as follows (in thousands):

Years ending December 31,
2009	$461
2010	330
2011	70
2012	70
2013	70
Thereafter	81

Total	$1,082

        Rent expense totaled approximately $0.8 million, $0.9 million and $0.9 million for the years ended December 31, 2008, 2007 and 2006, respectively.

        Under the Bankruptcy Code, the Debtors generally may assume or reject prepetition executory contracts and unexpired leases subject to the approval of the Bankruptcy Court and certain other conditions. In this context, "assumption" means that the Debtors agree to perform obligations and cure all existing defaults under the executory contract or unexpired lease, and "rejection" means that the Debtors are relieved from obligations to perform further under the executory contract or unexpired lease that is rejected. Rejection of an executory contract or lease is treated as a breach immediately prior to the Petition Date and may give rise to a prepetition claim for amounts due and owing as of the Petition Date and for damages from the breach of the agreement, subject to certain limitations. Any claim for damages that results from the rejection of an executory contract or unexpired lease is subject to compromise as part of a plan of reorganization, to the extent that such claim is unsecured. The Bankruptcy Code includes certain deadlines by which debtors must assume or reject unexpired leases of nonresidential real property. The Company generally has until the end of their Chapter 11 Cases to

FIN-I-19

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 8—LEASE COMMITMENTS (Continued)

assume or reject all other executory contracts and unexpired leases, unless the Bankruptcy Court orders an earlier deadline.

        The Company has reviewed all of its executory contracts and unexpired leases to determine which, if any, executory contracts and unexpired leases they would seek to reject as part of their Chapter 11 Cases. The Company rejected a lease agreement with the City of Greenville, Mississippi, for moorage, docking and berthing rights related to land used in connection with its riverboat gaming operation. The term of the lease agreement was from September 2010 to August 2040 and called for annual payments of $750,000. As a result, the Company currently does not have an agreement for the moorage, docking and berthing rights after August 2010. The Company is currently evaluating its options related to its operations in anticipation of the Plan described in Note 3.

NOTE 9—DISCONTINUED OPERATIONS

        On May 1, 2004, the Company closed the Key West Inn and listed the hotel for sale. The Company recorded an impairment loss of $44,000 in the year ended December 31, 2006 to adjust the carrying value of this hotel to its estimated fair value. The hotel was sold in April 2007 for $100,000. The impairment loss is recorded in discontinued operations on the accompanying statements of operations.

NOTE 10—COMMITMENTS AND CONTINGENCIES

  Legal Matters

        The Company is subject to various litigation that arises in the ordinary course of business. In the opinion of management, all pending legal matters are either adequately covered by insurance, or if not insured, will not have a material adverse effect on the financial position or the results of operations of the Company.

  Contingencies

        In the ordinary course of business, the Company enters into numerous agreements that contain standard guarantees and indemnities whereby the Company indemnifies another party for breaches of representations and warranties. Many of these parties are also indemnified against any third party claim resulting from the transaction that is contemplated in the underlying agreement such as a lease agreement. While some of these guarantees extend only for the duration of the underlying agreement, many survive the expiration of the term of the agreement. There are no explicit limitations on the maximum potential amount of future payments that the Company could be required to make under some of these guarantees. The Company is unable to develop an estimate of the maximum potential amount of future payments to be made under these guarantees as the triggering events are not predictable. The Company maintains insurance coverage that mitigates some potential payments to be made.

        The Company is a co-guarantor under certain long-term debt obligations of TE. In May 2008, TE entered into a $67 million Senior Secured Superpriority Debtor in Possession Credit Agreement (the "DIP Credit Facility"), which was increased to $80 million in October 2008. The DIP Credit Facility is a delayed draw term loan, maturing on the earlier of September 5, 2009 or the date of the substantial

FIN-I-20

JMBS CASINO, LLC
(DEBTOR-IN-POSSESSION)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 10—COMMITMENTS AND CONTINGENCIES (Continued)

consummation of a reorganization plan that is confirmed pursuant to an order of the court. The Company as well as CP Vicksburg and Realty are affiliate guarantors of the DIP Credit Facility.

NOTE 11—SUBSEQUENT EVENTS

        On March 31, 2009, TCR and CSC filed separate motions with the Bankruptcy Court related to administrative expense claims in which the Company was a party. The total claim filed by TCR and CSC is in excess of the amounts recorded by the Company. The Company intends to contest claims to the extent that they exceed the amounts the Company believes are due.

        On May 5, 2009, the Bankruptcy Court approved the Plan. On the Effective Date, the existing equity of the Company will be cancelled and new limited liability company interests will be issued to an indirect wholly owned subsidiary of Tropicana Entertainment Inc., which entities were formed solely for the purpose of acquiring certain assets and assuming certain liabilities of TE, and acquiring the equity interests of the Affiliate Guarantors, including the Company.

FIN-I-21

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements are presented to give effect to:

  •
  the consummation of the Plan; and

  •
  the implementation of the Restructuring Transactions.

        The unaudited pro forma condensed combined balance sheet and statements of operations have been derived from the Predecessors' and Tropicana AC's financial statements included elsewhere in this registration statement. Preparation of the unaudited pro forma condensed combined financial statements is based on estimates and assumptions deemed appropriate by the Company's management which are set forth in the notes following the unaudited pro forma condensed combined financial statements.

        As of the Effective Date, the Company will be required to adopt the "fresh start" provisions in accordance with accounting guidance, as it relates to the Predecessors. Fresh start reporting generally requires resetting the historical net book value of assets and liabilities to fair value by allocating the entity's enterprise value to its assets and liabilities pursuant to accounting guidance related to business combinations. Under fresh start reporting, a new reporting entity is deemed created, and all assets and liabilities are generally revalued to their fair values.

        In addition to fresh start reporting, the Company anticipates acquiring substantially all of the assets of Tropicana AC pursuant to the Amended and Restated Purchase Agreement, through the Credit Bid by the OpCo Lenders. The acquisition will be accounted for pursuant to the accounting guidance for business combinations. Under this guidance, the Company will be required to recognize generally all the assets acquired and liabilities assumed in the transaction at the acquisition-date fair value.

        The unaudited pro forma condensed combined balance sheet as of September 30, 2009 is presented as if the implementation of the Plan and the Restructuring Transactions had occurred on September 30, 2009. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2009 and the fiscal year ended December 31, 2008 have been prepared as if the implementation of the Plan and the Restructuring Transactions had occurred on January 1, 2008.

        The allocation of the Predecessor's enterprise value to the assets and liabilities and the purchase price allocation for the assets acquired and liabilities assumed in the Tropicana AC acquisition used in the pro forma condensed combined financial statements are based on preliminary estimates. The estimates and assumptions are subject to change upon the Effective Date and completion of the acquisition as well as the finalization of the valuations of the Predecessor's and Tropicana AC's assets and liabilities. Following the Effective Date and completion of the acquisition as well as the finalization of the valuations, the Company expects to make additional adjustments, and these valuations could change significantly from those used in the following unaudited pro forma condensed combined financial statements.

        For all periods presented, income (loss) from continuing operations excludes the results of Tropicana LV, which, pursuant to the Tropicana LV Plan, on July 1, 2009, the assets related to Tropicana LV were acquired by an unrelated company, owned by the LandCo Lenders.

        The pro forma information is unaudited and is not necessarily indicative of the results that actually would have occurred if the above transactions had been consummated as of the dates indicated above, nor does it purport to represent the financial position and results of operations for future periods. The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Information" and the Predecessors and Tropicana AC's financial statements and related notes included elsewhere in this registration statement.

FIN-J-1

Tropicana Entertainment Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2009

(in thousands)

	Historical Predecessors			Historical	Pro Forma Adjustments				Pro Forma
	Tropicana Entertainment Holdings, LLC	Columbia Properties Vicksburg, LLC	JMBS Casino, LLC	Tropicana AC	Restructuring Transactions		Acquisition of Tropicana AC		Tropicana Entertainment Inc.
ASSETS
Current assets:
Cash and cash equivalents	$53,931	$2,717	$4,749	$69,197	$46,664	(5a)	$—		$177,258
Restricted cash	2,310	—	—	—	8,017	(5a)	—		10,327
Receivables, net	13,722	37	19	16,644	2,047	(5b)	—		32,469
Due from affiliates	4,385	130	514	—	(5,029	)(5b)	—		—
Inventories	1,669	44	38	2,008	—		—		3,759
Prepaid expenses and other assets	10,110	120	170	12,829	—		(5,189	)(6c)	18,040

Total current assets	86,127	3,048	5,490	100,678	51,699		(5,189)		241,853
Property and equipment, net	430,047	13,673	16,812	704,204	(70,730	)(5c)	(319,528	)(6a)	774,478
Beneficial interest in Trust	200,000	—	—	—	—		(200,000	)(6b)	—
Goodwill	16,802	590	8,432	—	(25,824	)(5d)	—		—
Intangible assets, net	73,929	325	20	—	38,426	(5c)	—		112,700
Receivable from affiliate	—	9,738	9,836	—	(19,574	)(5e)	—		—
Reserve related to receivable from affiliate	—	(7,478)	(5,451)	—	12,929	(5e)	—		—
Other assets, net	21,346	157	87	50,608	1,000	(5a)	—		73,198

Total assets	$828,251	$20,053	$35,226	$855,490	$(12,074)		$(524,717)		$1,202,229

FIN-J-2

 Tropicana Entertainment Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

As of September 30, 2009

(in thousands)

	Historical Predecessors			Historical	Pro Forma Adjustments				Pro Forma
	Tropicana Entertainment Holdings, LLC	Columbia Properties Vicksburg, LLC	JMBS Casino, LLC	Tropicana AC	Restructuring Transactions		Acquisition of Tropicana AC		Tropicana Entertainment Inc.
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current liabilities not subject to compromise:
Current portion of debt	$65,858	$—	$—	$36	$(63,919	)(5a)	$—		$1,975
Accounts payable	24,573	740	503	31,946	22,769	(5b, 5f)	1,687	(m)	82,218
Due to affiliates	2,783	1,558	1,410	—	(5,751	)(5e)	—		—
Accrued expenses and other current liabilities	31,457	2,288	1,232	9,608	(3,094	)(5g)	—		41,491
Notes payable to affiliate guarantors	6,000	—	—	—	(6,000	)(5e)	—		—
Other current liabilities	—	—	—	2,594	—		—		2,594

Total current liabilities not subject to compromise	130,671	4,586	3,145	44,184	(55,995)		1,687		128,278
Long-term debt, excluding current portion	—	—	—	180	96,270	(5a)	—		96,450
Other long-term liabilities	36,843	—	—	—	—		—		36,843
Deferred tax liabilities	34,489	—	—	24,786	(34,489	)(5g)	(24,786	)(6c)	—

Total liabilities not subject to compromise	202,003	4,586	3,145	69,150	5,786		(23,099)		261,571
Liabilities subject to compromise	2,446,070	3,667	1,548	1,687	(2,251,285	)(5h)	(201,687	)(6b)	—
Liabilities subject to compromise—affiliates	—	—	—	616,183	—		(616,183	)(6d)	—
Liabilities subject to compromise—guarantee of affiliate debt	—	2,289,249	2,289,249	—	(4,578,498	)(5i)	—		—
Long-term portion of lease liability	—	1,988	—	—	—		—		1,988

Total liabilities	2,648,073	2,299,490	2,293,942	687,020	(6,823,997)		(840,969)		263,559
Member's/Shareholder's Equity (Deficit):
Member's equity (successor)	—	—	—	—	289,930	(5j)	200,000	(6e)	489,930
Retained earnings (successor)	—	—	—	—	163,081	(5k)	284,722	(6f)	447,803
Member's/Shareholder's equity (deficit)	(1,836,873)	(2,279,437)	(2,258,716)	168,470	6,375,026	(5l)	(168,470	)(6g)	—
Noncontrolling interest	17,051	—	—	—	(16,114	)(5m)	—		937

Total member's/shareholder's equity (deficit)	(1,819,822)	(2,279,437)	(2,258,716)	168,470	6,811,923		316,252		938,670

Total liabilities and member's/shareholder's equity (deficit)	$828,251	$20,053	$35,226	$855,490	$(12,074)		$(524,717)		$1,202,229

FIN-J-3

Tropicana Entertainment Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2009

(in thousands)

	Historical Predecessors
				Historical	Pro Forma Adjustments				Pro Forma
		Columbia Properties Vicksburg, LLC
	Tropicana Entertainment Holdings, LLC		JMBS Casino, LLC	Tropicana AC	Restructuring Transactions		Acquisition of Tropicana AC		Tropicana Entertainment Inc.
Revenues:
Casino	$246,199	$9,413	$12,413	$201,420	$—		$37,171	(6h)	$506,616
Room	33,646	750	252	24,815	—		26,085	(6h)	85,548
Food and beverage	46,428	798	296	11,921	—		23,419	(6h)	82,862
Other	10,898	231	153	11,796	—		1,429	(6h)	24,507

Gross revenues	337,171	11,192	13,114	249,952	—		88,104		699,533
Less promotional allowances	(41,003)	(704)	(893)	—	—		(88,104	)(6h)	(130,704)

Net revenues	296,168	10,488	12,221	249,952	—		—		568,829

Operating costs and expenses:
Casino	114,380	6,171	5,182	93,898	—		—		219,631
Room	16,954	730	171	11,148	—		—		29,003
Food and beverage	26,833	502	28	10,627	—		—		37,990
Other	4,778	4	—	2,870	—		—		7,652
Marketing, advertising and promotions	19,613	695	626	40,320	—		—		61,254
General and administrative	61,382	2,989	2,775	48,316	—		(3,634	)(6i)	111,828
Maintenance and utilities	17,011	990	741	17,628	—		—		36,370
Depreciation and amortization	31,261	1,822	1,779	35,586	(1,964	)(5c)	(11,874	)(6a)	56,610
Impairment charges and other write-downs	159,158	—	—	—	—		—		159,158

Total operating costs and expenses	451,370	13,903	11,302	260,393	(1,964)		(15,508)		719,496

Operating (loss) income	(155,202)	(3,415)	919	(10,441)	1,964		15,508		(150,667)
Other income (expense):
Interest income	—	181	292	501	(405	)(5e)	—		569
Interest expense	(10,996)	—	—	(17,961)	(14,052	)(5o)	17,799	(6k)	(25,210)
License denial expense	—	—	—	(3,408)	—		—		(3,408)
Loss related to guarantee of affiliate	—	(8,010)	(8,010)	—	16,020	(5i)	—		—

Total other (income) expense	(10,996)	(7,829)	(7,718)	(20,868)	1,563		17,799		(28,049)

Loss from continuing operations before reorganization items and income taxes	(166,198)	(11,244)	(6,799)	(31,309)	3,527		33,307		(178,716)
Reorganization items, net	(22,857)	(44)	(31)	(1,223)	22,932	(5n)	1,223	(6j)	—

Loss from continuing operations before income taxes	(189,055)	(11,288)	(6,830)	(32,532)	26,459		34,530		(178,716)
Income tax expense	(6,001)	—	—	—	6,001	(5p)	—		—

Loss from continuing operations, including noncontrolling interest	$(195,056)	$(11,288)	$(6,830)	$(32,532)	$32,460		$34,530		$(178,716)

FIN-J-4

Tropicana Entertainment Inc.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2008

(in thousands)

	Historical Predecessors
				Historical	Pro Forma Adjustments				Pro Forma
		Columbia Properties Vicksburg, LLC
	Tropicana Entertainment Holdings, LLC		JMBS Casino, LLC	Tropicana AC	Restructuring Transactions		Acquisition of Tropicana AC		Tropicana Entertainment Inc.
Revenues:
Casino	$357,163	$23,072	$21,802	$300,046	$—		$48,527	(6h)	$750,610
Room	55,752	1,506	368	35,856	—		33,951	(6h)	127,433
Food and beverage	69,448	2,779	409	17,476	—		32,111	(6h)	122,223
Other	20,111	557	287	16,990	—		2,617	(6h)	40,562

Gross revenues	502,474	27,914	22,866	370,368	—		117,206		1,040,828
Less promotional allowances	(60,544)	(3,338)	(3,885)	—	—		(117,206	)(6h)	(184,973)

Net revenues	441,930	24,576	18,981	370,368	—		—		855,855

Operating costs and expenses:
Casino	153,791	11,931	7,981	128,563					302,266
Room	24,909	918	230	15,279					41,336
Food and beverage	36,963	485	61	15,187					52,696
Other	7,714	5	157	4,555					12,431
Marketing, advertising and promotions	36,790	2,220	1,321	62,927					103,258
General and administrative	89,529	4,346	4,569	63,883			(4,845	)(6i)	157,482
Maintenance and utilities	26,559	1,738	1,143	29,794					59,234
Depreciation and amortization	46,047	3,438	2,314	47,834	(2,618	)(5c)	(15,833	)(6a)	81,182
Impairment charges and other write-downs	665,234	9,999	8,658	—	—		—		683,891
Reserve related to receivable from affiliate	—	2,695	1,528	—	(4,223	)(5e)	—		—

Total operating costs and expenses	1,087,536	37,775	27,962	368,022	(6,841)		(20,678)		1,493,776

Operating (loss) income	(645,606)	(13,199)	(8,981)	2,346	6,841		20,678		(637,921)
Other income (expense):
Interest income	276	402	330	940	(678	)(5e)	—		1,270
Interest expense	(185,914)	—	—	(53,395)	152,518	(5o)	53,395	(6k)	(33,396)
Other income	5,000	1,010	—	—			—		6,010
License denial expense	—	—	—	(6,178)			—		(6,178)
Loss related to guarantee of affiliate debt	—	(2,281,239)	(2,281,239)	—	4,562,478	(5i)	—		—

Total other income (expense)	(180,638)	(2,279,827)	(2,280,909)	(58,633)	4,714,318		53,395		(32,294)

Loss from continuing operations before reorganization items and income taxes	(826,244)	(2,293,026)	(2,289,890)	(56,287)	4,721,159		74,073		(670,215)
Reorganization items, net	(92,400)	—	(9)	—	92,409	(5n)	—		—

Loss from continuing operations before income taxes	(918,644)	(2,293,026)	(2,289,899)	(56,287)	4,813,568		74,073		(670,215)

Income tax benefit	65,478	—	—	286	(65,478	)(5p)	(286	)(6l)	—

Loss from continuing operations, including noncontrolling interest	$(853,166)	$(2,293,026)	$(2,289,899)	$(56,001)	$4,748,090		$73,787		$(670,215)

FIN-J-5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTIONS

  Implementation of Predecessor's Plan of Reorganization and Emergence from Bankruptcy

        On May 5, 2008, the Predecessors filed the Chapter 11 Cases in the Bankruptcy Court seeking reorganization relief under the Bankruptcy Code. On May 5, 2009, the Bankruptcy Court confirmed the Plan which will become effective upon the Effective Date, and which is contingent upon, among other conditions, receiving approval from gaming regulators in Indiana, Louisiana and Nevada. The Predecessors received approval from gaming regulators in Mississippi in May 2009.

        Pursuant to the Plan, prior to and on the Effective Date, certain of the Restructuring Transactions will be consummated and the Company will acquire from the Predecessors certain subsidiaries of TEH (not including Tropicana LV, Tahoe Horizon, and related assets), the Affiliate Guarantors, and the Predecessors, in exchange for (a) the issuance of Common Stock and Warrants and (b) the assumption of certain liabilities of TEH, its subsidiaries subject to the Restructuring Transactions and the Affiliate Guarantors incurred after the Petition Date to the extent not paid on or prior to the Effective Date other than income tax liabilities, and pursuant to the Amended and Restated Purchase Agreement, shortly after the Effective Date (and subject to the satisfaction of the conditions contained in the Amended and Restated Purchase Agreement), the Company will acquire the assets of Tropicana AC and certain subsidiaries.

        On or promptly after the Effective Date, the OpCo Lenders will be issued 12,098,053 shares of Common Stock, excluding the Tropicana AC Shares, while holders of the TE Notes and holders of general unsecured claims will receive Warrants to purchase 3,750,000 shares of Common Stock and beneficial interests in the Litigation Trust, in exchange for all of their claims against the Predecessors.

        On May 4, 2009, pursuant to the Plan, the Company entered into the Commitment Letter with Icahn Capital, an affiliate of Icahn and Co., Inc., pursuant to which Icahn Capital committed to provide the Company, on a fully underwritten basis, the Proposed Exit Facility. In consideration for the commitment, TEH paid a non-refundable commitment fee of $7.5 million in May 2009. The Commitment Letter expires on December 31, 2009; however, if the Effective Date is subsequent to December 31, 2009, the Company may seek to negotiate an extension.

  Tropicana AC Acquisition

        On December 12, 2007, the NJ Commission denied the application of TEH to be found qualified to be a holding company of Adamar, thus activating the ICA Trust. The activation of the ICA Trust vested the Trustee with all powers, authority and duties necessary to the unencumbered exercise of all rights incident to the ownership of the equity securities of Adamar. Because TEH was found not qualified, the NJ Commission also denied the application of Adamar for renewal of its casino license. On that same day, and by way of a formal commission order issued on December 19, 2007, the NJ Commission imposed a conservatorship on Adamar and appointed the Trustee to be the conservator and take over, and into his possession and control, all the property and business of Adamar relating to Tropicana AC, including the possession and control of the resort's cash flow.

        In conformance with statutory requirements, the NJ Commission authorized the Trustee to endeavor to sell, assign, convey or otherwise dispose of Tropicana AC subject to any and all valid liens, claims and encumbrances, to a person who is appropriately licensed or qualified or able to obtain interim authorization from the NJ Commission to acquire Tropicana AC.

        Despite the efforts of the Trustee, no acceptable third-party offer was made to acquire Tropicana AC. Accordingly, the Trustee began a dialogue with the Steering Committee. At a meeting of the NJ

FIN-J-6

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION OF TRANSACTIONS (Continued)

Commission conducted on February 18, 2009, the Steering Committee advised the NJ Commission that the OpCo Lenders were willing to make the Credit Bid to acquire Tropicana AC. Thereafter, the Steering Committee, Trustee and Predecessors negotiated the terms of the Asset Purchase Agreement.

        On April 29, 2009, the NJ Commission approved the final form of the Asset Purchase Agreement and the NJ Commission gave the Trustee permission to cause Adamar to file for bankruptcy protection and the Sale of Tropicana AC pursuant to 11 U.S.C. §363 utilizing the Asset Purchase Agreement as the first bid to acquire Tropicana AC. On April 29, 2009, the Asset Purchase Agreement was executed. Pursuant to the Plan, the portion of the TE Senior Secured Credit Facility used to make the Credit Bid would not be cancelled but would instead, pursuant to the Plan, remain outstanding on the Effective Date for purposes of the Credit Bid. On April 29, 2009, Adamar filed the Adamar Bankruptcy Case. On June 12, 2009, the New Jersey Bankruptcy Court entered the New Jersey Sale Order.

        On August 26, 2009, after conducting a hearing on July 27, 2009, and by way of Commission Resolution No. 09-08-26-16, the NJ Commission ruled that the Company was permitted to apply to the NJ Commission to become a holding company of a subsidiary which would acquire Tropicana AC pursuant to the terms of the Asset Purchase Agreement.

        As a result of the NJ Commission's August 26, 2009 ruling, which cleared the way for Tropicana AC to be owned by a subsidiary of the Company, the parties to the Asset Purchase Agreement have agreed to amend and restate the Asset Purchase Agreement to provide that, among other things, Tropicana AC will be acquired by a subsidiary of the Company pursuant to the terms of the Amended and Restated Purchase Agreement, a modified New Jersey Sale Order and the Plan. The New Jersey Bankruptcy Court entered the NJ Sale Order on November 4, 2009. The Bankruptcy Court entered the Delaware Sale Order on November 4, 2009. On October 22, 2009 the Steering Committee filed a petition with the NJ Commission seeking, among other things, the approval by the NJ Commission of the terms of the Amended and Restated Purchase Agreement, permission for Adamar to enter into the Amended and Restated Purchase Agreement, and approval of the Plan, as amended to accommodate changes to the confirmed OpCo Plan of Reorganization as a consequence of the parties entering into the Amended and Restated Purchase Agreement. The New Jersey Division of Gaming Enforcement has recommended that the NJ Commission grant the relief sought by the Steering Committee in connection with the aforementioned petition. The NJ Commission granted the aforementioned petition on November 19, 2009.

        The Sale has not yet closed, and the Tropicana AC Parties continue to operate as debtors-in-possession pending the Sale. No plan of reorganization has been proposed in the Adamar Bankruptcy Cases, and in light of the proposed Sale, the Company believes it is unlikely that a plan of reorganization will be proposed. It is anticipated that the Sale would close shortly after the Effective Date of the Plan, at which time certain of the Company's subsidiaries will acquire Tropicana AC and the OpCo Lenders will receive Tropicana AC Shares, representing 51% of the outstanding shares of the Company, in exchange for their Credit Bid.

2. BASIS OF PRESENTATION

        As of the Effective Date, the Company will be required to adopt the "fresh start" provisions in accordance with accounting guidance for reorganizations, as it relates to the Predecessors. Fresh start reporting requires resetting the historical net book value of generally all assets and liabilities to fair value by allocating the entity's enterprise value to its assets and liabilities pursuant to accounting

FIN-J-7

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. BASIS OF PRESENTATION (Continued)

guidance related to business combinations. Under fresh start reporting, a new reporting entity is deemed created, and generally all assets and liabilities are revalued to their fair values. A fair value assessment of the Predecessors' assets and liabilities is currently in process and will result in amounts different from those reported on the unaudited pro forma balance sheet. The Restructuring Transactions will be accounted for using the acquisition method of accounting. The determination of the enterprise value that will be used as of the Effective Date and the acquisition accounting allocations will be finalized at a later date and will depend on a number of factors, including the final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser will assist management in performing a valuation of these assets and liabilities as of the Effective Date, and upon completion of the valuation, a final allocation will be determined.

3. RESTRUCTURING TRANSACTIONS

        As set forth in the disclosure statement, relating to the Plan, as confirmed by the Bankruptcy Court on May 5, 2009, the enterprise value of the Predecessors was estimated to be in the range of $350 million to $425 million. The Predecessors' enterprise value was estimated using various valuation methods, including (i) a comparison of the Predecessors and their projected performance to the market values of comparable companies; and (ii) a calculation of the present value of the future cash flows of the Predecessors based on financial projections. The enterprise value using the discounted cash flow method of the income approach was determined using financial projections for the period 2009 through 2013, with an assumed compounded annual growth rate of (0.4)%. The marginal tax rate was assumed to be 40% and includes federal, state and local taxes. The discount rate applied was in the range of 15% to 17%. The present value of all cash flows after 2013 was calculated using terminal values which were calculated by applying exit multiples ranging from 4.5x to 5.5x to the 2013 financial projections which was then discounted in the range of 15% to 17%. Equal weight was applied to both the income and cost approach and the Company concluded that $387.5 million, the mid-point of the enterprise value, should be used as the Predecessor's enterprise value for purposes of preparing the accompanying unaudited pro forma condensed combined financial statements. The enterprise value of $387.5 million does not necessarily reflect the price that would be paid for these assets in a transaction involving a willing seller and buyer, with each party possessing full information regarding the Company and with neither party being under any compulsion to buy or sell. In addition, the relevant factors used in determining the range of the enterprise value and updated cash flow projections will be reevaluated upon the adoption of fresh start reporting to determine the enterprise value within the range confirmed by the Bankruptcy Court that most closely approximates fair value.

        In estimating preliminary fair values of the assets and liabilities as of September 30, 2009 for pro forma purposes, the Company utilized the net book values of the Predecessors as of September 30, 2009. The Predecessors performed a fair value analysis on certain assets at December 31, 2008 for impairment testing purposes, which resulted in impairment charges on certain long-lived assets, indefinite-lived intangible assets and goodwill. Given that certain assets were adjusted based on the impairment analysis at December 31, 2008, the Company utilized the net book values at September 30, 2009 as its best available estimates of fair value at September 30, 2009 for pro forma purposes.

FIN-J-8

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3. RESTRUCTURING TRANSACTIONS (Continued)

        At December 31, 2008, the fair value analysis for impairment testing purposes utilized various valuation methods, as indicated below:

  •
  Personal property

  •
  Assets with active secondary markets, such as riverboats, barges and slot machines, were valued using market prices of similar assets.

  •
  Other assets, such as furniture, fixtures and other equipment, were valued using a depreciated replacement cost method.

  •
  Real Property

  •
  Land was valued using market comparable data.

  •
  Other real property, such as buildings, building improvements and land improvements, were valued using a depreciated replacement cost method.

  •
  Intangible Assets

  •
  Intangible assets, which consisted of the Predecessors' trade name and gaming licenses in Indiana and Louisiana, were valued using income-based methods.

        The following methodologies were utilized to value the Predecessors' liabilities:

  •
  For current liabilities including trade accounts payable, accrued expenses, etc., the Company used the carrying values of these liabilities as an approximation for fair value upon emergence due to the short term nature of these liabilities.

  •
  The Proposed Exit Facility would be initially stated at its fair value upon emergence.

  •
  Other long term liabilities primarily relate to the Predecessors' liability for income tax uncertainties, which is reviewed and updated by the Predecessors' on an ongoing basis and would thus approximate its fair value.

  •
  Since liabilities subject to compromise, including pre-petition debt, have been stayed by the Bankruptcy Court and are subject to adjustments pending various factors such as results of negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, rejection of executor contracts and unexpired leases, proofs of claim, implementation of the Plan or other events that cannot be reasonably estimable, it is impractical to estimate the fair value of these liabilities until the Predecessors' emerge from Chapter 11.

FIN-J-9

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3. RESTRUCTURING TRANSACTIONS (Continued)

        Based upon the enterprise value of $387.5 million, the Company's preliminary allocation of the fair value of assets and liabilities is as follows (in thousands):

Enterprise Value	$387,500
Fair value of assets and liabilities upon emergence:
Current assets	146,364
Property and equipment	389,802
Intangible assets	112,700
Other noncurrent assets	22,590
Current liabilities	(81,107)
Other noncurrent liabilities	(38,831)
Noncontrolling interest	(937)

Subtotal	550,581

Fair value in excess of enterprise value	$(163,081)

        The Company's preliminary allocation of the enterprise value indicates that the fair value of net assets upon emergence exceeds the enterprise value by $163.1 million. In accordance with accounting standards for fresh start reporting, such excess is characterized as negative goodwill and will be recognized as a gain upon emergence. The impact of the gain has not been included in the pro forma condensed combined statements of operations since such gain is not expected to have continuing impact.

4. TROPICANA AC ACQUISITION

        The purchase price allocation below is based on preliminary estimates as the acquisition of Tropicana AC has not been completed and the date for which the assets to be acquired and liabilities to be assumed has not been determined. In estimating preliminary fair values of the assets and liabilities as of September 30, 2009, the Company used various valuation methods, as indicated below:

  •
  Real Property

  •
  Land value was estimated using market comparable data.

  •
  Other real property was estimated using a depreciated replacement cost method.

  •
  Carrying values were used as an approximation of the fair value of Tropicana AC's liabilities.

        In accordance with the accounting standards for business combinations, the Company will generally recognize the assets acquired and liabilities assumed at their respective acquisition-date fair values.

FIN-J-10

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4. TROPICANA AC ACQUISITION (Continued)

Based upon the purchase price of $200.0 million, the Company's preliminary allocation of the fair value of assets and liabilities is as follows (in thousands):

Purchase price	$200,000
Fair value of assets acquired and liabilities assumed:
Current assets	100,678
Property and equipment	384,676
Other noncurrent assets	45,419
Current liabilities	(45,871)
Other noncurrent liabilities	(180)

Subtotal	484,722

Fair value in excess of purchase price	$(284,722)

        The Company's preliminary allocation of the purchase price indicates that the fair value of net assets acquired exceeds the purchase price by $284.7 million. In accordance with accounting standards for business combinations, such excess is characterized as negative goodwill and will be recognized as a gain upon acquisition. The impact of the gain has not been included in the pro forma condensed combined statements of operations since such gain is not expected to have a continuing impact on the Company's operations.

5. PRO FORMA ADJUSTMENTS—RESTRUCTURING TRANSACTIONS

(a)—Reflects the anticipated sources and uses of the $130.0 million Term Loan Facility (in thousands):

Sources		Uses
Term Loan Facility	$130,000	Cash(ii)	$46,664
Term Loan Facility discount	(9,100)	Repayment of DIP Credit Facility	65,219
		Payment of allowed claims(iii)	8,017
		Revolver fees(iv)	1,000

Total Sources(i)	$120,900	Total Uses	$120,900

(i)
The Term Loan Facility includes the issuance of warrants to purchase common stock at a strike price of $0.01 to the Participating Lenders in an amount equal to 5% of our issued and outstanding common stock for an estimated fair value of $23.3 million. As a result, the fair value of the Term Loan Facility upon execution will be approximately $97.6 million, of which $1.3 million is classified as current.

(ii)
Amount includes $20.0 million which will be used to pay accrued professional fees and other emergence costs.

(iii)
Amount will be transferred to an escrow account until funds are disbursed.

(iv)
The terms of the Proposed Exit Facility require commitments and revolver fees in the aggregate amount of $8.5 million. As of September 30, 2009, TEH paid $7.5 million which is included in other assets. The remaining $1.0 million will be paid at the closing date of the Proposed Exit Facility.

FIN-J-11

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

5. PRO FORMA ADJUSTMENTS—RESTRUCTURING TRANSACTIONS (Continued)

        The following table sets forth the adjustments to current portion of debt based on the sources and uses (in thousands):

Repayment of DIP Credit Facility	$(65,219)
Current portion of Term Loan Facility	1,300

Adjustment to current portion of debt	$(63,919)

        The following table sets forth the adjustments to long-term debt, excluding current portion, based on the sources and uses (in thousands):

Long-term portion of Term Loan Facility	$128,700
Term Loan Facility discount	(9,100)
Warrants issued	(23,330)

Adjustment to long-term debt, excluding current portion	$96,270

(b)—Reflects the reclassification of $2.0 million from due from affiliates to accounts receivable and $2.8 million from due to affiliates to accounts payable which relates to activity with entities that were affiliates of the Predecessors and will not be affiliates of the Company upon completion of the Restructuring Transactions.

(c)—Reflects the preliminary estimated fair values of property and equipment and intangible assets in connection with fresh start reporting. The following table sets forth the aggregate pro forma adjustments based on the Company's preliminary valuation (in thousands, except useful lives):

	Historical Net Book Value	Fair Value	Pro Forma Adjustment	Useful life	Annual Expense	9 Months Expense
				(years)
Property and equipment:
Land	$36,189	$41,610	$5,421	—	$—	$—
Riverboats and barges	41,943	31,880	(10,063)	10	(1,006)	(755)
Building and improvements	336,650	265,168	(71,482)	30	(2,383)	(1,787)
Furniture, fixtures and equipment	44,454	49,848	5,394	7	771	578
Construction-in-progress	1,296	1,296	—		—	—

Total Property and equipment	$460,532	$389,802	$(70,730)		$(2,618)	$(1,964)

Intangible assets:
Trade name	$16,700	$55,144	$38,444	Indefinite	—	—
Gaming licenses	50,718	50,700	(18)	Indefinite	—	—
Trade name	196	196	—	5	—	—
Customer list	2,278	2,278	—	10	—	—
Other	4,382	4,382	—	40	—	—

Total intangible assets	74,274	112,700	38,426		—	—

Total	$534,806	$502,502	$(32,304)		$(2,618)	$(1,964)

(d)—Reflects the elimination of historical goodwill.

FIN-J-12

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

5. PRO FORMA ADJUSTMENTS—RESTRUCTURING TRANSACTIONS (Continued)

(e)—Reflects the elimination of affiliated activity of the Predecessors.

(f)—Reflects the accrual of $20.0 million in professional fees and other emergence costs related to the Chapter 11 Cases.

(g)—Reflects the re-measurement of the Predecessors' deferred tax liabilities as a result of fresh start reporting in accordance with accounting standards related to deferred taxes.

(h)—Reflects the discharge of the Predecessors' liabilities subject to compromise in accordance with the Plan.

(i)—Reflects the elimination of debt guarantee obligations and related losses related to the affiliate guarantee of the TE Senior Secured Credit Facility, as a result of the Plan.

(j)—Reflects the reorganization equity value determined by deducting the anticipated fair value of debt, including warrants, of $97.6 million from the enterprise value of $387.5 million.

(k)—Reflects the impact of the gain related to negative goodwill stemming from the emergence from bankruptcy. No adjustments have been made to the Company's pro forma condensed combined statements of operations related to the negative goodwill since the gain is not considered to have a continuing impact on the Company's operations.

(l)—Reflects the elimination of historical member's deficit.

(m)—Reflects the elimination of the noncontrolling interest in Realty as a result of Realty becoming a subsidiary of the Company as part of the Plan.

(n)—Reflects the elimination of reorganization items of the Predecessors.

FIN-J-13

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

5. PRO FORMA ADJUSTMENTS—RESTRUCTURING TRANSACTIONS (Continued)

(o)—Reflects the adjustment to interest expense as a result of the Company entering into the Proposed Exit Facility and the elimination of historical interest expense related to the TE Notes and TE Credit Facility, calculated as follows (in thousands):

	Year ended December 31, 2008	Nine months ended September 30, 2009
Interest expense on new 15%, $130 million Term Loan Facility	$(19,500)	$(14,625)
Amortization for the issuance of warrants related to the Term Loan Facility of $23.3 million over 36 months	(7,777)	(5,833)
Amortization of Term Loan Facility 7% discount of $9.1 million over 36 months	(3,033)	(2,275)
Revolving Facility undrawn commitment fee	(153)	(115)
Amortization of deferred financing costs(i)	(2,933)	(2,200)

Total pro forma interest expense on Proposed Exit Facility	(33,396)	(25,048)

Less: Historical interest expense	185,914	10,996

Pro forma interest expense adjustment	$152,518	$(14,052)

(i)
Reflects the amortization of $8.5 million in deferred financing costs over the 36 month term of the Proposed Exit Facility and a $0.1 million annual administrative fee.

(p)—Reflects the elimination of historical income tax expense (benefit) as the Company is in a loss position. The Company has determined there would be no income tax expense (benefit) recorded.

6. PRO FORMA ADJUSTMENTS—TROPICANA AC ACQUISITION

(a)—Reflects adjustments to Tropicana AC's property and equipment to reflect the preliminary estimated fair values of the assets. The following table sets forth aggregate pro forma adjustment based on the Company's preliminary fair value estimates (in thousands, except useful lives):

	Historical Net Book Value	Fair Value	Pro Forma Adjustment	Useful life	Annual Expense	9 Months Expense
				(years)
Property and equipment:
Land and improvements	$47,699	$108,000	$60,301	—	$—	$—
Building and improvements	625,873	275,000	(350,873)	30	(11,696)	(8,772)
Furniture, fixtures and equipment	28,956	—	(28,956)	7	(4,137)	(3,102)
Construction in progress	1,676	1,676	—		—	—

Total Property and equipment	$704,204	$384,676	$(319,528)		$(15,833)	$(11,874)

(b)—Reflects the elimination of the beneficial interest in Trust related to Tropicana AC of $200.0 million as a result of the prevailing Credit Bid by the OpCo Lenders resulting in Tropicana AC

FIN-J-14

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

6. PRO FORMA ADJUSTMENTS—TROPICANA AC ACQUISITION (Continued)

becoming a subsidiary of the Company and the reclassification of $1.7 million to accounts payable related to the accrual for payments of allowed claims.

(c)—Reflects the re-measurement of deferred tax assets and liabilities in accordance with accounting standards related to deferred taxes.

(d)—Reflects the elimination of intercompany balances between Tropicana AC and affiliates.

(e)—Reflects equity value of Tropicana AC based on a purchase price of $200.0 million.

(f)—Reflects the impact of the gain related to negative goodwill stemming from the Company's acquisition of Tropicana AC. No adjustments have been made to the Company's pro forma condensed combined statements of operations since the gain is not considered to have a continuing impact on the Company's operations.

(g)—Reflects the elimination of historical retained earnings.

(h)—Tropicana AC's revenue excludes the retail value of complimentary hotel services, food and beverage and other goods and services furnished to customers in operating revenues. The Predecessors present casino, rooms, food and beverage and other casino and hotel revenues on a gross basis inclusive of these types of promotional allowances, and then deducts such promotional allowances from its total operating revenues to derive its net operating revenues. The pro forma adjustments reflect the adjustments of each of Tropicana AC's revenue components to present these types of promotional allowances in a manner consistent with the Predecessors revenue recognition policies.

(i)—Reflects the elimination of intercompany activity as part of the acquisition of Tropicana AC.

(j)—Reflects the elimination of reorganization items.

(k)—Reflects the elimination of historical interest expense relating to Tropicana AC's related party note payable.

(l)—Reflects the elimination of historical income tax benefit as the Company is in a loss position. The Company has determined there would be no income tax expense (benefit) recorded.

(m)—Reflects the accrual related to the payment of allowed claims.

FIN-J-15